NOTE PURCHASE AGREEMENT

by and between

AURORA ANTRIM NORTH, LLC,

as Issuer,

AURORA ENERGY, LTD.

and

TCW ASSET MANAGEMENT COMPANY,
in the capacities described herein,

TCW ENERGY FUND X – NL, L.P.,

TCW ENERGY FUND XB – NL, L.P.,

TCW ENERGY FUND XC – NL, L.P.,

and

TCW ENERGY FUND XD – NL, L.P.

as Purchasers

and

TCW ASSET MANAGEMENT COMPANY,
as Administrative Agent and Collateral Agent

Dated as of August 12, 2004

TABLE OF CONTENTS

Page

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this "**Agreement**") is dated as of August 12, 2004, and is being entered into by and among Aurora Antrim North, LLC, a Michigan limited liability company (the **"Issuer"**); Aurora Energy, Ltd., a Nevada corporation ("**Aurora**"); TCW Energy Fund X – NL, L.P., a California limited partnership ("**Fund X – NL**"); TCW Energy Fund XB – NL, L.P., a California limited partnership ("**Fund XB – NL**"); TCW Energy Fund XC – NL, L.P., a California limited partnership ("**Fund XC – NL**"); TCW Energy Fund XD – NL, L.P., a California limited partnership ("**Fund XD – NL**"); TCW Asset Management Company ("**Tamco**"), a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 3, 2003 among Ensign Peak Advisors, Inc. and others; Tamco as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of March 18, 2004 among ING Life Insurance and Annuity Company and others; Tamco as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 11, 2003, among Harry L. Bradley, Jr. Partition Trust and others; (Tamco in the capacities designated above, Fund X – NL, Fund XB – NL, Fund XC – NL and Fund XD – NL are hereinafter collectively referred to as the "**Purchasers**," each a "**Purchaser**"); Tamco as Administrative Agent (together with its successors in such capacity, the "**Administrative Agent**"); and Tamco as Collateral Agent (together with its successors in such capacity, the "**Collateral Agent**").

RECITALS:

A. The Issuer desires that Purchasers purchase Notes (as hereinafter defined) in the aggregate principal amount of Thirty Million Dollars ($30,000,000).

B. The Purchasers desire to purchase the Notes on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, hereby agree as follows:

SECTION 1
DEFINITIONS AND ACCOUNTING MATTERS

Section 1.1 Defined Terms. As used in this Agreement, each capitalized term has the meaning ascribed to it in this Section 1.1:

"**Account Receivable**" means, with respect to any Person, any and all rights of such Person to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

"**Additional Amounts**" has the meaning ascribed to such term in Section 3.9(b) hereof.

"**Administrative Agent**" means the Administrative Agent for the Purchasers and Holders approved pursuant to Section 7.4(a) hereof, together with its successors, if any, in such capacity.

"**Adjusted Net Cash Flow**" (or "**ANCF**") means the positive difference of:

(i) Gross Cash Revenues determined on a Consolidated basis during any ANCF Quarter (or other period of calculation, if applicable)

less

(ii) actual payments by Issuer during such ANCF Quarter (or other period of calculation, if applicable) of:

(A) The Overriding Royalty Interest and other existing royalties and burdens on the Qualified Properties, if any, that constitute Permitted Encumbrances (to the extent and only to the extent production receipts relating to the same are included in Gross Cash Revenues);

(B) Direct Taxes on the Qualified Properties;

(C) Approved LOE;

(D) Interest payments on the Notes and accrued Commitment Fees;

(E) Approved Capital Expenditures, not including Capital Expenditures to be paid with the proceeds of Advances under this Agreement, to the extent the same are specifically permitted by Administrative Agent to be deducted from Gross Cash Revenues by means of an Approval Letter; and

(F) Approved G&A.

"**ANCF Quarter**" means, with respect to a Quarterly Payment Date and the calculation of ANCF, the three Calendar Month period ending on the last day of the most recent of February, May, August or November immediately preceding the Quarterly Payment Date.

"**Additional Advance**" has the meaning ascribed to such term in Section 2.1(b).

"**Advance**" means an Initial Advance or an Additional Advance.

"**AEL Security Agreement**" means the AEL Security Agreement to be executed by Aurora in substantially the form of Exhibit I hereto.

"**Affiliate**" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under

common Control with the Person specified and, in the case of a Person who is an individual, shall include (i) members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified Person or members of such Person's immediate family as determined in accordance with the foregoing clause (i). For clarity, Hudson Pipeline shall be considered an Affiliate of Issuer for all purposes of the Note Documents.

"**Aggregate Commitment Amount**" means $30,000,000.

"**Agreement**" has the meaning ascribed to such term in the preamble hereto.

"**Approved Capital Expenditures**" means Capital Expenditures made or to be made by Issuer the aggregate amount of which expenditures shall not exceed the total amount set forth on Schedule 1.1(a), including the costs and expenses set forth on Schedule 1.1(a) for the drilling and completion of the wells described in the Development Plan or any costs or expenses for capital improvements in addition to or in substitution for the Capital Expenditures set forth in Schedule 1.1(a), to the extent such costs and expenses for such additional or substitute capital improvements have been approved by Administrative Agent or Collateral Agent at the time in question by means of an Approval Letter.

"**Approved G&A**" means (a) $0 (zero) at all times the Dedication Rate is equal to 75% and (b) if the Dedication Rate is equal to 100%, such amount of G&A costs as determined by the Requisite Holders in their sole discretion.

"**Approved LOE**" means leasehold operating expenses and other field level or lease level charges for operations on the Qualified Properties, to the extent that such expenses (i) are attributable to such properties; (ii) are not capitalizable under the provisions of Rule 4-10 of Regulation S-X, 17 C.F.R. § 210.4-10, of the Commission (as such Rule exists as of the date hereof) by a reporting entity that follows the successful-efforts method of accounting for oil and gas producing activities (as such activities are defined in paragraph (a) of said Rule); (iii) do not represent any amortization of Capital Expenditures or any write-offs or impairment of capitalized costs; (iv) are not property acquisition costs, exploration costs or development costs (as defined in paragraph (a) of said Rule); (v) are production costs (as defined in paragraph (a) of the Rule), other than depreciation, general and administrative costs and overhead costs (but including Permitted Fixed Rate Overhead) of Borrower related to production; and (vi) do not exceed the amounts set forth in Schedule 1.1(b) during and after 2004, as the same may be amended from time with Administrative Agent's express written approval in its sole and absolute discretion.

"**Area of Mutual Interest**" means the counties in the Project Area, as well as the counties of Benzie, Manistee, Leelanau, Grand Traverse, Kalkaska, Antrim, Crawford and Oscoda in the state of Michigan.

"**Aurora**" means Aurora Energy, Ltd., a Nevada corporation, and the sole member of Issuer.

"**Board**" has the meaning ascribed to such term in Section 5.1(a) hereof.

"**Business Day**" means any day that is not a Saturday, Sunday or other day on which commercial banks in Traverse City, Michigan or New York, New York are authorized or required by law to remain closed.

"**Capital Expenditures**" means, for any period, all expenditures (whether paid in cash or accrued as a liability, including the portion of Capital Lease Obligations originally incurred during such period that are capitalized on the consolidated balance sheet of the Issuer) by the Issuer and its Subsidiaries during such period that, in conformity with GAAP, are included in "capital expenditures," "additions to property, plant or equipment" or comparable items in the consolidated financial statements of the Issuer, but excluding expenditures for the restoration, repair or replacement of any fixed or capital asset that was destroyed or damaged, in whole or in part, in an amount equal to any insurance proceeds received in connection with such damage or destruction.

"**Capital Lease Obligations**" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

"**Capital Stock**" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

"**Closing**" has the meaning ascribed to such term in Section 2.1(a) hereof.

"**Closing Date**" means the date on which the Closing occurs.

"**Closing Documents**" means the Note Documents and all other material documents, instruments and agreements executed or delivered by the Issuer, or any of its Affiliates in connection with, or otherwise pertaining to, the Closing Transactions.

"**Closing Transactions**" means the transactions to occur on the Closing Date, including, without limitation, the payment of all fees and expenses of the Purchasers in connection with the transactions provided herein.

"**Code**" means the Internal Revenue Code of 1986, as amended from time to time.

"**Collateral**" has the meaning ascribed to such term in Section 7.1 hereof.

"**Collateral Account**" has the meaning ascribed to such term in Section 2.6 hereof.

"**Collateral Agent**" means the Collateral Agent for the Holders appointed pursuant to Section 7.4(b) hereof, together with its successors, if any, in such capacity.

"**Collateral Coverage Ratio**" means the quotient of (i) the sum of (a) Issuer's Total Modified NPV10 and (b) Issuer's Working Capital (which, if negative, shall be deducted from Total Modified NPV10) divided by (ii) the Total Indebtedness.

"**Collateral Documents**" means the Mortgages, the Security Agreement, the Aurora Security Agreement and all mortgages, security agreements, guarantees, financing statements, instruments and other documents now or hereafter executed by Issuer, any Affiliate of Issuer or any other Person pursuant to this Agreement or any other Note Document to secure the payment or performance of the Note Obligations.

"**Commission**" means the Securities and Exchange Commission of the United States, or any Governmental Authority succeeding to any or all of the functions of such Commission.

"**Commitment Expiry Date**" means the earliest to occur of:

(i) the date on which an Event of Default occurs;

(ii) if elected by Requisite Holders, the date on which a Coverage Deficiency occurs; and

(iii) the second anniversary of the Closing Date.

"**Commitment Fee**" has the meaning ascribed to such term in Section 2.4.

"**Commitment Period**" means the period from and including the date hereof until the Commitment Expiry Date.

"**Companies**" means the Issuer and all of its Affiliates.

"**Compliance Certificate**" has the meaning ascribed to such term in Section 6.1(a)(vi).

"**Confidential Information**" has the meaning ascribed to such term in Section 10.10(a) hereof.

"**Consolidated**" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

"**Control**" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "**Controlling**" and "**Controlled**" have meanings correlative thereto.

"**Coupon Rate**" has the meaning ascribed to such term in Section 3.1(a).

"**Coverage Default**" means the Collateral Coverage Ratio is less than 1.20 at any time after February 1, 2005.

"**Coverage Deficiency**" means, either (i) the Collateral Coverage Ratio is less than 1.50 but equal to or greater than 1.20 or (ii) the PDF Coverage Ratio is less than 1.0.

"**Current Ratio**" means the ratio of Issuer's Consolidated current Assets to Issuer's Consolidated current liabilities as of the end of each calendar quarter.

"**Dedication Rate**" means 75%, provided that such rate will increase to 100% whenever (a) an Event of Default occurs or is continuing or (b) a Coverage Deficiency occurs and such Coverage Deficiency is not cured within thirty (30) days.

"**Default**" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

"**Default Interest**" has the meaning ascribed to such term in Section 3.1(b) hereof.

"**Deposit Account Control Agreement**" means that certain Deposit Account Control Agreement, dated as of even date herewith, by and among Collateral Agent, for the benefit of the Purchasers, Issuer, and Northwestern Bank ("Bank"), as it may be amended, modified or supplemented from time to time.

"**Development Plan**" means the Development Plan attached as Schedule 2.5.

"**Direct Taxes**" means production, severance, ad valorem, excise or other taxes or governmental charges or assessments on (i) the Qualified Properties, (ii) the production therefrom or (iii) the proceeds of such production, but excluding any federal, state or local income or franchise taxes.

"**Disclosed Matters**" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.1(f).

"**dollars**" or "$" refers to lawful money of the United States of America.

"**Engineering Report**" means (i) the Initial Engineering Report and (ii) each engineering report to be delivered to Administrative Agent pursuant to Section 5.1(c)(vii).

"**Environmental Actions**" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses owned or operated by Aurora or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by the Issuer or any of its Subsidiaries or any predecessor or successor in interest.

"**Environmental Laws**" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

"**Environmental Liability**" means any liability, contingent or otherwise, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions or interest incurred as a result of any claim or demand by any Governmental Authority or any third party, of the Issuer or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, onto any property presently or formerly owned by the Issuer or any of its Subsidiaries or any facility which received Hazardous Materials generated, owned, handled, possessed or otherwise connected in any way with the Issuer or any of its Subsidiaries or (e) any written contract, agreement or other written consensual arrangement to which the Issuer or any Subsidiary is a party and pursuant to which liability is assumed or imposed on the Issuer or any Subsidiary with respect to any of the foregoing.

"**Environmental Lien**" means any Lien in favor of any Governmental Authority for Environmental Liability.

"**Equity**" means shares of Capital Stock or partnership, profits, capital or member interest, or options, warrants or any other right to substitute for or otherwise acquire the Capital Stock or a partnership, profits, capital or member interest of the Issuer or any Subsidiary of the Issuer.

"**ERISA**" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"**ERISA Affiliate**" means any trade or business (whether or not incorporated) that, together with the Issuer, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

"**ERISA Event**" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Issuer or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Issuer or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to

terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Issuer or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Issuer or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Issuer or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

"**Event of Default**" has the meaning ascribed to such term in Section 9.1.

"**FERC**" means the Federal Energy Regulatory Commission, and any successor agency thereto.

"**Fiscal Quarter**" means a fiscal quarter of the Issuer, ending on the last day of March, June, September or December of each year.

"**Fiscal Year**" means the fiscal year of the Issuer ending on December 31 of each year.

"**Funded Indebtedness**" means, as to any Person, without duplication, all Indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or similar instruments, all Capital Lease Obligations, and all guaranties of Funded Indebtedness of other Persons.

"**G&A Costs**" means all overhead and administration costs incurred or to be incurred by Issuer.

"**GAAP**" means generally accepted accounting principles in the United States of America.

"**Governmental Authority**" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"**Governmental Requirement**" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

"**Gross Cash Revenues**" means all cash revenues and receipts received by or on behalf of Issuer or any of its Affiliates from or in any way relating to the Collateral or by or on behalf of Issuer or any Subsidiary thereof from any other source, (i) including without limitation receipts generated by the sale of Hydrocarbon production from the Collateral, but (ii) excluding revenues from (A) a sale approved by Requisite Holders of any portion of the Qualified Properties or (B) a refinancing of the Notes.

"**Guarantee**" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit, or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

"**Hazardous Materials**" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosiveness, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

"**Highest Lawful Rate**" means the maximum non-usurious rate of interest that the Holders are permitted under applicable law to contract for, take, charge, or receive with respect to the Note Obligation in question.

"**Holders**" means the holders of the Notes from time to time.

"**Hudson Pipeline**" means Hudson Pipeline & Processing, LLC, a joint venture between Issuer and Oilfield Investments Ltd., whereby Issuer and Oilfield Investments, Ltd. each own a 50% interest in all equity and debt of Hudson Pipeline & Processing, LLC.

"**Hydrocarbons**" means and includes any and all crude oil, petroleum, natural gas, condensate, casinghead gas, natural gas liquids and all similar or gaseous hydrocarbons and other substances produced in association therewith, including helium, hydrogen sulphide, sulphur and other products produced in association therewith or therefrom.

"**Indebtedness**" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds,

debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and accrued expenses incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all obligations under leases commonly known as synthetic leases or leases that require such Person or its Affiliate to make payments over the term of such lease based on the purchase price or appraised value of the asset subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such asset, and (l) any Capital Stock of such Person in which such Person has a mandatory obligation to redeem such stock to the extent such stock is redeemable prior to the Maturity Date. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person holds a partnership interest) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

"**Indemnified Party**" has the meaning ascribed to such term in Section 9.3 hereto.

"**Independent Engineer**" means Schlumberger Data and Consulting Services or another nationally or regionally recognized independent petroleum engineering company, which may be chosen by Issuer if acceptable to the Requisite Holders in their sole discretion.

"**Initial Advance**" has the meaning ascribed to such term in Section 2.1(a).

"**Initial Advance Date**" means the date on which the Purchasers fund the Initial Advance pursuant to the provisions of Section 2.1.

"**Initial Engineering Report**" has the meaning ascribed to such term in Section 6.1(a)(xi).

"**Insolvency Proceeding**" means any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership. conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement or composition of Issuer or any Subsidiary of Issuer; provided, that, any merger, consolidation, or liquidation or sale of all or substantially all assets of Issuer or any Subsidiary of Issuer which is permitted under this Agreement shall not constitute an "Insolvency Proceeding."

"**Insurance Advisor**" means Aon Risk Services or such other reputable insurance advisor reasonably acceptable to the Requisite Holders.

"**Issuer**" has the meaning ascribed to such term in the preamble hereto.

"**Lands**" means collectively, all properties, licenses, leases, wells and other interests (determined in as broad a manner as practicable with reference to lands covered by any of the foregoing and not just with respect to wells, spacing units or well bores).

"**Lien**" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

"**Material Adverse Change**" means any circumstance or event that has had a Material Adverse Effect.

"**Material Adverse Effect**" means any event, change or development, or combination of events, changes or developments, individually or in the aggregate, that has or would reasonably be expected to have a significant material adverse effect on (a) the business, operations, property, prospects or financial condition of the Issuer, or the Issuer and its Subsidiaries as it relates to the Project, (b) the right or ability of the Issuer or its Subsidiaries to fully, completely and timely perform any of their obligations under this Agreement and the other Closing Documents, (c) the validity or enforceability of any Closing Document against the Issuer or any Subsidiary which is a party thereto, (d) the validity, perfection or priority of any Lien intended to be created under or pursuant to any Closing Document to secure the Note Obligations, or (e) the rights of, or benefits available to, the Holders under this Agreement and the other Closing Documents.

"**Material Contracts**" shall have the meaning ascribed to such term in Section 4.1(m).

"**Maturity Date**" means the penultimate Business Day in the Fiscal Quarter ending September 30, 2009.

"**Modified NPV10**" means:

(i) with respect to any Proved Developed Producing Reserves attributable to the Qualified Properties, NPV10 of 95% of such Reserves;

(ii) with respect to any Proved Developed Non-Producing Reserves attributable to the Qualified Properties, NPV10 of 85% of such Reserves; or

(iii) with respect to any Proved Undeveloped Reserves attributable to the Qualified Properties, NPV10 of 75% of such Reserves;

in each case as determined by the Administrative Agent from the applicable Engineering Report, provided, however, that the Modified NPV10 for any particular Proved Developed Non-Producing Reserves or Proved Undeveloped Reserves shall be zero (0) unless capital expenditures for the development of such Reserves, in at least the amounts required

pursuant to the most recent Engineering Report, have been scheduled and such capital is reasonably expected to be available from Advances or as a deduction from ANCF as Approved Capital Expenditures.

"**Moody's**" means Moody's Investors Service, Inc., or a successor rating agency.

"**Mortgage**" means a mortgage, deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Requisite Holders, made by the Issuer or its Subsidiaries in favor of the Collateral Agent for the benefit of the Holders, securing the Note Obligations and delivered to each Holder pursuant to the terms hereof.

"**Multiemployer Plan**" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

"**Note Documents**" means this Agreement, the Notes, the ORRI Conveyance, the Collateral Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered by Issuer in connection with the purchase and sale of the Notes (exclusive of the term sheets, commitment letters, correspondence and similar documents used in the negotiation thereof).

"**Note Interest Rate**" means the rate of interest payable on the Notes from time to time, determined in accordance with Section 3.1(a) and Section 3.1(b).

"**Note Obligations**" means the sum of all Indebtedness from time to time owing by the Issuer to the Holders under or pursuant to any of the Note Documents.

"**Notes**" has the meaning ascribed to such term in Section 2.2 hereof.

"**NPV10**" means with respect to any Proved Reserves expected to be produced from the Qualified Properties, the net present value of the future net revenues expected to accrue to Issuer's interests in such Reserves during the remaining expected economic lives of such Reserves, discounted at 10% per annum. Each calculation of such expected future net revenues shall be made as of the date when requested in accordance with the then existing standards of the Society of Petroleum Engineers and Society of Petroleum Evaluation Engineers, provided that in any event:

(i) appropriate deductions shall be made for (A) Direct Taxes and existing burdens that are Permitted Encumbrances (excluding, however, the Overriding Royalty Interest), (B) LOE, (C) transportation, gathering and marketing burdens, (D) Capital Expenditures (including plugging and abandonment costs), and (E) COPAS or other overhead costs, all consistent with the most recent Engineering Report; and

(ii) the pricing assumptions and escalations used in determining NPV10 for any particular Proved Reserves shall be:

(A) the contract price, if any, during the term of any written oil and gas sales contract between Issuer and unrelated Persons who are "investment grade" purchasers (it

being agreed that any such contract with a duration of more than six (6) months shall be subject to the written approval of Requisite Holders); or

(B) if no sales contract exits:

(I) for volumes of oil and gas swapped or hedged with investment grade counter parties, the hedged price net of any costs, expenses or deductions relating thereto; and

(II) for "naked" or long unhedged volumes, the monthly average NYMEX oil and gas prices for each of the four years immediately following the date of determination and for all years thereafter, the unescalated monthly average NYMEX oil and gas prices for the fourth year after the date of determination, all with adjustment for basis (quality and geographical) differentials.

"**Observer**" has the meaning assigned to such term in Section 5.1(a).

"**Operating Agreement**" means that certain Operating Agreement of Issuer, dated as of January 18, 2001 attached hereto as Schedule 1.1(c).

"**Order**" means any order, writ, injunction, decree, judgment, award, determination, direction or demand.

"**ORRI Conveyance**" means the Conveyance of Overriding Royalty Interest substantially in the form of Exhibit C, and all amendments, supplements, modifications or memoranda thereof.

"**Overriding Royalty Interest**" has the meaning given in Section 2.7.

"**ORRI Assignee**" means TCW Energy Funds X Holdings, L.P., a California limited partnership.

"**ORRI Documents**" means the ORRI Conveyance and all other documents required or necessary to transfer the Overriding Royalty Interest to the ORRI Assignee.

"**Payment Date**" means: (1) any date on which the maturity of any or all of the Notes is accelerated in accordance with Section 9.1(b); (2) any date on which any interest on or principal of or premium on the Notes or any Commitment Fee is required to be prepaid in accordance with Section 2.4, 3.1 , 3.3 or 3.4; and (3) the Maturity Date.

"**PBGC**" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

"**PDP Coverage Ratio**" is equal to (i) the sum of (a) the Modified NPV10 of Issuer's PDP Reserves and (b) Issuer's Working Capital (which, if negative, shall be deducted from such Modified NPV10) divided by (ii) Total Indebtedness.

"**Permitted Distributions**" means distributions from Issuer to Aurora permitted to be made pursuant to Section 5.2(a).

"**Permitted Encumbrances**" means:

(a) Liens imposed by law for taxes, assessments or other governmental charges or levies that are not at the time delinquent or are being contested in compliance with Section 5.1(i);

(b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue or are being contested in compliance with Section 5.1(i);

(c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of tenders, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) irregularities in title, boundaries, or other survey defects, easements, leases, restrictions, servitudes, permits, zoning restrictions, rights-of-way, conditions, covenants, and rights of others in any property of the Issuer and its Subsidiaries for streets, roads, bridges, pipes, pipelines, railroads, electric transmission and distribution lines, telegraph and telephone lines, flood control, water rights, rights of others with respect to navigable waters, sewage and drainage rights existing as of the Closing Date or granted by the Issuer or its Subsidiaries in the ordinary course of business and other similar charges or encumbrances which do not secure the payment of money and otherwise do not materially interfere with the occupation, use and enjoyment by the Issuer or its Subsidiaries of any of the Property in the normal course of business or materially impair the value thereof;

(f) licenses granted in the ordinary course of business and leases of Property of the Issuer and its Subsidiaries that is not material to the business and operations of the Issuer and its Subsidiaries;

(g) security interests arising by operation of law solely under Article 2 of the UCC to the extent and so long as the "debtor" with respect to such security interests does not have or does not lawfully obtain possession of the goods subject thereto;

(h) any Lien or privilege vested in any lessor, licensor or permittor for rent to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses or permits; and

(i) any obligations or duties affecting any of the Property to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Funded Indebtedness.

"**Permitted Fixed Rate Overhead**" means overhead charges based on a fixed amount per month per well incurred at the field or lease level pursuant to existing joint operating agreements in the nature of overhead charges made pursuant to Section III of the COPAS Accounting Exhibit to AAPL JOA Form No. 610, excluding however any such overhead charges payable to Aurora or any Affiliate thereof.

"**Permitted Investments**" means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A2 from S&P or P2 from Moody's;

(c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, or any domestic office of a foreign commercial bank which has a combined capital and surplus and undivided profits in an amount equivalent to not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) shares of money market or similar funds not less than 95% of the assets of which are comprised of investments of the type specified in clauses (a) through (d) above and as to which withdrawals are permitted at least every 30 days.

"**Person**" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"**Plan**" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Issuer or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"**Prepayment**" has the meaning ascribed to such term in Section 3.6 hereof.

"**Prepayment Notice**" has the meaning ascribed to such term in Section 3.6 hereof.

"**Prohibited Lien**" means any Lien not expressly allowed under Section 5.2(g).

"**Project Area**" means the counties of Alcona, Alpena, Charlevoix, Cheboygan, Montmorency and Otsego in the State of Michigan.

"**Project**" means all drilling, completion and reserve acquisition activities in or relating to the Project Area.

"**Property**" means any interest in any kind of property or asset, whether real, personal or mixed.

"**Pro Rata Portion**" shall be determined, as of any period, by dividing (i) the aggregate principal amount of the outstanding Notes held by a Holder by (ii) the aggregate original principal amount of the outstanding Notes held by all Holders. The initial Pro Rata Portions of the Holders as of the Closing Date are set forth on Exhibit B hereto.

"**Proved Developed Non-Producing Reserves**" (or "**PDNP Reserves**") are Proved Reserves that include Shut-in and Behind-pipe Reserves. "**Shut-in Reserves**" are those expected to be recovered from completion intervals open at the time of the estimate, but which had not started producing, or were shut in for market conditions or pipeline connections, or were not capable of production for mechanical reasons (including the requirement for installation or restaging of compression), and the time when sales will start is uncertain. "**Behind-pipe Reserves**" are those expected to be recovered from zones behind casing in existing wells, which will require additional completion work or a future completion prior to the start of production.

"**Proved Developed Producing Reserves**" (or "**PDP Reserves**") means Proved Reserves that are expected to be recovered from completion intervals open and producing at the time of the estimate.

"**Proved Reserves**" means those Reserves which are "proved oil and gas reserves" within the meaning of Rule 4-10 of Regulation S-X, 17 C.F.R. § 210.4-10 of the Commission where the commercial producibility of the reservoir is supported by actual production or formation tests based on the estimated volume of reserves and not just the productivity of the well or reservoir. In certain instances, Proved Reserves may be assigned on the basis of electrical and other well logs or core analysis that indicates the subject reservoir is Hydrocarbon bearing and is analogous to reservoirs in the same area which are producing, or have demonstrated the ability to produce on a formation test. The area of a reservoir considered proved includes (a) the area delineated by drilling and defined by fluid contacts, if any, and (b) the undrilled areas that can be reasonably judged as commercially productive on the basis of available geologic and engineering data. In the absence of data on fluid contacts, the lowest known structural occurrence of Hydrocarbons controls the proved limit unless otherwise indicated by definitive engineering or performance data. In addition, Proved Reserves must have facilities to process and transport those reserves to market which are operational at the time of the estimate, or there is a commitment or reasonable expectation to install such facilities in the future.

"Proved Undeveloped Reserves" means Proved Reserves that are assigned to undrilled locations which satisfy the following conditions: (i) the locations are direct offsets to wells which have indicated commercial production in the objective formation, (ii) it is reasonably certain that the locations are within the known proved productive limits of the objective formation, (iii) the locations conform to existing well spacing regulations, if any, and (iv) it is reasonably certain that the locations will be developed. Reserves for other undrilled locations are classified as Proved Undeveloped Reserves only in those cases where interpretations of data from wells indicate that the objective formation is laterally continuous and contains commercially recoverable hydrocarbons at locations beyond direct offsets.

"Purchaser(s)" has the meaning ascribed to such term in the preamble hereto.

"Purchaser's Commitment Amount" means, with respect to each Purchaser, the amount set forth in column titled "Commitment Amount" opposite such Purchaser's name in Exhibit B hereto.

"Quarterly Payment Date" means the penultimate Business Day of each March, June, September and December, commencing on September 29, 2004.

"Qualified Property" means an oil and gas property which at the particular time in question: (i) is owned by Issuer or, if specifically approved in writing by Administrative Agent, by Aurora; (ii) is subject to a recorded ORRI Conveyance and a recorded Mortgage; (iii) is not subject to any Prohibited Liens; (iv) if a Michigan State lease, is the subject of an approval of the assignment to Issuer of such lease, and all related state permissions relating thereto and (v) is the subject of favorable title opinions to Collateral Agent from legal counsel acceptable to Collateral Agent, (A) based upon abstract or record examinations to dates acceptable to Collateral Agent, (B) stating that Issuer has good and marketable title to such property and that it is subject to no Prohibited Liens, and (C) covering such other matters as Administrative Agent may reasonably request.

"Register" has the meaning ascribed to such term in Section 10.7(a) hereof.

"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

"Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

"Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and

investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions authorized by 42 U.S.C. § 9601.

"**Requisite Holders**" means the Holders who hold at least fifty-one percent (51%) of the aggregate principal amount outstanding under the Notes at any time (excluding any Notes held by the Issuer or any Affiliates).

"**Reserves**" means estimated volumes of crude oil, condensate, natural gas, natural gas liquids, and associated substances anticipated to be commercially recoverable from known accumulations from a given date forward, under then existing economic conditions, by established operating practices, and under current government regulations. Reserve estimates are based on interpretation of geologic or engineering data available at the time of the estimate. Reserves do not include volumes of crude oil, condensate, natural gas (including storage gas), or natural gas liquids being held in inventory. If required for financial reporting, reserve estimates or other purposes, Reserves may be reduced for on-site or processing losses.

"**Responsible Officer**" means the president, chief executive officer, chief financial officer, principal accounting officer, treasurer or controller of the Issuer.

"**Restricted Payments**" means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares or interests of any class of Capital Stock or Equity of the Issuer or any Subsidiary, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares or interests of Capital Stock or Equity of the Issuer or any option, warrant or other right to acquire any such shares or interests of Capital Stock or Equity of the Issuer, and (c) any payments of any compensation, management fee, consulting fee or similar amount to an Affiliate of the Issuer or any Subsidiary.

"**Restricted Notes**" has the meaning set forth under Rule 144 promulgated under the Securities Act.

"**S&P**" means Standard & Poor's, or a successor entity performing rating services.

"**Securities Act**" means the Securities Act of 1933, as amended.

"**Security Agreement**" means a Security Agreement made by the Issuer or its Subsidiaries in favor of the Collateral Agent for the benefit of the Holders, substantially in the form of Exhibit J, securing the Note Obligations and delivered to Collateral Agent, as from time to time amended, restated, supplemented or otherwise modified.

"**Solvent**" as applied to any Person at any date shall mean that on and as of such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such

Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities on and as of any date shall be computed as the amount that, in the light of all the facts and circumstances existing on and as of such date, represents the amount that can reasonably be expected to become an actual or matured liability. For purposes of this definition, "Person" shall mean, where so required by the context in which the term "Solvent" appears, such Person and its Affiliates taken as a whole.

"**Stated Maturity**" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

"**subsidiary**" means, with respect to any Person (the "**parent**") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

"**Subsidiary**" means any subsidiary of the Issuer.

"**Subsidiary Guarantee**" means an unconditional and irrevocable guarantee of payment, and not of collectibility, of the Note Obligations, executed by a Subsidiary pursuant to Section 7.2, in form and substance satisfactory to Holders.

"**Supplements to ORRI Conveyance**" has the meaning ascribed to such term in Section 5.1(m).

"**Tamco Origination Fee**" has the meaning ascribed to such term in Section 6.2(a) hereof.

"**Taxes**" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

"**TCW Governing Documents**" has the meaning ascribed to such term in Section 7.4(d)(iii).

"**Total Modified NPV10**" means the sum of the Modified NPV10's for all Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves as determined by Administrative Agent from the Engineering Report most recently prepared as of such time.

"**Trustco**" means Trust Company of the West, a California trust company.

"**UCC**" means the Uniform Commercial Code as adopted in the States of New York and Michigan, as from time to time amended.

"**Unassigned Interests**" means collectively, (a) the working and other interests in oil, gas and mineral leases issued by the State of Michigan held by Aurora or any Affiliate thereof on Lands in the Project Area with respect to which the necessary consent to the assignment thereof to Issuer has not been obtained and (b) working and other interests in oil, gas and mineral leases and fee mineral interests on Lands in the Project Area which are acquired by Aurora pending assignment to Issuer and Samson Resources.

"**Unused Availability**" has the meaning ascribed to such term in Section 2.4.

"**Wholly Owned Subsidiary**" means, as to any Person, any other Person all of the Equity of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

"**Withdrawal Liability**" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

"**Working Capital**" means Issuer's Consolidated current assets minus Issuer's Consolidated current liabilities. For purposes of this definition:

(i) current assets will be calculated without including inventory and any accounts receivable or other Debts owed to Issuer or its Subsidiaries by their Related Parties;

(ii) accounts receivable more than 90 days delinquent will be deleted; and

(iii) so long as no Event of Default or Default has occurred, current liabilities will be calculated without including any payments of current maturities of principal on the Notes.

Section 1.2 Accounting Terms and Determinations. Except as otherwise expressly provided for in this Agreement, all accounting terms used in this Agreement shall be interpreted, all determinations with respect to accounting matters hereunder shall be made and all financial statements and certificates and reports as to financial matters required to be delivered to the Holders under this Agreement shall be prepared in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Purchasers under this Agreement. Issuer will not change the last day of its fiscal year from December 31 of each year.

Section 1.3 Interpretation. In this Agreement, unless otherwise indicated, the singular includes the plural and conversely; words importing one gender include the others;

references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the word "or" shall not be exclusive (i.e., shall be deemed to include "and/or"); the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to such parts of this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement); and references to Persons include their respective permitted successors and assigns and, in the case of any Governmental Authority, Persons succeeding to their respective functions and capacities.

SECTION 2
PURCHASE AND SALE OF SECURITIES

Section 2.1 Note Purchase.

(a) Subject to the terms and conditions hereof, including Sections 6.1 and 6.2, at the closing of the transactions described herein (the "**Closing**") Issuer shall issue to the Purchasers, and each of the Purchasers shall purchase from Issuer (so long as all conditions precedent required hereby shall have then been satisfied), a Note or Notes in an aggregate principal amount equal to the such Purchaser's Commitment Amount on the Initial Advance Date at which time the Purchasers shall make an initial advance on the Notes in the amount of $5,000,000, with an additional $5,000,000 to be advanced no later than ten (10) Business Days after the Closing (collectively, the "**Initial Advance**").

(b) Subject to the terms and conditions hereof, including Sections 6.2 and 6.3, the Purchasers agree to make additional advances to Issuer (so long as all conditions precedent required hereby shall have been satisfied) on the Notes (the "**Additional Advances**") from time to time during the Commitment Period; provided, the aggregate amount of all Advances shall not exceed the Aggregate Commitment Amount.

Section 2.2 The Notes. Issuer's obligation to repay to the Note Holders the aggregate amount of Advances made thereto in accordance with Section 3.3 and 3.4, together with interest accruing in connection therewith, shall be evidenced by senior secured amortizing promissory notes (the "**Notes**") made by Issuer in the form of Exhibit A with appropriate insertions, each payable to the order of the Note Holders in the stated principal amounts of the Notes set forth on Exhibit B hereof as the same may be updated as amended from time to time. Interest on the Notes shall accrue and be due and payable as provided herein and therein. Amounts borrowed and repaid on the Notes may not be re-borrowed hereunder.

Section 2.3 Request for Advances. Issuer must give the Purchasers at least ten (10) Business Days' prior written notice of any requested Advance, unless otherwise waived by Administrative Agent. Each such written notice must be made (i) if in respect of the Initial Advance , in the form and substance of the "**Request for Initial Advance** " attached as Exhibit

K (duly completed); and (ii) if in respect of an Additional Advance, in the form and substance of the "**Request for Additional Advance**" attached as Exhibit L (duly completed).

(a) All Advances shall be made before the Commitment Expiry Date and shall each be in a minimum amount (with respect to all, as opposed to any, Purchasers) of $2,000,000 and integral multiples of $500,000 in excess of that amount.

(b) If all conditions precedent to such Advance have been met as provided in Sections 6.1, 6.2 and 6.3, as appropriate, the Purchasers will, on the funding date specified in Issuer's Request for Initial Advance or Request for Additional Advance, as the case may be, or on the date such conditions precedent have been met, make the proceeds of such Advance available to Issuer in immediately available funds.

Section 2.4 Commitment Fee. Issuer agrees to pay a commitment fee (the "**Commitment Fee**") on Unused Availability (as defined below) from time to time. As used herein "**Unused Availability**" means the difference between (a) the lesser of the Total Modified NPV10 divided by 1.5 or the Modified NPV10 of Proved Developed Producing Reserves attributable to the Qualified Properties, provided that in no event shall clause (a) exceed $30 million minus (b) the aggregate amount of all Advances theretofore made. The Commitment Fee will be payable quarterly in arrears on each Quarterly Payment Date and will be calculated at 0.5% per annum on the basis of a 360-day year and the actual number of days elapsed and the amount of the Unused Availability as of 5:00 p.m. local Los Angeles time on each day.

Section 2.5 Use of Proceeds.

The proceeds from the issuance of the Notes will be used by the Issuer solely (a) to pay Approved Capital Expenditures as described in the Development Plan attached hereto as Schedule 2.5 and (b) to pay the Tamco Origination Fee and all expenses of the Purchasers, the Administrative Agent and the Collateral Agent, including, without limitation, the fees and expenses of their counsel, consultants and other advisors.

Section 2.6 Collateral Account.

(a) **Establishment of Collateral Accounts; Rules.**

(i) Issuer shall establish and maintain at its expense a collateral account (the "**Collateral Account**") pursuant to the Deposit Account Control Agreement.

(ii) Issuer shall deposit or cause to be deposited into the Collateral Account all Gross Cash Revenues from and after the Initial Advance through the Maturity Date from the Project.

(iii) On the last Business Day of each month, all amounts in the Collateral Account shall be applied in the following order or priority:

(A) Direct Taxes and the Overriding Royalty Interest;

(B) Approved LOE;

(C) Fees and expenses under the Note Documents;

(D) Accrued and unpaid interest on the Notes and accrued unpaid Commitment Fee;

(E) Approved Capital Expenditures;

(F) Payments of principal on the Notes; and

(G) Permitted Distributions.

(iv) Collateral Agent may instruct the administrator of the Collateral Account to transfer or disburse amounts from it to Administrative Agent only to the extent such amounts are due and payable under the Notes, this Agreement or any other Note Document.

(v) After the occurrence of an Event of Default under any Note Document or Issuer's failure to comply with the terms of this Section 2.6, Collateral Agent may, at its option, apply all sums in the Collateral Account to the reduction of outstanding principal, interest and other sums owed by Issuer on, the Notes or other Note Documents.

(vi) Upon the satisfaction in full of all amounts owed by Issuer under the Note Documents, Collateral Agent shall have all amounts remaining in the Collateral Account disbursed to Issuer.

(b) **Notice.** Not later than the day immediately preceding the Initial Advance, Issuer shall send a notice, substantially in the form of Exhibit 2.6(b), to all existing and/or new purchasers of Hydrocarbon produced from the Material, directing them to forward all amounts payable to Issuer directly to the Collateral Account at the mailing address of the depositary bank for deposit into the Collateral Account. The failure of such Hydrocarbon purchasers to comply with any such notice shall not constitute a Default hereunder by any Related Party, provided that (i) such Hydrocarbon purchasers' failure to comply with such notice is not done at the request of Issuer and (ii) Issuer shall forward all amounts received from such Hydrocarbon purchasers to the Collateral Account within one (1) Business Day of Issuer's or Issuer's Affiliate's receipt thereof.

(c) **Acknowledgments.** Issuer hereby acknowledges that:

(i) It has granted and assigned to Collateral Agent a first priority, perfected security interest in the Collateral Account, all funds therein and all proceeds thereof pursuant to the Deposit Account Control Agreement; and

(ii) Issuer shall not be permitted to withdraw, transfer or disburse any funds from the Collateral Account except in accordance with the terms hereof, the Deposit Account Control Agreement and each other Note Document.

(d) **Attorney-in-fact.** Issuer hereby appoints Collateral Agent its attorney-in-fact, with full power of substitution, to execute and file on behalf of Issuer, any financing statement, continuation statement or instrument of further assurance to more effectively perfect, continue or confirm (i) the provisions of this Section 2.6 and of any agreement entered into by Issuer, Collateral Agent and the depositary bank administering the Collateral Account and (ii) the security interest granted in the Collateral Accounts. This power, being coupled with an interest, shall be irrevocable until all amounts due in connection with the Notes have been paid in full.

Section 2.7 Overriding Royalty Interest.

As additional consideration for the Notes, Issuer and Aurora shall, pursuant to an ORRI Conveyance executed, delivered and recorded concurrently with the later of the Closing or Issuer's or Aurora's acquisition of title, assign to ORRI Assignee an overriding royalty interest (the "**Overriding Royalty Interest**") in the Lands covered or included in the Initial Engineering Report or any subsequent Engineering Report and all other properties in the Project Area drilled or otherwise developed by Issuer or Aurora on or before the Maturity Date or the repayment in full of the Notes and the Note Obligations (excluding those Note Obligations arising under the Overriding Royalty Interest). The Overriding Royalty Interest will have a royalty share of four percent (4%) proportionally reduced to Issuer's or Aurora's (i) working interest if the burdened interest of Issuer or Aurora shall be a working interest or (ii) overriding royalty or fee interest if the burdened interest of Issuer or Aurora is an overriding royalty or fee interest (as such burdened interest may be adjusted upwards but not downwards by reason of any "back-in," reversionary, "after-payout" or similar interest or event). The Overriding Royalty Interest shall be senior and superior to the Liens of the Collateral Documents and any other Liens other than Permitted Liens (except as otherwise expressly provided herein).

SECTION 3
TERMS OF THE NOTES

Section 3.1 Rate of Interest; Payment of Interest.

(a) During the period from the Closing Date to and including the date of their repayment in full, the Notes shall bear and accrue interest on the unpaid principal amount from time to time outstanding at the rate of eleven and one half percent (11 ½%) per annum (the "**Coupon Rate**") compounded quarterly on each Quarterly Payment Date to the extent not paid. Interest on the Notes shall be payable in arrears on each Quarterly Payment Date.

(b) Without limiting the remedies available to the Holders under this Agreement, the other Note Documents or otherwise, to the maximum extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default under this Agreement, the Administrative Agent or the Requisite Holders may, at their option (except in the case of an Event of Default arising by reason of the commencement of a bankruptcy petition by

or against Issuer pursuant to Section 9(a)(vii) or (viii) of this Agreement in which event such imposition shall be automatic), declare the entire outstanding principal amount of the Notes shall accrue interest at the rate of two percent (2%) per annum in addition to the Note Interest rate in effect from time to time ("**Default Interest**") until the date of actual payment (after as well as before judgment. In addition and without limiting the foregoing or other remedies available) to Holders, Administrative Agent or Collateral Agent under this Agreement the other Note Documents or otherwise, to the maximum extent permitted by applicable law, without need for any action by Administrative Agent or Requisite Holders, if Issuer fails to make:

(i) any payment in respect of the principal or interest due on the Notes on any Payment Date; or

(ii) any other payment provided for in this Agreement or in any other Note Document, on or before its due date as specified in this Agreement or the other Note Documents (whether at Stated Maturity or otherwise) or, if not so specified, as notified by the Holder to the Issuer,

the Issuer shall pay Default Interest in respect of the amount of such payment due and unpaid from the date any such payment became due until the date of actual payment (as well after as before judgment). Default Interest shall be payable on demand, or if not demanded, on each Quarterly Payment Date after such failure.

Section 3.2 Computation of Interest. Interest shall be computed on the Notes on the basis of a 360-day year and the actual number of days elapsed. Interest on the Notes shall be computed as the sum of the daily interest for the period prior to each Payment Date, taking into account the outstanding principal balance of the Notes on each day of the period (where such balance on any given day shall reflect any payment of principal credited on such date pursuant to Section 3.4 and 3.6 hereof).

Section 3.3 Payment of Principal. The outstanding principal balance of the Notes shall be due and payable in full on the Maturity Date to the extent not prepaid pursuant to Section 3.4, 3.5 or 8.1(b) prior thereto.

Section 3.4 Required Prepayments of the Notes.

(a) On each Quarterly Payment Date beginning with September 29, 2005 (the fifth Quarterly Payment Date after the Closing Date) and on each Quarterly Payment Date thereafter, to and including the Quarterly Payment Date immediately preceding the Maturity Date, the Issuer shall make a principal payment in respect of the Notes in an aggregate amount equal to (x) the Dedication Rate multiplied by (y) the Adjusted Net Cash Flow of the ANCF Quarter applicable thereto, in immediately available funds for the account of Holders. If any principal or interest amount payable under the Notes remains outstanding at the Maturity Date, such amount must be paid in full by the Issuer to the Holders in immediately available funds on such Maturity Date.

(b) If the Requisite Holders shall, in their sole discretion approve the sale of any Collateral, Issuer shall make a principal payment in respect of the Notes in an aggregate amount

equal to the sales proceeds received by Issuer net only of reasonable out-of-pocket costs of such sale paid to non-Affiliates of Issuer.

Section 3.5 Optional Prepayments of the Notes.

(a) Except as required under Section 3.4 or as permitted under Section 3.5(b), the Issuer may not prepay the Notes prior to August 15, 2006. Thereafter, the Issuer may prepay the Notes, at its option, in accordance with the procedures set forth in Section 3.6, in whole or in part so long as such prepayment is accompanied by the payment of, and there shall be due and payable upon any prepayment in full of principal during such period whether by optional prepayment or mandatory prepayment pursuant to Section 3.4(b), a prepayment premium (the "**Prepayment Premium**") equal to the product of the applicable "**Prepayment Premium Percentage**" set forth below opposite the time period in which the date of prepayment occurs multiplied by the principal amount prepaid:

Date of Prepayment	Prepayment Premium Percentage
Prior to August 15, 2007	5%
August 15, 2007 to August 15, 2008	2.5%
On and after August 15, 2008	0%

Notwithstanding the foregoing and for the avoidance of doubt, any scheduled principal payment under Section 3.4(a) hereof or principal prepayment made with Collateral insurance proceeds pursuant to any mandatory prepayment provision of any Collateral Document (but excluding any mandatory prepayment under Section 3.4(b) or after the occurrence of an Event of Default) shall be at par without payment of a Prepayment Premium.

(b) In addition to the prepayments required under Section 3.4 or permitted under Section 3.5(a) above, the Issuer may prepay the Notes in part in accordance with the procedures set forth in Section 3.6 in order to and to the extent necessary to cure a Coverage Deficiency without payment of a Prepayment Premium.

Section 3.6 Prepayment.

(a) The Issuer shall have the right, subject to Section 3.5, but not the obligation, to prepay all or any portion of the Notes pursuant to Section 3.5 (the "**Prepayment**"), provided that:

(i) the Issuer shall deliver to the Holders a prepayment notice in writing (the "**Prepayment Notice**") substantially in the form of Exhibit M to this Agreement not less than thirty (30) Business Days prior to the date of the proposed Prepayment, setting forth the date and amount of such proposed Prepayment;

(ii) the Prepayment shall be effective as of the subsequent Quarterly Payment Date;

(iii) any Prepayment Notice delivered shall be irrevocable;

(iv) the Issuer shall, at the time of such Prepayment, pay all accrued and unpaid interest with respect to the portion of the Notes being prepaid;

(v) the Issuer shall deliver to the Holders, prior to the date of Prepayment, evidence satisfactory to the Holders that all approvals necessary in respect of the Prepayment have been obtained from all Governmental Authorities and all other Persons;

(vi) such Prepayment shall be in an amount not less than Five Million Dollars ($5,000,000) in the aggregate with respect to all Notes, except if the principal amount outstanding under the Notes is less than $5,000,000, in which case the Prepayment shall be equal to such remaining principal amount; and

(vii) in the case of a Prepayment of less than the entire principal amount of the Notes then outstanding, the amount of any Prepayment shall be made ratably as to all outstanding Notes based on the Pro Rata Portion of the aggregate amount of such Prepayment and shall be applied to scheduled principal payments due on the Notes under Section 3.4(a) in reverse order of maturity.

(b) Any principal prepaid pursuant to Section 3.5 hereof shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Note Documents at the time of such prepayment. Any prepayments pursuant to Section 3.5 hereof shall be applied first, to any prepayment premium payable under Section 3.5 hereof, second, to accrued but unpaid interest on the Notes and third, to outstanding principal on the Notes until paid in full.

Section 3.7 General Payment Provision.

(a) Except as may be agreed by Holders, Issuer shall make each payment which Issuer owes under this Agreement and any of the other Note Documents not later than 10:00 a.m., New York, New York time, on the date such payment becomes due and payable, without set-off, deduction or counterclaim, in lawful money of the United States of America, in immediately available funds sent by wire transfer to the bank accounts specified with respect to each Holder on Exhibit D attached hereto (or to such other bank and accounts and pursuant to such other directions as the Holders may from time to time specify). Any payment received by the Holders after such time shall be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be the succeeding Business Day. Each payment under a Note Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of the Notes. When the Holders collect or receive money on account of the Note Obligations which is insufficient to pay all Note Obligations then due and payable, the Holders shall apply such money pursuant to Subsection 3.7(b) below.

(b) Payments or prepayments of principal on the Notes shall be applied ratably to such Notes based on their respective Pro Rata Portions. Payments of interest or premium on the Notes shall be applied ratably to such Notes based on the respective amounts then owed on the respective Notes. Except for prepayments pursuant to Section 3.4 or Section 3.5 (which shall

be applied as provided in Section 3.6(b)), any amount received by any Holder, whether as an interest payment or principal payment from or on behalf of Issuer, shall be applied as follows in descending order of priority:

(i) to all costs and expenses (including reasonable attorneys' fees) payable pursuant to Section 10.15 hereof or in enforcing any Note Obligations of, or in collecting any payments from, any obligor hereunder or under the other Note Documents;

(ii) to Note Obligations (other than principal or interest) then due and owing to Holders under any of the Note Documents;

(iii) to interest which has accrued on any amounts hereunder, including, without limitation, on the Notes pursuant to Section 3.1;

(iv) to payment of principal on the Notes until paid in full; and

(v) if all Note Obligations under the Note Documents have been paid in full, to the Issuer.

Section 3.8 Ranking. The Notes are senior secured obligations of the Issuer. The Notes shall be senior in all respects to any other Indebtedness of Issuer, other than Indebtedness permitted under Section 5.2(f) (which may rank pari passu to the Notes in right of payment, but shall be structurally subordinated to the Notes).

Section 3.9 Taxes, Duties and Fees.

(a) Except where Issuer is contesting in good faith and has established adequate reserves, Issuer shall pay or cause to be paid all present and future Taxes, duties, fees and other charges of whatsoever nature, if any, now or at any time hereafter levied or imposed by any Governmental Authority, by any department, agency, political subdivision or taxing or other authority thereof or therein, or by any jurisdiction through which Issuer makes payments hereunder, on or in connection with the payment of any and all amounts due under this Agreement and the other Closing Documents, and all payments of principal, interest and other amounts due under this Agreement and the other Closing Documents shall be made without deduction for or on account of any such Taxes, duties, fees and other charges.

(b) In the event Issuer is required to withhold any such amount or is prevented by operation of law or otherwise from paying or causing to be paid such Taxes, duties, fees or other charges as aforesaid, the principal, interest or other amounts due under this Agreement and the other Closing Documents (as the case may be) shall be increased to such amount as shall be necessary to yield and remit to the payees the full amount such payees would have received (taking into account any such Taxes, duties, fees or other charges payable on amounts payable by the Issuer under this Section 3.9(b) had such payment been made without deduction of such Taxes, duties, fees or other charges (all and any of such additional amounts, herein referred to as the "**Additional Amounts**").

(c) If Section 3.9(b) above applies and any Holder so requires, Issuer shall deliver to such Holder official tax receipts evidencing payment (or certified copies of them) of such Additional Amounts within thirty (30) days of the date of payment.

(d) Issuer shall pay all Taxes (including, without limitation, stamp taxes), duties, fees or other charges payable on or in connection with the execution, issue, delivery, registration, notarization or enforcement of this Agreement (including translation costs) and the other Closing Documents and shall, upon notice from any Holder, reimburse such Holder for any such Taxes, duties, fees or other charges paid by the Holder thereon.

SECTION 4
REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Issuer. The Issuer hereby represents, warrants and covenants to the Purchasers that, as of the date hereof and as of the Closing Date, each of the following representations and warranties set forth below in this Section 4.1 is true and correct:

(a) Organization; Powers. Each of the Issuer, Aurora and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

(b) Authorization; Enforceability. The Closing Transactions are within the Issuer's and Aurora's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) Consents and Approvals; No Conflicts. The Closing Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except (x) such as have been obtained or made and are in full force and effect or where failure to obtain such consent or approval will not have a Material Adverse Effect and (y) filings and recordings required to perfect and assign the Liens created under the Collateral Documents and the Overriding Royalty Interest under the ORRI Conveyance, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Issuer, Aurora or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Issuer, Aurora or any of its Affiliates or its assets, or give rise to a right thereunder to require any payment to be made by the Issuer, Aurora or any of its Affiliates, and (iv) will not result in the creation or imposition of any Lien on any asset of the Issuer, Aurora or any of its Subsidiaries except as contemplated as part of the Closing Transactions.

(d) Financial Condition; No Material Adverse Change.

(i) Each of Aurora and the Issuer has heretofore furnished to the Purchasers the financial statements (including profit and loss statements and statistical data) of Aurora for the years ended December 31, 2001, December 31, 2002 and December, 2003 and tax returns for the calendar years 1998, 1999, 2000, 2001, 2002 and 2003 and the balance sheet of Issuer as of June 30, 2004, attached hereto as Schedule 4.1(d)(i). Such financial and other information is accurate in all material respects as of the dates and for such periods set forth therein and presents fairly, in all material respects, the financial condition and results of operations of the Persons reflected therein on a consolidated basis as of such dates and for such periods.

(ii) Since the formation of Aurora or the Issuer, as applicable (a) there has been no material adverse change in the business, property, operations, prospects or financial condition of Aurora, the Issuer, or the Issuer and its Subsidiaries, taken as a whole, as applicable and (b) no Restricted Payment or investment (other than a Permitted Investment) has been, directly or indirectly, declared, ordered, paid or made. Each of the Issuer, Aurora and its Subsidiaries is Solvent.

(iii) Each of the Issuer and Aurora has heretofore furnished to the Purchasers the projections referred to on Schedule 4.1(d)(iii) hereto, which projections were prepared in good faith, are based upon assumptions that the Issuer and Aurora believe are reasonable and, to the best of the Issuer's and Aurora's knowledge, take into account all material information regarding the matters set forth therein, but excluding items which affect the economy generally.

(iv) Except as set forth in the financial and other information referenced in this Section 4.1(d), none of the Issuer, Aurora or any Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Issuer, Aurora or any of its Subsidiaries or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

(e) Properties.

(i) Title; Collateral Documents; Interests Issuer Collateral. Subject to this paragraph, Issuer (or, with respect to Collateral owned by Aurora, Aurora) owns and has good, legal and marketable title (with respect to personality) and good, legal and indefeasible title (with respect to real property) to the Collateral purported to be so owned and covered by the Collateral Documents to which it is a party free and clear of all Liens other than Permitted Encumbrances. Issuer's (or, as applicable, Aurora's) ownership of the interest in Qualified Properties has not been forfeited and there is no basis for a claim of forfeiture under any documents relating thereto. Issuer (or, as applicable, Aurora) is entitled to receive (net of all Permitted Encumbrances) the share of the oil, gas and other minerals produced from or allocated to the wells, leases and lands listed or described in Schedule 4.1(e) hereto or in any Security Document (the "**Collateral Properties**") specified as fractional, percentage or decimal interests in such

Schedule 4.1(e) hereto or Security Document under the heading "NRI". Such shares of production which Issuer (or, as applicable, Aurora) is entitled to receive (and Issuer's (or, as applicable, Aurora's) share of expenses relating to the Collateral Properties with respect to each lease and lands affected thereby and also specified in Schedule 4.1(e) or Security Document under the heading "WI") are not subject to change except, and only to the extent that, such changes are reflected in Schedule 4.1(e); and such shares of production and the oil and gas interests to which some of them relate are (and, unless and until released by Collateral Agent, shall remain) encumbered by the Collateral Documents. There is no financing statement, mortgage or similar document covering any Collateral on file in any public office naming any party other than Collateral Agent as mortgagee or secured party other than financing statements, mortgage or similar documents which have heretofore expired or been terminated.

(ii) Status of Leases, etc. The leases and other contracts and agreements, permits and approvals forming a part of the Collateral Properties, which are material to the operation or value of any Properties, when taken as a whole, are in full force and effect. All rents, royalties and other payments due and payable under such leases and other contracts and agreements, forming a part of the Collateral Properties, or under the Permitted Encumbrances, have been properly and timely paid in accordance with prudent industry practices, but in no event later than ninety (90) days past due. Issuer is not in default with respect to its obligations under such leases and other contracts or agreements, or under Permitted Encumbrances, or otherwise attendant to the ownership or operation of the Collateral Properties, where such default could have a Material Adverse Effect.

(iii) Production Sales, etc. Except as set forth in the Disclosure Matters, neither Issuer (or, as applicable, Aurora) or Issuer's (or, as applicable, Aurora's) predecessors-in-title, including without limitation Aurora, have received prepayments (including, but not limited to, payments for gas not taken pursuant to "take or pay" arrangements) for any oil or gas to be produced from the Collateral Properties after the Closing, no Collateral Property is subject to any contractual or other arrangement whereby payment for production from such Collateral Property is to be deferred for a substantial period after the end of the calendar month in which such production is delivered in the case of oil, not in excess of thirty (30) days, and in the case of gas, not in excess of sixty (60) days. Except for Disclosed Matters, no Collateral Property is subject to any contractual or other arrangement for the sale of hydrocarbons which cannot be canceled on ninety (90) days' or less notice. No Collateral Property is subject at the present time to any regulation refund obligation, and to the best of Issuer's and Aurora's knowledge and belief, no situation exists where the same might be imposed. Except for Disclosed Matters, no Collateral Property is subject to a gas balancing arrangement under which an imbalance exists, with respect to which imbalance Issuer (or, as applicable, Aurora) is in an overproducing or overproduced status and is required to (i) permit one or more third parties to take a portion of the production attributable to such Collateral without payment (or without full payment) therefor and/or (ii) make payment in cash, in order to correct such imbalance.

(iv) Operation of Collateral Properties. The Collateral Properties have been and are being operated in a good and workmanlike manner in compliance with applicable joint operating agreements, laws, rules and regulations. Neither Issuer nor Aurora is aware of any fact or condition that would cause a material risk that (1) the Collateral Properties will not continue to produce Hydrocarbons as projected in the Initial Engineering Report, (2) either the Hydrocarbons produced from the Collateral Properties will not be sold or Issuer's share of sales proceeds will not be remitted at its direction, in each case as consistent with prior practice, and (3) once funded as contemplated hereby, the Approved Development Plan will not be conducted as contemplated therein.

(f) Litigation; Commercial Tort Claims; Environmental Matters.

(i) After giving effect to the Closing Transactions, and except for the Disclosed Matters set forth on Schedule 4.1(f)(i), there are no judgments, decrees or orders in effect and binding on the Issuer, Aurora, any of its Subsidiaries or any of their respective assets and no actions, suits, or proceedings (or facts that would reasonably be expected to give rise to an action, suit, or proceeding) by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Issuer or Aurora, threatened against the Issuer, Aurora or any of its Subsidiaries or any of their respective assets.

(ii) After giving effect to the Closing Transactions, and except for the Disclosed Matters set forth on Schedule 4.1(f)(i), as of the Closing Date, the Issuer does not hold any commercial tort claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant.

(iii) After giving effect to the Closing Transactions, and except for the Disclosed Matters, neither the Issuer, Aurora nor any of its Subsidiaries (w) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (x) has become subject to any Environmental Liability, (y) has received written notice of any claim with respect to any Environmental Liability or (z) has a reasonable basis to know of any basis for any Environmental Liability, except to the extent any such event, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

(g) Compliance with Laws and Agreements. Each of the Issuer and its Subsidiaries is in compliance with all Governmental Requirements applicable to it or its property, including, without limitation, all FERC regulations, and all indentures, agreements and other instruments binding upon it or its property, except to the extent any noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. None of the Issuer, Aurora or any of its Subsidiaries or any holder of more than ten percent (10%) of the Capital Stock of Aurora, is a Person described by section 1 of Executive Order 13224 of September 24, 2001 entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism, 66 Fed. Reg. 49,079 (2001), and none of the Issuer, Aurora or any of its Subsidiaries or any holder of more than ten percent (10%) of the Capital Stock of Aurora engages in any transactions or dealings, or is

otherwise associated with any such Persons. Neither the Issuer, Aurora nor any of its Subsidiaries is in violation of the USA Patriot Act, as amended. Neither the Issuer, Aurora nor any of its Subsidiaries is bound by any agreement, document, instrument, judgment, decree, order, statute, law, rule or regulation that limits or could reasonably be expected to limit its performance under any Closing Document.

(h) Investment and Holding Company Status. Neither the Issuer, Aurora nor any of its Subsidiaries is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

(i) Taxes. Aurora and each Subsidiary thereof has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which Aurora, and such Subsidiary or Subsidiaries of Aurora, as applicable, has set aside on its books adequate reserves. None of the Issuer, any Subsidiaries of the Issuer or Aurora has executed any waiver or waivers that would have the effect of extending the applicable statute of limitations or period in respect of any tax liabilities. The charges, accruals and reserves in the financial statements referred to in Section 5.1(c) in respect of taxes for all fiscal periods are adequate, and there are no known material unpaid assessments for additional taxes for any fiscal period or of any basis therefor.

(j) ERISA. Neither the Issuer, Aurora nor or any ERISA Affiliate has at any time within six years prior to the Closing Date sponsored, maintained or contributed to (and has not been required to do the same) any Plan or any Multiemployer Plan, and no act, omission or transaction has occurred which could result in an imposition on the Issuer, Aurora or any ERISA Affiliate (whether directly or indirectly) of (A) liability under Section 502 of ERISA or a tax or penalty imposed pursuant to Subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (B) breach of fiduciary duty liability damages under Section 409 of ERISA which could reasonably be expected to have a Material Adverse Effect.

(k) Disclosure. The Issuer and/or Aurora has disclosed to the Purchasers all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. The Closing Documents and the other reports, financial statements, certificates or other information furnished by or on behalf of the Issuer to any Purchaser in connection with the negotiation of the Closing Documents or delivered hereunder (as modified or supplemented by other information so furnished), do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, the Issuer represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(l) Capital Structure. Schedule 4.1(l) hereto accurately reflects, as of the Closing Date (and after giving effect to the Closing Transactions), (i) the exact legal name of the

each of Issuer Aurora and each of its Subsidiaries, (ii) the jurisdiction of incorporation or organization of the Issuer, Aurora and its Subsidiaries, (iii) the jurisdiction in which each of the Issuer, Aurora and its Subsidiaries is qualified to transact business as a foreign corporation, foreign partnership or foreign limited liability company, (iv) the organizational identification number of the Issuer, Aurora and each of its Subsidiaries (or indicates that such entity has no organizational identification number), (v) the chief executive office of the Issuer, Aurora and each of its Subsidiaries, (vi) the federal employer identification number of the Issuer, Aurora and each of its Subsidiaries, (vii) the authorized, issued and outstanding Equity interests of the Issuer, Aurora and its Subsidiaries, including the names of (and number of shares or other Equity securities held by) the record and beneficial owners of such securities, and (viii) all outstanding warrants, options (including option plans), subscription rights, convertible securities or other rights to purchase Capital Stock, partnership or limited liability company interests of the Issuer, Aurora and any of its Subsidiaries. All of the outstanding Equity securities of the Issuer, Aurora and each of its Subsidiaries are and will be, duly authorized, validly issued, fully paid and non-assessable free and clear of any preemptive or similar right. Subject to the accuracy of the representations and warranties set forth in Section 4.2, all such securities have been offered and sold in compliance with applicable securities laws. Except as set forth on Schedule 4.1(l) hereto or in the Closing Documents, there are no outstanding shareholders agreements, voting agreements or other agreements of any nature which in any way restrict or effect the transfer, pledge or voting of any of the Equity securities of the Issuer, Aurora or any of its Subsidiaries or subject any of such securities to any put, call, redemption obligation or similar right or obligation of any nature, or require the Issuer, Aurora or any of its Subsidiaries to declare or pay any dividends or distributions or register securities under applicable securities laws. Neither the Issuer, Aurora nor any of its Subsidiaries is obligated to issue or sell any of its Equity securities to any Person, except as set forth on Schedule 4.1(l) hereto or pursuant to the Closing Documents. None of the provisions of the charter or by-laws of the Issuer or any other agreement, document or instrument binding on or applicable to the Issuer contains any provision requiring a higher voting requirement with respect to action taken (and/or to be taken) by the board of directors or the holders of shares of stock of the Issuer than that which would apply in the absence of such provision.

(m) Material Contracts. The agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments set forth on Schedule 4.1(m) include all material contracts and agreements (including, without limitation, any contract, lease, agreement, or commitment, written or oral, providing for receipt or payment, contingent or otherwise, of (i) $100,000 or more, or (ii) which may not be terminated without payment or penalty with notice of ninety (90) days or less) of the Issuer, Aurora and its Subsidiaries as of the Closing Date (and after giving effect to the Closing Transactions) relating to the ownership and operation of the assets of the Issuer and its Subsidiaries or any Collateral owned by Aurora (collectively, the "**Material Contracts**"). Except as set forth on Schedule 4.1(m), as of the Closing Date (and after giving effect to the Closing Transactions), each Material Contract is in full force and effect, except for such matters in respect of all Material Contracts that individually, or in the aggregate, are not reasonably likely to have a Material Adverse Effect. The Issuer, Aurora and its Subsidiaries (or their predecessors in interest) have in all respects performed all obligations required to be performed by them as of the Closing Date under the Material Contracts, and are not in default under any obligation of any Material Contract, and as of the Closing Date, to the knowledge of the Issuer,

no other party to any Material Contract is in default thereunder, except to the extent any such defaults, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. As of the Closing Date, the Issuer, Aurora and its Subsidiaries have not assigned to any Person any of their rights under the Material Contracts other than assignments from Aurora to Issuer. As of the Closing Date, the Issuer, Aurora and its Subsidiaries have not waived any of their rights of material value under the Material Contracts. Schedule 4.1(m) also sets forth all transactions between the Issuer and its Subsidiaries or Affiliates within the past 12 months in excess of $500,000, or contemplated to be entered into after the date hereof.

(n) Defaults. No Default hereunder has occurred and is continuing.

(o) Insurance. Schedule 4.1(o) attached hereto contains an accurate and complete description, as of the Closing Date (and after giving effect to the Closing Transactions), of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Issuer and each Subsidiary. Such policies constitute all policies of insurance required to be maintained under Section 5.1(g) hereof. All such policies are in full force and effect, all premiums due with respect thereto have been paid, and no notice of cancellation or termination in all material respects has been received with respect to any such policy. Such policies are sufficient for compliance in all material respects with all requirements of law and of all agreements to which the Issuer or any Affiliate is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Issuer and each Affiliate; will remain in full force and effect through the respective dates set forth in Schedule 4.1(o) without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement and the Note Documents and Closing Documents.

(p) Closing Documents. The Issuer has provided to the Purchasers a true, correct and complete copy of each Closing Document, and all other material documents, instruments and agreements entered into by and between or among the Issuer, any of its Subsidiaries, including all amendments and modifications thereto (whether characterized as an amendment, modification, waiver, consent or similar document) relating to the Closing Transactions. No material rights or obligations of any party to any of the Closing Documents have been waived and neither the Issuer, Aurora nor any of its Subsidiaries, and to the knowledge of the Issuer, no other party to any of the Closing Documents, is in default of its obligations or in breach of any representations or warranties made thereunder. Each of the Closing Documents to which Issuer, Aurora or any Affiliate thereof is a party is a valid, binding and enforceable obligation of the Issuer, Aurora and/or any such Affiliate (as applicable) in accordance with their terms and in full force and effect.

(q) Intellectual Property. Except as set forth in Schedule 4.1(q), each of the Issuer and its Subsidiaries owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto,

except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. Set forth in Schedule 4.1(q) is a complete and accurate list as of the Closing Date of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights of the Issuer and its Subsidiaries. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Issuer or its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. To the best knowledge of the Issuer and its Subsidiaries, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

(r) Location of Bank Accounts. Schedule 4.1(r) sets forth a complete and accurate list as of the Closing Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by the Issuer, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

Section 4.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby, represents, warrants and covenants to Issuer as follows:

(a) Organization of Purchasers. Each of the Purchasers has been duly formed and is validly existing as a corporation or other legal entity in good standing under the laws of its jurisdiction of organization. Each of the Purchasers has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b) Authority of Purchasers. The execution and delivery by each of the Purchasers of this Agreement, and the performance of its obligations hereunder, have been duly and validly authorized by all necessary actions of such Purchaser. This Agreement and all other Closing Documents executed by each of the Purchasers have been duly and validly executed and delivered by such Purchaser and constitute the legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser, in accordance with their terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (b) is subject to general principles of equity.

(c) Compliance with Laws and Other Instruments. The consummation of the transactions contemplated by this Agreement and the execution, delivery and performance of the terms and provisions of the Closing Documents to which each of the Purchasers is a party will not (i) contravene, result in any breach of, or constitute a default under, any charter or bylaws or other organizational documents of such Purchaser, or material agreement or instrument to which such Purchaser is a party, (ii) conflict with or result in a breach of any of the terms, conditions or

provisions of any Order of any court, arbitrator or Governmental Authority applicable to such Purchaser, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Purchaser.

(d) Acquisition for Purchaser's Account. Each of the Purchasers is acquiring and will acquire the Notes for its own account, with no present intention of distributing or reselling such Notes or any part thereof in violation of applicable securities laws.

(e) Notes not Registered. Each of the Purchasers acknowledges that its Notes have not been, and when issued will not be, registered under the Securities Act or the securities laws of any state in the United States or any other jurisdiction and may not be offered or sold by such Purchaser unless subsequently registered under the Securities Act (if applicable to the transaction) and any other securities laws or unless exemptions from the registration or other requirements of the Securities Act and any other securities laws are available for the transaction.

(f) Accredited Investor. Each of the Purchasers represents that it is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect.

SECTION 5
COVENANTS OF ISSUER

Section 5.1 Affirmative Covenants to Purchasers. To conform with the terms and conditions under which the Purchasers are willing to have credit outstanding to Issuer, and to induce the Purchasers to enter into this Agreement and to purchase the Notes, the Issuer (and, where indicated, Aurora) hereby warrants, covenants and agrees as follows until such time as the Note Obligations have been paid in full and, in the case of Sections 5.1(d), (e), (f), (g), (h), (i), (j), (k), and (l) hereof, the Closing Documents have been terminated, unless the Holders otherwise approve in writing:

(a) Board Observation Rights. Each of Fund X-NL and Fund XB-NL (or if both such entities shall no longer be Holders, the Administrative Agent on behalf of the Holders) shall be entitled to appoint one observer (an "**Observer**") to the Board of Directors or board of managers (or any similar group performing an executive oversight or similar function) of the Issuer and each Subsidiary and each committee thereof (collectively, the "**Board**"). Each Observer shall have the right to attend and receive all materials distributed for or at all meetings (telephonic or otherwise) of the Board, except that such Observer shall not be entitled to vote on matters presented to or discussed by the Board nor participate in attorney-client privileged discussions or receive or review any documents subject to an attorney-client or attorney work product privilege. The Administrative Agent and each Observer shall be notified of all meetings and all proposed actions (including not less than two (2) Business Days prior notice of any proposed action to be taken without a meeting) by the Board as if such Administrative Agent or Observer were a member of the Board. Each Observer shall be entitled to be reimbursed by the Issuer for all reasonable and documented out-of-pocket costs and expenses it incurred in connection with its participation in meetings or other activities of the Board.

(b) Separateness Covenants.

(i) The Issuer will not commingle its assets with those of any other Person.

(ii) The Issuer will conduct its business separately from any direct or ultimate parent of the Issuer.

(iii) The Issuer will maintain separate financial statements from those of any other Person.

(iv) The Issuer will maintain an "arm's-length" relationship with its Affiliates.

(v) The Issuer will not guarantee or become obligated for the debts of any other Person and will not hold out its credit as being available to satisfy the obligations of others.

(vi) The Issuer will use separate stationery, invoices and checks and will hold itself out as a separate and distinct entity from any other Person.

(vii) The Issuer will observe all corporate formalities.

(viii) The Issuer will allocate fairly and reasonably overhead for shared office space, if any.

(ix) Except as expressly permitted under this Agreement, the Issuer will not pledge its assets for the benefit of any other Person or make any loans or advances to any Person.

(x) The Issuer will correct any known misunderstanding regarding its separate identity.

(xi) The Issuer will maintain adequate capital in light of its contemplated business operations.

(xii) The Issuer will maintain a sufficient number of employees in light of the contemplated business operations.

(xiii) The Issuer will maintain books and records separately from any other Person.

(xiv) The Issuer will maintain accounts separately from any other Person.

(xv) The Issuer will conduct its business in its own name.

(c) Financial Statements and Other Information. The Issuer and Aurora, as applicable, will furnish to each Holder and, if applicable, the Collateral Agent:

(i) within 90 days after the end of each Fiscal Year, Aurora's and the Issuer's audited consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by one of its Responsible Officers and reported on by independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated and consolidating financial statements present fairly in all material respects the financial condition and results of operations of Aurora or the Issuer and its Subsidiaries, as applicable, on a consolidated basis in accordance with GAAP consistently applied;

(ii) within 45 days after the end of each Fiscal Quarter, Aurora's and the Issuer's consolidated and consolidating balance sheet and related statements of operations as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year and the related statements of cash flows and stockholders' equity for the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Responsible Officers as presenting fairly in all material respects the financial condition and results of operations of Aurora or the Issuer and its Subsidiaries, as applicable, on a consolidated basis in accordance with GAAP consistently applied;

(iii) concurrently with any delivery of the financial statements under Section 5.1(c)(i) or Section 5.1(c)(ii) above, (1) in reasonable detail, management's discussion and analysis of the results of operations and financial condition of the Issuer, Aurora and its Subsidiaries for such period and (2) a certificate of a Responsible Officer of the Issuer (w) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (x) setting forth reasonably detailed calculations demonstrating compliance with Section 5.2(f) and Section 5.2(g), (y) setting forth a calculation of the Collateral Coverage Ratio and (z) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.1(d)(i) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(iv) concurrently with any delivery of Aurora's or the Issuer's financial statements under Section 5.1(c)(i) above, a certificate of the accounting firm that reported on Aurora's or the Issuer's financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any breach or any Default or Event of Default;

(v) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials, if any, filed by the Issuer or any Affiliate with the Commission or with any national securities exchange;

(vi) as soon as available and in any event no later than the 25th day of the following month, monthly operating reports of the Issuer and Aurora which shall include a description by field and well of the gross quantities of Hydrocarbons and water produced from the Qualified Properties during such period;

(vii) On each Quarterly Payment Date, a consolidated report in detail acceptable to Administrative Agent containing

(A) a detailed calculation of ANCF for the preceding ANCF Quarter including a detailed aging of Issuer's accounts receivable and payable;

(B) regardless of whether the same are included in such calculation of ANCF, a detailed calculation of any LOE, G&A Costs, Capital Expenditures, and other direct charges or overhead costs with respect to the Qualified Properties specifying any material differences from those Approved and those actually incurred;

(C) a summary of wells drilled, completed or worked over during the reporting period showing the total depth drilled or tested, the depth at which production casing was set, and the existing or anticipated perforated interval and upon request copies of any well logs across the pay sectors;

(D) a discussion of any current operating problems with any wells and any proposed solutions;

(E) any technical studies conducted during the reporting period of performance; and

(F) a projection of Capital Expenditures for the next Calendar Quarter and if any of such Capital Expenditures are not Approved Capital Expenditures the sources of capital for the payment thereof, together with accompanying authority for expenditures if requested by Administrative Agent or Purchasers.

(viii) during the Commitment Period, (a) a semi-annual Engineering Report, to be effective as of each January 1 and each July 1 and to be delivered to Administrative Agent prior to February 1 and August 1 and for each respective period (or, in the case of 2004, by the date hereof) and (b) thereafter, an annual Engineering Report to be effective as of January 1 of each year and to be delivered prior to February 1 of each year. Each Engineering Report shall:

(A) be prepared by the Independent Engineer, concerning all of the oil and gas properties of Issuer (or Aurora, as applicable) including without limitation the Qualified Properties, prepared at Issuer 's expense;

(B) separately report on Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves of the Qualified Properties, and separately calculate the NPV10 of each such category of Reserves;

(C) use pricing specified in the definition of NPV10;

(D) take into account Issuer 's and Aurora's actual experiences with leasehold operating expenses and other costs in determining projected leasehold operating expenses and other costs;

(E) take into account any "over-produced" status under gas balancing arrangements;

(F) contain information and analysis comparable in scope to that contained in the Initial Engineering Report; and

(G) otherwise be in form and substance satisfactory to Administrative Agent.

In the event that Issuer and Administrative Agent disagree over whether or not any workovers or other remedial Capital Expenditures should be included in an Engineering Report for the purposes of calculating NPV10, the engineers preparing the report shall resolve such disagreement by determining whether such expenditures are likely to be required in accordance with prudent industry practice and shall include or exclude such expenditures based upon such determination.

(ix) After the Commitment Period, a semi-annual engineering report, which shall be generated internally by Issuer. Such interim engineering reports shall include, but not be limited to, calculations of NPV10 on the Qualified Properties, and shall use prices supplied by Administrative Agent except as modified by prices actually received by Issuer pursuant to oil and gas sales contracts between Issuer (as seller) and third parties (as buyers); and

(x) as soon as available and in any event not later than November 30 of each Fiscal Year, commencing November 30, 2004, an annual budget of the Issuer and its Subsidiaries reviewed by the board of directors of the Issuer, setting forth in reasonable detail, the projected revenues and expenses for the Issuer and its Subsidiaries for the next succeeding Fiscal Year.

(d) Notices of Certain Events. Promptly after the Issuer or Aurora learns of the receipt or occurrence of any of the following, the Issuer will furnish to each Holder and, if applicable, to the Collateral Agent, a certificate of the Issuer, signed by a Responsible Officer, specifying (1) any official notice of any violation, possible violation, non-compliance or possible non-compliance, or claim made by any Governmental Authority pertaining to all or any part of the properties or assets of the Issuer or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; (2) any event which constitutes a Default or Event of Default, together with a detailed statement specifying the nature thereof and the steps being

taken to cure such Default or Event of Default; (3) the receipt of any notice from, or the taking of any other action by, the holder of any Indebtedness in excess of $500,000 of the Issuer or Aurora or any of its Subsidiaries with respect to a claimed default, together with a detailed statement specifying the notice given or other action taken by such Holder and the nature of the claimed default and what action the Issuer is taking or proposes to take with respect thereto; (4) any event or condition not previously disclosed to the Holders which violates any Environmental Law and which could reasonably be expected to have a Material Adverse Effect; (5) any event or condition which could reasonably be expected to have a Material Adverse Effect; (6) any notice of the institution of, or any material adverse development in, any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against the Issuer or any of its Subsidiaries or any material property or asset of any thereof, in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a Material Adverse Effect; or (7) the occurrence of an ERISA Event or a "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan has occurred, which such notice shall specify the nature thereof, the Issuer's proposed response thereto (and, if applicable, the proposed response thereto of any Subsidiary of the Issuer and of any ERISA Affiliate) and, where known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

(e) Existence; Conduct of Business. The Issuer and Aurora will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

(f) Payment of Obligations. The Issuer and Aurora will, and will cause each of its Subsidiaries to, pay its obligations, including the obligation to pay Taxes and Additional Amounts, before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such entity has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Change.

(g) Maintenance of Properties; Insurance. The Issuer and Aurora will, and will cause each of its Subsidiaries to, (i) keep and maintain all of its Property in good working order and condition, ordinary wear and tear excepted, and (ii) maintain, and cause each of its Subsidiaries to maintain insurance coverage as provided in Annex A hereto and (iii) obtain and maintain in effect at all times all material franchises, governmental authorizations, intellectual property rights, licenses and permits, which are necessary for it to own its Property or conduct its business as conducted on the Closing Date. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Holders, as their interests may appear, in case of loss, under a standard non-contributory "issuer" or "secured party" clause and are to contain such other provisions as the Collateral Agent, the Purchasers or the Requisite Holders may require to fully protect the Holders' interest in the Collateral and any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and each Holder and the policies are to be premium prepaid or paid in installments in accordance with the prior practice of the Issuer (provided, that at the request of the Collateral Agent, the

Purchasers or the Requisite Holders, as the case may be, all such premiums shall be prepaid), with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent, the Purchasers or the Requisite Holders may designate from time to time, and shall provide for not less than thirty (30) days' prior written notice to the Collateral Agent and the Holders of the exercise of any right of cancellation. If the Issuer or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent or any Holder may arrange for such insurance, but at the Issuer's expense and without any responsibility on the part of the Collateral Agent or any Holder for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Holders, the Issuer and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. If requested by any Holder or, if applicable, any Collateral Agent, the Issuer will furnish or cause to be furnished to the Holders and, if applicable, to the Collateral Agent, a certificate of insurance coverage from the insurer in form and substance satisfactory to the Holders and demonstrating compliance with this Section 5.1(g).

(h) Books and Records; Inspection Rights. The Issuer and Aurora will, and will cause each of its Subsidiaries to, furnish to Administrative Agent, Collateral Agent and any Holder any information which Administrative Agent, Collateral Agent or any Holder may from time to time reasonably request concerning any covenant, provision or condition of the Note Documents or any matter in connection with the Collateral or Issuer's or Aurora's, or the Subsidiaries' of Issuer or Aurora, businesses and operations. The Issuer and Aurora will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Issuer and Aurora will, and will cause each of its Subsidiaries to, permit any representatives designated by Administrative Agent, Collateral Agent or any Holder, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to consult with and advise its senior management, officers and independent accountants with respect to its affairs, finances, accounts and condition and any other matters relating to the operation of Issuer or any of its Subsidiaries all at such reasonable times and as often as reasonably requested. In addition, upon the written request of the Administrative Agent, Collateral Agent or any Holder, the Issuer and Aurora shall furnish to the requesting party any document, report, financial data or other information with respect to the operation of Issuer or any of its Subsidiaries so requested by such requesting party.

(i) Compliance with Laws. The Issuer and Aurora will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property except to the extent any noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

(j) Further Assurances. At any time or from time to time after the Closing, each of the parties hereto shall execute and deliver to the other parties hereto such other documents and instruments, provide such materials and information and take such other actions as such

other parties may reasonably request to consummate the transactions contemplated hereby. The Issuer will, and will cause each Subsidiary to, cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Closing Documents and this Agreement. The Issuer and Aurora will, and will cause each Subsidiary to, promptly deliver to any Holder, upon request, such information about the business and affairs and financial condition of the Issuer and its Subsidiaries as any such Holder or, if applicable, Collateral Agent shall reasonably request. Without limiting the foregoing, the Issuer and Aurora, at its expense, will, and will cause each Subsidiary to, promptly execute and deliver to the such holders, upon receipt, all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Issuer, Aurora or any Subsidiary, as the case may be, in the Closing Documents and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Note Obligations, or to correct any omissions in the Security Agreement, or to state more fully the security obligations set out herein or in any of the Collateral Documents or the Security Agreement, or to perfect, protect or preserve any Liens created pursuant to any of the Collateral Documents or the Security Agreement, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith. The Issuer and Aurora hereby authorize the Holders, and their respective agents, successors and assigns, to file any and all necessary financing statements under the UCC, assignments or continuation statements as necessary from time to time (in the Holders' discretion) to perfect (or continue perfection of) the Liens granted pursuant to the Note Documents.

(k) Environmental Matters.

(i) The Issuer and Aurora will, and will cause each Subsidiary to, establish and implement such policies and procedures as are reasonably calculated to assure on an on-going basis the following: (x) all assets of the Issuer, Aurora and its Subsidiaries and the operations conducted therewith and other activities of the Issuer, Aurora and its Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws and any documentation of such compliance with Environmental Laws which any Holder may reasonably request shall be provided as promptly as practicable and (y) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Properties owned by any such party in violation of any Environmental Laws.

(ii) The Issuer and Aurora will promptly notify the Holders and, if applicable, the Collateral Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Issuer or Aurora has knowledge in connection with any violation of or liability under Environmental Laws.

(iii) The Issuer and Aurora will, and will cause each Subsidiary to, conduct environmental due diligence reviews as reasonably requested by the Holders in connection with any future material acquisitions or construction.

(iv) The Issuer and Aurora will keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens.

(v) The Issuer and Aurora will provide each Holder with written notice within five (5) days of obtaining knowledge of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries and take any Remedial Actions required under Environmental Laws to abate said Release.

(vi) The Issuer and Aurora will provide the Collateral Agent and each Holder with written notice within ten (10) days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of the Issuer or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against the Issuer or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect.

(l) Change in Collateral; Collateral Records. The Issuer will, and will cause each of its Subsidiaries to (i) give the Collateral Agent and each Holder not less than thirty (30) days' prior written notice of any change in the location of any Collateral, other than to locations set forth on Schedule 5.1(l), (ii) advise the Collateral Agent and each Holder promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent and each Holder for the benefit of the Holders from time to time, solely for the Collateral Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent, the Purchasers or the Requisite Holders may reasonably require, designating, identifying or describing the Collateral.

(m) Execution of Supplements to ORRI Conveyance. Issuer and, as applicable, Aurora shall execute and deliver to ORRI Assignee from time to time, upon request of ORRI Assignee, Supplements to the ORRI Conveyance conveying to ORRI Assignee overriding royalties in the form and substance acceptable to ORRI Assignee (collectively, the "**Supplements to ORRI Conveyance**") with respect to all Lands beneficially owned or in which interests are owned or held by Issuer, Aurora or any Subsidiary, whether now or hereafter acquired, at any time after the Closing Date through and including the later of (i) the Maturity Date or (ii) the date of the payment in full of the Notes, which Lands comprise a portion of the Project and which are either (1) included in or covered by the Initial Engineering Report or (2) drilled or otherwise developed in the Project Area, and funded by the proceeds of an Advance or Approved Capital Expenditures.

(n) Commodity Hedging Agreements. At any time that the Note Obligations (other than the obligations under the ORRI Documents) remain outstanding, the Requisite Holders (or administrative agent acting on their behalf) may give notice to the Issuer, in their sole and absolute discretion, that Issuer shall enter into a commodity hedging agreements in form and substance satisfactory to Administrative Agent, with respect to volumes of Hydrocarbons (up to 75% of the projected production of Issuer's PDP Reserves during the three years after the date of such notice). Issuer shall enter into such commodity hedging agreement with respect to the specified volumes no later than thirty (30) days after the date of such notice.

(o) Development Plan; Project Area. Issuer and Aurora shall cause the Development Plan to be performed substantially in accordance with the terms thereof. All interests in the Project Area owned by Aurora or any Affiliate of Aurora other than the Unassigned Interests shall be owned by Issuer and no Affiliate of Issuer shall own or acquire any interest in the Project Area other than the Unassigned Interests. Aurora shall cause all interests in the Project Area heretofore acquired by Aurora or any Affiliate thereof other than Unassigned Interests to be assigned to Issuer no later than the Closing Date. From and after the Closing, Aurora shall cause all Unassigned Interests to be assigned to Issuer without reservation and by warranty assignment no later than thirty (30) days after the date of acquisition by Aurora or any Affiliate thereof. Aurora shall cause all interests in Michigan State leases to be assigned to Issuer by the applicable form of Assignment of Oil and Gas Leases of the Michigan Department of Natural Resources, Forest, Mineral and Fire Management ("MDNR"), subject to consent, by the Closing Date and thereafter diligently prosecute to completion any filings and take such other actions necessary to obtain any necessary approval of the assignment to Issuer. From and after the Closing, Aurora shall cause all of its interests in Michigan State leases in the Project Area to be assigned to Issuer by the applicable form of assignment of the MDNR (subject to consent) within thirty (30) days after the date of execution of any such Michigan State lease and thereafter diligently prosecute to completion any filings and take such other actions necessary to obtain any necessary approval of the assignment to Issuer.

(p) Resignation as Operator. Issuer, Aurora and any Subsidiary thereof shall, within fifteen (15) days after request from Administrative Agent, Collateral Agent or Requisite Holders after the occurrence of an Event of Default, resign as operator of any Collateral and designate and vote for, as successor operator, the party designated by Administrative Agent, Collateral Agent, Requisite Holders or any receiver or purchaser in foreclosure of such Collateral.

(q) Wholly Owned Subsidiary; Negative Pledge. Aurora and Issuer will cause Aurora to at all times be the holder of 100% of all classes of the membership interests of Issuer and of any options, warrants or other rights with respect to any of such membership interests. Aurora shall grant a security interest in its membership interest in Issuer to Collateral Agent to secure the Note Obligations but shall not otherwise pledge, encumber or assign any such membership interest or any option, warranty or other right with respect to any such membership interest.

(r) Michigan State Lease Approvals. Aurora shall promptly deliver notice to the Purchasers upon receipt of an approval from the MDNR with regard to the assignment of a Michigan State lease to Issuer.

Section 5.2 Negative Covenants to Purchasers To conform with the terms and conditions under which the Purchasers are willing to have credit outstanding to Issuer, and to induce the Purchasers to enter into this Agreement and purchase the Notes, the Issuer hereby warrants, covenants and agrees as follows until such time as the Note Obligations have been paid in full and this Agreement has been terminated, unless the Holders otherwise approve in writing:

(a) Restricted Payments. The Issuer will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted

Payment, except that Issuer may, on any Quarterly Payment Date after all Note Obligations then due have been paid in full pay to Aurora an amount equal to the lesser of (i) 25% of Issuer's Adjusted Net Cash Flow during the preceding ANCF Quarter and (ii) $300,000 solely to fund general and administrative expenses of Aurora so long as (a) no Coverage Deficiency or Event of Default or payment Default exists and (b) Issuer is, and after taking such payment or distribution into effect, will be, in compliance with Sections 5.3(a), (b) and (c).

(b) Investments, Loans, Advances, Guarantees and Acquisitions. The Issuer will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, or agree to do any of the foregoing, except:

(i) Permitted Investments;

(ii) investments by the Issuer or any of its Subsidiaries in any other Wholly Owned Subsidiary of the Issuer approved by Requisite Holders;

(iii) Guarantees constituting Indebtedness permitted by Section 5.2(f);

(iv) trade accounts receivable for goods or services furnished in the ordinary course of business; and

(v) routine employee advances in the ordinary course of business, but not to exceed an outstanding amount, at any time, of $50,000.

(c) Transactions with Affiliates.

(i) The Issuer will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) in the ordinary course of business at prices and on terms and conditions not less favorable to the Issuer or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties provided, however, that any transactions with Affiliates having a value in excess of $25,000 in the aggregate during a Fiscal Quarter shall require the prior written approval of Requisite Holders; provided further, that transactions between Issuer and Hudson Pipeline shall not require prior written approval of Requisite Holders so long as such transactions are on terms no less favorable to Issuer than would be obtained in an arms-length transaction and so long as such transactions are on terms consistent with those obtained in transactions with third parties in the Project Area and (ii) transactions between or among the Issuer and its Wholly Owned Subsidiaries not involving any other Affiliate.

(ii) Aurora will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets that are part of the Collateral to, or purchase, lease or otherwise

acquire any property or assets that are part of the Collateral from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) in the ordinary course of business at prices and on terms and conditions not less favorable to Aurora or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties provided, however, that any transactions with Affiliates having a value in excess of $25,000 in the aggregate during a Fiscal Quarter shall require the prior written approval of Requisite Holders and (ii) transactions between or among Issuer and its Wholly Owned Subsidiaries not involving any other Affiliate.

(d) Proceeds of Notes. The Issuer will not use the proceeds of the issuance of the Notes other than exclusively to pay the Tamco Origination Fee and all reasonable expenses of the Purchasers, including, without limitation, the fees and expenses of its counsel, consultants and other advisors in accordance with Section 10.15 hereof, and fund future Capital Expenditures. In no event shall any proceeds from the sale of the Notes be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Issuer represents and warrants to the Purchasers that Issuer is not engaged principally, or as one of Issuer's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities. The Issuer will not take, or permit any Person acting on behalf of the Issuer to take, any action which might cause any of the Note Documents to violate Regulations U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934, as amended, or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

(e) Additional Subsidiaries. The Issuer will not, and will not permit any Subsidiary to, (i) create any additional Subsidiaries except in compliance with Section 5.2(b) and approved in advance by Requisite Holders, or (ii) sell or issue any stock or ownership interest of a Subsidiary, except to the Issuer or any Wholly Owned Subsidiary and except in compliance with Section 5.2(b).

(f) Indebtedness. The Issuer will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness existing on the date hereof and set forth in Schedule 5.2(f) of this Agreement and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or change any material term thereof;

(ii) the Note Obligations;

(iii) trade debt arising in the ordinary course of business for goods or services;

(iv) endorsements of checks or drafts in the ordinary course of business; and

(v) accrued obligations related to employee benefit plans.

(g) Liens. The Issuer and Aurora will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any Collateral or any property or asset now owned or hereafter acquired by Issuer, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(i) Permitted Encumbrances;

(ii) any Lien on any property or asset of the Issuer or any Subsidiary existing on the date hereof and set forth in Schedule 5.2(g); provided that (x) such Lien shall not apply to any other property or asset of the Issuer or any Subsidiary, (y) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and (z) those Liens designated on Schedule 5.2(g) as having to be released as of the date and time of the Initial Advance shall be released as of such date and time; and

(iii) Liens in favor of the Holders or the Collateral Agent securing the payment of the Note Obligations.

(h) Fundamental Changes.

(i) The Issuer and Aurora will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing and the prior written approval of the Requisite Holders is obtained (w) any Subsidiary may merge into the Issuer in a transaction in which the Issuer is the surviving corporation, (x) any Subsidiary may merge into any Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary, (y) any Wholly Owned Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Issuer or to another Wholly Owned Subsidiary and (z) any Subsidiary may liquidate or dissolve if the Issuer determines in good faith that such liquidation or dissolution is in the best interests of the Issuer and is not materially disadvantageous to the Holders; provided that any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 5.2(b).

(ii) The Issuer will not, and will not permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Issuer and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

(i) Sale and Leaseback Arrangements. The Issuer will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby the Issuer or its Subsidiaries shall sell or transfer any asset, whether now owned or hereafter acquired, and whereby the Issuer or its Subsidiaries shall then or thereafter rent or lease as lessee such asset or any part thereof or other asset which the Issuer or its Subsidiaries intends to use for substantially the same purpose or purposes as the asset sold or transferred.

(j) ERISA Compliance.

(i) The Issuer will not engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Issuer, its Subsidiaries or any ERISA Affiliate could reasonably be expected to be subjected to either a civil penalty assessed pursuant to Sections 502(c) or 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

(ii) The Issuer will not contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Plan or Multiemployer Plan;

(iii) The Issuer will not acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Issuer, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or (ii) any other Plan that is subject to Title IV of ERISA; and

(iv) The Issuer will not contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability except in those circumstances required to comply with Section 4980B of the Code.

(k) Sale or Discount of Receivables. The Issuer will not, and will not permit any of its Subsidiaries to, discount or sell (with or without recourse) any of its or its Subsidiaries notes receivable or accounts receivable other than sales of overdue receivables made in the ordinary course of business in connection with the collection or compromise thereof.

(l) Current Ratio. The Current Ratio of the Issuer shall be calculated on every Quarterly Payment Date. The Issuer shall not permit the Current Ratio for any applicable period ending on the then most recent Quarterly Payment Date to be less than 1.00.

(m) Amendments to Organizational Documents; Other Material Agreements. The Issuer will not, and will not permit any of its Subsidiaries to, enter into or permit any modification of, or waive any material right or obligation of any Person under its, as the case may be, Operating Agreement, certificate or articles of incorporation, articles of organization,

bylaws, regulations or other organizational documents other than amendments, modifications and waivers which will not, individually or in the aggregate, have a Material Adverse Effect.

(n) Liens on Equity. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur or permit to exist, or enter into an agreement to permit to exist, any Lien on any Equity of the Issuer or its Subsidiaries, other than the Liens in favor of the Collateral Agent.

(o) Limitation on Financing Sources. Prior to the Commitment Expiry Date, neither Issuer, Aurora nor any Affiliate of Issuer or Aurora shall obtain any financing to fund any development in the Area of Mutual Interest from any source other than TCW or an Affiliate of TCW.

Section 5.3 Coverage Ratios.

(a) Collateral Coverage Ratio. The Collateral Coverage Ratio of the Issuer shall be calculated (i) twice every year for 2005 and 2006 and once a year thereafter, as of the date of delivery of the current Engineering Report (it being understood that the Collateral Coverage Ratio for the period from the date hereof to February 1, 2004 shall be calculated in reliance on the Initial Engineering Report, unless an Engineering Report has subsequently been prepared, in which case such later Engineering Report shall be relied upon), (ii) upon the receipt by Purchasers of a Request for Additional Advance using the most recently prepared Engineering Report, and (iii) at such other times as Administrative Agent or Requisite Holders shall elect in their sole discretion. The Issuer shall not permit the Collateral Coverage Ratio for any applicable period ending on the then most recent Quarterly Payment Date to be less than 1.20.

(b) PDP Coverage Ratio. The PDP Coverage Ratio of the Issuer shall be calculated (i) twice every year for 2005 and 2006 and once a year thereafter, as of the date of delivery of the current Engineering Report (it being understood that the PDP Coverage Ratio for the period from the date hereof to February 1, 2004 shall be calculated in reliance on the Initial Engineering Report, unless an Engineering Report has subsequently been prepared, in which case such later Engineering Report shall be relied upon), (ii) upon the receipt by Purchasers of a Request for Additional Advance using the most recently prepared Engineering Report, and (iii) at such other times as Administrative Agent or Requisite Holders shall elect in their sole discretion.

(c) If any Coverage Deficiency exists, Issuer shall as soon as reasonably commercially practicable after obtaining knowledge thereof give notice thereof to Administrative Agent and may cure such Coverage Deficiency, either by furnishing and mortgaging additional engineered producing oil and gas wells satisfactory to Requisite Holders in order to increase Modified NPV10 or by making payments in order to reduce the Total Indebtedness. If any Coverage Default exists, Issuer shall within thirty (30) days after obtaining knowledge thereof cure such Coverage Default, either by furnishing and mortgaging additional engineered producing oil and gas wells satisfactory to Requisite Holders in order to increase Modified NPV10 or by making payments in order to reduce the Total Indebtedness.

SECTION 6
CONDITIONS TO ADVANCES

Section 6.1 Conditions to Initial Advance. The obligations of Purchasers under Section 2.1 of this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions, the waiver of which shall not be effective against any Purchaser who does not consent thereto:

(a) Purchasers shall have received all of the following, duly executed and delivered and in form, substance and date satisfactory to the Purchasers:

(i) a fully executed and delivered Request for Initial Advance;

(ii) the Notes;

(iii) the Closing Documents;

(iv) the ORRI Documents and each Security Document, and all required consents and approvals required in connection with the granting of the Liens contemplated thereby (if any);

(v) an "**Omnibus Certificate**" substantially of the Secretary or the Board of Directors of each of Issuer and Aurora in the form of Exhibit N and Exhibit O, respectively, which shall contain the names and signatures of its officers authorized to execute the Note Documents to which it is a party and which shall certify to the truth, correctness and completeness of the following exhibits attached to the certificate: (i) a copy of resolutions of its board of directors in full force and effect at the time this Agreement is entered into, authorizing the execution of the Note Documents delivered or to be delivered by it in connection herewith and the consummation of the transactions contemplated in the Note Documents; (ii) a copy of its articles of incorporation and all amendments thereto, certified by its company secretary; and (iii) a copy of the appointment of all legal representatives and legal advisors in fact of Issuer duly registered;

(vi) a "**Compliance Certificate**," substantially in the form of Exhibit P, of a director of Issuer of even date with such Initial Advance , in which the Issuer certifies (x) to the satisfaction of the conditions in this Section 6.1, and (y) to the truth and accuracy in all material respects of all representations and warranties made by Issuer or Aurora in any of the Note Documents;

(vii) an opinion of Leibenguth & Boos & Associates PC to the Purchasers, in form and substance attached as Exhibit E and reasonably satisfactory to the Purchasers;

(viii) an opinion of Topp Law PLC to the Purchasers in form and substance attached as Exhibit F and reasonably satisfactory to the Purchasers;

(ix) assurances of title and other title information concerning the Project Area in form and substance satisfactory to Administrative Agent and a title opinion of Leibenguth & Boos & Associates PC in form and substance attached as Exhibit G and reasonably satisfactory to the Purchasers;

(x) (A) the engineering report prepared by the Independent Engineer and effective as of January 1, 2004 (the "**Initial Engineering Report**") and (B) the environmental report (the "**Initial Environmental Report**") relating to the Project Area prepared by Pilko & Associates, Inc., dated as of June 2004, each of which is satisfactory to the Purchasers and their counsel in form and substance, including the satisfactory compliance with all applicable environmental laws and regulations; and

(xi) such other information as the Purchasers may reasonably require, including evidence satisfactory to the Purchasers that all conditions precedent to the Initial Advance Date set forth in this Article and to any advance to be made at the Initial Advance Date have been satisfied.

(b) The Investment Committee of TCW shall have approved the purchase of the Notes.

(c) Issuer shall have established the Collateral Account set forth in Section 2.6 hereof, and upon the funding of the Initial Advance, Issuer shall deliver such funds to the Collateral Account.

(d) Issuer and Aurora shall have obtained the Licenses and all other Governmental Approvals necessary under Governmental Rules in the ordinary course as well as for the consummation of the transactions contemplated in the Note Documents and for the granting of the security interests contemplated under the Collateral Documents necessary for the ownership and operation of the wells on which drilling has been commenced or on which PDP Reserves have been identified, except for those Governmental Approvals which are not currently required, and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Purchasers.

(e) The organizational structure and capital structure of Issuer and Aurora shall be as set forth in Schedule 4.1(l), which Schedule shall be in form and substance satisfactory to Purchaser in its sole and absolute discretion.

(f) The Purchasers shall have received and approved the Operating Budget developed in connection with Project and the Operating Agreement.

(g) The Purchasers shall have received and approved a report of the Insurance Advisor pertaining to the insurance program and a certificate of insurance coverage of the Issuer evidencing that the Issuer is carrying insurance in accordance with Section 5.1(g).

(h) No material litigation, investigation or proceeding shall have been commenced or threatened against the Issuer or Aurora or so far as they are aware, against the Collateral Properties or the transactions contemplated hereby or thereby.

(i) No event or circumstance shall exist giving rise to, or reasonably likely to give rise to, any Material Adverse Effect.

(j) Perfection of Liens. The Purchasers shall have received evidence, in form and substance satisfactory to it in its sole and absolute discretion, that all documentation, actions, consents and approvals required in connection with the granting of Liens and perfection of security interests in the Collateral as contemplated by Section 5.2(g) hereof and by the Collateral Documents have been executed, delivered and filed as of the Closing Date and that the Liens of the Collateral Documents constitute first Liens.

(k) Organizational Documents. The Purchasers shall have received such documents and certificates as it or its counsel may reasonably request relating to the organization, existence and good standing of the Issuer and its Subsidiaries, the authorization of the Closing Transactions and any other legal matters relating to the Issuer, this Agreement, the Closing Documents, all in form and substance satisfactory to Purchasers and their counsel.

(l) Due Diligence. The Purchasers shall have satisfactorily completed its due diligence investigation of, among other matters, the Issuer's operating arrangements, material contracts, environmental matters, reserve engineering, regulatory matters, tax matters, legal matters, operating and capital expense budgets and independent engineering reserve report and independent insurance report.

(m) Payment of Expenses. The Purchasers and their counsel shall have received all fees and other amounts due and payable on or prior to the Closing Date with respect to this Agreement, including, without limitation, fees and reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Issuer hereunder or under each mandate or expense letter executed by Issuer or any Affiliate thereof.

(n) Financial Statements. The Purchasers shall have received, in form and substance satisfactory to them and attached as Schedule 6.1(n), the pro forma opening financial statements and projections of the Issuer prepared through the Maturity Date demonstrating the ability of Issuer to (i) repay its debts, including the Note Obligations, and satisfy its other obligations when due and (ii) comply with the covenants contained in Section Five hereof.

Section 6.2 Conditions Precedent to Any Advance. The Purchasers has no obligation to make any Advance (including the Initial Advance) unless all of the following conditions precedent have been satisfied, to the Requisite Holders' satisfaction and in its reasonable discretion (in which event the Advance shall be made):

(a) Tamco Origination Fee. Issuer shall pay to Tamco an origination fee (the "**Tamco Origination Fee**") equal to 1.5% of any Advance prior to or concurrently with the disbursement of such Advance. Payment of the Tamco Origination Fee shall be by wire transfer of immediately available funds or upon the instruction of Issuer, by deduction from the purchase price of the Notes.

(b) All representations and warranties made by Issuer and Aurora in any Note Document shall be true in all material respects on and as of the date of such Advance as if such representations and warranties had been made as of the date of such Advance;

(c) No Default shall exist as of the date of such Advance, taking into account the making of such Advance;

(d) No Material Adverse Effect shall have occurred since, with respect to the Initial Advance, December 31, 2003; and with respect to any other Advance, the date of the Initial Advance or the most recent Advance, as applicable;

(e) Issuer and Aurora shall have performed and complied in all material respects with all agreements and conditions required in the Note Documents to be performed or complied with by it on or prior to the date of such Advance;

(f) The making of such Advance shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject the Note Holders or Collateral Agent to any penalty or other onerous condition which would impose on any Note Holder a material additional cost in making a funding under or pursuant to any such law, regulation or order;

(g) The Note Holders shall have reviewed the financial condition of the Issuer and Aurora as disclosed in the Disclosure Schedule and found the same to be satisfactory;

(h) Issuer shall have procured and maintained the insurance required hereunder or under any other Note Document; and

Section 6.3 Special Conditions Precedent for an Additional Advance. After the Initial Advance , the Purchasers shall be obligated to make an Additional Advance only:

(a) before the Commitment Expiry Date;

(b) in the amount requested by Issuer in the Request for Advance, not to exceed the Commitment Amount in the aggregate for all Advances;

(c) no Coverage Deficiency shall exist as of the date of such Advance, taking into account the making of such Advance in the amount of Total Indebtedness;

(d) upon the Purchasers' receipt of a timely Request for Advance and all documents and instruments which the Purchasers have then requested in addition to those described in Section 6.1 (including opinions of legal counsel, corporate documents and records, documents evidencing Governmental Approvals and exemptions, and certificates of Governmental Persons and of officers and representatives of Issuer and other parties), as to (i) the accuracy and validity of or compliance with, in all material respects, all representations, warranties and covenants made in the Note Documents, (ii) the satisfaction of all conditions contained therein, and (iii) all other matters pertaining thereto. All such additional documents and instruments shall be satisfactory to the Purchasers in form, substance and date; and

(e) upon receipt by the Note Holders of evidence that no Lien or other interest has been filed against Issuer or any Collateral other than Permitted Liens.

Section 6.4 Conditions to Issuer's Obligations at Closing. The obligations of the Issuer under Sections 2.1 and 2.2 of this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions, the waiver of which shall not be effective against the Purchasers if they does not consent thereto:

(a) Proceedings. There shall exist no action, suit, investigation, litigation or proceeding affecting any Issuer, or any Affiliate of Issuer or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Closing Document or the consummation of the transactions contemplated by the Closing Documents.

(b) Governmental Approvals. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Closing Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Issuer) and shall remain in effect; all applicable waiting periods in connection with the transactions contemplated by the Closing Documents shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable, in each case that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Closing Documents or the rights of the Issuer or any Subsidiary freely to transfer or otherwise dispose of, or to create any Lien on, any Property now owned or hereafter acquired by any of them.

(c) Representations and Warranties. The representations and warranties contained in Section 4.2 of this Agreement shall be true and correct, before and after giving effect to the sale of the Notes, as though made on and as of the Closing Date.

SECTION 7
SECURITY

Section 7.1 The Security. The Note Obligations will be secured by perfected first-priority liens (subject only to Liens permitted under Section 5.2(g) if expressly permitted to be senior to the Liens securing the Note Obligations) in any real or personal property of Issuer or its Subsidiaries (including accounts, material leases and rental agreements, hedge agreements, as well as insurance policies and proceeds), together with all Property of any kind which is subject to a Lien in favor of the Holders or the Collateral Agent or which, under the terms of any Collateral Document or this Agreement (including security interests in the membership interests of Issuer and all Unassigned Interests and interests of Aurora in the Project Area), is purported or intended to be subject to such a Lien or for which a Lien is granted in any additional Collateral Documents hereafter delivered by any Related Party and accepted by Agent or Collateral Agent (the "**Collateral**").

Section 7.2 Agreement to Deliver Collateral Documents. Issuer and Aurora agree to deliver or cause to be delivered, to further secure the Note Obligations, mortgages, chattel mortgages, security agreements, financing statements and other Collateral Documents in form and substance satisfactory to Collateral Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property of Issuer and any Collateral of Aurora on the earlier of (i) each quarter after Issuer or Aurora acquires

additional leasehold, (ii) prior to drilling being commenced on a well, (iii) with respect to the Hudson Pipeline interest, ten (10) days after the earlier of (A) the formation of Hudson Pipeline or (B) the acquisition of the interest in Hudson Pipeline by Issuer or (iv) whenever requested by Agent or Collateral Agent in its sole and absolute discretion. In addition, Issuer agrees to cause each and every Subsidiary of Issuer to execute and deliver a counterpart of, as the circumstances shall require, a Subsidiary Guarantee by the date hereof or ten (10) days after such Subsidiary becomes a Subsidiary of Issuer as the case may be. Issuer and Aurora also agree to deliver, whenever requested by Requisite Holders or the Collateral Agent, in their sole and absolute discretion, assurances of title reasonably acceptable to Requisite Holders and the Collateral Agent (a) stating that Issuer, Aurora or any Subsidiary, as the case may be, has good and defeasible title thereto, free and clear of all Liens (other than Liens permitted under Section 5.2(g)), (b) confirming that such properties and interests are subject to Collateral Documents securing the Note Obligations that constitute and create legal, valid and duly perfected Liens in such properties and interests and in the proceeds thereof having the priority specified in this Agreement, and (c) covering such other matters as the Collateral Agent, acting at the written direction of the Requisite Holders in their sole and absolute discretion, may request.

Section 7.3 Perfection and Protection of Security Interests and Liens. Issuer and Aurora will from time to time deliver to Collateral Agent any financing statements, continuation statements, extension agreements and other documents properly completed and executed (and acknowledged when required) by any Related Party in form and substance satisfactory to Collateral Agent, which Agent or Collateral Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Note Obligations.

Section 7.4 Appointment of Agent and Collateral Agent Purchasers, for themselves in the capacity in which they are acting herein, and each other Holder hereby appoints TAMCO as agent (together with its successors in such capacity herein called "**Agent**") to act for and on behalf of the Purchasers and each other Holder under or pursuant to this Agreement and the other Note Documents, and TAMCO hereby accepts such appointment. Agent is authorized to act on behalf of the Lenders and each other Holder in (i) exercising rights and remedies with respect to Collateral (which may be delegated to Collateral Agent) or with respect to any other matter under any of the Note Documents, (ii) giving notices or instructions to Issuer, (iii) receiving information from or notices by Issuer, and (iv) communicating to Issuer determinations required or permitted to be made under this Agreement or any other Note Document. Agent may, on behalf of the Purchasers and any other Holder, take any other action which any Purchaser or such Holder is entitled to take hereunder or under any of the Note Documents. Such appointment of TAMCO as Agent shall not, however, impair or modify any rights, obligations or duties which TAMCO or any Affiliate of TAMCO otherwise has with respect to any Purchaser or any other Holder. In its administration of this Agreement and the other Note Documents, except to the extent to which another standard applies to TAMCO by reason of any other document between TAMCO and the Lenders or other Holder, Agent will exercise the same care that it exercises in the administration or handling of transactions for its own account, subject, however, to subsection (h) below.

(b) **Collateral Agent.** The Purchasers, for themselves in each capacity in which they are acting herein, and each other Holder hereby appoints TAMCO as Collateral Agent

(herein, together with its successors and assigns in such capacity, "**Collateral Agent**") under the Note Documents, to exercise such powers under the Note Documents as are delegated to Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto, including taking, holding and disposing of the Collateral. TAMCO hereby accepts such appointment. Collateral Agent shall act for and on behalf of the Purchasers and the Holders in connection with all Collateral and Collateral Documents. In its administration of this Agreement and the other Note Documents, except to the extent to which another standard applies to TAMCO by reason of any other document between TAMCO and the Purchasers and any other Holder, Collateral Agent will exercise the same care that it exercises in the administration or handling of transactions for its own account, subject, however, to subsection (h) below.

(c) **Requisite Holders.** Except with respect to any matters expressly provided for by this Agreement, the Notes, the Collateral Documents, any other Note Documents or the TCW Governing Documents (as defined in subsection (d)(iii) below), each Holder agrees that neither Agent nor Collateral Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and each Holder agrees that Agent and Collateral Agent shall be fully protected in so acting or refraining from acting) upon the written instructions of the Requisite Holders. The Requisite Holders may, in their reasonable discretion, remove TAMCO from its respective appointments as Agent and Collateral Agent and then select a new party to fulfill, in accordance with the terms hereof, such positions. All powers of Agent and Collateral Agent shall be exercised for the benefit of all Holders and in accordance with the directions of the Requisite Holders. Agent and Collateral Agent shall take every reasonable action to implement the Requisite Holders' directions. If (i) any Note is ever held by any Person other than the original Holders in accordance herewith or (ii) TAMCO resigns as Agent and Collateral Agent, Issuer and all holders of Notes shall execute an agency agreement, in form satisfactory to Agent and Collateral Agent and providing for satisfactory indemnification, before carrying out any further actions under the Note Documents. Issuer shall pay all customary fees and costs in connection with the drafting and execution of such agency agreement. Until any such agency agreement is executed: (i) Agent and Collateral Agent shall be fully protected in acting on the instructions of Requisite Holders; (ii) TAMCO shall have the right to withdraw as Agent and Collateral Agent, respectively, subject, however, to its rights an duties under any other agreements with the Purchasers or any other Holder; and (iii) any action of Collateral Agent under any Security Document shall be binding on the Purchasers and Holders.

(d) **Limitation of Duties and Fiduciary Relationship.** Neither Agent nor Collateral Agent shall have any duties or responsibilities, except those expressly set forth in:

(i) this Agreement;

(ii) the Collateral Documents; and

(iii) the other documents entered into between Trustco and TAMCO described in the definitions of "Purchasers" and "Holders" (such other documents, collectively the "**TCW Governing Documents**"),

nor shall Agent or Collateral Agent have any additional fiduciary relationship with any Holder arising under this Section 7.4 and no implied covenants, functions, responsibilities, duties,

obligations or liabilities shall be read into this Agreement or the other Note Documents against Agent or Collateral Agent.

(e) **Distribution of Proceeds.** The Holders shall share in the proceeds obtained by Agent and in any other benefit either arising under the Notes and the Collateral Documents or obtained by Agent or Collateral Agent in connection therewith, in the relative proportions which the amounts then owed by Issuer to each of the Holders bear to the total amount then owed by Issuer to all of the Holders; provided that Agent and Collateral Agent shall be the first to be reimbursed for all costs and expenses incurred on behalf of all parties in their respective capacities as Agent and Collateral Agent to the extent permitted by the TCW Governing Documents. The duties undertaken by Agent and Collateral Agent have been undertaken as an accommodation to the Holders and, accordingly, Agent and Collateral Agent shall not be compensated for their services hereunder except as provided in the TCW Governing Documents.

(f) **Written Directions.** Agent or Collateral Agent may at any time request written directions from all the Holders with respect to (i) any interpretation of this Agreement, the Notes and the Collateral Documents, or (ii) any action to be taken or not to be taken hereunder or thereunder and may withhold any action until such directions have been received from the Requisite Holders. Agent and Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a direction of the Requisite Holders under the terms of this Agreement and such request and any action taken or withheld pursuant to such direction shall be binding upon all the Holders.

(g) **Agents and Attorneys.** Agent or Collateral Agent may execute any of its respective duties under this Agreement, the Notes and the Collateral Documents by or through agents or attorneys selected by Agent or Collateral Agent, respectively, using reasonable care. Neither Agent nor Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys so selected. Agent and Collateral Agent shall be entitled to the advice of counsel concerning all matters pertaining to their respective duties hereunder.

(h) **Limitation of Liability.** Agent, Collateral Agent, and their respective officers, directors, employees, agents, attorneys-in-fact and affiliates shall not:

(i) be liable for any action taken or omitted to be taken by any of such Persons or for any error in judgment under or in connection with this Agreement, the Notes and the Collateral Documents, except for any such Person's gross negligence or willful misconduct; or

(ii) be responsible in any manner to any Holder or any other Person for any failure of any other party to perform its obligations under this Agreement, the Notes and the Collateral Documents.

Nothing in this subsection, however, shall be deemed to limit or restrict any liability, fiduciary duty or responsibility of TAMCO in any capacity other than as Agent or Collateral Agent, including any liability, fiduciary duty or responsibility under the TCW Governing Documents.

(i) **Reliance upon Documentation.** Agent or Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent,

certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or any telephone conversation believed, respectively, by Agent or Collateral Agent to be genuine and correct and to have been signed, sent, made or spoken by the proper person or persons, and upon the advice and statements of legal counsel, independent accountants and other experts selected, respectively, by Agent or Collateral Agent.

(j) **Reliance by Issuer.** Each of the Purchasers and each Holder agree that, prior to the delivery to Issuer of a notice of the removal or termination of TAMCO as Agent as set forth below, Issuer shall be entitled to rely on TAMCO's or any subsequent Agent's authority to act on behalf of each of the Purchasers and each Holder in all dealings with TAMCO (or any such subsequent Agent) with respect to the Notes and the Note Documents; Issuer shall be protected in relying on actions, communications, notices and terminations relating thereto or required or permitted thereunder by Agent; and Issuer shall discharge their obligations under this Agreement and the Note Documents by delivering payments, notices and other information to Agent. In the event of the removal of Agent and the appointment of a successor Agent by Holders, Issuer shall not be required to recognize any such removal or appointment unless and until Issuer shall have received a writing setting forth such removal and appointment executed by the Requisite Holders, and Issuer shall be entitled to rely on such writing as being genuine and what it purports to be without any necessity of any investigation whatsoever. Issuer shall be entitled to rely upon the actions, communications and notices of TAMCO with respect to the Collateral until Issuer receives notice in writing from Agent that TAMCO has resigned or been replaced as Collateral Agent.

SECTION 8
TRANSFERABILITY OF SECURITIES

Section 8.1 Restrictive Legend Each note, certificate or other instrument evidencing the Notes issued by Issuer shall be stamped or otherwise imprinted with a legend in substantially the following forms:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE SECURITIES EVIDENCED BY THIS INSTRUMENT ARE SUBJECT TO THE TERMS OF A CERTAIN NOTE PURCHASE AGREEMENT DATED AS OF AUGUST __, 2004 BETWEEN AURORA ANTRIM NORTH, LLC, THE PURCHASERS, THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT (EACH AS DEFINED THEREIN), A COPY OF WHICH IS ON FILE AT THE OFFICES OF AURORA ANTRIM NORTH, LLC AND WILL BE FURNISHED BY AURORA ANTRIM NORTH, LLC TO THE HOLDER HEREOF UPON REQUEST."

Notwithstanding the foregoing, the restrictive legend set forth above shall not be required after the date on which the securities evidenced by such note, certificate or other

instrument bearing such restrictive legend no longer constitute Restricted Notes, and upon the request of the Holder of such Notes, Issuer, without expense to the Holder, shall issue a new note, certificate or other instrument as applicable not bearing the restrictive legend otherwise required to be borne thereby.

SECTION 9
EVENTS OF DEFAULT AND REMEDIES

Section 9.1 Events of Default.

(a) "**Event of Default**," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable, whether on the Maturity Date or other due date thereof or at a date fixed for prepayment thereof or, upon acceleration, redemption or otherwise, which default continues for a period of two (2) Business Days;

(ii) default in the payment of interest on any Note or any fee or any other amount constituting a Note Obligation payable under this Agreement or any other Note Document when the same becomes due and payable, which default continues for a period of five (5) Business Days;

(iii) Issuer or any Affiliate defaults in the performance of or breaches any covenant, condition or agreement contained in Section 5.2 of this Agreement or contained in Sections 5.1(a), (b), (c), (d), (g)(ii), (m), (p) and (q) of this Agreement;

(iv) Issuer or any Affiliate defaults in the performance of or breaches any other covenant or condition contained in this Agreement or any other Closing Document, which default or breach continues for a period of thirty (30) days;

(v) a material breach of any representations and warranties made by the Issuer pursuant to Section 4.1 or in any other Closing Document;

(vi) there occurs with respect to any Indebtedness of Issuer or any Affiliate having an outstanding amount of $100,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, the failure to make a principal or interest payment and such defaulted payment shall not have been made, waived or extended within the applicable cure period thereof or any other "event of default" occurs thereunder;

(vii) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Issuer, Aurora or any Subsidiary of Issuer as bankrupt or insolvent, or ordering relief against the Issuer, Aurora or any Subsidiary of Issuer in response to the commencement of an involuntary bankruptcy case, or approving

as properly filed a petition seeking reorganization or liquidation of the Issuer, Aurora or any Subsidiary of Issuer under any bankruptcy or similar law, and such decree, judgment or order shall have continued undischarged and unstayed for a period of sixty (60) days; or a decree, judgment or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Issuer, Aurora or any Subsidiary of Issuer, or of the Property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, which decree, judgment, or order shall have remained in force undischarged and unstayed for a period of sixty (60) days;

(viii) the Issuer, Aurora or any Subsidiary of Issuer shall institute voluntary bankruptcy proceedings, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or Property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any limited liability action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

(ix) one or more final judgments not covered by insurance for the payment of money, or the issuance of any writ or warrant of attachment against any portion of the Property or assets of the Issuer, Aurora or any Subsidiary of Issuer or Aurora, which, in the aggregate, exceed $250,000 at any one time shall be entered against the Issuer, Aurora or any Subsidiary of Issuer of Aurora by a court of competent jurisdiction and not be stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of sixty (60) days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein);

(x) a Material Adverse Change has occurred;

(xi) a Coverage Default has occurred; and

(xii) failure of Issuer or its Subsidiaries to maintain perfected Liens as required pursuant to Section 7.1 hereof.

(b) Upon the occurrence of an Event of Default described in clauses (viii) or (ix) above, the entire unpaid balance of the Notes (together with all accrued and unpaid interest) shall automatically become and be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Holders. Upon the occurrence and continuation of an Event of Default described in clauses (i), (ii) or (x) above, the entire unpaid balance of the Notes (together with all accrued and unpaid interest) held by a Holder shall, at the option of such Holder, become immediately due and payable without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate,

declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Issuer. Upon the occurrence and continuation of an Event of Default described in clauses (iii), (iv), (v), (vi), (vii) or (xi) above, the holders of a majority of the outstanding principal amount of the Notes, respectively, at any time and from time to time may declare the entire unpaid balance of the Notes of such series (together with all accrued and unpaid interest) immediately due and payable without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Issuer. Upon the acceleration of the entire unpaid balance of any Note pursuant to this Section 9.1, the Holder thereof shall be entitled to any prepayment premium on such Note (calculated in accordance with Sections 3.5 in addition to all other amounts due and payable in respect of such Note and any other Note Obligation.

Section 9.2 Remedies If any Event of Default shall occur, the holder or holders of Notes entitled to accelerate and declare the unpaid balance of a Note or Notes due and payable pursuant to Section 9.1 above may protect and enforce their rights under the Note Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Note Document, and such holder or holders may enforce the payment of any Note Obligations due or enforce any other legal or equitable right.

In addition to any and all other rights and remedies that the Holders shall have, the Holders shall have the option to either:

(i) Maintain this Agreement in full force and effect and sue for the principal payments and interest as they become due and payable;

(ii) Accelerate all amounts due under the Notes and sue for the principal payment and interest as they become due and payable; or

(iii) Accelerate all amounts due under the Notes, and to collect in addition to the amount of outstanding principal, accrued interest and other amounts owing with respect to the Obligations, all costs and expenses of the Holders in enforcing these provisions, including without limitation attorneys' fees and costs; and the Prepayment Premium.

Section 9.3 Indemnity Each of Aurora and Issuer agrees, and agrees to cause each of its Subsidiaries, (i) to indemnify each Indemnified Party (as hereinafter defined), upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Indemnified Party arising out of or resulting from or in any other way associated with (x) any of the Closing Documents or any transaction contemplated thereby or (y) this Agreement or any of the transactions and events (including the enforcement or defense thereof) at any time associated herewith or contemplated herein (including, but not limited to, any violation or noncompliance with any Environmental Laws by any Related Party thereof or any liabilities or duties of any Related Party thereof or of

any Indemnified Party with respect to Hazardous Materials found in or released into the environment); and (ii) to reimburse each Indemnified Party, upon demand, for its legal and other expenses as they are incurred in connection with the foregoing.

THE FOREGOING INDEMNIFICATION AND REIMBURSEMENT SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR ARE IN ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNIFIED PARTY, provided only that no Indemnified Party shall be entitled under this section to receive indemnification or reimbursement for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. As used in this section, the term "**Indemnified Party**" refers to each Purchaser (including any of their officers, directors, employees, agents or any of their respective Affiliates, or Purchasers' successors and assigns and subsequent Holders) and Collateral Agent, any of its officers, directors, employees, agents and any of their respective Affiliates acting in such capacity.

SECTION 10
MISCELLANEOUS

Section 10.1 Waivers and Amendments; Acknowledgment.

(a) **Waivers and Amendments.**

(i) No failure or delay (whether by course of conduct or otherwise) by the Holders in exercising any right, power or remedy which either may have under any of the Closing Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by the Holders of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Note Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by the Requisite Holders, and may be given or withheld in their sole and absolute discretion, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing; provided, however, that no waiver of any provision in Section 5.2 (or any definition utilized therein), Section 9.1, Section 9.2 or this Section 10.1(a) shall be effective unless it is approved in writing by holders of more than 50% of the Notes; provided, further, that no waiver of any Note Interest Rate, required principal or other payments, fees, interest coupon payments, payment terms, prepayment premiums or the Maturity Date of the Notes shall be effective without the consent of holders of 100% of the outstanding Notes. This Agreement and the other Note Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement or the other Note Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be

enforced. **THIS WRITTEN AGREEMENT AND THE OTHER NOTE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.** This Agreement may be amended, but only with the written consent of each of the Issuer and the Requisite Holders; provided, however, that Section 5.2 (or any definition utilized therein), Section 9.1, Section 9.2 or this Section 10.1(a) shall not be amended or supplemented in any manner without the written consent of holders of more than 50% of the Notes; provided, further, that no amendment, supplement or change of any Note Interest Rate, required principal or other payments, fees, interest coupon payments, payment terms, prepayment premiums or the Maturity Date of the Notes shall be effective without the consent of holders of 100% of the outstanding Notes. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Holders at law or in equity or otherwise.

(ii) The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, offer to purchase or otherwise acquire any outstanding Notes, except for an offer to purchase the Notes that (A) is made in writing and is pro rata to all of the Holders on identical terms and (B) remains open for a period of at least 15 Business Days. In addition, if Holders holding more than 10% of the outstanding principal amount of all of the Notes accepts any such offer within such 15 Business Day period, then the Issuer shall be required to notify the other Holders of such acceptance(s), and shall be required to remake such offer and leave it open for an additional 10 Business Days. All acquisitions of Notes pursuant to the foregoing offers shall be closed concurrently on a pro rata basis with all Holders who accept such offers.

(iii) None of the Issuer or any of its Affiliates or any other party to any Closing Documents will, directly or indirectly, request or negotiate for, or offer or pay any remuneration or grant any security as an inducement for, any proposed amendment or waiver of any of the provisions of this Agreement or any of the other Closing Documents unless each Holder of the Notes (irrespective of the kind and amount of Notes then owned by it) shall be informed thereof by the Issuer and, if such Holder is entitled to the benefit of any such provision proposed to be amended or waived, shall be afforded the opportunity of considering the same, shall be supplied by the Issuer and any other party hereto with sufficient information to enable it to make an informed decision with respect thereto and shall be offered and paid such remuneration and granted such security on the same terms.

(iv) In determining whether the requisite Holders of Notes have given any authorization, consent or waiver under any Closing Document, any Notes owned by Issuer or any of its Affiliates shall be disregarded and deemed not to be outstanding.

(v) Any amendment or waiver made pursuant to this Section by a Holder that has transferred or has agreed to transfer its Notes to the Issuer or any of its respective Affiliates and has provided or has agreed to provide such amendment or waiver as a condition to such transfer shall be void and of no force and effect except solely as to such Holder, and any amendments effected or waivers granted that would not have been or

would not be so effected or granted but for such amendment or waiver (and the amendments or waivers of all other Holders that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such Holder.

(b) **Acknowledgments and Admissions**. Each of Issuer and Aurora hereby represents, warrants, acknowledges and admits that:

(i) it has been advised by counsel in the negotiation, execution and delivery of the Note Documents to which it is a party;

(ii) it has made an independent decision to enter into this Agreement and the other Note Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by any Purchaser, whether written, oral or implicit, other than as expressly set out in this Agreement or in any other Note Documents delivered on or after the date hereof,

(iii) there are no representations, warranties, covenants, undertakings or agreements by the Purchasers as to the Note Documents except as expressly set out in this Agreement or in another Note Document delivered on or after the date hereof,

(iv) none of the Purchasers, in its capacity as Purchaser or Holder, owes any fiduciary duty to Issuer or any other Purchaser with respect to any Note Document or the transactions contemplated thereby;

(v) no partnership or joint venture exists with respect to the Note Documents between the Companies and any of the Purchasers;

(vi) should an Event of Default or Default or breach occur or exist, the Purchasers will determine in their sole discretion and for their own reasons what remedies and actions they will or will not exercise or take at that time;

(vii) without limiting any of the foregoing, Issuer is not relying upon any representation or covenant by Purchaser, or any representative thereof, and no such representation or covenant has been made, that such Purchaser will, at the time of an Event of Default or Default or breach, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Closing Documents with respect to any such Event of Default or Default or breach or any other provision of the Closing Documents; and

(viii) the obligations of the Holders are several, not joint and several, and no Holder shall be liable for any act or omission by another Holder;

(ix) each of the Purchasers has relied upon the truthfulness of the acknowledgments in this Section in deciding to execute and deliver this Agreement and the other Closing Documents and to purchase the Notes.

Section 10.2 Survival of Agreements; Cumulative Nature. All of the Issuer's and Aurora's various representations, warranties, covenants and agreements in the Agreement, the Note Documents shall survive the execution and delivery of this Agreement, the other Note Documents and the performance hereof and thereof, including the purchase of the Notes and the delivery of the Notes and the Note Documents. Except as expressly provided herein, the representations, warranties, and covenants made by the Issuer in the Closing Documents, and the rights, powers and privileges granted to the Holders in the Closing Documents, are cumulative, and, except for expressly specified waivers and consents, no Closing Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to the Holders of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Closing Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Closing Documents.

Section 10.3 Notices. All notices, requests, consents, demands and other communications required or permitted under any Note Document shall be in writing, unless otherwise specifically provided in such Note Document, shall be effective only upon receipt and shall be given or furnished upon delivery, when delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by United States mail as registered, certified or first class United States mail, postage prepaid, to the Issuer or the Purchasers at the addresses set forth on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed):

If to Issuer or Aurora:	Aurora Antrim North, LLC 3760 N. US-31 South Traverse City, MI 49685 Attention: William W. Deneau Telephone: (231) 941-0073 Facsimile: (231) 933-0757
With copies to:	Leibenguth & Boos & Associates PC 3220 Racquet Club Drive Traverse City, Michigan 49684 Attention: Jim Leibenguth Telephone: (231) 947-0777 Facsimile: (231) 947-2930
If to Purchasers:	TCW Asset Management Company 333 Clay Street, Suite 4150 Houston, TX 77002 Attention: Patrick Hickey

Telephone: (713) 615-7413
Facsimile: (713) 615-7460

With copies to:

TCW Asset Management Company
865 South Figueroa Street, Suite 1800
Los Angeles, CA 90017
Attention: Thomas F. Mehlberg
Telephone: (213) 244-0702
Facsimile: (213) 244-0604

TCW Asset Management Company
8010 Towers Crescent Drive, Suite 410
Vienna, VA 22182
Attention: R. Blair Thomas
Telephone: (703) 506-0498
Facsimile: (703) 506-0741

and

Milbank Tweed Hadley & McCloy LLP
601 South Figueroa Street, 30th Floor
Los Angeles, CA 90017
Attention: David A. Lamb
Telephone: (213) 892-4434
Facsimile: (213) 629-5063

Section 10.4 Governing Law; Submission to ProcessEXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A NOTE DOCUMENT, THE NOTE DOCUMENTS, INCLUDING THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANIES HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RELATED PARTY TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF NEW YORK AND THE COUNTY OF NEW YORK AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY OF ITS SUBSIDIARIES IN ANY LEGAL PROCEEDING RELATING TO THE NOTE DOCUMENTS OR THE NOTE OBLIGATIONS BY ANY MEANS ALLOWED UNDER NEW YORK OR FEDERAL LAW. EACH OF THE COMPANIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 10.5 Limitation on Interest..

(a) The Holders, Issuer and any other parties to the Note Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Note Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither of the Companies nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Note Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this Section shall control over all other provisions of the Note Documents which may be in conflict or apparent conflict herewith.

(b) The Holders expressly disavow any intention to contract for, charge or collect unearned interest or finance charges in the event the maturity of any Note Obligation is accelerated. If (i) the maturity of any Note Obligation is accelerated for any reason, (ii) any Note Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (iii) the Holders or any other holder of any or all of the Note Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then-outstanding principal of the related Note Obligations or, at the Holders' option, promptly returned to Issuer or the other payor thereof upon such determination.

(c) In determining whether or not the interest paid or payable under any specific circumstances exceeds the maximum amount permitted under applicable law, the Holders and the Related Parties thereof (and any other payors thereof) shall, to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Note Obligations in accordance with the amounts outstanding from time to time thereunder and the Highest Lawful Rate from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.

Section 10.6 Termination; Limited Survival. Issuer may, in its sole and absolute discretion at any time that no Note Obligation is owing under the Note Documents, elect in a notice delivered to the Holders to terminate this Agreement. Upon receipt by the Holders of such a notice, if no such Note Obligation is then owing, then this Agreement and all other Note Documents shall thereupon be terminated, and the parties thereto released from all prospective obligations thereunder; provided further, that any obligations hereunder in favor of the Holders of any Notes (other than the Notes) shall survive such termination. Notwithstanding the foregoing or anything herein to the contrary, any representation or warranty made by the Companies to Purchaser herein, any waivers or admissions made by Issuer in any Note

Document and any obligations which any Person may have to indemnify or compensate the Holders shall survive any termination of this Agreement or any other Closing Document. At Issuer's request and expense, the Holders shall prepare and execute all necessary instruments to reflect and effect such termination of the Note Documents. All representations and warranties and covenants made herein by the Issuer or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by Purchasers and shall survive the issuance of the Notes regardless of any investigation made by or on behalf of Purchasers.

Section 10.7 Registration, Transfer, Exchange, Substitution of Notes.

(a) Registration of Notes. Issuer shall keep at its principal executive office a register for the registration and registration of transfers of the Notes (the "**Register**"). The name and address of each Holder, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such Register. Prior to due presentment for registration of transfer, the Person in whose name any Security shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and Issuer shall not be affected by any notice or knowledge to the contrary. Issuer shall give to any Holder, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes.

(b) Transfer and Exchange of Notes. Upon surrender of any Security at the principal executive office of Issuer for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Security or part thereof), Issuer shall execute and deliver, at Issuer's expense, one or more new Notes (as requested by the Holder thereof) of the same series in exchange therefore and, in the case of any Note, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Security; provided, however, that no transfer of any Security may be made (i) to a transferee who is not an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer (as defined in Rule 144A promulgated under the Securities Act) and (ii) unless such transfer is made pursuant to an exemption from registration under the securities laws of the United States including, without limitation, any resale of any Security under Rule 144A of the Securities Act. Any purported transfer of a Security or an interest therein which is prohibited hereby shall be null and void *ab initio* and of no force or effect whatever. In the case of a transfer of Notes, each such new Note and shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Notes shall not be transferred in denominations of less than $1,000,000, provided, that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000; provided, further, that transfers by a Holder and its Affiliates shall be aggregated for purposes of determining whether or not such $1,000,000 threshold has been reached. If any Purchaser shall request that the restrictive legend on a Security be removed, such Purchaser, if requested by Issuer, will have the obligation in connection with such request, as applicable, at such Purchaser's expense, of

delivering an opinion of counsel in form and substance reasonably satisfactory to Issuer, in connection with such request to the effect that the removal of such restrictive legend would not be in violation of the Securities Act or any applicable state securities laws.

(c) Replacement of Notes. Upon receipt by Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Security, and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Security is, or is a nominee for, a Purchaser or another Holder with a minimum net worth of at least $5,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or (ii) in the case of mutilation, upon surrender and cancellation thereof, Issuer at its own expense shall execute and deliver, in lieu thereof, a new Security of the same series, dated and, in the case of a Note, bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated □Security or dated the date of such lost, stolen, destroyed or mutilated Security if no interest shall have been paid thereon.

Section 10.8 Waiver of Jury Trial, Punitive Damages, Etc.ISSUER, FOR ITSELF AND EACH OF ITS AFFILIATES, AURORA, AND THE HOLDERS HEREBY:

(a) **KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE DOCUMENTS OR THE PURCHASE AND SALE OF ANY SECURITIES CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY;**

(b) **IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES;**

(c) **CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND**

(d) **ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER NOTE DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.**

Section 10.9 Exhibits and Schedules; Additional Definitions.. All Exhibits and Schedules to this Agreement are a part hereof for all purposes.

Section 10.10 Confidentiality of Holders..

(a) Notwithstanding the termination of this Agreement and except as otherwise provided herein or in this subsection (a) or subsection (c) below, Issuer shall, and shall cause its Subsidiaries and Affiliates to, maintain the confidentiality of the identities of (i) any Holder or any holder of any Note Obligation other than the Notes; and (ii) any owner of a beneficial interest in the Notes (collectively, "**Confidential Information**") and shall not, without the prior written consent of the Requisite Holders, as applicable, disclose any such information to another Person or use such information for purposes other than those contemplated herein.

(b) Notwithstanding the termination of this Agreement and except as otherwise provided herein or in this subsection (b) or subsection (c) below, each Holder shall maintain the confidentiality of any information delivered to a Holder by or on behalf of the Issuer or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to the Closing Documents that is (a) proprietary or confidential in nature and (b) is clearly marked "Confidential – Subject to Confidentiality and Disclosure Restrictions" (collectively, the "**Issuer Confidential Information**") and shall not, without the prior written consent of the Issuer, disclose any such information to another Person or use such information for purposes other than those contemplated herein.

(c) Subject to Section 10.10(d), the Issuer may disclose Confidential Information, and subject to Section 10.10(d), each of the Holders may disclose Issuer Confidential Information, to its respective directors, officers, members, partners, employees, and agents (including attorneys, accountants, and consultants) to whom such disclosure is reasonably necessary for the execution or effectuation hereof, provided the Issuer or Holder notifies all such Persons that the Confidential Information or Issuer Confidential Information disclosed to them is subject to this section and requires them not to disclose or use such information in breach of this Section. The Issuer may also disclose Confidential Information (i) in filings with the Commission to the extent required to be disclosed therein, or (ii) any Person which offers to purchase any security of the Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 10.10). Subject to Section 10.10(d), each Holder may also disclose Issuer Confidential Information to (i) any other Holder of any Notes, (ii) any partner, beneficial holder or similar party (and each of their attorneys, accountants and consultants, (iii) any Person to which it sells or offers to sell such Notes or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Issuer Confidential Information to be bound by the provisions of this Section 10.10), (iv) any federal or state regulatory authority having jurisdiction over it and (v) the National Association of Insurance Commissioners, the National Association of Securities Dealers or any similar organization, or any nationally recognized rating agency that requires access to information about its investment portfolio or (w) to effect compliance with any law, rule, regulation or order applicable to it, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which it is a party or (z) if an Event of Default has occurred and is continuing, to the extent it may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Note Documents.

(d) If Administrative Agent is notified that any Holder is requested or required by legal process (including law or regulation, oral questions, interrogatories, request for information or documents, subpoena, and civil investigative demand) to disclose any Confidential Information or Issuer Confidential Information, if and to the extent legally permitted to do so, the Administrative Agent, on behalf of any such Holder, shall promptly notify the Holder or Holders, as applicable, of such request prior to complying with such process so that the Holder or Holders may seek an appropriate protective order or waive the respondent's compliance with this Section. If, after such notice and after providing the Holder or Holders a reasonable opportunity to obtain a protective order or to grant such waiver (so long as the granting of such time does not put such Holder or Holders in breach of its obligations to disclose), such Holder or Holders is nonetheless legally compelled to disclose such information, such Holder or Holders may do so without liability under this Section.

(e) Any Confidential Information or Issuer Confidential Information which becomes publicly available through no breach by the relevant party hereunder or a breach by a third party of a confidential obligation to the relevant party hereunder shall no longer be deemed to be Confidential Information or Issuer Confidential Information.

Section 10.11 Reproduction of Documents. This Agreement and all documents relating hereto may be reproduced by a Holder and by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original documents so produced. Each of the parties hereto agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 10.12 Successors and Assigns.

Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties (including any Purchaser or subsequent Holder) whether so expressed or not.

Section 10.13 Counterparts.. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

Section 10.14 Severability.. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 10.15 Expenses.. Issuer shall pay all reasonable costs and expenses incurred by the Holders (a) relating to the negotiation, preparation, execution and delivery of this Agreement and the other Note Documents and the issuance of the Notes (including, without limitation, reasonable fees, office charges and expenses of counsel to (1) Purchaser, Milbank,

Tweed, Hadley & McCloy LLP and (2) any other consultants or advisors retained in connection with the Closing Transactions), (b) relating to printing the instruments evidencing the Notes, (c) relating to any amendments, waivers or consents (whether or not executed) under this Agreement to the same extent as set forth in clause (a) and (b) above, (d) in connection with the participation of any Observer in meetings or other activities pursuant to Section 5.1(a) hereof including, without limitation, travel expenses associated with such meetings or other activities, (e) relating to the filing, recording, refiling and re-recording of any Note Document and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Note Document, or any other event with respect to which Issuer shall have the right to recover from any party expenses or costs paid or reimbursed to Holders, (f) incident to the enforcement by the Holders of, or the protection or preservation of any right or remedy of the Holders under, this Agreement, the other Note Documents or any other document or agreement furnished pursuant hereto or thereto or in connection herewith or therewith (including, without limitation, reasonable fees and expenses of counsel) and (g) relating to any bankruptcy, insolvency or other similar action or proceeding in any jurisdiction involving the Issuer. The Issuer shall pay such costs and expenses, to the extent then payable, on the date of issuance of the Notes or, with respect to those matters described in clauses (b) through (g) above, or from time to time upon demand by Purchasers or Holders upon presentation, in each such case, of a reasonably detailed statement thereof. The Issuer's obligations under this Section 10.15 shall survive the payment of the Notes.

Section 10.16 Specific Performance.. Each of Issuer and Aurora recognizes that money damages may be inadequate to compensate the Holders for a breach by the Issuer or Aurora of its obligations hereunder, and each of the Issuer and Aurora irrevocably agrees that the Holders shall be entitled to the remedy of specific performance or the granting of such other equitable remedies as may be awarded by a court of competent jurisdiction in order to afford the Purchasers the benefits of this Agreement and that Issuer shall not object and hereby waive any right to object to such remedy or such granting of other equitable remedies on the grounds that money damages will be sufficient to compensate the Holders.

Section 10.17 Joinder by Aurora.. Aurora joins in the execution and delivery of this Agreement for the purpose of expressly agreeing to, representing, warranting and covenanting as set forth in, the provisions of Sections 2.7, 4.1, 5.1(c), (d), (e), (f), (g), (h), (i), (j), (k), (m), (o), (p), 5.2(a), (c), (g), 7.2, 7.3 and 9.3 and Article 10 hereof.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

ISSUER:

AURORA ANTRIM NORTH, LLC,
a Michigan limited liability company

By: Aurora Energy, Ltd., its Manager

By: William W Deneau
Name: William W. Deneau
Title: President

AURORA:

AURORA ENERGY, LTD.,
a Nevada corporation

By: William W Deneau
Name: William W. Deneau
Title: President

PURCHASERS:

TCW ENERGY FUND X – NL, L.P.,
a California limited partnership

By: TCW (ENERGY X) LLC,
its General Partner:

By: TCW Asset Management Company,
its Managing Member

By: ______________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: ______________________
Name: Patrick Hickey
Title: Senior Vice President

TCW ENERGY FUND XB – NL, L.P., a
California limited partnership

By: TCW (ENERGY X) LLC,
its General Partner:

By: TCW Asset Management Company, its
Managing Member

By: ______________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: ______________________
Name: Patrick Hickey
Title: Senior Vice President

PURCHASERS:

TCW ENERGY FUND X – NL, L.P.,
a California limited partnership

By: TCW (ENERGY X) LLC,
its General Partner:

By: TCW Asset Management Company,
its Managing Member

By:______________________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: Patrick Hickey
Name: Patrick Hickey
Title: Senior Vice President

TCW ENERGY FUND XB – NL, L.P., a California limited partnership

By: TCW (ENERGY X) LLC,
its General Partner:

By: TCW Asset Management Company, its Managing Member

By:______________________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: Patrick Hickey
Name: Patrick Hickey
Title: Senior Vice President

TCW ENERGY FUND XC – NL, L.P., a
California limited partnership

By: TCW (ENERGY X) LLC,
its General Partner:

By: TCW Asset Management Company, its
Managing Member

By: /s/ [signature]
Name: Thomas F. Mehlberg
Title: Managing Director

By:____________________________
Name: Patrick Hickey
Title: Senior Vice President

TCW ENERGY FUND XD – NL, L.P., a
California limited partnership

By: TCW (ENERGY X) LLC,
its General Partner:

By: TCW Asset Management Company, its
Managing Member

By: /s/ [signature]
Name: Thomas F. Mehlberg
Title: Managing Director

By:____________________________
Name: Patrick Hickey
Title: Senior Vice President

TCW ENERGY FUND XC – NL, L.P., a
California limited partnership

By: TCW (ENERGY X) LLC,
its General Partner:

By: TCW Asset Management Company, its
Managing Member

By:____________________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: Patrick Hickey
Name: Patrick Hickey
Title: Senior Vice President

TCW ENERGY FUND XD – NL, L.P., a
California limited partnership

By: TCW (ENERGY X) LLC,
its General Partner:

By: TCW Asset Management Company, its
Managing Member

By:____________________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: Patrick Hickey
Name: Patrick Hickey
Title: Senior Vice President

TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 3, 2003 among Ensign Peak Advisors, Inc. and others

By: ____________________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: ____________________________
Name: Patrick Hickey
Title: Senior Vice President

TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of March 18, 2004 among ING Life Insurance and Annuity Company and others

By: ____________________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: ____________________________
Name: Patrick Hickey
Title: Senior Vice President

TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 3, 2003 among Ensign Peak Advisors, Inc. and others

By:______________________________

Name: Thomas F. Mehlberg

Title: Managing Director

By: Patrick Hickey

Name: Patrick Hickey

Title: Senior Vice President

TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of March 18, 2004 among ING Life Insurance and Annuity Company and others.

By:______________________________

Name: Thomas F. Mehlberg

Title: Managing Director

By: Patrick Hickey

Name: Patrick Hickey

Title: Senior Vice President

TCW Asset Management Company, a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 11, 2003, among Harry L. Bradley, Jr. Partition Trust and others

By: ______________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: ______________________
Name: Patrick Hickey
Title: Senior Vice President

TCW ASSET MANAGEMENT COMPANY, a California corporation, as Administrative Agent

By: ______________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: ______________________
Name: Patrick Hickey
Title: Senior Vice President

TCW ASSET MANAGEMENT COMPANY, a California corporation, as Collateral Agent

By: ______________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: ______________________
Name: Patrick Hickey
Title: Senior Vice President

TCW Asset Management Company, a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 11, 2003, among Harry L. Bradley, Jr. Partition Trust and others

By:____________________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: Patrick Hickey
Name: Patrick Hickey
Title: Senior Vice President

TCW ASSET MANAGEMENT COMPANY, a California corporation, as Administrative Agent

By:____________________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: Patrick Hickey
Name: Patrick Hickey
Title: Senior Vice President

TCW ASSET MANAGEMENT COMPANY, a California corporation, as Collateral Agent

By:____________________________
Name: Thomas F. Mehlberg
Title: Managing Director

By: Patrick Hickey
Name: Patrick Hickey
Title: Senior Vice President

Exhibits and Schedules:

Annex A		Insurance Coverage
Exhibit A	-	Form of Senior Note
Exhibit B	-	Denominations and Holders of Initial Notes
Exhibit C	-	Form of Overriding Royalty Conveyance
Exhibit D		Wire Transfer Instructions
Exhibit E	-	Form of Opinion of Leibenguth, Boos & Associates, PC addressed to Purchasers
Exhibit F		Form of Opinion of Topp Law PLC addressed to Purchasers
Exhibit G		Form of Title Opinion of Leibenguth, Boos & Associates, PC
Exhibit H	-	Deposit Account Control Agreement
Exhibit I		Aurora Security Agreement
Exhibit J		Issuer Security Agreement
Exhibit K	-	Form of Request for Initial Advance
Exhibit L		Form of Request for Additional Advance
Exhibit M		Form of Prepayment Notice
Exhibit N		Form of Omnibus Certificate of Secretary of Issuer
Exhibit O		Form of Omnibus Certificate of Secretary of Aurora
Exhibit P		Form of Compliance Certificate
Exhibit Q		Form of Notice to Hydrocarbon Purchasers
Schedule 1.1(a)	-	Description of Use of Funds – Approved Capital Expenditures
Schedule 1.1(b)		Approved LOE
Schedule 1.1(c)		Operating Agreement of Issuer
Schedule 2.5		Development Plan
Schedule 4.1(d)(i)		Audited Financial Statements and Balance Sheet
Schedule 4.1d(iii)		Projections
Schedule 4.1(e)		Collateral Properties
Schedule 4.1(f)(i)		Disclosed Matters
Schedule 4.1(l)		Capital Structure
Schedule 4.1(m)		List of Material Contracts
Schedule 4.1(o)		Insurance
Schedule 4.1(q)		Intellectual Property
Schedule 4.1(r)		List of Accounts
Schedule 5.1(l)		Location of Collateral
Schedule 5.2 (f)		Indebtedness
Schedule 5.2(g)		Disclosed Encumbrances
Schedule 6.1(n)		Pro Forma Unaudited Balance Sheet

Insurance Coverage.

(A) Insurance by the Issuer: The Issuer shall procure or cause others to procure at Issuer's own expense and maintain in full force and effect at all times on and after the Closing Date (unless otherwise specified below) and continuing throughout the term of this Agreement, insurance policies with insurance companies authorized to do business in Michigan (if required by law or regulation) with (i) a Best Insurance Reports rating of "A-" or better and an financial size category of "IX" or higher, (ii) a Standard & Poors financial strength rating of "A-" or higher, or (iii) other companies acceptable to the Agent, with limits and coverage provisions sufficient to satisfy the Material Contracts, but in no event less than the provisions set forth below.

(1) Workers' Compensation Insurance: Workers' compensation insurance as required by applicable laws. A maximum deductible or self-insured retention of $25,000 per occurrence shall be allowed.

(2) Employer's Liability Insurance: Employer's liability insurance for the Issuer's liability arising out of injury to or death of employees of the Issuer in the amount of $1,000,000 per accident. A maximum deductible or self-insured retention of $25,000 per occurrence shall be allowed.

(3) General Liability Insurance: Liability insurance on an occurrence basis against claims for the Issuer's liability arising out of claims for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for products-completed operations, liability assumed under contract, broad form property damage, personal injury, underground resources and sudden and accidental pollution liability with a $1,000,000 minimum limit per occurrence. A maximum deductible or self-insured retention of $25,000 per occurrence shall be allowed.

(4) Automobile Liability Insurance: Automobile liability insurance for the Issuer's liability arising out of claims for bodily injury and property damage covering all owned (if any), leased, non-owned and hired vehicles of the Issuer, with a $1,000,000 minimum limit per occurrence and containing appropriate no-fault insurance provisions wherever applicable. A maximum deductible or self-insured retention of $25,000 per occurrence shall be allowed.

(5) Excess Liability Insurance: Excess liability insurance on an occurrence basis covering claims in excess of the underlying insurance described in the foregoing subsections (2), (3) and (4), with a $2,000,000 minimum limit per occurrence. From January 1, 2005, the minimum limit required herein shall be increased to $5,000,000 per occurrence.

The amounts of insurance required in the foregoing subsections (2), (3), (4), and this subsection (5) may be satisfied by Issuer purchasing coverage in the amounts

specified or by any combination of primary and excess insurance, so long as the total amount of insurance meets the requirements specified above.

(6) Aircraft Liability Insurance: If the Issuer uses an aircraft (fixed wing or helicopter) that is owned, operated or chartered by the Issuer, Aircraft liability insurance for liability arising out of the operation of such aircraft. The insurance shall be provided for a combined single limit not less than $15,000,000 per occurrence and such limit shall apply to bodily injury (including passengers) and property damage liability. Such insurance shall (i) name the Lenders as additional insured, (ii) include an insurer's waiver of subrogation in favor of the additional insureds and (iii) contain a cross-liability or severability of interest clause. In the event the aircraft hull is insured such insurance shall provide for an insurer's waiver of subrogation rights in favor of Issuer. In the event the Issuer charters aircraft, the foregoing insurance and evidence of insurance may be furnished by the owner of the aircraft.

(7) Operators Extra Expense/Energy Exploration & Development: For wells exceed 1,000 feet in depth, insurance covering (a) Control of Well, (b) Redrilling/Extra Expense and (c) Seepage and Pollution, Clean-up and Contamination, with minimum limits of $2,000,000 per occurrence. Coverage shall include costs for making wells safe; underground Control of Wells, Extended Re-drilling and Restoration Costs, Evacuation Expenses, Deliberate Well Firing and Care, Custody or Control. A maximum deductible of $100,000 per occurrence shall be allowed.

(8) Property Damage Insurance: Property damage insurance on an "all risk" basis, including coverage against damage or loss caused by earth movement (including but not limited to earthquake, landslide, subsidence and volcanic eruption), flood, windstorm, strike, riot, civil commotion, sabotage and terrorism.

(a) Property Insured: The property damage insurance shall provide coverage for all property owned by or in the care, custody or control of the Issuer or in which the Issuer has any interest, including, but not limited to production equipment, rigs, pipelines, including coverage during any exploration and drilling activities.

(b) Deductibles: The property damage policy may have deductibles not greater than $100,000 per occurrence.

(B) Amendment of Requirements:

(1) Amendment by the Agent: The Agent may at any time amend the requirements and approved insurance companies of this Section due to (i) new information not known by the Lenders on the Closing Date which poses a material risk to the Project or (ii) changed circumstances after the Closing Date which in the reasonable judgment of the Agent renders such coverage materially inadequate.

In addition, promptly following the receipt of a notice from the Agent, the Issuer will from time to time make such modifications to the amounts of any insurance policy as the Agent specifies in that notice to take account of inflation, exposure growth or other relevant factors.

(C) Issuer Conditions and Requirements:

(1) Loss Notification: The Issuer shall promptly notify the Agent of any single loss or event likely to give rise to a claim against an insurer for an amount in excess of $500,000 covered by any insurance maintained pursuant to this schedule

(2) Waiver of Subrogation: The Issuer hereby waives any and every claim for recovery from the Lenders for any and all loss or damage covered by any of the insurance policies to be maintained under this Agreement to the extent that such loss or damage is recovered under any such policy.

(3) Evidence of Insurance: On the Closing Date and on an annual basis at least 10 days prior to each policy anniversary, the Issuer shall furnish the Agent with (1) certificates of insurance or binders, in a form acceptable to the Agent, evidencing all of the insurance required by the provisions of this Section and (2) a schedule of the insurance policies held by or for the benefit of the Issuer and required to be in force by the provisions of this Section. Upon request, the Issuer will promptly furnish the Agent with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained by the Issuer.

(4) Reports: Concurrently with the furnishing of the certification referred to in Section (3), the Issuer shall furnish the Agent with a report of the Issuer's insurance broker stating that, in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of this Section and attaching an updated copy of the schedule of insurance required by Section (5) above.

In addition the Issuer will advise the Agent in writing promptly of (1) any material changes in the coverage or limits provided under any policy required by this Section and (2) any default in the payment of any premium and of any other act or omission on the part of the Issuer which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Issuer pursuant to this Section.

(D) Insurance Policy Conditions and Requirements

(1) Policy Cancellation and Change: All policies of insurance required to be maintained pursuant to this Section shall provide 30 days prior written notice to Lenders in the event of cancellation or material reduction in coverage.

(2) Separation of Interests: All policies (other than in respect to workers compensation insurance) shall insure the interests of the Lenders regardless of any breach or violation by the Issuer or any other Party of warranties, declarations or conditions contained in such policies, any action or inaction of the Issuers or others, or any foreclosure relating to the Project or any change in ownership of all or any portion of the Project.

(3) Waiver of Subrogation: All policies of insurance to be maintained by the provisions of this Section shall provide for waivers of subrogation in favor of the Lenders and their respective officers and employees.

(4) Endorsements: All policies of insurance referred to in this Schedule shall be endorsed to name the Lenders and their respective officers and employees as additional insureds.

All policies of Liability insurance referred to in this Agreement shall be endorsed as follows:

(i) To provide a severability of interests and cross liability clause;
(ii)That the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Finance Parties.

(5) Payment of Loss Proceeds: All policies of insurance required to be maintained pursuant to subsections (A) 7 and (A) 8 shall provide that the proceeds of such policies shall be payable solely to the Agent.

(E) Acceptable Policy Terms and Conditions: All policies of insurance required to be maintained pursuant to this Section shall contain terms and conditions reasonably acceptable to the Agent after consultation with the Insurance Advisor.

EXHIBIT A

FORM OF
SENIOR SECURED AMORTIZING TERM NOTE

US$ ____________________

Note No. _____ Date: ____________, 200__

FOR VALUE RECEIVED, the undersigned, Aurora Antrim North, LLC, a Michigan limited liability company ("Promisor"), hereby promises to pay to [__________] or assigns, the principal sum of ______________________________ UNITED STATES DOLLARS (US$____________) (or so much thereof as shall not have been prepaid) on September 30, 2009. The undersigned also promises to pay to the holder hereof interest on the unpaid principal hereof at the rate of eleven and one half percent (11.5%) per annum from the date hereof, payable in accordance with Section 3.1 of that certain Note Purchase Agreement, dated as of July, ________, 2004, among Promisor, Aurora Energy, Ltd., a Nevada corporation ("Parent"), the Purchasers named therein, the Collateral Agent, and the Administrative Agent (as amended, modified or restated from time to time, the "Note Purchase Agreement"). Payments of interest and principal shall be computed on the basis set forth in the Note Purchase Agreement and shall be payable quarterly on the Quarterly Payment Dates, commencing on the Quarterly Payment Date for the Calendar Quarter ending September 29, 2004 until said principal shall have become due and payable. Payments of principal, premium (if any) and interest are to be made in lawful money of the United States of America.

This Note is one of the Notes issued pursuant to the Note Purchase Agreement and is secured by and entitled to the benefits thereof. This Note is also secured by certain of, and entitled to the benefits provided in, the Note Documents (by the terms of which agreements the holder hereof, by his acceptance hereof, agrees to be bound), in each case to the extent provided in said agreements.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND TRANSFER OF THIS NOTE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE NOTE PURCHASE AGREEMENT.

Subject to the terms and conditions set forth in the Note Purchase Agreement, upon surrender of this Note for registration of transfer or assignment, duly endorsed, or accompanied by a written instrument of transfer or assignment duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, one or more new Notes for a like principal amount will be issued to, and, at the option of the holder, registered in the name of, the transferee(s) or assignee(s). Promisor may deem and treat the person in whose name this Note is registered as the holder and owner hereof for the purpose of receiving payments and for all other purposes whatsoever, and Promisor shall not be affected by any notice to the contrary.

If an Event of Default shall occur and be continuing, the principal of this Note may, under certain circumstances, become or be declared due and payable in the manner and with effect provided in the Note Purchase Agreement.

AURORA ANTRIM NORTH, LLC
a Michigan limited liability company

By: ________________________________
Name:
Title:

<u>Exhibit C</u>

Form of Conveyance of Overriding Royalty

See Tabs 3 through 6

EXHIBIT D

AURORA ANTRIM NORTH, LLC WIRE INSTRUCTIONS	
Account Name:	Aurora Antrim North, LLC 3760 N US 31 South Traverse City, MI 49684
Account #	610205548
Bank Name:	Northwestern Bank 625 S. Garfield Avenue Traverse City, MI 49685 231-935-4357
ROUTING # (ABA#)	272471661

Exhibit E

Form of Opinion of Leibenguth & Boos & Associates PC addressed to Note Purchasers

See Tab 32

Exhibit F

Form of Opinion of Topp Law PLC to Purchasers

Intentionally Deleted

Exhibit G

Form of Title Opinion

See Tab 33

Exhibit H

Deposit Account Control Agreement

See Tab 24

Exhibit I

AEL Security Agreement

See Tab 25

Exhibit J

Issuer Security Agreement

See Tab 23

EXHIBIT K

FORM OF

REQUEST FOR INITIAL ADVANCE

Reference is made to that certain Note Purchase Agreement dated as of July __, 2004 (as from time to time amended, supplemented, modified or extended the "**Note Purchase Agreement**"), by and among Aurora Antrim North, LLC, a Michigan limited liability company ("**Issuer**"); Aurora Energy, Ltd., a Nevada corporation ("**Parent**"); TCW Energy Fund X – NL, L.P., a California limited partnership ("**Fund X – NL**"); TCW Energy Fund XB – NL, L.P., a California limited partnership ("**Fund XB – NL**"); TCW Energy Fund XC – NL, L.P., a California limited partnership ("**Fund XC – NL**"); TCW Energy Fund XD – NL, L.P., a California limited partnership ("**Fund XD – NL**"); TCW Asset Management Company ("**Tamco**"), a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 3, 2003 among Ensign Peak Advisors, Inc. and others; Tamco as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of March 18, 2004 among ING Life Insurance and Annuity Company and others; Tamco as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 11, 2003, among Harry L. Bradley, Jr. Partition Trust and others (Tamco in the capacities designated above, Fund X – NL, Fund XB – NL, Fund XC – NL and Fund XD – NL are hereinafter collectively referred to as the "**Purchasers**," each a "**Purchaser**"); Tamco as Administrative Agent (together with its successors in such capacity, the "**Administrative Agent**"); and Tamco as Collateral Agent (together with its successors in such capacity, the "**Collateral Agent**"). Undefined capitalized terms are used herein with the meanings set forth in the Note Purchase Agreement.

Pursuant to the terms of the Note Purchase Agreement, Issuer hereby requests that Purchasers make an Advance to Issuer in the principal amount of $_________ and specifies _______, 200_ as the date on which Issuer desires that Purchasers make such Advance and to deliver to Issuer the proceeds thereof in the manner set forth on Schedule 1 attached hereto.

To induce Purchasers to make such Advance, Issuer hereby represents, warrants, acknowledges, and agrees that:

(a) The person signing this instrument on behalf of Issuer is a __________ of Issuer, having all necessary authority to act for Issuer in making the request herein contained.

(b) The representations and warranties of Issuer set forth in the Note Purchase Agreement and the other Note Documents are true and correct in all material respects on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof.

(c) The amount of the Advance hereby requested has been calculated as shown on Schedule 1 attached hereto and does not exceed the amount applicable to such Advance pursuant to the Note Purchase Agreement.

(d) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Note Purchase Agreement; nor will any such Default exist upon Issuer's receipt and application of the Advance requested hereby. Issuer will use the Advance hereby requested for the purposes set forth in Schedule 1 attached hereto and in compliance with Section 2.5 of the Note Purchase Agreement.

(e) Except to the extent waived in writing as provided in Section 10.1(a) of the Note Purchase Agreement, Issuer has performed and complied in all material respects with all agreements and conditions in the Note Purchase Agreement required to be performed or complied with by Issuer on or prior to the date hereof, and each of the conditions precedent to Advances contained in the Note Purchase Agreement remains satisfied.

(f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Note Purchase Agreement. The Note Purchase Agreement and the other Note Documents are hereby ratified, approved, and confirmed in all respects.

The person signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Issuer are true, correct and complete.

IN WITNESS WHEREOF, this instrument is executed as of _______ __, 200_.

AURORA ANTRIM NORTH, LLC
a Michigan limited liability company

By: ______________________________
Name:
Title:

Schedule 1

Issuer hereby requests that Purchasers disburse by wire transfer in immediately available funds the proceeds of the Advance as follows:

[LIST AMOUNT, BANK, ABA NOS., PAYEES, BANK ACCOUNT NOS., AND OTHER INSTRUCTIONS]

[DESCRIBE USES OF PROCEEDS ON A LINE ITEM BASIS; Calculation showing Additional Advance does not exceed available Additional Advance amount]

EXHIBIT L

FORM OF

REQUEST FOR ADDITIONAL ADVANCE

Reference is made to that certain Note Purchase Agreement dated as of July __, 2004 (as from time to time amended, supplemented, modified or extended the "**Note Purchase Agreement**"), by and among Aurora Antrim North, LLC, a Michigan limited liability company ("**Issuer**"); Aurora Energy, Ltd., a Nevada corporation ("**Parent**"); TCW Energy Fund X – NL, L.P., a California limited partnership ("**Fund X – NL**"); TCW Energy Fund XB – NL, L.P., a California limited partnership ("**Fund XB – NL**"); TCW Energy Fund XC – NL, L.P., a California limited partnership ("**Fund XC – NL**"); TCW Energy Fund XD – NL, L.P., a California limited partnership ("**Fund XD – NL**"); TCW Asset Management Company ("**Tamco**"), a California corporation, as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 3, 2003 among Ensign Peak Advisors, Inc. and others; Tamco as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of March 18, 2004 among ING Life Insurance and Annuity Company and others; Tamco as Investment Manager under the Amended and Restated Investment Management and Custody Agreement dated as of December 11, 2003, among Harry L. Bradley, Jr. Partition Trust and others (Tamco in the capacities designated above, Fund X – NL, Fund XB – NL, Fund XC – NL and Fund XD – NL are hereinafter collectively referred to as the "**Purchasers**," each a "**Purchaser**"); Tamco as Administrative Agent (together with its successors in such capacity, the "**Administrative Agent**"); and Tamco as Collateral Agent (together with its successors in such capacity, the "**Collateral Agent**"). Undefined capitalized terms are used herein with the meanings set forth in the Note Purchase Agreement.

Pursuant to the terms of the Note Purchase Agreement, Issuer hereby requests that Purchasers make an Advance to Issuer in the principal amount of $_________ and specifies _______, 200_ as the date on which Issuer desires that Purchasers make such Advance and to deliver to Issuer the proceeds thereof in the manner set forth on Schedule 1 attached hereto.

To induce Purchasers to make such Advance, Issuer hereby represents, warrants, acknowledges, and agrees that:

(a) The person signing this instrument on behalf of Issuer is a __________ of Issuer, having all necessary authority to act for Issuer in making the request herein contained.

(b) The representations and warranties of Issuer set forth in the Note Purchase Agreement and the other Note Documents are true and correct in all material respects on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof.

(c) The amount of the Advance hereby requested has been calculated as shown on Schedule 1 attached hereto and does not exceed the amount applicable to such Advance pursuant to the Note Purchase Agreement.

(d) There does not exist on the date hereof any condition or event which constitutes a Default or Coverage Deficiency which has not been waived in writing as provided in Section 10.1(a) of the Note Purchase Agreement; nor will any such Default or Coverage Deficiency exist upon Issuer's receipt and application of the Advance requested hereby. Issuer will use the Advance hereby requested for the purposes set forth in Schedule 1 attached hereto and in compliance with Section 2.5 of the Note Purchase Agreement.

(e) Except to the extent waived in writing as provided in Section 10.1(a) of the Note Purchase Agreement, Issuer has performed and complied in all material respects with all agreements and conditions in the Note Purchase Agreement required to be performed or complied with by Issuer on or prior to the date hereof, and each of the conditions precedent to Advances contained in the Note Purchase Agreement remains satisfied.

(f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Note Purchase Agreement. The Note Purchase Agreement and the other Note Documents are hereby ratified, approved, and confirmed in all respects.

The person signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Issuer are true, correct and complete.

IN WITNESS WHEREOF, this instrument is executed as of ________ __, 200_.

AURORA ANTRIM NORTH, LLC
a Michigan limited liability company

By: ______________________________
Name:
Title:

LA1:#6287136v1

Schedule 1

Issuer hereby requests that Purchasers disburse by wire transfer in immediately available funds the proceeds of the Advance as follows:

[LIST AMOUNT, BANK, ABA NOS., PAYEES, BANK ACCOUNT NOS., AND OTHER INSTRUCTIONS]

[DESCRIBE USES OF PROCEEDS ON A LINE ITEM BASIS: Calculation showing Additional Advance does not exceed available Additional Advance amount]

EXHIBIT M

FORM OF
NOTICE OF PREPAYMENT

[To be delivered not later than close of business Eastern Time 30 Business Days before prepayment]

Reference is hereby made to the Note Purchase Agreement dated as of July __, 2004 (the "Note Purchase Agreement") among Aurora Antrim North, LLC (the "Issuer"), Aurora Energy, Ltd. (the "Parent"), the Purchasers named therein and TCW Asset Management Company ("Tamco"), in the capacities set forth therein, and as Collateral Agent and Administrative Agent. Terms used but not defined herein are used as therein defined.

Pursuant to Section 3.6 of the Note Purchase Agreement, we hereby irrevocably submit a notice of prepayment to the Administrative Agent in connection with the Notes in the amounts set forth below:

Holder	Principal Amount to be Prepaid	Interest to be Prepaid	Total Amount to be Prepaid
Total			

Very truly yours,

AURORA ANTRIM NORTH, LLC,
a Michigan limited liability company

By____________________________
Name:
Title:

EXHIBIT N

AURORA ANTRIM NORTH, LLC

FORM OF
OMNIBUS CERTIFICATE OF SECRETARY

I, ____________, do hereby certify that I am the duly elected, qualified and acting Secretary of Aurora Antrim North LLC, a Michigan limited liability company (the "**Issuer**"), and that, in such capacity, I am authorized to certify on behalf of the Issuer to TCW Asset Management Company, a California corporation ("**TAMCO**"), acting in the capacity of "**Collateral Agent**" pursuant to that certain Note Purchase Agreement dated as of July ___, 2004 (the "**Note Purchase Agreement**"), by and among the Issuer, TAMCO, in the capacities set forth therein, the Purchasers (as defined therein) and Aurora Energy Ltd, a Nevada Corporation ("Parent") that:

1. Attached hereto as Exhibit A is a true, correct and complete copy of the Issuer's Articles of Organization, filed with the Secretary of State of Michigan and all amendments thereto, as in effect on the date hereof.

2. Attached hereto as Exhibit B is a true, correct and complete copy of the Operating Agreement of issuer, dated as of January 18, 2001, and as in effect on the date hereof.

3. Attached hereto as Exhibit C is a true, correct and complete copy of the written consent of Parent, the sole member of the Issuer, approving the Note Documents (as defined in the Note Purchase Agreement) and the transactions contemplated in the Note Documents, authorizing observers to the board of directors of Issuer as provided under Section 5.1(a) of the Note Purchase Agreement, authorizing the execution, delivery and performance by the Issuer of the Note Documents to which it is a party and the consummation of the transactions contemplated therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect on the date hereof.

4. Attached hereto as Exhibit D is a true, correct and complete a copy of the appointment of any representative or attorney in fact of Issuer which executes any Note Document and which is not an officer of Issuer.

5. The below-named persons have been duly elected and qualified and on ___________, _____, were and at all time subsequent thereto, including the date hereof, have been officers of the Issuer, holding the offices indicated opposite their respective names, and the signatures set forth opposite their respective names are their genuine signatures.

Name	Office	Signature
______________	______________	______________
______________	______________	______________

DATED AND EFFECTIVE as of this _____ day of July ___, 2004.

AURORA ANTRIM NORTH, a Michigan limited liability company

By:______________________________
Name:____________________________
Title:_____________________________

The undersigned hereby certifies that ____________ who executed the foregoing certificate is the duly elected _____________ of the Issuer, and the signature set forth above his name is his genuine signature.

____
Name: ___________________________
Title:____________________________

EXHIBIT O

AURORA ENERGY, LTD.

FORM OF
OMNIBUS CERTIFICATE OF SECRETARY

I, ____________, do hereby certify that I am the duly elected, qualified and acting Secretary of Aurora Energy, Ltd., a Nevada corporation ("**Aurora**"), and that, in such capacity, I am authorized to certify on behalf of the Issuer to TCW Asset Management Company, a California corporation ("**TAMCO**"), acting in the capacity of "**Collateral Agent**" pursuant to that certain Note Purchase Agreement dated as of July ___, 2004 (the "**Note Purchase Agreement**"), by and among Aurora, TAMCO, in the capacities set forth therein, the Issuer and the Purchasers (each as defined therein):

1. Attached hereto as Exhibit A is a true, correct and complete copy of Aurora's Certificate of Incorporation, filed with the Secretary of State of Michigan and all amendments thereto, as in effect on the date hereof.

2. Attached hereto as Exhibit B is a true, correct and complete copy of Aurora's Bylaws, dated as of ____ __, _____, and as in effect on the date hereof.

3. Attached hereto as Exhibit C is a true, correct and complete copy of the written consent of the Board of Directors of Aurora, approving the Note Documents (as defined in the Note Purchase Agreement) and the transactions contemplated in the Note Documents, authorizing observers to the board of directors of Aurora as provided under Section 5.1(a) of the Note Purchase Agreement, authorizing the execution, delivery and performance by Aurora of the Note Documents to which it is a party and the consummation of the transactions contemplated therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect on the date hereof.

4. Attached hereto as Exhibit D is a true, correct and complete a copy of the appointment of any representative or attorney in fact of Aurora which executes any Note Document and which is not an officer of Aurora.

5. The below-named persons have been duly elected and qualified and on ____________, _____, were and at all time subsequent thereto, including the date hereof, have been officers of the Issuer, holding the offices indicated opposite their respective names, and the signatures set forth opposite their respective names are their genuine signatures.

Name	Office	Signature
________________	________________	________________
________________	________________	________________

DATED AND EFFECTIVE as of this _____ day of ____, 200_.

AURORA ENERGY, LTD., a Nevada corporation

By:________________________________
Name:______________________________
Title:_______________________________

The undersigned hereby certifies that _____________ who executed the foregoing certificate is the duly elected ______________ of Aurora, and the signature set forth above his name is his genuine signature.

____
Name: ____________________________
Title:_____________________________

EXHIBIT P

AURORA ANTRIM NORTH, LLC

Form of Compliance Certificate

The undersigned, _____________, the duly elected, qualified and acting ___________ of Aurora Antrim North, LLC, a Michigan limited liability company (the "Company"), and _____________, the duly elected, qualified and acting __________ of the Company hereby certify in connection with that certain Note Purchase Agreement dated as of July __, 2004 (the "Note Purchase Agreement"), among the Company, Aurora Energy, Ltd., a Nevada corporation ("Parent"), TCW Asset Management Company, a California corporation ("Tamco"), acting in the capacities set forth therein and as Collateral Agent and Administrative Agent and the Purchasers (each as defined therein), on behalf of the Company that:

1. All representations and warranties made by any Related Party in any Note Document shall be true in all material respects on and as of the date hereof (except to the extent that the facts upon which such representations are based (i) have been changed by the extension of credit hereunder and (ii) are true and correct in all material respects only when taken together with all other representations and warranties thereof in any Note Document previously delivered) as if such representations and warranties had been made as of the date hereof.

2. No Default exists at the date hereof.

3. No Material Adverse Effect has occurred since the date of this Agreement.

4. Each Related Party has performed and complied in all material respects with all agreements and conditions required in the Note Documents to be performed or complied with by it on or prior to the date hereof.

Capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Note Purchase Agreement.

DATED AND EFFECTIVE as of this ___ day of ____, 200_.

AURORA ANTRIM NORTH, LLC,
a Michigan limited liability company

____

____

Exhibit Q

FORM OF LETTER DIRECTING PAYMENT TO COLLATERAL ACCOUNT

[Aurora Antrim North, LLC Letterhead]

[Purchaser Address]

Re: [INSERT SPECIFIC PROPERTY/LEASEHOLD INFORMATION]

Ladies and Gentlemen:

We hereby irrevocably authorize and direct you to make all payments owed by you to us in connection with [INSERT SPECIFIC PROPERTY/LEASEHOLD INFORMATION], payable to Aurora Antrim North, LLC and forward said payments directly by (i) mail to [______________________] or (ii) wire transfer to [______________________]. The instructions set forth herein are irrevocable and are not subject to modification in any manner unless you are so notified in writing and said writing is executed by both TCW Asset Management Company and the undersigned.

Very truly yours,

AURORA ANTRIM NORTH, LLC,
a Michigan limited liability company

By: ________________________
Name:
Title:

Schedule 1.1 (a)

Description of Use of Funds - Approved Capital Expenditures

See Total Cost column of Development Plan (Schedule 2.5)

SCHEDULE 1.1(b)

MAXIMUM APPROVED LOE

Period	Fixed Lease Operating Expense ($/well/month)	Variable Expense ($mcf)
2004	1,000	.80
2005	950	.80
2006	900	.80
2007	850	.80
2008	830	.70
2009	810	.70
2010	630	.70
2011 and Thereafter	455	.70

Variable expenses include costs related to compression, CO2 extraction, dehydration and transportation.

Schedule 1.1(c)

Operating Agreement - Issuer

OPERATING AGREEMENT
FOR
AURORA ANTRIM NORTH, L.L.C.

A Michigan Limited Liability Company

THIS OPERATING AGREEMENT is made and entered into as of January 18, 2001, by and among Aurora Antrim North, L.L.C., a Michigan Limited Liability Company (the "Company") and the persons executing this Operating Agreement as members of the Company and all of those who shall hereafter be admitted as members (individually, a "Member" and collectively, the "Members") who agree as follows:

ARTICLE I
ORGANIZATION

1.1 Formation. The Company has been organized as a Michigan Limited Liability Company under and pursuant to the Michigan Limited Liability Company Act, being Act No. 23, Public Acts of 1993, (the "Act") by the filing of Articles of Organization ("Articles") with the Department of Commerce of the State of Michigan as required by the Act.

1.2 Name. The name of the Company shall be Aurora Antrim North, L.L.C. The Company has been duly organized under the Act and has filed its Articles of Organization for a Domestic Limited Liability Company with the Michigan Department of Commerce. The Michigan Department of Commerce has assigned to the Company the Limited Liability Company Identification Number of B80030. The Articles of Organization are incorporated into this Agreement by reference. The Registered Office of the Company shall be located at 3760 N. US-31 South, Traverse City, MI 49684, and the Registered Agent shall be William W. Deneau.

1.3 Purposes. The purpose or purposes for which the Company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

1.4 Duration. The Company shall continue in existence for the period fixed in the Articles for the duration of the Company or until the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or this Operating Agreement.

1.5 Intention for Company. The Members have formed the Company as a Limited Liability Company under and pursuant to the Act. The Members specifically intend and agree that the Company not be a partnership (including, a limited partnership) or any other venture, but a limited liability company under and pursuant to the Act. No Member shall be construed to be a partner in the Company or a partner of any other Member or person and the Articles, this Operating Agreement and the relationships created thereby and arising therefrom shall not be construed to

suggest otherwise.

ARTICLE II
BOOKS, RECORDS AND ACCOUNTING

2.1 Books and Records. The Company shall maintain complete and accurate books and records of the Company's business and affairs as required by the Act and such books and records shall be kept at the Company's Registered Office.

2.2 Fiscal year; Accounting. The Company's fiscal year shall be the calendar year. The particular accounting methods and principles to be followed by the Company shall be selected by the Members from time to time.

2.3 Reports. The Company shall provide reports concerning the financial condition and results of operation of the Company and the Capital Accounts of the Members to the Members in the time, manner and form as the Manager determines. Such reports shall be provided at least annually as soon as practicable after the end of each calendar year and shall include a statement of each Member's share of profits and other items of income, gain, loss, deduction and credit.

2.4 Member's Accounts. Separate Capital Accounts for each Member shall be maintained by the Company. Each Member's Capital Account shall reflect the Member's capital contributions and increases for the Member's share of any net income or gain of the Company. Each Member's Capital Account shall also reflect decreases for distributions made to the Member and the Member's share of any losses and deductions of the Company. The 'Capital Account' of a Member shall mean the capital account of that Member from the inception of the Company as determined in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations or any successor provision.

ARTICLE III
CAPITAL CONTRIBUTIONS

3.1 Initial Commitments and Contributions. By the execution of this Operating Agreement, the initial Members hereby agree to make the capital contributions as set forth in the attached Exhibit "A". The interests of the respective Members in the total capital of the Company (their respective "Sharing Ratios," as adjusted from time to time to reflect changes in the Capital Accounts of the Members and the total capital in the Company) is also set forth in Exhibit "A". Any additional Member (other than an assignee of a membership interest who has been admitted as a Member) shall make the capital contribution set forth in an Admission Agreement to be entered into between the Company and any such additional Member. No interest shall accrue on any capital contribution and no Member shall have any right to withdraw or to be repaid any capital contribution except as provided in this Operating Agreement.

3.2 Additional Contributions. In addition to the initial capital contributions, the

Manager may determine from time to time that additional capital contributions are needed to enable the Company to conduct its business and affairs. Upon making such a determination, notice thereof shall be given to the Members who is requested to make such additional capital contributions in writing at least ten (10) business days prior to the date on which such additional contributions are due. Such notice shall describe in reasonable detail the purposes and uses of such additional capital, the amounts of additional capital required, and the date by which payment of the additional capital is required. Such Member(s) shall be obligated to make such additional capital contribution to the extent of any unfulfilled commitment.

3.3 Failure to Contribute. If any Member fails to make a capital contribution when required, the Company may, in addition to the other rights and remedies the Company may have under the Act or applicable law, take such enforcement action (including, the commencement and prosecution of court proceedings) against such Member as the company considers appropriate. Moreover, the remaining Members may elect to contribute the amount of such required capital themselves. In such an event, the remaining Members shall be entitled to treat such amounts as an extension of credit to such defaulting Member, payable upon demand, with interest accruing thereon at the rate of 3.0% above the prime lending rate at the bank where the Company transacts its banking business per annum until paid, all of which shall be secured by such defaulting Member's interest in the Company, hereby granting to each Member who may hereafter grant such an extension of credit, a security interest in such defaulting Member's interest in the Company.

ARTICLE IV
ALLOCATIONS AND DISTRIBUTIONS

4.1 Allocations. Except as may be required by the Internal Revenue Code of 1986 as amended or this Operating Agreement, net profits, net losses, and other items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members in accordance with their Sharing Ratios.

4.2 Distributions. The Company may make distributions to the Members from time to time. Distributions may be made only after the Company determines in his reasonable judgment, that the Company has sufficient cash on hand which exceeds the current and the anticipated needs of the Company to fulfill its business purposes (including, needs for operating expenses, debt service, acquisitions, reserves and mandatory distributions, if any). All distributions shall be made to the Members in accordance with their Sharing Ratios. Distributions shall be in cash or property or partially in both, as determined by the Company. No distribution shall be declared or made if, after giving it effect, the Company would not be able to pay its debts as they become due in the usual course of business or the Company's total assets would be less than the sum of its total liabilities plus the amount that would be needed if the Company were to be dissolved at the time of the distribution to satisfy the preferential rights of other Members upon dissolution that are superior to the rights of the members receiving the distribution.

In the event that at the end of any Company taxable year any Member's capital account is

adjusted for, or such partner is allocated, or there is distributed to such Member, any item described in §1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, or any successor provision in an amount not reasonably expected at the end of such year, and such treatment creates a deficit balance in that Member's capital account, then such Member shall be allocated all items of income and gain of the Company for such year and for all subsequent taxable years of the Company until such deficit balance has been eliminated.

ARTICLE V
DISPOSITION OF MEMBERSHIP INTERESTS

5.1 General. Every sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation or other disposition of any membership interest shall be made only upon compliance with this Article. No membership interest shall be disposed of if the disposition would cause a termination of the Company under the Internal Revenue Code of 1986, as amended; without compliance with any and all state and federal securities laws and regulations; and unless the assignee of the membership interest provides the Company with the information and agreements that the Company may require in connection with such disposition. Any attempted disposition of a membership interest in violation of this Article is null and void ab initio.

5.2 Permitted Dispositions. Subject to the provisions of this Article, a Member may assign such Member's membership interest in the Company in whole or in part. The assignment of a membership interest does not itself entitle the assignee to participate in the management and affairs of the Company or to become a Member. Such assignee is only entitled to receive, to the extent assigned, the distributions the assigning Member would otherwise be entitled to.

5.3 Admission of Substitute Members. An assignee of a membership interest shall be admitted as a Substitute Member and shall be entitled to all the rights and powers of the assignor only if the other Members unanimously consent. If admitted, the Substitute Member, has to the extent assigned, all of the rights and powers, and is subject to all of the restrictions and liabilities of a Member.

ARTICLE VI
MEETINGS OF MEMBERS

6.1 Voting. All Members shall be entitled to vote on any matter submitted to a vote of Members. Notwithstanding the foregoing, the Members shall have the right to vote on all of the following: (a) the dissolution of the Company pursuant to Paragraph 9.1(c) of this Operating Agreement; (b) the merger of the Company; (c) selection of the Manager; (d) an amendment to the Articles; or (e) the sale, exchange, lease or other transfer of all or substantially all of the assets of the Company other than in the ordinary course of business.

6.2 Required Vote. Unless a greater vote is required by the Act or the Articles, the affirmative vote or consent of seventy percent (70%) of the Sharing Ratios of all the Members entitled to vote or consent on such matter shall be required.

6.3 Meetings. Meetings of Members for any proper purpose or purposes may be called at any time by the holders of at least fifty percent (50%) of the Sharing Ratios of all Members. The Company shall deliver or mail written notice stating the date, time, place and purposes of any meeting to each Member entitled to vote at the meeting. Such notice shall be given not less than ten (10) no more than sixty (60) days before the date of the meeting. All meetings of Members shall be presided over by a Chairperson who shall be selected by the attending Members.

6.4 Consent. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all membership interests entitled to vote on the action were present and voted. Every written consent shall bear the date and signature of each Member who signs the consent. Prompt notice of the taking of action without a meeting by less than unanimous written consent shall be given to all Members who have not consented in writing to such action.

ARTICLE VII
MANAGEMENT

7.1 Management of Business. The Company shall be managed by the Manager. The Manager shall be Aurora Energy, Ltd.

7.2 General Powers of the Manager. Except as may otherwise be provided in this Operating Agreement, the ordinary and usual decisions concerning the business and affairs of the Company shall be made by the Manager. The Manager has the power, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company, including, the power to: (a) purchase, lease or otherwise acquire any real or personal property; (b) sell, convey, mortgage, grant a security interest in, pledge, lease, exchange or otherwise dispose or encumber any

real or personal property; (c) open one or more depository accounts and make deposits into and checks and withdrawals against such accounts; (d) borrow money, incur liabilities, and other obligations; (e) enter into any and all agreements and execute any and all contracts, documents and instruments; (f) engage employees and agents, define their respective duties, and establish their compensation or remuneration; (g) establish pension plans, trusts, profit sharing plans and other benefit and incentive plans for Members, employees and agents of the Company; (h) obtain insurance covering the business and affairs of the Company and its property and on the lives and well being of its Member employees and agents; (i) commence prosecute or defend any proceeding in the Company's name; and (j) participate with others in partnerships, joint ventures and other associations and strategic alliances.

ARTICLE VIII
EXCULPATION OF LIABILITY; INDEMNIFICATION

8.1 Exculpation of Liability. Unless otherwise provided by law or expressly assumed, a person who is a Member and/or the Manager shall not be liable for acts, debts or liabilities of the Company.

8.2 Indemnification. Except as otherwise provided in this Article, the Company shall indemnify any Member, employee, Manager or agent of the Company who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, other than an action by or in the right of the Company, by reason of the fact that such person is or was a Member, employee, Manager or agent of the Company against expenses, including attorneys fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, if the person acted in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner that such person reasonably believed to be in the best interests of the Company and with respect to a criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful. To the extent that a Member, employee or agent of the Company has been successful on the merits or otherwise in defense of an action, suit or proceeding or in defense of any claim, issue or other matter in the action, suit or proceeding, such person shall be indemnified against actual and reasonable expenses, including attorneys fees, incurred by such person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided herein. Any indemnification permitted under this Article, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that the indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made by a majority vote of the Members who are not parties or threatened to be made parties to the action, suit or proceeding. Notwithstanding the foregoing to the contrary, no indemnification shall be provided to any Member, employee, Manager or agent of the Company for or in connection with the receipt of a financial benefit to which such person is not entitled, voting for or assenting to a distribution to

Members in violation of this Operating Agreement or the Act, or a knowing violation of law.

ARTICLE IX
DISSOLUTION AND WINDING UP

9.1 Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events: (a) at any time specified in the Articles or this Operating Agreement; (b) upon the happening of any event specified in the Articles or this Operating Agreement; (c) by the unanimous consent of all of the Members; (d) upon the death, withdrawal, expulsion, bankruptcy, or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company unless within ninety (90) days after the disassociation of membership as so provided in subparagraph (d), a majority of the remaining Members consent to continue the business of the Company and to the admission of one or more Members as necessary.

9.2 Winding Up the Affairs of the Company. The Manager shall be responsible for winding up the affairs of the Company, unless otherwise provided by judicial decree.

Upon dissolution and commencement of winding up the Company, a Certificate of Dissolution shall be executed and filed with the Michigan Department of Commerce. Said Certificate shall comply with the requirements set out in the Act.

The Company shall at such time provide each Member with a notice that the Company has dissolved. Such notice shall also disclose to the extent possible the assets of the Company and the fair market value thereof, together with the names of all creditors of the Company and the amounts owing to such creditors.

Upon winding up of the Company, the assets shall be distributed in the following order:

(a) To creditors, including Members who are creditors;

(b) All remaining assets shall be distributed to the Members in the proportion that their membership interest at such time bears to all outstanding membership interests.

All distributions in liquidation of the Company of any Member's interest in the Company shall be in an amount equal to the positive balance in the Capital Account of each member whose interest is being liquidated as that account is determined after all adjustments to such account for the taxable year of the Company during which the liquidation occurs as are required by Treasury Regulations §1.704-1(b). Such adjustments shall be made within the time specified in such Regulations.

Before the assets of the Company are distributed pursuant to this section, the Company shall file all tax returns and pay all tax obligations as required by law.

The affairs of the Company shall be wound up within ninety (90) days of the occurrence of an event specified in Section 9.1 above.

ARTICLE X
MISCELLANEOUS PROVISIONS

10.1 Terms. Nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the person or persons, firm or corporation may in the context require.

10.2 Article Headings. The Article headings contained in this Operating Agreement have been inserted only as a matter of convenience and for reference, and in no way shall be construed to define, limit or describe the scope or intent of any provision of this Operating Agreement.

10.3 Counterparts. This Operating Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same.

10.4 Entire Agreement. This Operating Agreement constitutes the entire agreement among the parties hereto and contains all of the agreements among said parties with respect to the subject matter hereof. This Operating Agreement supersedes any and all other agreements, either oral or written, between said parties with respect to the subject matter hereof.

10.5 Severability. The invalidity or unenforceability of any particular provision of this Operating Agreement shall not affect the other provisions hereof, and this Operating Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

10.6 Amendment. This Operating Agreement may be amended or revoked at any time by a written agreement executed by all of the parties to this Operating Agreement. No change or modification to this Operating Agreement shall be valid unless in writing and signed by all of the parties to this Operating Agreement.

10.7 Notices. Any notice permitted or required under this Operating Agreement shall be conveyed to the party at the address reflected in this Operating Agreement and will be deemed to have been given, when deposited in the United States mail, postage paid, or when delivered in person, or by courier or by facsimile transmission.

10.8 Binding Effect. Subject to the Provisions of this Operating Agreement relating to transferability, this Operating Agreement will be binding upon and shall inure to the benefit of the parties, and their respective distributees, heirs, successors and assigns.

10.9 Governing Law. This Operating Agreement is being executed and delivered

in the State of Michigan and shall be governed by, construed and enforced in accordance with the laws of the State of Michigan.

10.10 Conflicting or Omitted Provisions. To the extent permitted, where in conflict with the Act, the terms of this Agreement will prevail. As to those matters not specifically addressed herein, where applicable, the provisions of the Act will govern.

10.11 Confidentiality. Except as provided for herein, the parties to this Agreement shall keep all terms of this Agreement confidential.

10.12 Drafting of Agreement. In the event a dispute arises between the parties in a court of law or otherwise as to the meaning or interpretation of this Agreement or the rights and responsibilities of the parties created hereunder, this Agreement shall be deemed to have been drafted by all parties thereto.

IN WITNESS WHEREOF, the parties hereto make and execute this Operating Agreement on the dates set below their names, to be effective on the date first above written.

WITNESSETH:

[signature]

AURORA ENERGY LTD., MEMBER

[signature]

By: William W. Deneau
Its: President

[signature]

AURORA ANTRIM NORTH, L.L.C., MEMBER

[signature]

By: Aurora Energy, Ltd., Its Manager,
by William W. Deneau, President

EXHIBIT "A"
to Operating Agreement for
Aurora Antrim North, L.L.C.

Members	Initial Capital Contribution	Interest in Capital
1. Aurora Energy, Ltd.	$100.00, plus 90% of the working interest owned by Aurora Energy, Ltd. in the Treasure Island, and 100% of the Working interest in Hudson JV, Ravine Creek, and Gehrke Antrim Unit	100%

Schedule 2.5

Development Plan

Aurora Energy, Ltd.
Antrim Shale Development Plan
July 21, 2004

Drilling Month	Unit Name	PDNP	Carried PUD	Non-Carried PUD	Non-Carried Probable	Available W.I. %	Partner % of Costs	Partner W.I.%	Aurora % of Costs	Aurora W.I.%	Cost Per Well	Partner's Cost	Aurora's Cost	Total Cost	Aurora Net Wells
Aug-04	Treasure Island	1	5	0	0	90.00%	79.20%	72.00%	10.80%	18.00%	$ 180,333	$ 856,942	$ 116,856	$ 973,798	1.08
Aug-04	Nicholson Hill #1	2	3	0	0	100.00%	88.00%	80.00%	12.00%	20.00%	$ 184,000	$ 809,600	$ 110,400	$ 920,000	1.00
Aug-04	Nicholson Hill #1	0	0	0	1	100.00%	80.00%	80.00%	20.00%	20.00%	$ 184,000	$ 147,200	$ 36,800	$ 184,000	0.20
Aug-04	Seguin	1	0	0	0	100.00%	88.00%	80.00%	12.00%	20.00%	$ 42,000	$ 36,960	$ 5,040	$ 42,000	0.20
Aug-04	Seguin	0	9	0	0	100.00%	88.00%	80.00%	12.00%	20.00%	$ 178,500	$ 1,413,720	$ 192,780	$ 1,606,500	1.80
Aug-04	Hudson 34	1	0	0	0	46.58%	53.42%	53.42%	46.58%	46.58%	$ 42,000	$ 22,436	$ 19,564	$ 42,000	0.47
Aug-04	Hudson 34	0	0	4	0	46.58%	53.42%	53.42%	46.58%	46.58%	$ 281,000	$ 600,441	$ 523,559	$ 1,124,000	1.86
Sep-04	Black Bean #2	1	0	0	0	72.85%	64.11%	58.28%	8.74%	14.57%	$ 50,000	$ 32,054	$ 4,371	$ 36,425	0.15
Sep-04	Black Bean #2	0	4	0	0	72.85%	64.11%	58.28%	8.74%	14.57%	$ 168,875	$ 433,050	$ 59,052	$ 492,102	0.58
Sep-04	Black Bean #3	0	4	0	0	72.85%	64.11%	58.28%	8.74%	14.57%	$ 173,000	$ 443,627	$ 60,495	$ 504,122	0.58
Sep-04	Mackinaw #2	0	0	0	10	100.00%	80.00%	80.00%	20.00%	20.00%	$ 215,750	$ 1,726,000	$ 431,500	$ 2,157,500	2.00
Sep-04	Mackinaw #2	1	4	0	0	100.00%	88.00%	80.00%	12.00%	20.00%	$ 215,751	$ 949,304	$ 129,451	$ 1,078,755	1.00
Sep-04	Hudson 34	0	0	4	1	46.58%	53.42%	53.42%	46.58%	46.58%	$ 281,000	$ 750,551	$ 654,449	$ 1,405,000	2.33
Sep-04	Hudson NE	0	0	0	5	48.54%	51.46%	51.46%	48.54%	48.54%	$ 233,000	$ 599,509	$ 565,491	$ 1,165,000	2.43
Sep-04	Alpena LP Pipeline	20% of $2,000,000										$ 1,600,000	$ 400,000	$ 2,000,000	-
THIRD QUARTER 2004 SUBTO		7	29	8	17							$ 10,421,395	$ 3,309,807	$ 13,731,202	15.68
Oct-04	Green Bean #1	0	5	0	0	100.00%	88.00%	80.00%	12.00%	20.00%	$ 195,000	$ 858,000	$ 117,000	$ 975,000	1.00
Oct-04	Green Bean #2	0	5	0	0	100.00%	88.00%	80.00%	12.00%	20.00%	$ 178,846	$ 786,922	$ 107,308	$ 894,230	1.00
Oct-04	Black Bean #1	0	3	0	0	36.00%	31.68%	28.80%	4.32%	7.20%	$ 168,600	$ 160,237	$ 21,851	$ 182,088	0.22
Oct-04	Paxton Quarry	0	2	0	0	99.00%	87.12%	79.20%	11.88%	19.80%	$ 173,000	$ 301,435	$ 41,105	$ 342,540	0.40
Oct-04	Seguin	0	0	0	5	100.00%	80.00%	80.00%	20.00%	20.00%	$ 178,500	$ 714,000	$ 178,500	$ 892,500	1.00
Oct-04	Hudson 34	0	0	0	10	46.58%	53.42%	53.42%	46.58%	46.58%	$ 281,000	$ 1,501,102	$ 1,308,898	$ 2,810,000	4.66
Oct-04	Lease Operating Advance												$ 300,000	$ 300,000	-
Nov-04	Leeseberg #1	0	5	0	0	100.00%	88.00%	80.00%	12.00%	20.00%	$ 175,750	$ 773,300	$ 105,450	$ 878,750	1.00
Nov-04	Green Bean #1	0	5	0	0	100.00%	88.00%	80.00%	12.00%	20.00%	$ 195,000	$ 858,000	$ 117,000	$ 975,000	1.00
Nov-04	Nicholson Hill #2	1	4	0	10	100.00%	88.00%	80.00%	12.00%	20.00%	$ 161,000	$ 2,125,200	$ 289,800	$ 2,415,000	3.00
Nov-04	Mackinaw #2	0	0	0	5	100.00%	88.00%	80.00%	12.00%	20.00%	$ 215,750	$ 949,300	$ 129,450	$ 1,078,750	1.00
Nov-04	Hudson NE	0	0	0	10	48.54%	51.46%	51.46%	48.54%	48.54%	$ 233,000	$ 1,199,018	$ 1,130,982	$ 2,330,000	4.85
Dec-04	El Dorado	0	5	0	0	100.00%	88.00%	80.00%	12.00%	20.00%	$ 200,000	$ 880,000	$ 120,000	$ 1,000,000	1.00
Dec-04	Gehrks	1	0	0	0	100.00%	88.00%	80.00%	12.00%	20.00%	$ 42,000	$ 36,960	$ 5,040	$ 42,000	0.20
Dec-04	Gehrke	0	4	0	0	100.00%	88.00%	80.00%	12.00%	20.00%	$ 165,667	$ 583,148	$ 79,520	$ 662,668	0.80
Dec-04	Clear Lake - vert.	0	7	0	0	100.00%	88.00%	80.00%	12.00%	20.00%	$ 189,686	$ 1,168,466	$ 159,336	$ 1,327,802	1.40
Dec-04	Clear Lake - Horiz.	0	2	0	0	100.00%	88.00%	80.00%	12.00%	20.00%	$ 401,450	$ 706,552	$ 96,348	$ 802,900	0.40
Jan-04	Black Bear	2	0	12	1	100.00%	0.00%	0.00%	100.00%	100.00%	$ 233,000	$ -	$ 3,495,000	$ 3,495,000	15.00
FOURTH QUARTER 2004		4	47	12	41							$ 13,601,641	$ 7,802,587	$ 21,404,228	37.92

Aurora Energy, Ltd.
Antrim Shale Development Plan
July 21, 2004

Drilling Month	Unit Name	PDNP	Carried PUD	Non-Carried PUD	Non-Carried Probable	Available W.I. %	Partner % of Costs	Partner W.I.%	Aurora % of Costs	Aurora W.I.%	Cost Per Well	Partner's Cost	Aurora's Cost	Total Cost	Aurora Net Wells
Jan-04	Clear Lake - Horiz.	0	1	0	0	100.00%	88.00%	80.00%	12.00%	20.00%	$ 401,450	$ 353,276	$ 48,174	$ 401,450	0.20
Jan-04	Beyer	0	3	0	0	38.00%	30.40%	30.40%	7.60%	7.60%	$ 173,000	$ 894,064	$ 223,516	$ 1,117,580	1.29
Jan-04	Hudson NE	0	0	0	5	48.54%	51.46%	51.46%	48.54%	48.54%	$ 233,000	$ 599,509	$ 565,491	$ 1,165,000	2.43
Feb-04	Hudson SW	1	0	0	0	37.54%	62.46%	62.46%	37.54%	37.54%	$ 42,000	$ 26,233	$ 15,767	$ 42,000	0.38
Feb-04	Hudson SW	0	0	4	1	37.54%	62.46%	62.46%	37.54%	37.54%	$ 281,000	$ 877,563	$ 527,437	$ 1,405,000	1.88
Feb-04	Hudson NW	0	0	0	10	74.92%	25.08%	25.08%	74.92%	74.92%	$ 233,000	$ 584,364	$ 1,745,636	$ 2,330,000	7.49
Feb-04	Hudson SW	0	0	0	10	37.54%	62.46%	62.46%	37.54%	37.54%	$ 281,000	$ 1,755,126	$ 1,054,874	$ 2,810,000	3.75
Feb-04	Hudson NW	0	0	0	10	74.92%	25.08%	25.08%	74.92%	74.92%	$ 233,000	$ 584,364	$ 1,745,636	$ 2,330,000	7.49
	Hudson LP Pipeline	50% of $1,500,000										$ 750,000	$ 750,000	$ 1,500,000	
FIRST QUARTER 2005 SUBTO		1	4	4	36							$ 6,424,499	$ 6,676,531	$ 13,101,030	24.91
Drilling and Completion Contingencies Net To Aurora (all projects)													$ 700,000	$ 700,000	
GRAND TOTAL		12	80	24	94	Total Wells:		210				$ 30,447,535	$ 18,488,925	$ 48,936,460	78.51

Schedule 4.1(d)(i)

Audited Financial Statements and Balance Sheet

AURORA ENERGY, LTD.
AND
SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED

December 31, 2003, 2002 and 2001

AURORA ENERGY, LTD. AND SUBSIDIARIES

TABLE OF CONTENTS

INDEPENDENT AUDITORS' REPORT

March 2, 2004, except for Note 17
which is as of May 14, 2004

Shareholders and Board of Directors
Aurora Energy, Ltd.
Traverse City, Michigan

We have audited the accompanying consolidated balance sheets of ***Aurora Energy, Ltd. and Subsidiaries*** as of December 31, 2003, 2002 and 2001 and the related consolidated statements of operations, changes in shareholders' equity and minority interest and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ***Aurora Energy, Ltd. and Subsidiaries*** as of December 31, 2003, 2002 and 2001 and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Rehmann Robson

250 E. Front St., 2nd Floor
P.O. Box 808
Traverse City, MI 49685

231.946.3230
FAX 231.946.3955
www.rehmann.com

AURORA ENERGY, LTD.

CONSOLIDATED BALANCE SHEETS

ASSETS	December 31 2003	2002	2001
Current assets			
Cash and cash equivalents	$ 1,045,752	$ 470,942	$ 297,791
Program designated cash	-	14,176	14,347
Accounts receivable	1,042,450	393,972	271,555
Note receivable	120,905	-	-
Prepaid expenses	71,489	14,987	16,767
Total current assets	2,280,596	894,077	600,460
Oil and gas properties, using full cost accounting			
Inventory	4,621	33,444	66,995
Properties being amortized	11,794,654	5,781,526	2,833,777
Properties not subject to amortization	2,106,400	3,950,389	3,839,823
Total oil and gas properties	13,905,675	9,765,359	6,740,595
Less accumulated amortization	425,077	424,084	342,728
Oil and gas properties, net	13,480,598	9,341,275	6,397,867
Property and equipment, net	69,366	156,983	228,959
Total assets	$ 15,830,560	$ 10,392,335	$ 7,227,286

The accompanying notes are an integral part of these consolidated financial statements.

LIABILITIES AND SHAREHOLDERS' EQUITY	December 31 2003	2002	2001
Current liabilities			
Accounts payable	$ 1,281,568	$ 1,456,454	$ 1,079,541
Accrued expenses	148,021	205,983	161,456
Drilling advances	34,855	117,750	3,732
Deposit on sale of common stock	-	100,000	-
Program designated funds	-	14,176	14,347
Short-term bank borrowings	-	1,250,000	767,755
Current portion of obligations under capital leases	254,021	213,259	238,514
Current portion of note payable - other	60,000	-	-
Total current liabilities	1,778,465	3,357,622	2,265,345
Long-term liabilities			
Reserve base lending	498,675	-	-
Obligations under capital leases, net of current portion	742,768	242,465	322,224
Notes payable - related parties	3,241,847	3,489,936	3,211,537
Note payable - other, net of current portion	247,935	-	-
Mezzanine financing	4,200,400	-	-
Total long-term liabilities	8,931,625	3,732,401	3,533,761
Total liabilities	10,710,090	7,090,023	5,799,106
Minority interest in net assets of subsidiaries	1,491,822	1,506,385	694,587
Shareholders' equity			
Common stock, $.001 par value; 24,500,000 shares authorized; 11,432,824 shares issued and outstanding (11,202,824 in 2002, 11,192,824 in 2001)	11,433	11,203	11,193
Preferred stock, $1.50 par value; 500,000 shares authorized; 410,461 shares issued and outstanding	615,692	615,692	615,692
Additional paid-in capital	3,870,222	3,740,452	3,641,568
Accumulated deficit	(868,699)	(2,571,420)	(3,534,860)
Total shareholders' equity	3,628,648	1,795,927	733,593
Total liabilities and shareholders' equity	$ 15,830,560	$ 10,392,335	$ 7,227,286

The accompanying notes are an integral part of these consolidated financial statements.

AURORA ENERGY, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31		
	2003	2002	2001
Revenues			
Oil and gas sales	$ 1,094,612	$ 730,281	$ 916,573
Lease renewal fees	-	1,832,272	-
Gain on sale of oil and gas properties	2,814,222	-	-
Interest income	8,478	1,558	13,000
Other income	1,921,285	939,073	608,171
Total revenues	5,838,597	3,503,184	1,537,744
Expenses			
General and administrative	1,464,736	1,224,940	1,138,394
Production and lease operating	920,439	945,340	964,628
Depreciation and amortization	188,623	114,321	235,836
Interest	416,690	303,355	230,816
Total expenses	2,990,488	2,587,956	2,569,674
Income (loss) before minority interest	2,848,109	915,228	(1,031,930)
Minority interest in (income) loss of subsidiaries	(1,145,388)	48,212	25,977
Net income (loss)	$ 1,702,721	$ 963,440	$ (1,005,953)

The accompanying notes are an integral part of these consolidated financial statements.

AURORA ENERGY, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY AND MINORITY INTEREST

	Common Stock		Preferred Stock	
	Shares	Amount	Shares	Amount
Balances at January 1, 2001	10,467,030	$ 10,467	311,111	$ 466,667
Issuance of common stock for cash at $0.75 per share (net of issuance costs of $39,000)	702,667	703	-	-
Issuance of preferred stock in exchange for oil and gas interests at $1.50 per share	-	-	99,350	149,025
Issuance of common stock in exchange for consulting services at $.825 per share	23,127	23	-	-
Capital contribution by minority members, a portion of which was conveyed to Aurora	-	-	-	-
Net loss	-	-	-	-
Balances at December 31, 2001	11,192,824	11,193	410,461	615,692
Issuance of common stock for cash upon exercise of options at $0.50 per share	10,000	10	-	-
Capital contribution by minority members, a portion of which was conveyed to Aurora	-	-	-	-
Distributions to minority members	-	-	-	-
Net income (loss)	-	-	-	-
Balances at December 31, 2002	11,202,824	11,203	410,461	615,692
Issuance of common stock for cash at $0.50 per share	200,000	200	-	-
Issuance of common stock in exchange for interest in certain oil and gas properties at $1.00 per share	30,000	30	-	-
Capital contribution by minority members	-	-	-	-
Distributions to minority members	-	-	-	-
Net income	-	-	-	-
Balances at December 31, 2003	11,432,824	$ 11,433	410,461	$ 615,692

The accompanying notes are an integral part of these consolidated financial statements.

Additional Paid-in Capital	Accumulated Deficit	Total Shareholders' Equity	Minority Interest (Deficiency) in Net assets of Subsidiaries
$ 3,078,567	$ (2,528,907)	$ 1,026,794	$ (33,429)
487,297	-	488,000	-
-	-	149,025	-
19,172	-	19,195	-
56,532	-	56,532	753,993
-	(1,005,953)	(1,005,953)	(25,977)
3,641,568	(3,534,860)	733,593	694,587
4,990	-	5,000	-
93,894	-	93,894	898,604
-	-	-	(38,594)
-	963,440	963,440	(48,212)
3,740,452	(2,571,420)	1,795,927	1,506,385
99,800	-	100,000	-
29,970	-	30,000	-
-	-	-	114,842
-	-	-	(1,274,793)
-	1,702,721	1,702,721	1,145,388
$ 3,870,222	$ (868,699)	$ 3,628,648	$ 1,491,822

The accompanying notes are an integral part of these consolidated financial statements.

AURORA ENERGY, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31		
	2003	2002	2001
Cash flows from operating activities			
Net income (loss)	$ 1,702,721	$ 963,440	$ (1,005,953)
Adjustments to reconcile net income (loss) to net casl (used in) provided by operating actvitie:			
Depreciation and amortizatior	188,623	114,321	235,836
Gain on sale of oil and gas propertie:	(2,814,222)	-	-
Disposal of property and equipment	-	51,593	-
Advance for service:	(160,000)	-	-
Payments received in the form of services on note receivable	39,095	-	-
Common stock issued in exchange for service:	-	-	19,195
Minority interest in income (loss) of subsidiarie	1,145,388	(48,212)	(25,977)
Changes in operating assets and liabilities whicl (used) provided cash:			
Accounts receivabl	(648,478)	(122,416)	(80,108)
Prepaid expenses	(56,503)	1,777	(14,022)
Inventory	28,823	33,551	(66,995)
Accounts payable	(174,887)	376,912	162,469
Drilling advance:	(82,895)	114,018	141,696
Accrued expenses	(57,962)	8,164	(63,348)
Net cash (used in) provided by operating activities	(890,297)	1,493,148	(697,207)
Cash flows from investing activities			
Proceeds from sale of oil and gas propertie:	8,475,080	1,919,067	667,875
Amounts paid to investors and other owners	(2,007,965)	-	-
Capital expenditures for oil and gas working interests	(1,590,025)	(3,675,968)	(2,205,210)
Capital expenditures for oil and gas development	(6,395,001)	(1,337,866)	(1,907,980)
Working interest owner reimbursements	113,300	34,285	-
Capital expenditures for property and equipmeni	(20,317)	(10,416)	(127,599)
Net cash used in investing activities	(1,424,928)	(3,070,898)	(3,572,914)
Cash flows from financing activities			
Net short-term bank (payments) borrowing:	(1,250,000)	482,245	17,755
Advances from mezzanine financin;	4,200,400	-	-
Advances from reserve base lendin;	498,676	-	-
Deposit on sale of common stock	(100,000)	100,000	-
(Reimbursements to) advances from related partie:	(248,089)	278,399	2,856,217
Proceeds from capital lease	880,000	60,200	369,880
Payments on capital lease obligation:	(338,938)	(165,211)	(75,584)
Capital contribution by minority interest member	114,844	1,028,862	863,700
Proceeds from notes payable - othe:	307,935	-	-
Distributions to minority interest member	(1,274,793)	(38,594)	-
Net proceeds from issuance of common stock	100,000	5,000	488,000
Net cash provided by financing activities	2,890,035	1,750,901	4,519,968
Net increase in cash and cash equivalents	574,810	173,151	249,847
Cash and cash equivalents, beginning of yea	470,942	297,791	47,944
Cash and cash equivalents, end of year	$ 1,045,752	$ 470,942	$ 297,791

The accompanying notes are an integral part of these consolidated financial statements.

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation

The accompanying consolidated financial statements include the accounts of ***Aurora Energy, Ltd.*** and the entities identified below in Organization and Nature of Operations, hereinafter referred to as "the Company".

All significant intercompany accounts and transactions have been eliminated in consolidation.

Organization and Nature of Operations

The nature of the Company's operations is as follows:

Aurora Energy, Ltd. ("Aurora") is a Nevada corporation, engaged primarily in the acquisition, development, production, exploration and sale of oil, gas and natural gas liquids. Aurora sells its oil and gas products primarily to domestic pipelines and refineries.

Aurora Energy's subsidiary operations are as follows:

Aurora Production, LLC (f/k/a Jet/LaVanway, LLC) ("APL") is a limited liability company, engaged primarily in the extraction of gas reserves from its 76% working interest in the New Albany Shale area located in Harrison, Crawford, Washington, Floyd and Clark Counties, in the State of Indiana, which covers approximately 80,656 acres. APL was formed on June 1, 1995 and its original term of existence was anticipated through November 1, 2013. Aurora holds a 51% interest in APL. As a result of the sale disclosed in Note 5, all operations of APL have ceased as of December 31, 2003.

Indiana Gathering, LLC ("IGL") is a limited liability company, established on July 31, 1998 to operate a gas processing plant for gas produced primarily in Indiana. Aurora owns a 40% interest in IGL. Operating and management agreements establish sufficient control by Aurora to support consolidation of the financial statements. As a result of the sale disclosed in Note 5, all operations of IGL have ceased as of December 31, 2003.

Aurora Operating, LLC ("Operating") is a limited liability company, engaged primarily in oil and gas operations and development. Operating was formed on January 1, 2000 and its term of existence extends through January 1, 2020. Operating holds certain oil and gas properties in the New Albany Shale Project. Aurora owned a 71% member interest in this entity. In December 2003, Aurora entered into an agreement to sell 20% of its member interest in Operating to an unrelated third party. This sale changed Aurora's ownership in Operating from 71% to 51%. Restrictions related to this sale specify that the purchaser is not entitled to receive any cash distributions nor is it required to make any capital contributions within two years from the closing date (December 9, 2003). The agreement also includes put and call options at the same price that the 20% was initially sold for. The call option allows Aurora to purchase this interest back between the December 10, 2005 and December 9, 2008. The put option allows the purchaser to sell their interest back to Aurora during the same time frame.

Aurora Antrim North, LLC ("North") is a limited liability company engaged primarily in any activity with the purpose for which the LLC may be formed. North was formed on January 18, 2001 and its term of existence extends through January 18, 2021. Aurora holds a 100% interest in North. Operations for North for the period from inception to December 31, 2002 were insignificant. In 2003 certain oil and gas properties were conveyed from Aurora to North in connection with the mezzanine financing with Wells Fargo more fully described in Note 9.

Aurora Holdings, LLC ("Holdings") is a limited liability company engaged primarily in any activity with the purpose for which the LLC may be formed. Holdings was formed on January 10, 2001 and its term of existence extends through January 10, 2021. Aurora holds a 100% interest in Holdings. Operations for Holdings for the period from inception to December 31, 2003 were insignificant.

Indiana Royalty Trustory, LLC ("IRT") is a limited liability company engaged primarily in investments in royalties and other financial instruments. IRT was formed on January 1, 2001 and its term of existence extends through January 1, 2021. The Company holds a 51% interest in IRT.

Aurora Investments, LLC ("AIL") is a limited liability company formed in October 2001 to raise funds specifically earmarked for drilling of certain defined oil and gas prospects. Under the terms outlined in the private placement memorandum dated October 1, 2001, third party investors contributed 95% of the funds needed to drill a specific project and Aurora contributed 5% in the form of oil and gas properties. As manager of AIL, Aurora makes key decisions relating to AIL's operations and was conveyed an additional 12.5% interest in AIL for a total membership interest of 17.5%. Once all third party investor members have received 100% of their initial investment back, Aurora will receive an additional 12.5% interest for a total member interest of 30%. AIL is consolidated into Aurora due to the control that Aurora exercises over the operations of AIL.

Beyer Antrim Company, LLC ("BAC") is a limited liability company formed in May 2002 to raise funds specifically earmarked for drilling of certain defined oil and gas prospects. Under the terms outlined in the private placement memorandum dated April 20, 2002, third party investors contributed 95% of the funds needed to drill a specific project and Aurora contributed 5% in the form of oil and gas properties. As manager of BAC, Aurora makes key decisions relating to BAC's operations and was conveyed an additional 12.5% interest in BAC for a total membership interest of 17.5%. Once all third party investor members have received 100% of their initial investment back, Aurora will receive an additional 12.5% interest for a total member interest of 30%. BAC is consolidated into Aurora due to the control that Aurora exercises over the operations of BAC.

Aurora Natural Gas Production, LLC ("ANG") is a limited liability company formed in June 2002 to raise funds specifically earmarked for drilling of certain defined oil and gas prospects. Under the terms outlined in the private placement memorandum dated May 15, 2002, third party investors contributed 95% of the funds needed to drill a specific project and Aurora contributed 5% in the form of oil and gas properties. As manager of ANG, Aurora makes key decisions relating to ANG's operations and was conveyed an additional 12.5% interest in ANG for a total membership interest of 17.5%. Once all third party

investor members have received 100% of their initial investment back, Aurora will receive an additional 12.5% interest for a total member interest of 30%. ANG is consolidated into Aurora due to the control that Aurora exercises on the operations of ANG.

BFG Holdings, LLC ("BFG") is a limited liability company engaged primarily in any activity with the purpose for which the LLC may be formed. BFG was formed on September 18, 2002 and Aurora holds a 100% interest in BFG.

In 2003 certain oil and gas properties were conveyed from Aurora to BFG in connection with the reserve base financing with Texas Capital Bank, N.A. These properties were transferred to BFG at their net book value on the date of transfer. See Note 9 for specific terms of the related Texas Capital financing.

Consolidated Exploration, LLC ("Conexco") is a limited liability company engaged primarily in the acquisition, development and sale of oil and gas leasehold interests. Conexco owns significant leasehold interests in Indiana's New Albany Shale area, including an overriding royalty in the producing Corydon fields. Conexco was formed on April 4, 1994 and its term of existence extends through April 4, 2014. On January 1, 1999 Aurora purchased a 100% interest in Conexco and this entity became a wholly owned subsidiary. In 2003, Conexco was allocated a portion of the sales proceeds in transactions described in Note 5.

Indigas Energy, LLC ("Indigas") is a limited liability company engaged primarily in the acquisition, development, production and sale of oil and gas leasehold interests. Indigas owns significant leasehold interests in Indiana and Kentucky's New Albany Shale area. Indigas was formed on January 1, 1996 and its term of existence extends through January 1, 2016. On January 1, 1999 Aurora purchased a 100% interest in Indigas and this entity became a wholly owned subsidiary.

Both Conexco and Indigas have solicited investors to invest funds to be used to secure leaseholds for future drilling. These leaseholds have a typical term of between 3 to 5 years and may be extended for up to 5 additional years. Conexco and Indigas have an obligation to refund any funds raised, which have not ultimately been expended for leaseholds. These unexpended funds are classified as program designated cash and as program designated funds on the accompanying consolidated balance sheets.

Leaseholds acquired and the respective investor equity in leaseholds are not reported on the accompanying consolidated balance sheets because the leaseholds are owned individually by the investor. Upon the sale of leaseholds, funds are disbursed first to investors in the amount of their initial investments plus a stated return on their investment with the remaining funds being retained by the Company and reported as income in the consolidated statements of operations.

Both Conexco and Indigas received a portion of the funds from the option agreement described more fully in Note 5. These proceeds were then used to return to investors their original investment plus the agreed upon return percentage. Since all of the lease investor funds have been returned, operations of both entities have ceased as of December 31, 2003.

Should the option described in Note 5 be exercised, all proceeds will be 100% allocable to Aurora as all lease investor obligations have been satisfied.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Oil and Gas Properties

The Company follows the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proven reserves, are amortized on the unit-of-production method using estimates of proven reserves. Investments in unproven properties and major development projects are not amortized until proven reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that of the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

In addition, the capitalized costs are subject to a "ceiling test," which essentially limits such costs to the aggregate of the "estimated present value," discounted at a ten percent interest rate, of future net revenues from proven reserves, based on current economic and operating conditions, plus the lower of cost or fair value of unproven properties.

Sales of proven and unproven properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proven reserves of oil and gas, in which case the gain or loss is recognized in income. Abandonment of properties are accounted for as adjustments of capitalized costs with no loss recognized.

Capitalized Interest

The Company capitalizes interest ($205,154 in 2003 and none in 2002 and 2001) on expenditures made in connection with exploration and development projects that are not subject to current amortization. Interest is capitalized only for the period that activities are in progress to bring these projects to their intended use.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits in banks. The Company's bank accounts periodically exceed the $100,000 limit of FDIC insurance for deposits. Management believes that the Company is not exposed to any significant credit risk on its cash deposits.

Program Designated Cash and Funds

Program designated cash represents cash received from investors to be used to acquire oil and gas leases. As leases are acquired and subsequently sold at a profit, investors are refunded their initial investment and a specified percentage (generally up to 50%) of the profit generated on the sale of such leases. All such funds were expended or returned to original investors as of December 31, 2003.

Accounts Receivable

Accounts receivable are stated at the amounts management expects to collect from outstanding balances. The Company provides for probable uncollectible amounts through a charge to earnings based on management's assessment of the current status of individual accounts. Balances that are still outstanding after the Company has attempted reasonable collection efforts are written off through a charge to earnings and a credit to accounts receivable. Charges to earnings have typically not been material to the consolidated financial statements.

Revenue Recognition

Oil and gas sales are generally recognized at the time of extraction of product or performance of services. Revenues from service contracts are recognized ratably over the term of the contract. See Note 5 regarding sale of interest in oil and gas properties.

Property and Equipment

Property and equipment are stated at cost. Major improvements and renewals are capitalized while ordinary maintenance and repairs are expensed. Management annually reviews these assets to determine whether carrying values have been impaired.

Depreciation and Amortization of Property and Equipment

Depreciation, which includes amortization of assets recorded as capital leases, is computed using the straight-line method over the estimated useful lives of the related assets, which range from 5 to 20 years.

Deposit

A cash deposit in the amount of $100,000 was received from an investor for the purchase of Aurora's common stock. The Company received these funds in 2002 and the stock was issued during 2003.

Income Taxes

Aurora, and its wholly owned subsidiaries, file a combined tax return, while the remaining subsidiaries each file separate tax returns. Taxable income and losses of subsidiaries not included in the combined tax return are passed directly to the shareholders or members. Consequently, in the accompanying consolidated financial statements, income taxes are not provided for on taxable income or losses allocated to the minority interest in the subsidiaries.

Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statements and federal income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred income taxes arise from temporary basis differences principally related to intangible drilling costs incurred in connection with the development of oil and gas properties, depreciation and net operating losses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred tax assets and liabilities.

Minority Interest

The minority interest shown in the accompanying consolidated balance sheets represent the minority members' share of contributed capital, income or loss and distributions.

2. SUPPLEMENTAL CASH FLOWS INFORMATION

Non-Cash Financing and Investing Activities

During 2003
Aurora issued 30,000 shares of common stock, priced at $1.00 per share, in exchange for certain oil and gas interests.

During 2002
Aurora was conveyed an additional membership interest in BAC in the amount of $55,558 from the minority interest members.

Aurora was conveyed an additional membership interest in ANG in the amount of $38,337 from the minority interest members.

During 2001
Aurora issued 99,350 shares of preferred stock, priced at $1.50 per share, in exchange for certain oil and gas interests.

Aurora issued 23,127 shares of common stock, priced at $0.825 per share, in exchange for consulting services.

Aurora was conveyed an additional membership interest in AIL in the amount of $56,532 from minority interest members.

Other Cash Flows Information

Cash paid for interest in 2003, 2002, and 2001 amounted to $621,844, $303,355 and $230,816 respectively.

3. ACCOUNTS RECEIVABLE (INCLUDING RELATED PARTIES)

Accounts receivable consists primarily of joint interest billings to investors who have invested with the Company on specific oil and gas projects. Accounts receivable may be offset by royalty payments and are typically collateralized by the owners' interest in a specific oil and gas project. Potential credit losses, in the aggregate, have not been significant and have not exceeded management's expectations.

Receivables classified as related party at December 31, 2003, 2002, and 2001, amounting to $20,000, $17,062 and $6,700, respectively, consist of amounts due from affiliates with common ownership for joint billings on projects which they are involved in with the Company.

During January 2004, the Company received $604,152 as settlement of an option agreement. This amount has been recorded as accounts receivable at December 31, 2003 in the accompanying consolidated balance sheets.

4. NOTE RECEIVABLE

In 2003, the Company entered into an agreement to provide funds to secure certain contract services over the next two years. The structure of this agreement was in the form of a note receivable, which is to be paid back with interest at 6% as the third party renders services to the Company. The original balance was $160,000 and total payments received, in the form of services rendered, during 2003 were $ 39,095.

5. SALE OF INTERESTS IN OIL AND GAS PROPERTIES

The Company had the following transactions related to the sale of oil and gas properties, all of which were credited to the full cost pool:

Year	Type of Property	Property Sold	Interest Sold	Gross Proceeds
2003	Unproven	Graben leasehold	100%	$ 1,266,520
2003	Proven	Black Bean	50%	873,492
2003	Unproven	Indiana leasehold interest	50%	47,500
2003	Unproven	Antrim leasehold-ORRI	2%	47,066
2003	Proven	Compressor sale	100%	43,832
			2003 Totals	$ 2,278,410
2002	Proven	Black Bean	23%	$ 575,700
2002	Unproved	Black Bear project	95%	539,522
2002	Unproved	Long Lake project	95%	433,900
2002	Unproved	Huron project	95%	252,667
2002	Unproved	Other Antrim leasehold	100%	78,000
2002	Unproven	Other leasehold	100%	39,278
			2002 Totals	$ 1,919,067
2001	Proven	Beyer Project	16%	$ 331,375
2001	Unproved	Finn, Flock, Davis, Byrne	75%	275,000
2001	Unproved	Wagner project	75%	61,500
			2001Totals	$ 667,875

In addition to the above transactions, the following transactions have occurred in 2003. Since the sale of these oil and gas properties or conveyance of an option to purchase certain oil and gas properties has significantly altered the relationship between capitalized costs and the oil and gas reserves, the net proceeds were accounted for as a gain on sale of oil and gas interests in the accompanying consolidated statements of operations. The historical cost of the assets sold has been removed from the full cost pool.

Property/Option Sold		Gross Proceeds	Payments to Lease fund investors and other owners	Net proceeds allocable to the Company	Historical Cost	Gain on Sale
100% of APL's proven assets		$ 2,825,845	$ (864,454)	$ 1,961,391	$ 243,299	$ 1,718,092
100% of Conexco's proven assets		162,812	-	162,812	-	162,812
100% of IGL's proven assets		136,350	(1,958)	134,392	88,879	45,513
95% of Aurora's unproved leases	*	1,388,649	(1,003,540)	385,109	-	385,109
95% of Operating's unproved leases	*	1,679,950	(138,013)	1,541,937	1,042,305	499,632
Other		3,064	-	3,064	-	3,064
Totals		$ 6,196,670	$ (2,007,965)	$ 4,188,705	1,374,483	$ 2,814,222

* Proceeds received in excess of the costs are recorded as a gain as these transactions represent options and the option agreement covers the entire amount capitalized as oil and gas properties in Operating. If exercised in January 2005, all of Operating's assets will be sold and operations will cease. The amounts advanced to the Company are non-refundable and, therefore, are recorded as income rather than a liability.

6. OIL AND GAS PROPERTIES NOT SUBJECT TO AMORTIZATION

The Company is currently participating in oil and gas exploration and development activities on blocks of acreage in the states of Indiana, Michigan, Ohio and Kentucky. A determination cannot be made about the extent, if any, of additional oil and gas reserves that should be classified as proven reserves in connection with these projects. Consequently, the associated property and exploration costs have been excluded in computing amortization of the full cost pool. The Company will begin to amortize these costs when the project is evaluated.

7. PROPERTY AND EQUIPMENT

Property and equipment consist of the following assets at December 31:

	2003	2002	2001
Furniture and fixtures	$ 75,085	$ 62,739	$ 54,809
Computer equipment	37,615	36,705	35,910
Software	10,015	2,955	1,900
Leasehold improvements	19,042	19,042	18,812
Truck	7,050	7,050	7,500
Processing plant	-	88,879	102,957
Equipment	-	-	52,644
Total property and equipment	148,807	217,370	274,532
Less accumulated depreciation	79,441	60,387	45,573
Property and equipment, net	**$ 69,366**	**$ 156,983**	**$ 228,959**

8. LEASES (INCLUDING RELATED PARTIES)

The Company conducts a portion of its operations with leased equipment, which meet the capitalization criteria specified by generally accepted accounting principles. Equipment held under capitalized leases in the accompanying consolidated balance sheets are as follows at December 31:

	2003	2002	2001
Property and equipment			
Furniture and fixtures	$ -	$ -	$ 33,335
Projector	-	3,667	3,667
Phone system	-	7,700	-
Total property and equipment under lease	-	11,367	37,002
Less accumulated amortization	-	4,476	17,843
Total equipment under capital lease obligations	**$ -**	**$ 6,891**	**$ 19,159**

Oil and gas equipment which qualify as a capital lease with an original cost of $1,380,880, $420,880 and $367, 880 in 2003, 2002 and 2001, respectively are capitalized into the oil and gas cost pool and are amortized as a part of the entire full cost pool.

The following is a schedule of annual future minimum lease payments required under capitalized leases as of December 31, 2003:

2004	$	254,021
2005		256,789
2006		250,019
2007		164,150
2008		159,289
Thereafter		171,859
Total minimum payments due		1,256,127
Less amounts representing interest, imputed at rates ranging from 4.5% to 9.5%		259,338
Present value of net minimum lease payments		**996,789**
Current portion		254,021
Obligations under capital leases, net of current portion	**$**	**742,768**

The Company leases office space under an operating lease on a month-to-month basis. The leased office space is owned by an entity which is owned one-third by one of the Company's principal shareholders and one-third by a trust in the name of another of the Company's principal shareholders. The landlord did not charge rent to the Company during 2000 and will not bill for this rent. The lease was reinstated on March 1, 2001 requiring monthly payments of $6,500, which was then increased to $7,000 per month effective March 1, 2002 and $7,500 effective January 1, 2003. Rent expensed during the years ended December 31, 2003, 2002 and 2001 was $90,000, $86,086, which included a one-time charge of $3,086 for allocable tax and other administrative liabilities, and $65,000, respectively.

9. DEBT (INCLUDING RELATED PARTIES)

Short-Term Bank Borrowings

Short-term bank borrowings consisted of draws on a $1,250,000 revolving line-of-credit dated November 20, 2001 with Northwestern Savings Bank & Trust. This note was repaid and satisfied in April 2003.

Long Term Liabilities

Reserve base lending

On April 25, 2003, BFG entered into a $250,000 initial reducing revolving line of credit governed by a borrowing base under a $10,000,000 master note. BFG can borrow up to $10,000,000 if supported by sufficient reserve studies. This credit facility will enable the Company to drill and develop additional Michigan Antrim wells. The terms of this financing are as follows:

Facility:	$250,000 initial line adjusted accordingly as the Company's oil and gas reserves increase. Adjusted to $500,000 in August 2003.
Interest rate:	Interest is calculated as the greater of 4.75% or Wall Street Journal prime rate + 1% (effective rate of 5.75% at December 31, 2003).
Maturity:	April 2005
Security:	First lien security interest in certain Michigan Antrim assets including BFG's interest in the Paxton Quarry, Beyer and Black Bean Projects.
Repayment:	Accrued interest payable monthly. Monthly commitment reductions to be determined by engineering analysis. Should the commitment, at any time fall below the outstanding principal balance, the Company shall be required to reduce the outstanding principal balance to the then current commitment. Otherwise outstanding principal due at maturity.

Interest expense on this line of credit amounted to $14,877 in 2003, none of which was capitalized.

Notes payable – related parties

A summary of the notes payable to related parties is as follows at December 31:

Related Party		Interest Rate	Due Date	2003	2002	2001
Shareholder/director	(1)	Prime	5/31/2005	$ 2,000,000	$ 2,000,000	$ 2,000,000
Shareholder/director	(2)	9.50%	See below	473,213	473,212	473,213
Affiliate entity	*	0.00%	Paid in Full	-	200,000	130,000
Shareholder/director		6.00%	6/1/2006	150,000	150,000	145,000
Affiliate entity	*	-	5/1/2006	69,833	131,900	139,900
Shareholder/director		8.00%	1/1/2006	50,000	50,000	50,000
Shareholder/director		8.00%	1/1/2006	50,000	50,000	51,370
Shareholder/director		8.00%	1/1/2006	50,000	50,000	50,000
Shareholder/director		8.00%	1/1/2006	50,000	50,000	-
Shareholder/director		8.00%	1/1/2006	50,000	50,000	-
Shareholder/director		8.00%	1/1/2006	47,251	47,251	-
Shareholder/director		5.17%	1/1/2006	34,421	34,421	34,421
Shareholder/director		8.00%	1/1/2006	20,000	20,000	20,000
Shareholder/director		8.00%	1/1/2006	20,000	20,000	20,000
Shareholder/director		8.00%	1/1/2006	17,595	17,595	17,595
Affiliate entity	*	-	Paid in Full	-	17,550	17,550
Shareholder/director		8.00%	1/1/2006	10,000	10,000	-
Shareholder/director		6.00%	1/1/2006	10,000	10,000	-
Shareholder/director		8.00%	1/1/2006	7,050	7,050	7,050
Shareholder/director		-	Paid in Full	-	7,000	7,000
Shareholder/director		6.50%	1/1/2006	6,000	6,000	-
Shareholder/director		7.25%	1/1/2006	4,000	4,000	-
Shareholder/director		5.50%	1/1/2006	2,530	2,530	-
Shareholder/director		8.00%	1/1/2006	1,333	1,333	1,333
Shareholder/director		8.00%	1/1/2006	1,333	1,333	1,333
Shareholder/director		6.50%	1/1/2006	1,000	1,000	-
Shareholder/director		-	Paid in Full	-	-	1,500
Accrued interest				116,288	77,761	44,272
Total notes payable - related party				$ 3,241,847	$ 3,489,936	$ 3,211,537

(1) This note requires interest monthly and also requires additional payments based upon the quantity of gas extracted from certain oil and gas properties. Interest expense in 2003, 2002 and 2001, related to this note amounted to $85,719, $103,070 and $44,829, respectively.

(2) Monthly payments are made on this note with the principal and interest dependent upon the quantity of oil and gas extracted from certain oil and gas properties. Interest expense in 2003, 2002 and 2001 amounted to $45,579, $45,579 and $35,790 respectively.

* These entities are affiliated through common ownership.

There are no required principal payments for the remaining notes. Interest expense is accrued and is due upon note maturity.

Note payable -other

The Company is obligated on a note payable that was issued to replace prior lease obligations related to oil and gas equipment used on a project that was shut-in in 2001. The terms of this note call for payments of $15,000 per quarter. No interest rate is established in the new agreement. The outstanding balance at December 31, 2003 was $307,935 with the balance due in full upon the sale of the project or in quarterly installments until the balance is repaid. The borrowings were collateralized by oil and gas equipment with an original cost of $323,587.

Mezzanine financing

In January 2003, North entered into a $15,000,000 mezzanine credit facility to enable the Company to drill and develop 25 Michigan Antrim wells. The terms of this financing are as follows:

Facility amount:	Up to $15,000,000 senior secured advancing line-of-credit with working interest conversion provisions. Initial borrowing base of $4,300,000 redetermined semi-annually as reserves are established accordingly.
Interest rate:	Greater of 10% or prime rate + 5% (effective rate of 10% at December 31, 2003).
Maturity:	January 1, 2006
Use of proceeds:	To cover 90% of drilling, completion, gathering lines and gas processing facility for 25 Michigan Antrim wells.
Security:	90% working interest in the 25 wells completed.
Payments:	Beginning March 1, 2003 and monthly thereafter. The required payment is the greater of the accrued interest or 90% of net revenues from the wells mentioned above for the immediately preceding month.

Interest expense related to this facility was $390,631 in 2003 of which $205,154 was capitalized.

10. INCOME TAXES

A reconciliation of the provision for income taxes and the amount computed by applying the statutory federal income tax rate to net income (loss) is as follows for the years ended December 31:

	2003	2002	2001
Income tax (benefit) provision at the statutory rate	$ 578,900	$ 327,600	$ (342,000)
(Decrease) increase in allowance against net operating loss carryforward deferred tax asset	(579,600)	(315,900)	359,200
Permanent differences/other	700	(11,700)	(17,200)
Income tax provision	$ -	$ -	$ -

The Company's total deferred tax liabilities, deferred tax assets and deferred tax asset valuation allowances are as follows as of December 31:

	2003	2002	2001
Total deferred tax assets	$ 1,589,400	$ 1,303,700	$ 1,466,600
Less valuation allowance	(299,900)	(879,500)	(1,195,400)
Deferred tax assets, net	1,289,500	424,200	271,200
Total deferred tax liabilities	(1,289,500)	(424,200)	(271,200)
Net deferred tax asset (liability)	$ -	$ -	$ -

Aurora has net operating loss carryforwards available to offset future taxable income of approximately $4,675,000, which expire beginning in 2018 through 2023.

Aurora's 2003 and 2002 income tax returns are not finalized, consequently the 2003 and 2002 information included in this footnote is based on estimated amounts.

In accordance with certain provisions of the Tax Reform Act of 1986, a change in ownership of greater than 50% of a corporation within a three year period will place an annual limitation on the corporation's ability to utilize its existing tax benefit carryforwards. No such change in ownership occurred during 2003, 2002 or 2001.

11. PREFERRED STOCK

During 2000, Aurora authorized 500,000 shares of preferred stock which are issuable in series with the terms and amounts set at the Board of Directors discretion. Preferred stock has liquidation preference over common stock equal to the original issue values, plus any accrued or arreared dividends.

Each share of preferred stock is voting and is convertible into three shares of common stock. The preferred shares require dividends of 6% on a cumulative basis commencing in 2001. Dividends are required to be accrued on January 1 of each year. Dividends in arrear as of December 31, 2003, 2002, and 2001 amounted to $96,018, $58,563 and $21,622.

12. COMMON STOCK OPTIONS

On October 1, 1997, Aurora adopted an incentive qualified stock option plan (the "Plan") which authorized the issuance of up to 1,000,000 shares of Aurora's common stock at an option price which may not be less than 100% of the estimated fair value on the date of grant. The maximum term of options granted is ten years. The plan was created in an effort to retain key employees, attract new employees, obtain the services of consultants, encourage the sense of proprietorship of such persons in Aurora and to stimulate the active interest of such persons in the development and financial success of Aurora. Activity related to options issued under the Plan is as follows for the years ended December 31:

	2003	2002	2001
Options outstanding at the beginning of the year	230,000	226,000	66,000
Granted during the period	40,000	50,000	250,000
Exercised during the period	-	(10,000)	-
Forfeited during the period	(20,000)	(36,000)	(90,000)
Options outstanding at the end of the year	250,000	230,000	226,000

For 2003, 2002 and 2001 the following options were issued outside of the common stock option plan mentioned above:

In 2003 and 2002, 99,999 common stock options were issued to certain directors for serving on Aurora's board of directors.

On March 1, 2001, Aurora granted 300,000 stock options to each of its three principal shareholder/directors. These options were issued at a price equaling 110% of the estimated fair value (effectively $.83 per share) of the common stock. The options expire 5 years from the grant date.

Activity with respect to all stock options is presented below for the years ended December 31:

	2003	2002	2001
Outstanding, beginning of year	2,696,666	2,592,667	1,532,667
Weighted average exercise price	$ 1.02	$ 1.03	$ 1.18
Granted during the year	139,999	149,999	1,150,000
Weighted average exercise price	$ 0.75	$ 0.75	$ 0.83
Exercised during the year	-	(10,000)	-
Forfeited during the year	(20,000)	(36,000)	(90,000)
Outstanding, end of year	2,816,665	2,696,666	2,592,667
Weighted average exercise price	$ 1.01	$ 1.02	$ 1.03

All of the above options are considered eligible options as they vest immediately upon granting. The weighted average remaining life by exercise price is summarized below as of December 31, 2003:

Range of Exercise Prices	# of Shares Outstanding and Exercisable	Weighted Average Remaining Contractual Life
$ 0.50	20,000	3.4
$ 0.75	389,998	5.6
$ 0.83	900,000	2.2
$ 1.00	340,000	1.3
$ 1.25	1,166,668	1.8
	2,816,666	

The Company follows only the disclosure aspects of Statements of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." The Company continues to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," in accounting for its plans and, accordingly, no compensation cost has been recognized in the consolidated financial statements for its outstanding stock options. Had stock compensation expense been determined pursuant to the methodology provided in SFAS No. 123, using the Black-Scholes option pricing model, the pro-forma effect on net income (loss) for 2003, 2002, and 2001 was not significant.

13. OTHER INCOME

Components of other income presented in the accompanying consolidated statements of operations are summarized as follows at December 31:.

	2003	2002	2001
Project management fees	$ 1,521,676	$ 585,350	$ 381,733
Operator revenue	110,725	85,901	145,634
Administrative overhead to wells	97,675	83,622	53,081
Compressor/equipment rental	78,580	102,636	20,508
Pipeline transporation fees	24,074	26,083	34,500
Drilling day rate fees	-	-	(48,557)
Miscellaneous income	88,555	55,481	21,272
Total other income	**$ 1,921,285**	**$ 939,073**	**$ 608,171**

14. RETIREMENT PLAN

The Company maintains a SIMPLE 401(k) plan for substantially all of its employees. Under this SIMPLE plan, eligible employees are permitted to contribute up to 15% of gross compensation into the retirement plan. The Company makes no matching contribution; however, the Company can make a discretionary contribution to the plan. There were no contributions to this plan in 2003, 2002 and 2001.

15. CONTINGENCIES

The Company is occasionally subject to various lawsuits arising in the normal course of business. In the opinion of management, the ultimate liability, if any, resulting from such matters are not expected to have a significant effect on the Company's results of operations, liquidity or financial position.

16. PROPOSED PRIVATE PLACEMENT

The Company is planning a proposed offering of Aurora common stock of up to $10,000,000 under a private placement memorandum during April 2004. Price per share of Aurora's stock issued under this offering is anticipated to be between $2.00 and $3.00 per share. Proceeds, net of commission, are estimated to be $9,000,000. These funds are expected to be used to increase the Company's gas reserves through the drilling of additional gas wells. There can be no assurance that such offering will be successfully completed.

17. SUBSEQUENT EVENT

On May 14, 2004, the Company entered into a Purchase and Sale Agreement with an outside third party ("Buyer") to sell 80% of certain working interests and net revenue interest in wells and leases located in the Company's Michigan Antrim Project. The significant terms of this agreement are summarized as follows:

The Buyer purchased these interests in Alpena and Alcona Counties, Michigan for a cash purchase price of $5,200,000. The Company used the sales proceeds in part to pay off the outstanding balances on the Wells Fargo mezzanine financing and the Texas Capital Bank reserve financing.

Additionally, within 60 days after the closing, for certain undeveloped leases within the agreed upon area of mutual interest (AMI) for which the Company holds marketable title, the Buyer will pay the Company $70 per acre. The total number of acres in this transaction is approximately 10,725 acres which will provide additional proceeds to the Company of $600,000 (10,725 acres x $75 x 80%). Cost sharing for new leases acquired after the closing, will be allocated 80% to the Buyer and 20% to the Company.

For all wells drilled within the AMI, the Buyer will own an 80% working interest and the Company will own a 20% working interest. However, cost sharing provision for the first 150 new wells drilled within the AMI will result in the allocation of 88% of the drilling, completion, gathering and facility costs to the Buyer, with the Company paying the remaining 12%. The Company will pay its full 20% of costs associated with lease operating costs including the cost of transportation, compression and carbon dioxide removal. After the first 150 wells have been drilled, these costs will be shared on a pro-rata basis consistent with Buyer's and the Company's respective working interests.

****

Schedule 4.1(d)(iii)

Projections

See attached Operating Budget

AURORA ANTRIM NORTH, LLC
SOURCES & USES OF CASH
Operating Budget, Year #1
Prepared: July 2004

	Aug-04 Month 1	Sep-04 Month 2	Oct-04 Month 3	Nov-04 Month 4	Dec-04 Month 5	Jan-05 Month 6	Feb-05 Month 7	Mar-05 Month 8	Apr-05 Month 9	May-05 Month 10	Jun-05 Month 11	Jul-05 Month 12	First Year Annual Total
Beginning Cash Bal	143,794	9,562,962	9,682,320	9,531,826	7,583,311	3,452,233	2,528,860	603,318	517,126	1,430,934	4,752,559	3,074,185	143,794
SOURCES OF CASH													
Proceeds from Sale of Stock													
Proceeds from Sale	500,000	2,500,000	2,000,000	-	-	-	-	-	-	-	-	-	5,000,000
													-
TCW Mezzanine Prc	10,000,000	-	-	-	-	-	4,000,000	-	1,000,000	5,000,000	-	-	20,000,000
Production -Existing	20,000	20,000	20,000	20,000	20,000	20,000	20,000	20,000	20,000	20,000	20,000	20,000	240,000
New Antrim Drilling													
Antrim Proven	-	-	-	-	-	26,191	26,191	26,191	26,191	26,191	26,191	26,191	183,335
Antrim Probable	-	-	-	-	-	810,413	810,413	810,413	810,413	810,413	810,413	810,413	5,672,888
Total Estimated An	-	-	-	-	-	836,603	836,603	836,603	836,603	836,603	836,603	836,603	5,856,223
Total Sources of C	10,520,000	2,520,000	2,020,000	20,000	20,000	856,603	4,856,603	856,603	1,856,603	5,856,603	856,603	856,603	31,096,223
													31,096,223
USES OF CASH													
General & Administn	-	-	-	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	900,000
Interest Pmts - Mezz	95,833	95,833	95,833	95,833	95,833	215,343	215,343	215,343	215,343	215,343	215,343	215,343	1,986,567
Principal Pmts - Mez	-	-	-	-	-	627,452	627,452	627,452	627,452	627,452	627,452	627,452	4,392,167
Drilling/Completion Costs													
New Antrim Drilling													
Antrim Drilling	1,004,909	2,304,808	1,774,661	1,772,682	460,244	837,181	5,839,350	-	-	1,592,182	1,592,182	1,592,182	18,770,471
Black Bear	-	-	-	-	3,495,000	-	-	-	-	-	-	-	3,495,000
LOE Advance	-	-	300,000	-	-	-	-	-	-	-	-	-	300,000
Total Project	1,004,909	2,304,808	2,074,661	1,772,682	3,955,244	837,181	5,839,350	-	-	1,592,182	1,592,182	1,592,182	22,565,471
Total Uses of Cash	1,100,832	2,400,642	2,170,494	1,968,515	4,151,078	1,779,976	6,782,145	942,795	942,795	2,534,977	2,534,977	2,534,977	29,844,206
Ending Cash Balan	9,562,962	9,682,320	9,531,826	7,583,311	3,452,233	2,528,860	603,318	517,126	1,430,934	4,752,559	3,074,185	1,395,811	1,395,811

Data and Consulting Services

1310 Commerce Drive
Park Ridge 1
Pittsburgh, PA 15275-1011
Tel: 412-787-5403
Fax: 412-787-2906

Schlumberger

23 July, 2004

Mr. John Miller
Aurora Energy, Ltd.
P.O. Box 961
3760 N. US 31 South
Traverse City, MI 49685-0961

Dear John:

At the request of Aurora Energy, Ltd. (AURORA), Schlumberger Data and Consulting Services (DCS) has prepared a reserve and economic evaluation of certain proved and probable oil and gas interests in several Antrim Shale projects in Michigan as of January 1, 2004 (Beyer, Black Bean #1-#4, Black Bear, Clear Lake, El Dorado, Gehrke, Green Bean #1-#2, Hudson 34, Hudson NE, Hudson NW, Hudson Other, Hudson SW, Leesberg #1-#2, Mackinaw #2, Mt. Mohican, Nicholson Hill #1-#3, Paxton Quarry, Sanborn #1-#2, Seguin, and Treasure Island projects). These projects were evaluated to a maximum remaining reserve life of 40 years. The economics presented are before federal income taxes (BFIT). The results of this study for the proved reserves are summarized in **Table 1**. **Table 2** summarizes the results of both proved and probable reserve categories. NYMEX strip prices were used in this evaluation and are shown in **Table 3**.

TABLE 1

ESTIMATED NET RESERVES & INCOME
CERTAIN PROVED OIL & GAS INTERESTS
AURORA ENERGY, LTD.
AS OF JANUARY 1, 2004

	Proved Developed Producing	Proved Developed Non-Producing	Proved Undeveloped	Total Proved Reserves
Remaining Net Reserves				
Gas – MMscf	2,018.496	3,213.687	19,514.320	24,746.500
Income Data (M$)				
Future Net Revenue	9,556.679	15,102.330	91,668.080	116,327.100
Deductions:				
Operating Expenses	3,124.654	3,802.095	23,341.350	30,268.090
Capital	0.000	966.205	8,380.700	6,979.625
Production Taxes	573.401	906.140	5,500.085	9,346.904
Future Net Income (FNI)	5,858.624	9,427.890	54,445.960	69,732.460
Discounted PV@10% (M$)	2,557.753	3,079.352	16,662.420	22,299.520

TABLE 2

ESTIMATED NET RESERVES & INCOME
CERTAIN PROVED & PROBABLE OIL & GAS INTERESTS
AURORA ENERGY, LTD.
AS OF JANUARY 1, 2004

	Total Proved Reserves	Total Probable Reserves	Total Project Summary
Remaining Net Reserves			
Gas – MMscf	24,746.500	61,140.090	85,886.590
Income Data (M$)			
Future Net Revenue	116,327.100	286,685.300	403,012.400
Deductions:			
Operating Expenses	30,268.090	68,801.690	99,069.780
Capital	9,346.904	26,548.210	35,895.114
Production Taxes	6,979.625	17,201.120	24,180.745
Future Net Income (FNI)	69,732.460	174,134.300	243,866.760
Discounted PV@10% (M$)	22,299.520	50,954.790	73,254.310

RESERVE ESTIMATE

Reservoir simulation and history matching of analogous offset Antrim projects provide the basis for the production forecasts for the Antrim Shale projects. The reservoir simulation was conducted using SHALEGAS™, DCS's multi-phase reservoir simulator designed specifically for evaluating fractured shale formations. We used SHALEGAS™ to history match the data from existing wells in the projects or offset projects. Using the resulting reservoir properties and the proposed well spacing for each project, we used SHALEGAS™ to forecast a typical curve shape from which we could construct a type curve for each project.

Reserve estimates are strictly technical judgments. The accuracy of any reserve estimate is a function of the quality of data available and of the engineering and geological interpretations. The reserve estimates presented in this report are believed reasonable; however, they are estimates only and should be accepted with the understanding that reservoir performance subsequent to the date of the estimate may justify their revision.

RESERVE CATEGORIES

Reserves were assigned to the proved developed producing (PDP), proved non-producing (PDNP), proved undeveloped (PUD), and probable (PROB) reserve categories. Oil and gas reserves by definition fall into one of the following categories: proved, probable, and possible. The proved category is further divided into: developed and undeveloped. The developed reserve category is even further divided into the appropriate reserve status subcategories: producing and non-producing. Non-producing reserves include shut-in and behind-pipe

reserves. All reserve categories used in this report conform to the definitions approved by the Society of Petroleum Engineers, Inc. (SPE) Board of Directors, March 7, 1997. These definitions are presented in the **Reserve Definitions** section of this report.

The reserves and income attributable to the various reserve categories included in this report have not been adjusted to reflect the varying degrees of risk associated with them.

ECONOMIC TERMS

Net revenue (sales) is defined as the total proceeds from the sale of oil, condensate, natural gas liquids (NGL), and natural gas before any deductions. Future net income (cashflow) is future net revenue less net lease operating, transportation, processing, and marketing expenses, and state severance or production taxes. No provisions for State or Federal income taxes are made in this evaluation. The present worth (discounted cashflow) at various discount rates is calculated on a monthly basis.

PRICING AND ECONOMIC PARAMETERS

AURORA supplied all product prices, costs, and economic parameters used in this report. Data from AURORA were accepted as presented. All economics were run to economic life or 40 years which ever occurs first. Gas prices used in this report were based on the January 7, 2004 NYMEX strip prices through July 2007 and held constant thereafter. The monthly strip prices, approved by TCW, are given in **Table 3**. A positive $0.15/MMBtu basis differential was added to the gas price. There is an existing $4.00/MMBtu gas contract for the Beyer Unit. There was no BTU adjustment to prices. The capital required for drilling and completing wells and the monthly operating costs for each project were supplied by AURORA. Operating costs for each project are illustrated in **Table 4**.

TABLE 3
GAS PRICE SUMMARY
JANUARY 7, 2004 NYMEX STRIP PRICES

Month	Gas Price, $/MMBtu
02/2004	7.082
03/2004	6.905
04/2004	5.715
05/2004	5.460
0/6/2004	5.435
07/2004	5.445
08/2004	5.450
09/2004	5.425
10/2004	5.430
11/2004	5.592
12/2004	5.749
01/2005	5.859
02/2005	5.816
03/2005	5.585
04/2005	4.930
05/2005	4.805
06/2005	4.810
07/2005	4.835
08/2005	4.850
09/2005	4.838
10/2005	4.873
11/2005	5.048
12/2005	5.223
01/2006	5.318
02/2006	5.283
03/2006	5.118
04/2006	4.668
05/2006	4.568
06/2006	4.563
07/2006	4.563
08/2006	4.566
09/2006	4.566
10/2006	4.593
11/2006	4.778
12/2006	4.963
01/2007	5.088
02/2007	5.048
03/2007	4.868
04/2007	4.508
05/2007	4.473
06/2007	4.478
07/2007	4.488
Thereafter	4.488

TABLE 4
OPERATING COSTS

Period	Lease Operating Expense ($/well/month)	Variable Cost ($/Mcf)	Post Production Cost ($/Mcf)
Year 1	919	0.274	0.460
Year 2	864	0.274	0.460
Year 3	809	0.274	0.460
Year 4	773	0.274	0.460
Year 5	755	0.274	0.360
Year 6	736	0.274	0.360
Year 7	572	0.274	0.360
Year 8 & Thereafter	414	0.274	0.360

OWNERSHIP

The leasehold interests were supplied by AURORA and were accepted as presented. No leasehold purchase costs were included in this evaluation. No attempt was made by the undersigned to verify the title or ownership of the interests evaluated. **Tables 5** and **6** contain the Oneline Summaries by reserve categories and lease, respectively.

TABLE 5
ONELINE SUMMARY BY RESERVE CATEGORY

Reserve Category	Remaining Net Reserves, MMscf	Future Net Revenue, M$	Production Taxes, M$	Operating Expenses, M$	Future Net Income + Capital, M$	Discounted PV10, M$
PDP	2,018.496	9,556.679	573.401	3,124.654	5,858.625	2,557.752
PDNP	3,213.687	15,102.330	906.140	3,802.095	10,394.095	3,079.352
PUD	19,514.320	91,668.080	5,500.085	23,341.350	62,826.660	16,662.420
PROB	61,140.090	286,685.300	17,201.120	68,801.690	200,682.510	50,954.790

GENERAL

All data used in this study were obtained from AURORA, public industry information sources, or the non-confidential files of DCS. A field inspection of the properties was not made in connection with the preparation of this report.

The potential environmental liabilities attendant to ownership and/or operation of the properties have not been addressed in this report. Abandonment and clean-up costs and possible salvage value of the equipment were not considered in this report.

In evaluating the information at our disposal related to this report, we have excluded from our consideration all matters which require a legal or accounting interpretation, or any interpretation other than those of an engineering or geological nature. In assessing the conclusions expressed in this report pertaining to all aspects of oil and gas evaluations, especially pertaining

to reserve evaluations, there are uncertainties inherent in the interpretation of engineering data, and such conclusions represent only informed professional judgments.

Data and worksheets used in the preparation of this evaluation will be maintained in our files in Pittsburgh and will be available for inspection by anyone having proper authorization by AURORA.

This report was prepared solely for the use of the party to whom it is addressed and any disclosure made of this report and/or the contents by said party thereof shall be solely the responsibility of said party, and shall in no way constitute any representation of any kind whatsoever of the undersigned with respect to the matters being addressed.

We appreciate the opportunity to perform this evaluation and are available should you need further assistance in this matter.

Sincerely yours,

Joseph H. Frantz, Jr.

Joseph H. Frantz, Jr., P.E.
Operations Manager
Eastern U.S.

Jeron R. Williamson

Jeron R. Williamson, BS, MBA
Senior Petroleum Engineer

TABLE 6
ONELINE SUMMARIES BY RESERVE CATEGORY AND LEASE NAME

Seqnum	Reserve Category	Lease	Remaining Net Reserves, MMscf	Future Net Revenue, M$	Production Taxes, M$	Operating Expenses, M$	Future Net Income + Capital, M$	Discounted PV10, M$
311	PDP	BEYER - 14 PDPS	229.237	1,051.772	63.106	394.979	593.687	186.119
312	PDP	BLACK BEAN #1 - 10 PDPS	171.521	822.338	49.340	282.010	490.987	237.891
313	PDP	PAXTON QUARRY - 14 PDPS	389.914	1,838.393	110.304	892.252	835.837	287.930
284	PDP	TREASURE ISLAND 18 PDPS	1,227.824	5,844.175	350.651	1,555.412	3,938.114	1,845.813
320	PDNP	BLACK BEAN #2 - 1 PDNP	53.343	251.644	15.099	68.174	168.371	66.605
403	PDNP	BLACK BEAR - 2 PDNPS	1169.405	5474.659	328.480	1211.384	3934.795	992.161
293	PDNP	GEHRKE - 1 PDNP	77.027	363.569	21.814	95.666	246.090	92.957
306	PDNP	HUDSON 34 - 1 PDNP	275.528	1,301.208	78.072	353.724	869.413	356.334
394	PDNP	HUDSON NE - 1 PDNP	172.169	803.269	48.196	220.304	534.769	52.503
296	PDNP	HUDSON SW - 1 PDNP	219.483	1,027.525	61.651	227.377	738.496	251.389
399	PDNP	MACKINAW #2 - 1 PDNP	57.131	269.774	16.186	82.749	170.838	51.618
343	PDNP	MT. MOHICAN - 1 PDNP	54.783	259.144	15.549	81.255	162.340	68.793
392	PDNP	NICHOLSON HILL #1 - 2 PDNPS	164.255	774.967	46.498	198.282	530.186	174.980
401	PDNP	NICHOLSON HILL #2 - 1 PDNP	73.449	345.344	20.721	93.531	231.091	81.046
397	PDNP	NICHOLSON HILL #3 - 1 PDNP	73.449	345.344	20.721	93.531	231.091	79.737
315	PDNP	PAXTON QUARRY - 1 PDNP	28.456	133.742	8.025	62.981	62.737	9.638
290	PDNP	SEGUIN - 1 PDNP	77.176	364.379	21.863	95.847	246.669	96.116
291	PDNP	SEGUIN - 9 PDNPS	651.916	3,076.894	184.614	833.103	2,059.178	634.429
391	PDNP	TREASURE ISLAND - 1 PDNP	66.117	310.868	18.652	84.186	208.029	71.045
318	PUD	BLACK BEAN #1 5 PUDS	131.801	621.769	37.306	168.447	416.016	141.280
319	PUD	BLACK BEAN #2 - 9 PUDS	373.400	1,761.509	105.691	542.526	1,113.290	380.487
321	PUD	BLACK BEAN #3 - 4 PUDS	213.371	1,006.576	60.395	272.697	673.485	227.330
322	PUD	BLACK BEAN #4 - 7 PUDS	373.400	1,761.509	105.691	477.220	1,178.596	403.946
404	PUD	BLACK BEAR - 12 PUDS	7016.432	32847.950	1970.877	7268.306	23608.770	5952.964
380	PUD	CLEAR LAKE - 10 PUDS	933.927	4,413.369	264.802	1,068.136	3,080.427	875.605
384	PUD	CLEAR LAKE - 4 PUDS	511.104	2,404.696	144.282	518.223	1,742.190	553.323
333	PUD	EL DORADO - 5 PUDS	235.623	1,121.412	67.285	381.418	672.708	222.542
294	PUD	GEHRKE - 4 PUDS	327.610	1,545.754	92.745	395.993	1,057.015	357.811

Seqnum	Reserve Category	Lease	Remaining Net Reserves, MMscf	Future Net Revenue, M$	Production Taxes, M$	Operating Expenses, M$	Future Net Income + Capital, M$	Discounted PV10, M$
329	PUD	GREEN BEAN #1 - 14 PUDS	761.245	3,623.023	217.381	1,135.734	2,269.906	802.637
330	PUD	GREEN BEAN #2 - 5 PUDS	271.873	1,293.937	77.636	405.619	810.681	295.468
307	PUD	HUDSON 34 - 8 PUDS	2,178.602	10,199.287	611.957	2,768.186	6,819.152	1,715.064
393	PUD	HUDSON NE - 7 PUDS	1,205.182	5,622.886	337.373	1,542.131	3,743.384	367.524
297	PUD	HUDSON SW - 4 PUDS	877.931	4,110.099	246.606	909.508	2,953.986	679.298
289	PUD	LEESBERG #1 - 8 PUDS	579.481	2,735.017	164.101	740.536	1,830.381	566.337
325	PUD	LEESBURG #2 - 14 PUDS	1,028.288	4,834.809	290.089	1,309.440	3,235.279	1,133.124
398	PUD	MACKINAW #2 - 4 PUDS	228.523	1,079.095	64.746	330.997	683.352	206.472
337	PUD	MT. MOHICAN - 8 PUDS	438.263	2,073.152	124.389	650.043	1,298.719	431.653
287	PUD	NICHOLSON HILL #1 - 3 PUDS	246.383	1,162.450	69.747	297.423	795.279	262.470
400	PUD	NICHOLSON HILL #2 - 4 PUDS	293.797	1,381.374	82.882	374.126	924.365	324.186
396	PUD	NICHOLSON HILL #3 - 4 PUDS	293.797	1,381.374	82.882	374.126	924.365	318.950
316	PUD	PAXTON QUARRY - 2 PUDS	84.225	397.681	23.861	117.521	256.299	59.929
292	PUD	SEGUIN - 8 PUDS	579.481	2,735.017	164.101	740.536	1,830.381	460.082
286	PUD	TREASURE ISLAND - 5 PUDS	330.584	1,554.338	93.260	420.932	1,040.146	355.224
405	PROB	BLACK BEAR - 38 PROBABLES	22218.700	104018.500	6241.111	23016.300	74761.100	18851.050
385	PROB	CLEAR LAKE - 4 PROBABLES	511.104	2,404.696	144.282	518.223	1,742.190	436.538
382	PROB	CLEAR LAKE - 9 PROBABLES	840.534	3,972.032	238.322	961.323	2,772.385	871.800
295	PROB	GEHRKE - 22 PROBABLES	1,801.854	8,501.648	510.099	2,177.962	5,813.583	1,702.894
395	PROB	HUDSON 34 - 12 PROBABLES	3,267.903	15,298.930	917.936	4,152.278	10,228.728	2,572.596
299	PROB	HUDSON NE - 12 PROBABLES	2,066.027	9,639.232	578.354	2,643.652	6,417.229	630.042
300	PROB	HUDSON NW - 20 PROBABLES	8,761.776	41,018.876	2,461.132	9,075.684	29,482.076	7,434.182
301	PROB	HUDSON OTHER - 30 PROBABLES	8,770.540	41,059.952	2,463.595	9,085.374	29,510.966	7,441.204
298	PROB	HUDSON SW - 11 PROBABLES	2,414.310	11,302.773	678.166	2,501.146	8,123.461	1,868.071
338	PROB	MACKINAW #2 - 11 PROBABLES	628.437	2,967.510	178.051	910.241	1,879.218	567.798
402	PROB	MT. MOHICAN - 91 PROBABLES	4,985.241	23,582.100	1,414.924	7,394.244	14,772.927	3,732.012
288	PROB	NICHOLSON HILL #1 - 3 PROBABLES	246.383	1,162.450	69.747	297.423	795.279	222.325
339	PROB	NICHOLSON HILL #2 - 23 PROBABLES	1,689.331	7,942.901	476.574	2,151.223	5,315.101	1,864.070
334	PROB	NICHOLSON HILL #3 - 13 PROBABLES	954.839	4,489.466	269.368	1,215.909	3,004.187	1,036.586
340	PROB	SANBORN #1 - 10 PROBABLES	734.492	3,453.435	207.206	935.314	2,310.913	797.374
341	PROB	SANBORN #2 - 17 PROBABLES	1,248.636	5,870.840	352.250	1,590.035	3,928.553	1,355.536

PETROLEUM RESERVES DEFINITIONS

SOCIETY OF PETROLEUM ENGINEERS (SPE)
AND
WORLD PETROLEUM CONGRESSES (WPC)

RESERVES

Reserves are those quantities of petroleum[1] which are anticipated to be commercially recovered from known accumulations from a given date forward. All reserve estimates involve some degree of uncertainty. The uncertainty depends chiefly on the amount of reliable geologic and engineering data available at the time of the estimate and the interpretation of these data. The relative degree of uncertainty may be conveyed by placing reserves into one of two principal classifications, either proved or unproved. Unproved reserves are less certain to be recovered than proved reserves and may be further sub-classified as probable and possible reserves to denote progressively increasing uncertainty in their recoverability.

The intent of the Society of Petroleum Engineers (SPE) and the World Petroleum Congresses (WPC) in approving additional classifications beyond proved reserves is to facilitate consistency among professionals using such terms. In presenting these definitions, neither organization is recommending public disclosure of reserves classified as unproved. Public disclosure of the quantities classified as unproved reserves is left to the discretion of the countries or companies involved.

Estimation of reserves is done under conditions of uncertainty. The method of estimation is called deterministic if a single best estimate of reserves is made based on known geological, engineering, and economic data. The method of estimation is called probabilistic when the known geological, engineering, and economic data are used to generate a range of estimates and their associated probabilities. Identifying reserves as proved, probable, and possible has been the most frequent classification method and gives an indication of the probability of recovery. Because of potential differences in uncertainty, caution should be exercised when aggregating reserves of different classifications.

Reserves estimates will generally be revised as additional geologic or engineering data becomes available or as economic conditions change. Reserves do not include quantities of petroleum being held in inventory, and may be reduced for usage or processing losses if required for financial reporting.

Reserves may be attributed to either natural energy or improved recovery methods. Improved recovery methods include all methods for supplementing natural energy or altering natural forces in the reservoir to increase ultimate recovery. Examples of such methods are pressure maintenance, cycling, waterflooding, thermal methods, chemical flooding, and the use of miscible and immiscible displacement fluids. Other improved

---

[1] **PETROLEUM:** For the purpose of these definitions, the term petroleum refers to naturally occurring liquids and gases which are predominately comprised of hydrocarbon compounds. Petroleum may also contain non-hydrocarbon compounds in which sulfur, oxygen, and/or nitrogen atoms are combined with carbon and hydrogen. Common examples of non-hydrocarbons found in petroleum are nitrogen, carbon dioxide, and hydrogen sulfide.

recovery methods may be developed in the future as petroleum technology continues to evolve.

PROVED RESERVES

Proved reserves are those quantities of petroleum which, by analysis of geological and engineering data, can be estimated with reasonable certainty to be commercially recoverable, from a given date forward, from known reservoirs and under current economic conditions, operating methods, and government regulations. Proved reserves can be categorized as developed or undeveloped.

If deterministic methods are used, the term reasonable certainty is intended to express a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate.

Establishment of current economic conditions should include relevant historical petroleum prices and associated costs and may involve an averaging period that is consistent with the purpose of the reserve estimate, appropriate contract obligations, corporate procedures, and government regulations involved in reporting these reserves.

In general, reserves are considered proved if the commercial producibility of the reservoir is supported by actual production or formation tests. In this context, the term proved refers to the actual quantities of petroleum reserves and not just the productivity of the well or reservoir. In certain cases, proved reserves may be assigned on the basis of well logs and/or core analysis that indicate the subject reservoir is hydrocarbon bearing and is analogous to reservoirs in the same area that are producing or have demonstrated the ability to produce on formation tests.

The area of the reservoir considered as proved includes (1) the area delineated by drilling and defined by fluid contacts, if any, and (2) the undrilled portions of the reservoir that can reasonably be judged as commercially productive on the basis of available geological and engineering data. In the absence of data on fluid contacts, the lowest known occurrence of hydrocarbons controls the proved limit unless otherwise indicated by definitive geological, engineering or performance data.

Reserves may be classified as proved if facilities to process and transport those reserves to market are operational at the time of the estimate or there is a reasonable expectation that such facilities will be installed. Reserves in undeveloped locations may be classified as proved undeveloped provided (1) the locations are direct offsets to wells that have indicated commercial production in the objective formation, (2) it is reasonably certain such locations are within the known proved productive limits of the objective formation, (3) the locations conform to existing well spacing regulations where applicable, and (4) it is reasonably certain the locations will be developed. Reserves from other locations are categorized as proved undeveloped only where interpretations of geological and engineering data from wells indicate with reasonable certainty that the objective formation is laterally continuous and contains commercially recoverable petroleum at locations beyond direct offsets.

Reserves which are to be produced through the application of established improved recovery methods are included in the proved classification when (1) successful testing by a pilot project or favorable response of an installed program in the same or an analogous reservoir with similar rock and fluid properties provides support for the analysis on which the project was based, and, (2) it is reasonably certain that the project will proceed.

Reserves to be recovered by improved recovery methods that have yet to be established through commercially successful applications are included in the proved classification only (1) after a favorable production response from the subject reservoir from either (a) a representative pilot or (b) an installed program where the response provides support for the analysis on which the project is based and (2) it is reasonable certain the project will proceed.

UNPROVED RESERVES

Unproved reserves are based on geologic and/or engineering data similar to that used in estimates of proved reserves; but technical, contractual, economic, or regulatory uncertainties preclude such reserves being classified as proved. Unproved reserves may be further classified as probable reserves and possible reserves.

Unproved reserves may be estimated assuming future economic conditions different from those prevailing at the time of the estimate. The effect of possible future improvements in economic conditions and technological developments can be expressed by allocating appropriate quantities of reserves to the probable and possible classifications.

PROBABLE RESERVES

Probable reserves are those unproved reserves which analysis of geological and engineering data suggests are more likely than not to be recoverable. In this context, when probabilistic methods are used, there should be at least a 50% probability that the quantities actually recovered will equal or exceed the sum of estimated proved plus probable reserves.

In general, probable reserves may include (1) reserves anticipated to be proved by normal step-out drilling where sub-surface control is inadequate to classify these reserves as proved, (2) reserves in formations that appear to be productive based on well log characteristics but lack core data or definitive tests and which are not analogous to producing or proved reservoirs in the area, (3) incremental reserves attributable to infill drilling that could have been classified as proved if closer statutory spacing had been approved at the time of the estimate, (4) reserves attributable to improved recovery methods that have been established by repeated commercially successful applications when (a) a project or pilot is planned but not in operation and (b) rock, fluid, and reservoir characteristics appear favorable for commercial application, (5) reserves in an area of the formation that appears to be separated from the proved area by faulting and the geologic interpretation indicates the subject area is structurally higher than the proved area, (6) reserves attributable to a future workover, treatment, re-treatment, change of equipment, or other mechanical procedures, where such procedure has not been proved successful in wells which exhibit similar behavior in analogous reservoirs, and (7) incremental reserves in proved reservoirs where an alternative interpretation of performance or volumetric data indicates more reserves than can be classified as proved.

POSSIBLE RESERVES

Possible reserves are those unproved reserves which analysis of geological and engineering data suggests are less likely to be recoverable than probable reserves. In this context, when probabilistic methods are used, there should be at least a 10% probability that the quantities actually recovered will equal or exceed the sum of estimated proved plus probable plus possible reserves.

In general, possible reserves may include (1) reserves which, based on geological interpretations, could possibly exist beyond areas classified as probable, (2) reserves in formations that appear to be petroleum bearing based on log and core analysis but may not be productive at commercial rates, (3) incremental reserves attributed to infill drilling that are subject to technical uncertainty, (4) reserves attributed to improved recovery methods when (a) a project or pilot is planned but not in operation and (b) rock, fluid, and reservoir characteristics are such that a reasonable doubt exists that the project will be commercial, and (5) reserves in an area of the formation that appears to be separated from the proved area by faulting and geological interpretation indicates the subject area is structurally lower than the proved area.

RESERVE STATUS CATEGORIES

Reserve status categories define the development and producing status of wells and reservoirs.

Developed: Developed reserves are expected to be recovered from existing wells including reserves behind pipe. Improved recovery reserves are considered developed only after the necessary equipment has been installed, or when the costs to do so are relatively minor. Developed reserves may be subcategorized as producing or non-producing.

> ***Producing***: Reserves subcategorized as producing are expected to be recovered from completion intervals which are open and producing at the time of the estimate. Improved recovery reserves are considered producing only after the improved recovery project is in operation.
>
> ***Non-Producing***: Reserves subcategorized as non-producing include shut-in and behind-pipe reserves. Shut-in reserves are expected to be recovered from (1) completion intervals which are open at the time of the estimate but which have not started producing, (2) wells which were shut-in for market conditions or pipeline connections, or (3) wells not capable of production for mechanical reasons. Behind-pipe reserves are expected to be recovered from zones in existing wells, which will require additional completion work or future recompletion prior to the start of production.

Undeveloped Reserves: Undeveloped reserves are expected to be recovered: (1) from new wells on undrilled acreage, (2) from deepening existing wells to a different reservoir, or (3) where a relatively large expenditure is required to (a) recomplete an existing well or (b) install production or transportation facilities for primary or improved recovery projects.

Approved by the Board of Directors, Society of Petroleum Engineers (SPE), Inc.
March 7, 1997

Schedule 4.1(e)

Collateral Properties

[illegible]

BEYER PROJECT	ADDRESS	TIN	Revenue Int	PPC/Compressor	PPC/Transport	Sev Tax	Working Int
Aurora Energy, Ltd (Internal/WI Partners-includes Burkhart)	P.O. Box 981, Traverse City, MI 49684	91-1760941	15.4000000%	17.2388474%	15.4000000%	15.4000000%	18.2500000%
Aurora Investments, LLC (Drilling Fund Members only)	P.O. Box 981, Traverse City, MI 49685	30-0011332	20.7237000%	23.2009484%	20.7237000%	20.7237000%	25.6042000%
Beyer Antrim Company, LLC (Drilling Fund Members only)	P.O. Box 981, Traverse City, MI 49689	61-1406583	13.3200000%	14.9107473%	13.3200000%	13.3200000%	18.6485003%
Samson		80%	24.4450043%	27.3898211%	24.4563112%	24.4450043%	30.6678840%
Aurora Antrim North (Aurora ONLY- assignment pending) (transferred from Aurora Energy)	P.O. Box 981, Traverse City, MI 49686	20%	6.1112861%	6.8424065%	6.1140781%	6.1112861%	7.6394800%
			30.5563304%	34.2[illegible]%	30.5703[illegible]%	30.5563[illegible]%	36.187300%
TOTAL BEYER PROJECT			80.0000060%	88.64287%	80.014099%	80.000060%	100.000000%
BLACK BEAN PROJECT							
Aurora Energy, Ltd (Internal Partners)	P.O. Box 981, Traverse City, MI 49684	91-1780941	38.7200000%	0.4406929	38.7200000%	38.7200000%	49.8500000%
Aurora Natural Gas Production, LLC	P.O. Box 981, Traverse City, MI 49686	30-0061949	11.2200000%	0.1244838	11.2200000%	11.2200000%	14.0200000%
Samson		80%	23.2480000%	0.2579083	23.2480000%	23.2480000%	29.0600000%
Aurora Antrim North (Aurora ONLY- assignment pending) (transferred from Aurora Energy)	P.O. Box 981, Traverse City, MI 49686	20%	5.8120000%	0.0644841	5.8120000%	5.8120000%	7.2650000%
			29.0600000%	32.242040%	29.0600000%	29.0600000%	36.3250000%
TOTAL BLACK BEAN			80.000030%	81.769310%	80.060000%	80.000060%	100.000000%
PAXTON QUARRY							
Bergum Family Trust	13315 Spruce Ct., Linden, MI 48451		0.8019500%	0.8418800%	0.8019500%	0.8019500%	1.0000000%
Aurora Antrim North (Aurora ONLY- assignment pending)	P.O. Box 981, Traverse City, MI 49686		15.8762100%	15.4702100%	15.8762100%	15.8762100%	19.8000000%
Samson			63.5048400%	63.6048400%	63.5048400%	63.5048400%	79.2000000%
TOTAL PAXTON QUARRY			80.18300%	80.18300%	80.18300%	80.18300%	100.000000%
TREASURE ISLAND							
Jet X, LLC	P.O. Box 981, Traverse City, MI 49686		8.0010001%	8.0000000%	8.0000000%	8.0000000%	10.000000%
Aurora Antrim North (Aurora ONLY- assignment pending)	P.O. Box 981, Traverse City, MI 49686		14.4000009%	14.4000000%	14.4000000%	14.4000000%	18.000000%
Samson			57.6000001%	57.6000000%	57.6000000%	57.6000000%	72.000000%
TOTAL TREASURE ISLAND			80.001000%	80.000000%	80.000300%	80.000040%	100.000000%

** USE AURORA ENERGY, LTD ADDRESS FOR ALL SUBSIDIARIES - P.O. BOX 981, TRAVERSE CITY, MI 49684.

SCHEDULE 4.1(e)

Developed Leasehold
Aurora Energy

County Code	Prospect Name	Lessor	Lessee	Recording Liber	Recording Page	Eff. Date	Royalty %	Gross Acres	Net Acres	Town	Range	Section	Legal Description Q/Q/Q Description
Alpena	Beyer	Beyer, Norman O. & Viola	Aurora Energy, Ltd.	415	650	8/6/2002	1/8	80.06	80.00	30N	7E	15	SESW, S4NESW
Alpena	Beyer	Beyer, Norman O. & Viola	Kosco Energy, LLC	378	436	1/8/1999	1/8	1.32	1.32	30N	7E	21	Pt NWNWSE
Alpena	Beyer	Beyer, Paul E. & Anna L.	Kosco Energy, LLC	397	548	3/27/2000	1/8	137.89	137.89	30N	7E	21	Part W2SE, S2SW
Alpena	Beyer	Beyer, Paul E. & Anna L.	Kosco Energy, LLC	397	545	3/27/2000	1/8	80.80	80.00	30N	7E	28	W2NE
Alpena	Beyer	Beyer, Paul E. & Anna L.	Kosco Energy, LLC	397	547	3/27/2000	1/8	79.95	76.95	30N	7E	21	Part E2SE
Alpena	Beyer	Brietzke, David & Jennina	Kosco Energy, LLC	402	666	10/26/2000	1/8	40.00	40.00	30N	7E	21	SENE
Alpena	Beyer	Brietzke, David & Jennina	Kosco Energy, LLC	402	686	10/26/2000	1/8	198.00	97.02	30N	7E	21	W2NE, NENE, E2NW
Alpena	Beyer	Centala, Michael & Mary	Kosco Energy, LLC	404	949	4/17/2001	Varies	40.00	40.00	30N	7E	16	SESE
Alpena	Beyer	Coulture, Richard & Mardel	Kosco Energy, LLC	409	577	9/11/2001	1/8	1.00	1.00	30N	7E	22	Part SWSW
Alpena	Beyer	Cramer, James & Caroline	Kosco Energy, LLC	403	252	3/8/2001	1/8	1.00	1.00	30N	7E	21	NWNWSE
Alpena	Beyer	Dennis H. Hiske Living Trust #1	Kosco Energy, LLC	409	575	8/28/2001	1/8	80.00	80.00	30N	7E	20	SESW, SWSE
Alpena	Beyer	Diamond, Bernard & Norine	Miller Resources 1994-1, LLC	321	218	4/19/1998	1/8	40.00	40.00	30N	7E	20	SWNE
Alpena	Beyer	Diamond, James T. & Joy A.	Kosco Energy, LLC	406	134	6/18/2001	1/8	40.00	40.00	30N	7E	20	SENE
Alpena	Beyer	Diamond, John & Eileen L.	Kosco Energy, LLC	406	833	7/8/2001	Varies	75.00	78.00	30N	7E	22	Part W2SW
Alpena	Beyer	Gahrke, Victor C. & Betty L.	Kosco Energy, LLC	404	850	4/16/2001	1/8	2.60	2.00	30N	7E	21	Part SWSENW
Alpena	Beyer	Golder, David W. & Patricia J.	Kosco Energy, LLC	397	548	3/27/2000	3/16	80.00	80.00	30N	7E	28	N2SW
Alpena	Beyer	Golder, Wilmer E. & Elaine R.	Terra Energy, Ltd.	308	986	2/23/1994	1/8	80.00	80.00	30N	7E	28	SWNW, SWSW
Alpena	Beyer	Golder, Wilmer E. & Elaine R.	Terra Energy, Ltd.	308	988	2/25/1994	1/8	30.00	30.00	30N	7E	33	SWNW
Alpena	Beyer	Green, Nancy	Terra Energy, Ltd.	321	80	8/29/1995	1/8	0.92	0.92	30N	7E	20	NWNESE
Alpena	Beyer	Hiske, Henry E.	Energy Quest, Inc.	305	656	6/17/1993	1/8	40.00	40.00	30N	7E	33	N2NWNW
Alpena	Beyer	Jabs, Michael & Martha	Kosco Energy, LLC	397	551	3/27/2000	1/8	79.08	79.08	30N	7E	20	Part E2SE
Alpena	Beyer	Kirschner, Daniel F. & Wilma	Kosco Energy, LLC	404	044	4/24/2001	Varies	120.00	120.00	30N	7E	16	SWNE, W2SE
Alpena	Beyer	Kirschner, Herman & Marie	Kosco Energy, LLC	387	580	3/27/2000	1/8	40.00	40.00	30N	7E	28	SESW
Alpena	Beyer	Kowalski, August & Adeline	Terra Energy, Ltd.	313	760	12/12/1994	1/8	199.00	199.00	30N	7E	17	SE/4, NESW
Alpena	Beyer	Lee, Wayne o. & Natalie C.	Miller Resources 1994-1, LLC	404	204	2/28/2001	1/8	40.00	40.00	30N	7E	15	SWNW
Alpena	Beyer	Lee, Wayne o. & Natalie C.	Miller Resources 1994-1, LLC	404	204	2/28/2001	1/8	40.00	40.00	30N	7E	16	SENE
Alpena	Beyer	Libka, Frederick & Dorothy	Aurora Energy, Ltd.	416	396	8/5/2002	1/8	1.00	1.00	30N	7E	17	NENWSE
Alpena	Beyer	Lisko, Donald G. & Shirline B.	Kosco Energy, LLC.	402	925	1/16/2001	1/8	150.00	150.00	30N	7E	22	Part NW/4
Alpena	Beyer	Mau, John C. & Norma J.	Southwestern Oil Company	380	281	3/2/1990	1/8	40.00	40.00	30N	7E	28	NWNW
Alpena	Beyer	Mead, Jeffrey R. & Maureen C.	Kosco Energy, LLC.	402	660	11/13/2000	1/8	198.00	100.98	30N	7E	21	W2NE, NENE, E2NW
Alpena	Beyer	Mellon, Karen M.	Aurora Energy, Ltd.	416	330	5/16/2002	1/8	1.00	1.00	30N	7E	22	1 ac. in SESESWSW
Alpena	Beyer	Neumann, Donald & Patricia	Kosco Energy, LLC.	407	963	8/28/2001	1/8	20.00	20.00	30N	7E	21	W2SWSW
Alpena	Beyer	ONeil, David J. & Deborah L.	Kosco Energy, LLC	404	948	4/17/2001	1/8	1.00	1.00	30N	7E	21	SESE
Alpena	Beyer	Prevost, Arlington A. & Rera	Kosco Energy, LLC	404	251	5/14/2002	1/8	59.41	59.41	30N	7E	28	NESW, W2NWSE
Alpena	Beyer	Rasmussen, Corey & Rifiejo	Kosco Energy, LLC	406	532	7/17/2001	1/8	2.04	2.04	30N	7E	21	Part E2SE
Alpena	Beyer	Samp, Raymond J. & Janet A.	Kosco Energy, LLC	420	412	4/30/2002	1/8	40.00	40.00	30N	7E	17	SESW
Alpena	Beyer	Samp, Raymond J. & Janet A.	Kosco Energy, LLC	420	412	4/30/2002	1/8	40.00	40.00	30N	7E	29	NENW
Alpena	Beyer	Schultz, Robert H. & LeAnn	Kosco Energy, LLC	402	681	1/4/2001	1/8	10.00	10.00	30N	7E	22	SWSWNW
Alpena	Beyer	Sless, Norman F. & Linda J.	Kosco Energy, LLC	404	947	4/17/2001	Varies	80.00	80.00	30N	7E	15	W2SW

SCHEDULE 4.1(e)

Developed Leasehold
Aurora Energy

County Code	Prospect Name	Lessor	Lessee	Recording Liber/Page	Eff. Date	Royalty %	Gross Acres	Net Acres	Town/Range	Section	Legal Description Q/Q/Q Description
Alpena	Beyer	Siess, Norman F. & Linda J.	Kosco Energy, LLC	404 947	4/17/2001	Varies	40.00	40.00	30N 7E	15	NESE
Alpena	Beyer	Stokes Properties, Inc.	Jet Exploration, Inc.	277 582	8/27/1988	1/8	40.00	40.00	30N 7E	20	NWNE
Alpena	Beyer	Thomas, Dean M. & Kelly S.	Aurora Energy, Ltd.	420 419	12/9/2002	1/8	13.88	13.88	30N 7E	20	Part SWSW
Alpena	Beyer	Treffa, Allan M. & Kathleen H.	Aurora Energy, Ltd.	416 649	6/10/2002	1/8	30.00	15.00	30N 7E	18	Part NESW, NWSE
Alpena	Beyer	Treffa, Kevin & Shannon	Aurora Energy, Ltd.	415 881	6/10/2002	1/8	30.00	15.00	30N 7E	15	Part NESW, NWSE
Alpena	Beyer	Wagner, Charles & Dorothy	Terra Energy, Ltd.	308 708	1/8/1994	1/8	40.00	40.00	30N 7E	20	NWSW
Alpena	Beyer	Werth, Arthur R.	Kosco Energy, LLC	404 943	4/24/2001	1/8	40.00	40.00	30N 7E	28	NENE, E2NW
Alpena	Beyer	Werth, Jerry W. & Mary	Kosco Energy, LLC	404 942	3/2/2001	1/8	80.00	80.00	30N 7E	28	E2NW
Alpena	Beyer	Werth, Willard E. & Evelyn	Kosco Energy, LLC	397 809	3/27/2000	1/8	40.00	40.00	30N 7E	25	SENE
Alpena	Beyer	Worth, Ronald & Kimberly	Kosco Energy, LLC	420 413	11/20/2002	Varies	20.00	20.00	30N 7E	20	E2NWSE
Alpena	Black Bean #1	Alpena County Road Comm.	Kosco Energy, LLC	408 937	6/19/2001	1/8	70.00	70.00	30N 8E	11	NENW, E/2W/2NW
Alpena	Black Bean #1	Alpena County Road Comm.	Kosco Energy, LLC	406 937	6/19/2001	1/8	320.00	120.00	30N 8E	35	SWNE,SENW, SW, W/2SE
Alpena	Black Bean #1	Armstrong, Steven & Shirley	Kosco Energy, LLC	409 531	2/14/2001	1/8	39.00	39.00	30N 6E	12	Part SENE
Alpena	Black Bean #1	Baker, David & Beverly	Kosco Energy, LLC	408 88	7/31/2001	1/8	3.01	3.01	30N 6E	1	Part W/2NW
Alpena	Black Bean #1	Baker, David & Christina	Aurora Energy, Ltd.	421 734	1/25/2003	1/8	3.10	3.10	30N 7E	7	Part NWNW
Alpena	Black Bean #1	Baker, Frederick & Baker Wm.	Kosco Energy, LLC	405 194	5/8/2001	1/8	57.00	57.00	30N 6E	1	Part W/2NW
Alpena	Black Bean #1	Baker, William & Nancy	Kosco Energy, LLC	408 82	6/13/2001	1/8	5.00	5.00	30N 6E	1	Part W/2NW
Alpena	Black Bean #1	Binkowski, Michael & Angela	Kosco Energy, LLC	414 341	1/30/2002	1/8	40.00	20.00	30N 6E	12	SWNW
Alpena	Black Bean #1	Bonk, Barbara	Terra Energy, Ltd.	336 647	5/22/1998	1/8	120.80	3.02	30N 6E	2	SWNW, W/2SW
Alpena	Black Bean #1	Bruning, Kyle & Mindy	Aurora Energy, Ltd.	421 402	2/1/2003	1/8	1.35	1.35	30N 6E	12	Part NENE
Alpena	Black Bean #1	Crabtree, Howard & Billie	Kosco Energy, LLC.	409 630	9/4/2001	1/8	40.00	40.00	30N 6E	1	E/2E/2SW
Alpena	Black Bean #1	Curoe, Karen	Terra Energy, Ltd.	338 609	6/4/1998	1/8	120.86	1.01	30N 6E	2	SWNW, W/2SW
Alpena	Black Bean #1	Dennis & Ruth Rebeau Trust	Kosco Energy, LLC.	409 341	9/11/2001	1/8	32.82	32.82	30N 6E	11	SWNE
Alpena	Black Bean #1	Derry, Andrew	Kosco Energy, LLC.	420 774	12/21/2002	1/8	24.98	28.98	30N 7E	7	Part W/2NW
Alpena	Black Bean #1	Derry, Daniel	Aurora Energy, Ltd.	420 421	11/19/2002	1/8	1.38	1.38	30N 7E	7	Part W/2NW
Alpena	Black Bean #1	Domke, Arnold & Linda	Kosco Energy, LLC	405 192	5/8/2001	1/8	28.86	28.16	30N 6E	11	Part E/2NW, E/2SWNW
Alpena	Black Bean #1	Domke, Roland & Kristi	Kosco Energy, LLC.	405 191	5/8/2001	1/8	7.90	7.90	30N 6E	11	Part SENW
Alpena	Black Bean #1	Domke, William et al	Kosco Energy, LLC.	404 244	3/30/2001	1/8	7.00	3.50	30N 6E	11	Part E/2NW
Alpena	Black Bean #1	Evans, Shirley	Terra Energy, Ltd.	324 99	3/26/1996	1/8	120.63	30.15	30N 6E	2	SWNW, W/2SW
Alpena	Black Bean #1	Gerard, James & Nancy	Kosco Energy, LLC.	409 537	10/2/2001	1/8	80.00	80.00	30N 6E	1	Part E/2NW
Alpena	Black Bean #1	Goodall, James & Dorothy	Kosco Energy, LLC	404 237	3/13/2001	1/8	40.00	40.00	31N 6E	35	NESE
Alpena	Black Bean #1	Grzeskowiak, George & Eliz.	Kosco Energy, LLC.	404 246	3/13/2001	1/8	80.00	80.00	30N 6E	2	E/2SE/4
Alpena	Black Bean #1	Hardman, Sandra	Terra Energy, Ltd.	326 611	8/8/1996	1/8	120.60	1.01	30N 6E	2	SWNW, W/2SW
Alpena	Black Bean #1	Hibner, Matthew & Angela	Aurora Energy, Ltd.	421 203	1/12/2003	1/8	1.00	1.00	30N 6E	12	Part SENE
Alpena	Black Bean #1	LaSage, Donna	Aurora Energy, Ltd.	421 801	1/28/2003	1/8	0.23	0.23	30N 6E	12	Part NWNW
Alpena	Black Bean #1	Livermore, Bernard	Kosco Energy, LLC.	409 534	9/4/2001	1/8	38.00	39.00	30N 6E	12	NWNE
Alpena	Black Bean #1	MacFalda, Ray. & Irene E.	Aurora Energy, Ltd.	420 420	11/12/2002	1/8	5.00	5.00	30N 7E	7	Part NWNE
Alpena	Black Bean #1	Marshick, Catherine	Terra Energy, Ltd.	328 220	5/6/1998	1/8	120.80	15.08	30N 6E	2	SWNW, W/2SW
Alpena	Black Bean #1	Nye, William & Barbara	Kosco Energy, LLC.	408 63	8/13/2001	1/8	21.21	21.21	30N 7E	7	Part SWNW
Alpena	Black Bean #1	R.E. Glancy, Inc.	Kosco Energy, LLC.	406 938	7/16/2001	1/8	292.65	292.68	30N 6E	2	NE, W/2SE, E/2SW
Alpena	Black Bean #1	Rabeau, Kim & Kathleen	Aurora Energy, Ltd.	420 775	12/23/2002	1/7	35.00	35.00	30N 7E	7	Part NWNE

SCHEDULE 4.1(e)

Developed Leasehold
Aurora Energy

County Code	Prospect Name	Lessor	Lessee	Recording Liber	Recording Page	Eff. Date	Royalty %	Gross Acres	Net Acres	Town	Range	Section	Legal Description Q/Q/Q Description
Alpena	Black Bean #1	Rostkowycz, Jury & Diane	Kosco Energy, LLC.	406	909	6/19/2001	1/6	120.00	66.66	30N	8E	1	W/2SW,W/2E/2SW
Alpena	Black Bean #1	Rostkowycz, Myron & Louise	Kosco Energy, LLC.	406	935	7/17/2001	1/8	80.00	26.67	30N	6E	1	W/2SW
Alpena	Black Bean #1	Rostkowycz, Romas & Carol	Kosco Energy, LLC.	406	938	6/23/2001	1/8	80.00	26.67	30N	8E	1	W/2SW
Alpena	Black Bean #1	Sauve, Julenne	Aurora Energy, Ltd.	421	800	1/30/2003	1/5	1.50	1.50	30N	6E	12	Part NWNW
Alpena	Black Bean #1	Sauve, William & Carolyn	Aurora Energy, Ltd.	421	799	1/30/2003	1/8	1.00	1.00	30N	6E	12	Part NWNW
Alpena	Black Bean #1	Schuelke, Gary & Irma	Kosco Energy, LLC.	409	335	6/4/2001	1/8	40.00	40.00	30N	6E	12	NENW
Alpena	Black Bean #1	Scott, John & Scott Jr., John	Terra Energy, Ltd.	328	537	5/17/1996	1/8	120.80	3.02	30N	6E	2	SWNW, W/2SW
Alpena	Black Bean #1	Sheridan, Dorothy	Terra Energy, Ltd.	326	585	6/20/1996	1/8	120.80	4.00	30N	8E	2	SWNW, W/2SW
Alpena	Black Bean #1	Sheridan, James	Terra Energy, Ltd.	336	819	6/20/1996	1/8	120.80	7.00	30N	6E	2	SWNW, W/2SW
Alpena	Black Bean #1	Sheridan, William & Patricia	Terra Energy, Ltd.	327	751	7/7/1996	1/8	120.80	1.00	30N	6E	2	SWNW, W/2SW
Alpena	Black Bean #1	Smith, Guarden & Vaugeline	Aurora Energy, Ltd.	421	732	1/25/2003	1/8	40.00	40.00	30N	8E	11	W/2W/2NW
Alpena	Black Bean #1	Stewart, Linda	Terra Energy, Ltd.	327	749	7/6/1998		120.80	1.00	30N	6E	2	SWNW, W/2SW
Alpena	Black Bean #1	Stozynski, Walter & Kathy	Kosco Energy, LLC.	414	340	1/22/2002	1/8	40.00	20.00	30N	6E	12	SWNW
Alpena	Black Bean #1	Szatkowski, Francis & Susan	Kosco Energy, LLC.	404	247	3/12/2001	1/8	20.00	20.00	30N	8E	11	N/2NESE
Alpena	Black Bean #1	Szatkowski, Norman & Maxine	Kosco Energy, LLC.	402	926	1/16/2001	1/8	40.00	40.00	30N	6E	11	NENE
Alpena	Black Bean #1	Trogden, Donald & Kathleen	Kosco Energy, LLC.	409	536	8/11/2001	1/8	36.27	36.27	30N	6E	12	Part NWNW
Alpena	Black Bean #1	Trella, Michael & Marie	Kosco Energy, LLC.	405	110	1/23/2001	1/8	40.00	40.00	30N	6E	11	SENE
Alpena	Black Bean #1	Wieczorkowski, Leon & Shar.	Kosco Energy, LLC.	408	84	8/21/2001	1/8	38.65	38.65	30N	6E	12	Part NENE
Alpena	Black Bean #1	Zanke, Daniel & Dorothy	Kosco Energy, LLC.	408	85	8/21/2001	1/8	55.00	55.00	30N	7E	7	SENW, SWNE
Alpena	Black Bean #1	Zanke, Norma	Kosco Energy, LLC.	404	954	4/24/2001	1/8	65.00	65.00	30N	7E	7	NENW, Part SWNE
Alpena	Black Bean #1	Zbytowski, Charles & Susan	Kosco Energy, LLC.	430	259	10/14/2003	1/8	1.74	0.87	30N	6E	2	Part SWSW
Alpena	Black Bean #1	Zbytowski, Kevin & Karen	Terra Energy, Ltd.	308	715	1/10/1994	1/8	139.41	89.43	30N	8E	2	SWNW, W/2SW
Alpena	Paxton Quarry	Alpena County Road Comm.	Aurora Energy, Ltd.	338	729	2/11/1998	3/16	0.88	0.88	30N	7E	9	Pt NWSW
Alpena	Paxton Quarry	Baker, Louis C. & Jane R.	Miller Resources 1994-1, LLC	311	558	9/29/1994	1/8	80.00	80.00	30N	7E	8	W2NW
Alpena	Paxton Quarry	Blackaby, William & Evelyn	Aurora Energy, Ltd.	353	806	11/4/1997	1/8	1.90	1.90	30N	7E	8	Pt NWNW
Alpena	Paxton Quarry	Brilinski, Michael G.	Aurora Energy, Ltd.	353	781	10/20/1997	1/8	5.05	5.05	30N	7E	9	Pt W2NE
Alpena	Paxton Quarry	Decare, Lonnie W. & Elaine M.	Miller Resources 1994-1, LLC	353	798	3/4/1997	1/8	13.89	13.89	30N	7E	17	Pt W2NE
Alpena	Paxton Quarry	Domke, Dan D.	Miller Resources 1994-1, LLC	312	292	10/1/1994	1/8	80.00	80.00	30N	7E	8	E2SE
Alpena	Paxton Quarry	Donnan, Arnold R. & Marilyn A.	Miller Resources 1994-1, LLC	312	301	10/28/1994	1/8	80.00	80.00	30N	7E	5	W2SW
Alpena	Paxton Quarry	Dubie, Gerald C. & Marcella A.	Aurora Energy, Ltd.	353	787	10/10/1997	1/8	2.80	2.80	30N	7E	8	Pt NENE
Alpena	Paxton Quarry	Dubie, Glen T. et al	Miller Resources 1994-1, LLC	311	563	10/4/1994	1/8	80.00	80.00	30N	7E	9	E2SE
Alpena	Paxton Quarry	Estlack, William J. & Diana K.	Fruehauf Production Company	317	67	11/5/1994	1/8	79.00	79.00	30N	7E	16	S2SW exc. 1 ac.
Alpena	Paxton Quarry	Free Methodist Camp Assn.	Aurora Energy, Ltd.	379	525	1/20/1996	1/8	5.64	5.64	30N	7E	6	Pt SWSESE
Alpena	Paxton Quarry	Gauden, Michael & Rebecca	Miller Resources 1994-1, LLC	321	302	11/3/1995	1/8	2.32	2.32	30N	7E	7	Pt SWSWSE
Alpena	Paxton Quarry	Hoffman, Richard L.	Aurora Energy, Ltd.	355	403	12/31/1997	1/8	20.00	20.00	30N	7E	4	W2SWSE
Alpena	Paxton Quarry	Hoppe, James T. & Rena E.	Miller Resources 1994-1, LLC	311	556	9/28/1994	1/8	40.00	40.00	30N	7E	8	NESE
Alpena	Paxton Quarry	Jackowiak, Joseph H. et al	Aurora Energy, Ltd.	353	805	11/13/1997	1/8	1.10	1.10	30N	7E	7	Pt W2NW
Alpena	Paxton Quarry	King, Roger E. & Carol E.	Fruehauf Production Company	317	94	11/5/1994	1/8	115.83	115.83	30N	7E	1	NW w/ Exc.
Alpena	Paxton Quarry	Kowalski, Rudolph & Marie	Miller Resources 1994-1, LLC	311	582	10/5/1994	1/8	40.00	40.00	30N	7E	17	SENW
Alpena	Paxton Quarry	Longcore, Carolyn & Navina, Donna	Fruehauf Production Company	318	843	11/5/1994	1/8	80.00	80.00	30N	7E	5	S2SW, SWSE
Alpena	Paxton Quarry	Martell, Louis S. & Lora A.	Miller Resources 1994-1, LLC	311	551	9/28/1994	1/8	40.00	40.00	30N	7E	17	NENW

SCHEDULE 4.1(a)

Developed Leasehold
Aurora Energy

County Code	Prospect Name	Lessor	Lessee	Recording Liber	Recording Page	Eff. Date	Royalty %	Gross Acres	Net Acres	Town	Range	Section	Legal Description Q/Q/Q Description
Alpena	Paxton Quarry	Martel, Louis S. & Lora A.	Miller Resources 1994-1, LLC	311	551	9/26/1994	1/8	40.00	41.00	30N	7E	8	SESW
Alpena	Paxton Quarry	Martel, Thomas & Marjorie	Miller Resources 1994-1, LLC	312	284	11/2/1994	1/8	70.80	79.50	30N	7E	6	SWSE, NWSE
Alpena	Paxton Quarry	Martell, Thomas & Marjorie	Aurora Energy, Ltd.	358	132	1/14/1998	1/8	1.10	1.10	30N	7E	5	Pt SESWNE
Alpena	Paxton Quarry	Nowak, Joseph & Jean	Aurora Energy, Ltd.	353	784	11/5/1997	1/6	2.00	2.00	30N	7E	8	Part NESW
Alpena	Paxton Quarry	Peasley, Alan A. & Cecile L.	Fruehauf Production Company	318	863	11/3/1994	1/6	196.90	196.90	30N	7E	8	SWNE, E2NW, NWSE, NESW
Alpena	Paxton Quarry	Prevost, Donald L. & Eva C.	Miller Resources 1994-1, LLC	311	514	10/5/1994	1/8	40.00	40.00	30N	7E	18	NWNE
Alpena	Paxton Quarry	Rehsberry, Vernell J & Audrie	Miller Resources 1994-1, LLC	312	306	10/25/1994	1/6	54.04	54.04	30N	7E	5	E2SE
Alpena	Paxton Quarry	Rensberry, Vernell J & Audrie	Aurora Energy, Ltd.	357	253	2/25/1998	1/8	0.70	0.70	30N	7E	5	Pt SESE
Alpena	Paxton Quarry	Reynolds, Dwaine & Marie	Miller Resources 1994-1, LLC	311	519	10/11/1994	1/8	40.00	40.00	30N	7E	9	E2E2NW
Alpena	Paxton Quarry	Smith, Arleigh R. & Janet J.	Aurora Energy, Ltd.	353	778	10/31/1997	1/8	1.00	1.00	30N	7E	9	Pt NENENE
Alpena	Paxton Quarry	Smith, Thomas & Meredith	Miller Resources 1994-1, LLC	311	525	10/13/1994	1/8	10.00	10.00	30N	7E	9	SESENE
Alpena	Paxton Quarry	Smith, Willard G. et al	Aurora Energy, Ltd.	353	793	10/30/1997	1/8	1.16	1.16	30N	7E	9	Pt NWNW
Alpena	Paxton Quarry	Thiem, Dennis & Shannon	Fruehauf Production Company	316	907	11/6/1994	1/8	38.09	38.09	30N	7E	16	S2N2SW
Alpena	Paxton Quarry	Thompson, George & Evangeline	Miller Resources 1994-1, LLC	311	516	10/12/1994	1/6	30.00	30.00	30N	7E	8	N2SENE, SWSENE
Alpena	Paxton Quarry	Trelfa, Allan M. & Kathleen H.	Miller Resources 1994-1, LLC	312	290	11/2/1994	1/8	18.52	18.52	30N	7E	4	E2SESE
Alpena	Paxton Quarry	Trelfa, Allan M. & Kathleen H.	Aurora Energy, Ltd.	353	802	10/11/1997	1/8	0.61	0.61	30N	7E	5	Pt SESE
Alpena	Paxton Quarry	Udell, Loretta M.	Petroleum Development Corp.	383	919	3/2/1999	1/8	4.81	4.81	30N	7E	16	Pt SWSW
Alpena	Paxton Quarry	VanWagoner, Bill & Karen	Miller Resources 1994-1, LLC	312	271	11/9/1994	1/8	20.00	20.00	30N	7E	4	S/2NWSE
Alpena	Paxton Quarry	Wayne M. Ekovsky et al	Miller Resources 1994-1, LLC	312	273	10/27/1994	1/7	2.03	2.03	30N	7E	4	Pt SESE
Alpena	Paxton Quarry	Werth, Alan L. & Marion L.	Fruehauf Production Company	316	922	11/4/1994	1/6	40.00	40.00	30N	7E	16	N2N2SW
Alpena	Paxton Quarry	Werth, Frederick & Dorene	Fruehauf Production Company	316	917	11/3/1994	1/6	80.00	80.00	30N	7E	8	S2SE
Alpena	Paxton Quarry	Werth, Frederick & Dorene	Fruehauf Production Company	316	917	11/3/1994	1/6	40.00	40.00	30N	7E	9	SWSW
Alpena	Paxton Quarry	Werth, Frederick & Dorene	Fruehauf Production Company	316	917	11/3/1994	1/6	160.00	160.00	30N	7E	16	NW
Alpena	Paxton Quarry	Werth, Frederick & Dorene	Fruehauf Production Company	316	917	11/3/1994	1/6	146.11	146.11	30N	7E	17	E2NE; Pt W2NE
Alpena	Paxton Quarry	Westenbarger, James & Joyce	Miller Resources 1994-1, LLC	312	269	11/11/1994	1/8	20.00	20.00	30N	7E	4	E2SWSE
Alpena	Paxton Quarry	Wilson Township	Aurora Energy, Ltd.	358	129	1/14/1998	1/6	2.29	2.29	30N	7E	5	Pt SESE
Alpena	Paxton Quarry	Wilfield, J. Gerald & Beverly	Miller Resources 1994-1, LLC	312	940	10/28/1994	1/8	50.98	50.98	30N	7E	4	Pt NESE; W2SESE
Alpena	Paxton Quarry	Zbytowski, Audrey L.	Aurora Energy, Ltd.	353	799	11/5/1997	1/6	0.35	0.35	30N	7E	5	Pt SESE
Alpena	Paxton Quarry	Zbytowski, Clement A.	Aurora Energy, Ltd.	353	790	11/4/1997	1/6	1.52	1.52	30N	7E	6	Pt SENE
Alpena	Paxton Quarry	Zbytowski, Clement A. et al	Fruehauf Production Company	319	541	11/5/1994	1/8	80.00	80.00	30N	7E	5	SESW; SWSE
Alpena	Paxton Quarry	Zbytowski, Joseph & Kathy	Capitol Energy	273	632	11/11/1987	1/6	310.64	310.64	30N	7E	9	W2NE, NENE, W2SE, E2SW, NWSW
Alpena	Paxton Quarry	Zbytowski, Patrick & Kathy	Fruehauf Production Company	316	933	11/3/1994	1/8	113.90	113.90	30N	7E	8	Pt NE
Alpena	Paxton Quarry	Zbytowski, Paul J. & Carmen	Miller Resources 1994-1, LLC	331	560	10/6/1994	1/8	80.00	80.00	30N	7E	7	E2NE
Alpena	Treasure Island	Abbott, Janet C. & Richard	United Energy LLC	416	301	6/6/2002	1/8	9.00	9.00	29N	7E	26	W2W2SWNW
Alpena	Treasure Island	Abbott, John H. & Edith L.	Aurora Energy, Ltd.	422	847	3/6/2003	1/8	18.18	18.18	29N	7E	25	E600' OF THE SW4SW4
Alpena	Treasure Island	Adams, John G. & Norma J.	Petroleum Developement	396	85	12/2/1999	1/8	2.50	2.50	29N	7E	33	PT.NE4NE4
Alpena	Treasure Island	Bigelow, John L. & Sharon D.	Petroleum Developement	396	511	12/2/1999	1/8	20.08	20.08	29N	7E	34	E2/4SESE
Alpena	Treasure Island	Brink, Bryan B. & Jeanine L.	Aurora Energy, Ltd.	422	179	2/12/2003	1/8	20.00	20.00	29N	7E	34	S2N2S2NE4
Alpena	Treasure Island	Brown, William F. & Debra D.	Petroleum Developement	398	65	11/17/1999	1/8	22.36	22.36	29N	7E	24	NW4NW4
Alpena	Treasure Island	Buchler, Leonard & Gertrude	Aurora Energy, Ltd.	422	546	3/6/2003	1/8	11.33	11.33	29N	7E	25	PT.SW4SW4
Alpena	Treasure Island	Cairns, Sharon L.	Petroleum Developement	398	570	11/18/1999	1/8	7.74	7.47	29N	7E	24	NW4NW4

SCHEDULE 4.1(e)

Developed Leasehold
Aurora Energy

County Code	Prospect Name	Lessor	Lessee	Recording Liber	Recording Page	Eff Date	Royalty %	Gross Acres	Net Acres	Town	Range	Section	Legal Description Q/Q/Q Description
Alpena	Treasure Island	Cochran, Frances E. Trust	Petroleum Development	395	704	11/20/1990	1/8	110.00	110.00	29N	7E	24	S2SW4;S2NW4SW4;W2NE4SW4
Alpena	Treasure Island	Crowl, Margaret J	Aurora Energy, Ltd.	425	641	5/31/2003	1/8	1.00	1.00	29N	7E	25	PT SWSW
Alpena	Treasure Island	Eiler, Ernest & Jean	Pine River Oil & Gas Company	414	204	10/6/2000	1/8	45.45	45.45	29N	7E	24	NWNE, PTSENW, PT S2NENW
Alpena	Treasure Island	Epley, Frank W. & Linda V.	United Energy, LLC	420	325	10/16/2002	1/8	100.00	100.00	29N	7E	24	N/2 SE/4; E/2 NE/4 SW/4
Alpena	Treasure Island	Ferguson, Jeffery L. & Patricia L.	Aurora Energy, Ltd.	407	287	6/17/2001	1/8	58.00	58.00	29N	8E	30	PT FRL W2NW
Alpena	Treasure Island	Gerke, Gary H. & Ann H.	Aurora Energy, Ltd.	407	375	7/16/2001	1/8	2.04	2.04	29N	8E	30	PT SWNW
Alpena	Treasure Island	Goff, Anne R.	United Energy, LLC	416	301	4/29/2002	1/8	10.09	10.09	29N	8E	36	S/2 N/2 SW/4 SW/4
Alpena	Treasure Island	Hanson, Jeffrey D.	Aurora Energy, Ltd.	424	473	4/19/2003	1/8	2.07	2.07	29N	8E	31	PT SE/4 SW/4
Alpena	Treasure Island	Harmon, Karl & Chiew Yu	Aurora Energy, Ltd.	423	620	4/2/2003	1/8	0.50	0.50	29N	7E	25	PT. SW4SW4
Alpena	Treasure Island	Harmon, Roxana C.	Petroleum Development	396	561	1/11/2000	1/8	8.00	8.00	29N	7E	25	PT.SW4SW4
Alpena	Treasure Island	Harmon-Ford, Roxana C.	Aurora Energy, Ltd.	425	521	4/2/2003	1/8	1.06	1.06	29N	7E	25	PT. SW4SW4
Alpena	Treasure Island	Harrington Seeds, Inc.	Aurora Energy, Ltd.	427	383	7/21/2003	1/8	40.00	40.00	29N	7E	28	NENE
Alpena	Treasure Island	Hayden, Gerald	Pine River Oil & Gas Company	414	202	11/17/2000	1/8	20.00	20.00	29N	7E	28	N2NENSE
Alpena	Treasure Island	Kandal, Ernest J. & Linda M.	United Energy LLC	417	627	6/6/2002	1/8	9.90	9.90	29N	7E	36	E2E2NWNE
Alpena	Treasure Island	Kieliszewski, Virgil & Virginia	United Energy LLC	417	347	7/31/2002	1/8	80.00	80.00	29N	7E	24	SWSE; W 10 AC SESE
Alpena	Treasure Island	Kieliszewski, Virgil & Virginia	United Energy LLC	417	347	7/31/2002	1/8	40.00	40.00	29N	7E	25	NENE
Alpena	Treasure Island	Kowalski, Robert D.	Aurora Energy, Ltd.	409	528	5/8/2001	1/8	37.93	37.93	29N	8E	31	PT SESW
Alpena	Treasure Island	LeBel, Alfred J. & Valerie A.	Aurora Energy, Ltd.	407	155	7/17/2001	1/8	9.09	9.09	29N	8E	30	PT SWNW
Alpena	Treasure Island	LaCross, Gary L. & Elaine Kay	Aurora Energy, Ltd.	407	372	7/20/2001	1/7	37.78	37.78	29N	8E	30	S2N2 FRL SW
Alpena	Treasure Island	LaCross, Wayne C. & Patricia	Aurora Energy, Ltd.	424	789	4/27/2003	1/8	40.00	10.00	29N	8E	30	S/2 N/2 SW/4
Alpena	Treasure Island	Laluzek, Peter J. & Saloma	Petroleum Development	398	956	2/16/2000	1/8	2.00	2.00	29N	7E	23	PT.NE4NE4
Alpena	Treasure Island	Lee, Donald H.	Aurora Energy, Ltd.	407	288	5/16/2001	1/8	106.48	106.48	29N	8E	31	NESW; W FRL HALF SW
Alpena	Treasure Island	Lee, Robert D & Mary Kay	Aurora Energy, Ltd.	409	540	5/25/2001	1/8	146.24	146.24	29N	8E	31	FRL NW
Alpena	Treasure Island	Loceaberg, Arthur B. & Ann M.	Aurora Energy, Ltd.	422	548	3/1/2003	1/8	15.00	15.00	29N	7E	34	N2NENW4 EXC W2/W2
Alpena	Treasure Island	Liske, Darrell T. & Carolyn	Petroleum Development	396	673	2/1/2000	1/8	2.00	2.00	29N	7E	25	NPT.NE4NE4
Alpena	Treasure Island	Liske, Evelyn D.	United Energy LLC	417	349	8/2/2002	1/8	88.16	22.72	29N	7E	24	NWNE;E2SENENW;E2E2SENW
Alpena	Treasure Island	Liske, Evelyn D.	United Energy LLC	417	349	8/2/2002	1/8	24.84	24.84	29N	7E	36	PTNWNE
Alpena	Treasure Island	Loewe, Paul & Nancy Jo	Aurora Energy, Ltd.	407	156	7/18/2001	1/8	8.78	8.78	29N	8E	30	PT SWNW
Alpena	Treasure Island	Maher, Timothy J. & Beverly L.	Aurora Energy, Ltd.	425	867	6/12/2003	1/8	20.00	20.00	29N	7E	24	N2N2S2NE
Alpena	Treasure Island	Morey, Barbara	United Energy LLC	416	308	3/20/2002	1/8	31.05	31.00	29N	7E	26	PTSWNW
Alpena	Treasure Island	Nagy, Raymond E. & Mavis L.	Petroleum Development	397	740	2/9/2000	1/8	40.00	40.00	29N	7E	25	SW4NW4
Alpena	Treasure Island	Ortlieb, Bertha A.	United Energy LLC	413	615	2/21/2002	1/8	40.00	40.00	29N	7E	35	NESE
Alpena	Treasure Island	Osborn, Mary	United Energy LLC	417	839	9/10/2002	1/8	40.00	40.00	29N	7E	26	NWSW
Alpena	Treasure Island	Peliwoda, Alexander	Wolverine Gas & Oil	309	81	8/9/1984	1/8	9.54	9.54	29N	7E	24	NW4NW4
Alpena	Treasure Island	Pierce, Robert A. & Phyllis M.	United Energy, LLC	421	907	1/6/2003	1/8	5.10	5.10	29N	8E	36	PT S/2 W/2 W/2 NW/4 NE/4
Alpena	Treasure Island	Ratz, Albert W. & Rudy D.	Petroleum Development	395	798	11/19/1998	1/8	1.00	1.00	29N	7E	23	PT.NE4NE4
Alpena	Treasure Island	Robbins, Jack F. & Patricia	Aurora Energy, Ltd.	423	160	3/18/2003	1/8	40.00	40.00	29N	7E	26	NW4NE4
Alpena	Treasure Island	Rondeau, Roy R. & Nancy L.	Aurora Energy, Ltd.	407	157	7/20/2001	1/8	37.78	37.78	29N	8E	30	FRL N2N2SW
Alpena	Treasure Island	Rondeau, Thomas & Christine	Wolverine Gas & Oil	309	71	6/14/1984	1/8	20.00	20.00	29N	7E	24	S2N2S2NE4
Alpena	Treasure Island	Stunk, Frederick W.	United Energy LLC	416	300	6/6/2002	1/8	9.00	9.00	29N	7E	26	W2W2SWNW
Alpena	Treasure Island	Slagert, Marilyn E.	Petroleum Development	390	63	12/20/1998	1/8	10.04	10.04	29N	7E	23	NENE

SCHEDULE 4.1(e)

Developed Leasehold
Aurora Energy

County Code	Prospect Name	Lessor	Lessee	Recording Liber	Recording Page	Eff. Date	Royalty %	Gross Acres	Net Acres	Town	Range	Section	Legal Description Q/Q/Q Description
Alpena	Treasure Island	Smith, Joyce L.	Ward Lake Energy	404	381	2/14/2001	1/8	10.43	10.43	29N	7E	23	NE4NE4
Alpena	Treasure Island	Scovie, Gerald A. & Deretta Joy	Aurora Energy, Ltd.	406	506	8/1/2001	1/8	60.00	30.00	29N	8E	30	W2E2NW
Alpena	Treasure Island	Souva, Gerald A. & Doretta Joy	Aurora Energy, Ltd.	406	503	6/1/2001	1/8	40.00	40.00	29N	8E	30	PT W2NE
Alpena	Treasure Island	Souva, Larry J. & Vicky L.	Aurora Energy, Ltd.	406	501	6/1/2001	1/6	60.00	30.00	29N	8E	30	PT W2NE
Alpena	Treasure Island	State of Michigan #37301	White Pine Land Company	418	15	9/6/2002	1/6	74.89	74.89	29N	8E	30	S2SW
Alpena	Treasure Island	State of Michigan #37295	White Pine Land Company	418	14	9/6/2002	1/6	80.00	80.00	29N	7E	25	N2SW
Alpena	Treasure Island	State of Michigan #34062	Terra Energy LTD.	334	721	11/4/1996	1/6	120.00	120.00	29N	7E	25	NW4NE4;S2NE4
Alpena	Treasure Island	State of Michigan #34063	Terra Energy LTD.	334	793	11/4/1996	1/6	120.00	120.00	29N	7E	23	N2NW4;SE4NW4
Alpena	Treasure Island	State of Michigan #34064	Terra Energy LTD.	334	745	11/4/1996	1/6	120.00	120.00	29N	7E	25	NWSE,SESE,SWSE
Alpena	Treasure Island	State of Michigan #N-37296	White Pine Land Company	418	13	9/6/2002	1/6	40.00	40.00	29N	7E	25	SESW
Alpena	Treasure Island	State of Michigan #37297	White Pine Land Company	418	12	9/6/2002	1/8	80.00	80.00	29N	7E	26	S2NE
Alpena	Treasure Island	State of Michigan #37299	White Pine Land Company	418	10	9/6/2002	1/5	40.00	40.00	29N	7E	36	NWNW
Alpena	Treasure Island	State of Michigan #37298	White Pine Land Company	418	11	9/6/2002	1/8	40.00	40.00	29N	7E	26	SENW
Alpena	Treasure Island	State of Michigan #37300	White Pine Land Company	418	9	9/6/2002	1/6	120.00	120.00	29N	7E	36	W2SE;SESE
Alpena	Treasure Island	Stevens, Glen & Darlene	United Energy, LLC	416	302	3/28/2002	1/6	36.34	36.34	29N	8E	36	PT SESW
Alpena	Treasure Island	Sylvester, Kevin D. & Debra	Aurora Energy, Ltd.	429	87	9/10/2003	1/8	10.00	10.00	29N	7E	26	E2E2NENW
Alpena	Treasure Island	Teets, Danny R. & Anne L.	Wolverine Gas & Oil	308	486	8/23/1994	1/8	10.01	10.01	29N	7E	23	S PT.NE4NE4
Alpena	Treasure Island	Tinnefeld, Edelgard & Axel D	Aurora Energy, Ltd.	421	797	2/4/2003	1/7	40.00	40.00	29N	7E	24	S/2 S2 NE/4
Alpena	Treasure Island	Thaslaid, Ernst & Edelgard	Wolverine Gas & Oil	309	515	6/28/1994	1/8	40.00	40.00	29N	7E	24	S2S2NE4
Alpena	Treasure Island	Webster, James & Pydalis	Aurora Energy, Ltd.	424	472	4/21/2003	1/6	32.00	32.00	29N	8E	24	W/2 SE/4 NW/4
Alpena	Treasure Island	Wilke, Jerry	United Energy LLC	416	304	3/7/2002	1/8	25.03	25.00	29N	7E	26	W2NENW;E2E2E2NWNW
Alpena	Treasure Island	Wilke, Randal	United Energy LLC	416	306	3/8/2002	1/6	10.00	10.00	29N	7E	26	W/2E/2NENW
		ACREAGE TOTALS						11,040.554	9,243.256				

SCHEDULE 4.1(a)

Undeveloped Leasehold
Aurora Energy

County Code	Prospect Name	Lessor	Lessee	Recording Liber/Page	Eff. Date	Royalty %	Gross Acres	Net Acres	Legal Description Town/Range	Section	QQQ Description
Alpena	Black Bean #2	Alpena Public School	Kosco Energy, LLC.	422 165	12/20/2002	12.500%	10.00	10.000	30N 7E	7	SWSW
Alpena	Black Bean #2	Art, Melvin & Joyce	Kosco Energy, LLC.	404 240	3/16/2001	16.667%	104.50	34.876	30N 7E	18	S/2NW, NENW
Alpena	Black Bean #2	Art, Ricky & Claudia	Kosco Energy, LLC.	404 242	3/22/2001	16.667%	104.00	34.958	30N 7E	18	S/2NW, NENW
Alpena	Black Bean #2	Armstrong, Steven & Shirley	Kosco Energy, LLC.	408 532	2/14/2001	12.500%	40.00	40.000	30N 5E	12	SWSE
Alpena	Black Bean #2	Balogh, Lorraine	Kosco Energy, LLC.	417 256	7/30/2002	12.500%	80.00	26.570	30N 7E	7	S/2SE
Alpena	Black Bean #2	Ray & Madene Living Trust et al	Kosco Energy, LLC.	417 257	7/29/2002	12.500%	59.00	28.660	30N 7E	7	S/2SE
Alpena	Black Bean #2	Carey, Mary	Kosco Energy, LLC.	403 483	2/21/2001	12.500%	40.00	40.000	30N 6E	12	NESE
Alpena	Black Bean #2	Collins, Richard & Delores	Kosco Energy, LLC.	404 243	3/20/2001	18.982%	80.00	80.000	30N 6E	11	S/2SE
Alpena	Black Bean #2	Dzaska, William et al	Kosco Energy, LLC.	404 244	3/20/2001	16.667%	60.00	60.000	30N 6E	11	N/2SW
Alpena	Black Bean #2	Ferguson, Betty	Kosco Energy, LLC.	404 241	2/28/2001	16.667%	104.00	34.679	30N 7E	18	S/2NW, NENW
Alpena	Black Bean #2	Grochowski, Anthony & Janice	Terra Energy, Ltd.	398 142	12/23/1993	12.500%	40.00	40.000	30N 6E	11	SWSW
Alpena	Black Bean #2	Lewin, Theresa	Kosco Energy, LLC.	402 484	12/18/2000	16.667%	80.00	80.000	30N 4E	12	W/2NW
Alpena	Black Bean #2	Malburg, Donna	Kosco Energy, LLC.	417 258	7/31/2002	12.500%	60.00	26.670	30N 7E	7	S/2SE
Alpena	Black Bean #2	Nye, William & Barbara	Kosco Energy, LLC.	408 93	6/12/2001	16.667%	59.50	59.590	30N 7E	7	Part NESW, NWSW
Alpena	Black Bean #2	Peltier, Herbert & Jacqueline	Korso Energy, LLC.	404 958	4/13/2001	12.500%	39.60	39.000	30N 6E	12	Part E/2SW
Alpena	Black Bean #2	Provo, Delmar & Elaine	Terra Energy, Ltd.	306 154	12/22/1910	12.500%	40.00	40.000	30N 6E	11	SESW
Alpena	Black Bean #2	St. John, Carl & Susan	Kosco Energy, LLC.	409 533	9/11/2001	12.500%	1.00	1.000	30N 6E	11	Part NWSE
Alpena	Black Bean #2	State of Michigan #M-18150	White Pine Land Co.	414 329	3/3/2001	16.667%	80.00	80.000	30N 6E	13	NENE,SENE
Alpena	Black Bean #2	State of Michigan #M-37303	White Pine Land Co.	417 832	9/9/2002	16.667%	40.00	40.000	30N 6E	12	SESE
Alpena	Black Bean #2	State of Michigan #M-37305	White Pine Land Co.	417 831	9/6/2002	16.667%	23.80	23.800	30N 7E	18	NWNW
Alpena	Black Bean #2	State of Michigan #37905	White Pine Land Co.	429 826	4/3/2003	16.667%	80.00	80.000	30N 6E	17	NWNE,SWNE
Alpena	Black Bean #2	Szalkowski, Francis & Susan	Kosco Energy, LLC	404 247	3/13/2001	12.500%	20.00	20.000	30N 6E	11	S/2NESE
Alpena	Black Bean #2	Szalkowski, Larry & Carolyn	Kosco Energy, LLC	404 248	3/13/2001	12.500%	39.00	39.600	30N 6E	11	NWSE
Alpena	Black Bean #2	Wagemeyer, Frederick et ux	Terra Energy, Ltd.	306 712	1/4/1994	12.500%	40.00	40.000	30N 6E	12	W/2E/2SW
Alpena	Black Bean #2	Zarske, Daniel & Dorothy	Kosco Energy, LLC.	408 16	8/21/2001	12.500%	15.00	15.000	30N 7E	7	Pt. NWSE
Alpena	Black Bean #2	Zarske, Norma	Kosco Energy, LLC.	404 954	4/24/2001	12.500%	65.00	65.000	30N 7E	7	E3/4NWSE, NESE
Alpena	Black Bean #2	Zbytowski, Kevin & Karen	Terra Energy, Ltd.	306 718	1/10/1994	12.500%	52.51	52.530	30N 7E	7	Part N/2SW
Alpena	Black Bean #3	Ohearn, Richard	Aurora Energy, Ltd.	428 889	9/3/2003	16.667%	5.00	5.000	30N 4E	3	Part NWNE
Alpena	Black Bean #3	Deplihy, William J.	Kosco Energy, LLC	397 541	4/13/2000	12.500%	28.78	14.390	30N 6E	2	Part NWNW
Alpena	Black Bean #3	Deplihy, William J.	Kosco Energy, LLC	397 541	4/13/2000	12.500%	30.00	15.000	30N 6E	3	NENE
Alpena	Black Bean #3	Gerow, James & Yvonne	Kosco Energy, LLC	409 538	10/2/2001	12.500%	66.00	66.000	30N 5E	2	Part E/2NW
Alpena	Black Bean #3	Gerow, Patrick	Koiso Energy, LLC	409 539	10/2/2001	12.500%	2.00	2.000	30N 5E	2	Part of NENW
Alpena	Black Bean #3	Goodall, James & Dorothy	Kosco Energy, LLC	404 237	3/13/2001	12.500%	150.00	150.000	31N 6E	34	Part S/2
Alpena	Black Bean #3	Kelley, Michael & Brenda	Kosco Energy, LLC	406 545	5/28/2001	12.500%	40.00	40.000	31N 6E	34	SESE
Alpena	Black Bean #3	Smith, Omar & Connie	Kosco Energy, LLC	399 165	6/5/2000	12.500%	28.78	14.390	30N 5E	2	Part NWNW
Alpena	Black Bean #3	Smith, Omar & Connie	Kosco Energy, LLC	399 166	6/5/2000	12.500%	30.00	15.000	30N 5E	3	NENE
Alpena	Black Bean #3	Wolcezyk, Justin & Theodosia	Kosco Energy, LLC	403 484	2/21/2001	16.667%	102.00	102.000	30N 6E	3	Part NE
Alpena	Black Bean #4	Dege, Albert & Barbara	Aurora Energy, Ltd.	431 387	11/11/2003	16.667%	80.00	80.000	21N 6E	36	N/2SW
Alpena	Black Bean #4	Dembs, William & Mable	Aurora Energy, Ltd.	430 541	10/22/2003	16.667%	151.22	151.220	30N 7E	6	Part NW, NESW
Alpena	Black Bean #4	Goodall, Mable Irene	Aurora Energy, Ltd.	430 863	10/28/2003	16.667%	40.00	40.000	31N 6E	35	SESW
Alpena	Black Bean #4	Kaiser, Robert J.	Aurora Energy, Ltd.	430 299	10/16/2003	12.500%	60.00	60.000	30N 7E	6	W/2NW
Alpena	Black Bean #4	Kaiser, Robert J.	Aurora Energy, Ltd.	430 264	10/16/2003	12.500%	69.39	69.390	30N 7E	5	E/2NE
Alpena	Black Bean #4	Rhine, William & Marilyn	Aurora Energy, Ltd.		3/5/2004	12.500%	22.14	22.140	31N 6E	35	Part E/2SE
Alpena	Black Bean #4	Sommer, Evelyn et al	Aurora Energy, Ltd.	431 860	11/1/2003	16.667%	60.59	49.390	30N 7E	6	W/2NE, NWSE
Alpena	El Dorado	Bartz, Gilbert & Barbara	Kosco Energy, LLC	431 228	10/14/2003	12.500%	22.93	22.930	29N 7E	18	NWNW
Alpena	El Dorado	Nye, James & Mona	Kosco Energy, LLC	416 533	4/9/2002	12.500%	43.00	20.000	29N 7E	18	N/2S/2NE
Alpena	El Dorado	Rowe, Violet	Kosco Energy, LLC	408 00	6/14/2001	16.667%	62.00	62.000	29N 7E	15	W/2SW
Alpena	El Dorado	Treistel, Jeffrey & Nancy	Kosco Energy, LLC	431 229	10/25/2002	16.667%	30.00	30.000	29N 7E	16	S/2NWNE,NENWNE

SCHEDULE 4.1(e)

Undeveloped Leasehold
Aurora Energy

County Code	Prospect Name	Lessor	Lessee	Recording Liber/Page	Eff. Date	Royalty %	Gross Acres	Net Acres	Legal Description Twn/Range	Section	QQQQ Description
Alpena	El Dorado	Werth Real Estate	Kosco Energy, LLC	406 88	8/31/2001	########	102.68	102.680	29N 7E	16	Part E/2NW, S/2NE
Alpena	El Dorado	Werth, Evelyn	Kosco Energy, LLC	412 317	10/12/2001	16.667%	34.00	34.000	29N 7E	16	Part NENW
Alpena	Green Bean #1	Chabot, Thomas & Linea	Kosco Energy, LLC		6/3/2002	12.500%	40.00	40.000	31N 5E	36	NENW
Alpena	Green Bean #1	Golder, Adolph	Kosco Energy, LLC	414 330	2/26/2002	12.500%	10.00	10.000	31N 5E	36	E/2E/2NWNE
Alpena	Green Bean #1	Lewis, Lorice et al	Kosco Energy, LLC	414 333	3/6/2002	12.500%	40.00	40.000	31N 6E	34	NENW
Alpena	Green Bean #1	Paul, Virginia	Kosco Energy, LLC	414 338	2/26/2004	12.500%	40.00	40.000	31N 6E	25	W/2SE
Alpena	Green Bean #1	Roberge, Mary	Kosco Energy, LLC		11/13/2003	12.500%	80.00	80.000	31N 6E	32	W/2NW
Alpena	Green Bean #1	Sumerix, Sed & Eleanor	Kosco Energy, LLC	431 256	10/9/2003	16.667%	79.30	79.300	31N 6E	26	Part N/2NE
Alpena	Green Bean #1	Sumerix, Bert & Eleanor	Kosco Energy, LLC	431 229	10/9/2003	16.667%	300.00	300.000	31N 6E	30	W/2NW, E/2NW, Part NWNE
Alpena	Green Bean #1	Trombley, Roy & Evelyn	Kosco Energy, LLC	429 27	5/16/2003	12.500%	60.00	60.000	31N 6E	28	NENE, Part NWNE
Alpena	Green Bean #1	Villeneuve, Leo & Linda	Kosco Energy, LLC	430 6	10/16/2003	12.500%	20.00	20.000	31N 6E	30	N/2NESW
Alpena	Green Bean #1	Woloszyk, Justin & Theodosia	Kosco Energy, LLC	431 227	11/23/2003	15.000%	154.90	154.900	31N 6E	25	Part E/2NW, E/2SW
Alpena	Green Bean #1	Woloszyk, Justin & Theodosia	Kosco Energy, LLC	430 7	10/2/2003	15.000%	160.00	160.000	31N 6E	29	SENW, S/2NE, N/2SE
Alpena	Green Bean #1	Woloszyk, Justin & Theodosia	Kosco Energy, LLC	414 335	2/26/2002	15.000%	145.00	145.000	31N 6E	31	Part NE/4
Alpena	Green Bean #1	Yachasz, Kenneth & Wilma	Kosco Energy, LLC	427 857	6/13/2002	12.500%	64.00	64.000	31N 6E	31	Part W/2NW
Alpena	Green Bean #1	Yachasz, Kim & Peggy	Kosco Energy, LLC	427 854	6/20/2002	12.500%	16.00	16.000	31N 6E	31	Part W/2NW
Alpena	Green Bean #2	Antkowiak, Stanley & Carolyn	Aurora Energy, Ltd.	431 383	11/10/2003	16.667%	30.00	30.000	31N 6E	28	Part E/2NW
Alpena	Green Bean #2	Arlington R. Black Trust	Kosco Energy, LLC.	406 940	3/13/2001	16.667%	80.00	80.000	31N 6E	33	E/2SW
Alpena	Green Bean #2	Burke Living Trust	Aurora Energy, Ltd.	432 454	12/3/2003	12.500%	60.00	60.000	31N 6E	27	SENW, N/2NESW
Alpena	Green Bean #2	LaFaldt, William	Aurora Energy, Ltd.	431 382	11/4/2003	12.500%	3.00	3.000	31N 6E	33	Part W/2SWSW
Alpena	Green Bean #2	Manning, Johanna	Kosco Energy, LLC.	404 953	4/24/2001	12.500%	80.00	80.000	31N 6E	33	NWSW
Alpena	Green Bean #2	Jonas, Kenneth & Judith	Kosco Energy, LLC.	404 951	4/24/2001	12.500%	40.00	40.000	31N 6E	32	NENE
Alpena	Green Bean #2	Klein, Jack & Jeanne	Kosco Energy, LLC.	435 188	5/8/2001	12.500%	80.00	80.000	31N 6E	32	N/2SE
Alpena	Green Bean #2	Leech, James & Rosemary	Aurora Energy, Ltd.	433 605	2/17/2004	16.667%	40.00	40.000	31N 6E	32	SENE
Alpena	Green Bean #2	Phillips, David & Joyce	Kosco Energy, LLC.	402 187	5/8/2001	12.500%	77.60	77.600	31N 6E	32	Part W/2NE
Alpena	Green Bean #2	Woloszyk, Justin & Theodosia	Kosco Energy, LLC	430 7	10/2/2003	15.000%	60.00	60.000	31N 6E	28	W/2SW
Alpena	Green Bean #2	Wright, Steven & Sheryl	Aurora Energy, Ltd.	433 607	2/25/2004	12.500%	16.00	16.000	31N 6E	33	Part N/2NWNW
Alpena	Green Bean #1	Hawkon, John & Barbara	Kosco Energy, LLC.	406 188	5/4/2001	12.500%	80.00	80.000	31N 6E	32	S/2SE/4
Alpena	Mackinaw #1	Alpena Country Club	Aurora Energy, Ltd.	410 167	10/9/2003	16.667%	80.00	80.000	31N 6E	22	W/2SE
Alpena	Mackinaw #1	Alpena Country Club	Aurora Energy, Ltd.	400 167	10/9/2003	16.667%	160.00	160.000	30N 7E	27	Part NE
Alpena	Mackinaw #1	Habermehl, Orin & Ruth	Kosco Energy, LLC.	404 250	3/20/2001	16.667%	80.00	80.000	30N 7E	33	S/2SE/4
Alpena	Mackinaw #1	Hoppe, Florence	Kosco Energy, LLC.	404 948	4/10/2001	12.500%	1.00	1.000	30N 7E	28	Part SESE
Alpena	Mackinaw #1	Kandzioski, Daniel & Cindy	Aurora Energy, Ltd.	425 344	6/14/2003	12.500%	71.80	71.800	30N 7E	27	Part SE
Alpena	Mackinaw #1	Kandzioski, Daniel & Cindy	Aurora Energy, Ltd.	425 344	6/14/2003	12.500%	10.00	10.000	30N 7E	34	N/2N/2NE
Alpena	Mackinaw #1	Kroehner, Herman & Marie	Kosco Energy, LLC.	397 559	3/27/2000	12.500%	159.26	159.260	30N 7E	28	Part SE
Alpena	Mackinaw #1	Timm, William & Inez	Kosco Energy, LLC.	408 96	5/16/2001	14.286%	120.00	120.000	30N 7E	34	SWNW, NWSE, NESW
Alpena	Mackinaw #2	Alfred & Betty Schultz Liv. Trust	Aurora Energy, Ltd.	408 438	6/24/2001	16.667%	40.00	40.000	30N 7E	26	NESW
Alpena	Mackinaw #2	Allen & Joy Christian Rev. Trust	Aurora Energy, Ltd.	406 434	5/24/2001	12.500%	78.33	78.330	30N 7E	28	N/2SW
Alpena	Mackinaw #2	Alpena Cycle Club, Inc.	Aurora Energy, Ltd.	424 158	4/24/2003	16.667%	20.00	20.000	30N 7E	26	Part NENE
Alpena	Mackinaw #2	Arthur, Michael & Frances	Aurora Energy, Ltd.	424 471	4/26/2003	12.500%	60.00	60.000	30N 7E	34	NENE, SENE
Alpena	Mackinaw #2	Aube, Frances	Aurora Energy, Ltd.	408 769	5/18/2001	12.500%	40.00	40.000	30N 7E	26	SESW
Alpena	Mackinaw #2	Aube, Robert & Charlotte	Aurora Energy, Ltd.	405 346	3/14/2001	12.500%	40.00	40.000	30N 7E	26	W/2S/2SE
Alpena	Mackinaw #2	Baker, Melvin & Catherine	Aurora Energy, Ltd.	410 745	10/25/2001	16.667%	70.00	70.000	30N 7E	25	Part S/2SW
Alpena	Mackinaw #2	Behling, Leslie et al	Aurora Energy, Ltd.	405 361	4/6/2001	12.500%	40.00	40.000	30N 7E	35	Part SENW
Alpena	Mackinaw #2	Carole A. Kieck Trust	Aurora Energy, Ltd.	425 340	5/14/2003	16.667%	32.00	32.000	30N 7E	22	Part SESE
Alpena	Mackinaw #2	Campeau, Ronald	Aurora Energy, Ltd.	356 43	11/22/1997	12.500%	5.00	5.000	30N 7E	35	Part S/2SW
Alpena	Mackinaw #2	Davison Joint Trust	Aurora Energy, Ltd.	428 125	6/6/2003	12.500%	60.00	60.000	30N 7E	26	Part of W/2NW/2
Alpena	Mackinaw #2	Davison Joint Trust	Aurora Energy, Ltd.	428 126	6/5/2003	12.500%	10.00	10.000	30N 7E	27	Part SENE

SCHEDULE 4.1(e)

Undeveloped Leasehold
Aurora Energy

County Code	Prospect Name	Lessor	Lessee	Recording Liber	Recording Page	Eff. Date	Royalty %	Gross Acres	Net Acres	Town	Range	Section	Legal Description QQQ Description
Alpena	Mackinaw #2	DeCare, Eldon & Betty	Aurora Energy, Ltd.	425	637	5/28/2003	12.500%	0.46	0.460	30N	7E	25	Lot 5 Merritt Sub.
Alpena	Mackinaw #2	Decaze, Larry & Carol	Aurora Energy, Ltd.	425	836	5/29/2003	12.500%	3.49	3.490	30N	7E	26	Lots 7-16 Merritt Sub.
Alpena	Mackinaw #2	Eddy, David & Helen	Aurora Energy, Ltd.	425	869	6/11/2003	16.667%	1.98	1.980	30N	7E	26	Part NWNW
Alpena	Mackinaw #2	Gibbs Jr., Walter & Joan	Aurora Energy, Ltd.	425	835	5/28/2003	12.500%	0.48	0.480	30N	7E	25	Lot 6 Merritt Sub.
Alpena	Mackinaw #2	Gueve, Daniel	Aurora Energy, Ltd.	425	838	4/25/2003	16.667%	80.00	80.000	30N	7E	35	N2SW
Alpena	Mackinaw #2	Howlett, Shirley	Aurora Energy, Ltd.	425	632	8/1/2003	12.500%	0.46	0.460	30N	7E	25	Lot 1 Merritt Sub.
Alpena	Mackinaw #2	Jerome Pashak Living Trust	Aurora Energy, Ltd.	410	749	10/10/2001	16.667%	97.97	97.970	30N	7E	36	NWSE, Part N2SW
Alpena	Mackinaw #2	Johnson, Jacob & Allison	Aurora Energy, Ltd.	425	421	7/7/2003	16.667%	58.61	29.305	30N	7E	35	S2N2NE
Alpena	Mackinaw #2	Kandziorski, Daniel & Cindy	Aurora Energy, Ltd.	423	344	5/14/2003	12.500%	40.00	21.000	30N	7E	36	NWNW
Alpena	Mackinaw #2	Kandziorski, Lancelot & Marla	Aurora Energy, Ltd.	424	790	5/6/2003	16.667%	8.00	8.000	30N	7E	25	Part NENE
Alpena	Mackinaw #2	Kanse, Florian & Julie	Aurora Energy, Ltd.	425	341	5/13/2003	16.667%	20.20	10.100	30N	7E	35	Part NWNW
Alpena	Mackinaw #2	Kitler, Howard & Donna	Aurora Energy, Ltd.	424	34	4/7/2003	16.667%	37.68	37.680	30N	7E	33	Part SESE
Alpena	Mackinaw #2	Kitler, Howard & Donna	Aurora Energy, Ltd.	424	34	4/7/2003	16.667%	32.61	32.610	30N	7E	25	N2NW
Alpena	Mackinaw #2	Kowalski, Elmer & Bernice	Aurora Energy, Ltd.	410	782	11/9/2001	12.500%	80.00	40.000	30N	7E	36	S2SW
Alpena	Mackinaw #2	Kowalski, Kenneth & Laura	Aurora Energy, Ltd.	410	755	11/6/2001	12.500%	80.00	40.000	30N	7E	33	S2SW
Alpena	Mackinaw #2	Laroche, Glenn & Sheryl	Aurora Energy, Ltd.	425	337	6/15/2003	16.667%	8.01	8.010	30N	7E	26	Part S2S2SE
Alpena	Mackinaw #2	Makaney, Patrick	Aurora Energy, Ltd.	421	403	4/23/2003	12.500%	15.01	12.503	30N	7E	33	Part SWSW
Alpena	Mackinaw #2	Malenski, Francis & Jane	Aurora Energy, Ltd.	425	848	6/10/2003	12.500%	0.66	0.660	30N	7E	23	Part SENE
Alpena	Mackinaw #2	Muchinski, Rich. & Eliz.	Aurora Energy, Ltd.	424	487	4/28/2003	16.667%	15.30	7.650	30N	7E	35	Part NWNW
Alpena	Mackinaw #2	Marzean, Rada	Aurora Energy, Ltd.	410	750	9/28/2001	12.500%	40.00	40.000	30N	7E	25	N2N2NW
Alpena	Mackinaw #2	Page, Patricia	Aurora Energy, Ltd.	425	870	6/9/2003	12.500%	1.10	1.100	30N	7E	25	Part NWNW
Alpena	Mackinaw #2	Page, Ricky & Susan	Aurora Energy, Ltd.	410	662	10/27/2003	16.667%	20.48	20.480	30N	7E	26	Part NWNW
Alpena	Mackinaw #2	Pikula, Gary & Judy	Aurora Energy, Ltd.	408	606	2/14/2001	12.500%	40.00	40.000	30N	7E	25	NWNE
Alpena	Mackinaw #2	Pyka, Larry & Carolyn	Aurora Holding, LLC	428	691	8/18/2003	16.667%	8.72	8.720	30N	7E	26	Part S2S2SE
Alpena	Mackinaw #2	Ratz, Michael & Kelly	Aurora Energy, Ltd.	425	834	6/30/2003	16.667%	40.00	40.000	30N	7E	35	N2N2NE
Alpena	Mackinaw #2	Rondeau, Barry & Linda	Aurora Energy, Ltd.	424	35	4/15/2003	16.667%	79.70	79.700	30N	7E	35	Part S2N2, SWSE
Alpena	Mackinaw #2	Rondeau, Douglas & Rosemary	Aurora Energy, Ltd.	424	470	4/29/2003	16.667%	18.83	18.830	30N	7E	35	Part NENW
Alpena	Mackinaw #2	Rondeau, Justin & Melissa	Aurora Energy, Ltd.	424	460	4/29/2003	16.667%	1.00	1.000	30N	7E	36	Part E2NW
Alpena	Mackinaw #2	Rzonowski, Douglas & Jeanne	Aurora Energy, Ltd.	425	308	5/6/2003	16.667%	10.00	10.000	30N	7E	36	N2S2SWSE
Alpena	Mackinaw #2	Schwedig, Kurt & Charlene	Aurora Energy, Ltd.	424	791	5/2/2003	16.667%	10.00	10.000	30N	7E	26	Part NESE
Alpena	Mackinaw #2	Smith, Alan & Marva	Aurora Energy, Ltd.	432	487	2/2/2004	12.500%	8.75	8.750	30N	7E	26	Part S2S2SE
Alpena	Mackinaw #2	Spragg, Steve	Aurora Energy, Ltd.	358	37	11/22/1997	12.500%	60.00	60.000	30N	7E	33	Part S2SE
Alpena	Mackinaw #2	Stone, Randall & Bonnie	Aurora Energy, Ltd.	426	184	4/13/2003	14.286%	80.00	80.000	30N	7E	34	N2NW
Alpena	Mackinaw #2	Szatkowski, Francis & Susan	Aurora Energy, Ltd.	465	247	2/16/2001	12.500%	40.00	40.000	30N	7E	25	S2S2NW
Alpena	Mackinaw #2	Szydlowski, David & Rose	Aurora Holding, LLC	425	342	5/16/2003	16.667%	40.00	40.000	30N	7E	34	SWNW
Alpena	Mackinaw #2	Thomas, Donald & Deanna	Aurora Energy, Ltd.	357	65	12/18/1997	12.500%	58.61	29.305	30N	7E	35	Part NE
Alpena	Mackinaw #2	Thompson, Doris	Jet Exploration, Inc.	425	631	5/5/2003	12.500%	1.00	1.000	30N	7E	35	Part NENE
Alpena	Mackinaw #2	Wellman, Keith & Mabel	Aurora Energy, Ltd.	408	436	8/24/2001	14.286%	40.00	40.000	30N	7E	20	N2S2NE
Alpena	Mackinaw #2	Wisniewski, Michael	Aurora Energy, Ltd.	425	833	6/20/2003	16.667%	20.00	20.000	30N	7E	36	Part SE
Alpena	Mackinaw #2	Wisniewski, Michael	Aurora Energy, Ltd.	425	633	5/29/2003	16.667%	10.00	10.000	30N	8E	31	Part SWNW
Alpena	Mackinaw #2	Worth, Michael	Aurora Energy, Ltd.	425	871	6/19/2003	12.500%	18.30	18.300	30N	7E	25	Part NESE
Alpena	Mackinaw #2	Worth, Michael	Aurora Energy, Ltd.	429	871	6/19/2003	12.500%	40.00	40.000	30N	7E	24	SWSW
Alpena	Mackinaw #2	Zielinski, Donald & Linda	Aurora Energy, Ltd.	425	343	5/19/2003	16.667%	80.00	80.000	30N	7E	35	Part SWNE,N2SE
Alpena	Nicholson Hill #1	Andrzejewski, Florian J.	Aurora Energy, Ltd.	406	437	8/18/2001	16.667%	40.00	40.000	29N	8E	19	SESW
Alpena	Nicholson Hill #1	Bruske, Eva	Aurora Energy, Ltd.	410	751	11/21/2001	16.667%	76.00	38.000	29N	8E	19	Part of N2NW
Alpena	Nicholson Hill #1	Buchner, Brenda	Aurora Energy, Ltd.	424	489	4/30/2003	16.667%	75.00	35.000	29N	8E	19	W2SW
Alpena	Nicholson Hill #1	Elser, Alfred & Laura	Aurora Energy, Ltd.	407	285	6/22/2001	16.667%	118.42	118.420	29N	8E	19	Part of S2NW, NESW
Alpena	Nicholson Hill #1	Kandziorski, Lancelot & Marla	Aurora Energy, Ltd.	408	314	7/1/2001	16.667%	76.00	76.000	29N	8E	18	E2SW

SCHEDULE 4.1(e)

Undeveloped Leasehold
Aurora Energy

County Code	Prospect Name	Lessor	Lessee	Recording Liber	Recording Page	Eff. Date	Royalty %	Gross Acres	Net Acres	Town	Range	Section	QQQ Description
Alpena	Nicholson Hill #1	State of Michigan # M-37279	Aurora Energy, Ltd.	412	614	8/30/2002	16.667%	2.00	2.000	29N	8E	18	Part E/2SW
Alpena	Nicholson Hill #1	Thomas Hoppe Living Trust	Aurora Energy, Ltd.	407	371	7/5/2001	16.667%	80.00	80.000	29N	8E	18	S/2SE
Alpena	Nicholson Hill #2	Aube, James & Beverly	Aurora Holding, LLC	405	271	3/21/2001	16.667%	159.81	79.500	29N	8E	17	Part E/2NW, W/2SW
Alpena	Nicholson Hill #2	Aube, Mark & Tamyra	Aurora Energy, Ltd.	425	198	3/22/2003	16.667%	80.00	80.000	29N	8E	1	W/2SE
Alpena	Nicholson Hill #2	Aube, Robert & Kimberly	Aurora Energy, Ltd.	403	428	8/16/2001	16.667%	20.00	20.000	29N	8E	4	N/2NESE
Alpena	Nicholson Hill #2	Aube, Robert & Kimberly	Aurora Energy, Ltd.	406	429	8/16/2001	16.667%	15.00	15.000	29N	8E	3	Part NWSW
Alpena	Nicholson Hill #2	Barbara Kollea Living Trust	Aurora Energy, Ltd.	426	633	8/13/2003	14.286%	80.00	80.000	29N	8E	8	S/2NE
Alpena	Nicholson Hill #2	Bertz, Norman & Joan	Aurora Energy, Ltd.	408	524	5/9/2001	16.667%	2.05	2.050	29N	8E	4	Part SWSW
Alpena	Nicholson Hill #2	Bry, Louis & Laura	Aurora Energy, Ltd.	423	518	4/1/2003	12.500%	3.77	3.770	29N	8E	6	Part SWSW
Alpena	Nicholson Hill #2	Blanton, Byrd & Sharon	Aurora Energy, Ltd.	407	379	7/2/2001	12.500%	1.87	1.870	29N	8E	5	Part NWNW
Alpena	Nicholson Hill #2	Bloom, Harry & Janet	Aurora Energy, Ltd.	408	428	9/5/2001	16.667%	1.03	1.030	29N	8E	5	Part SWSW
Alpena	Nicholson Hill #2	Bloom, Keith & Nicki	Aurora Holding, LLC	405	252	2/27/2001	12.500%	46.95	46.950	29N	8E	17	Part W/2NW
Alpena	Nicholson Hill #2	Bloom, Larry	Aurora Energy, Ltd.	406	500	5/30/2001	12.500%	16.52	16.520	29N	8E	17	Part W/2NW
Alpena	Nicholson Hill #2	Bobeltz, Aaron & Myra	Aurora Energy, Ltd.	406	536	6/16/2001	16.667%	164.90	164.900	29N	8E	8	Part N/2SW, S/2SE
Alpena	Nicholson Hill #2	Bobeltz, Aaron & Myra	Aurora Energy, Ltd.	406	535	5/16/2001	16.667%	90.00	10.000	29N	8E	32	SWSE, E/2NWSE
Alpena	Nicholson Hill #2	Bobeltz, Josephine	Aurora Energy, Ltd.	408	537	5/18/2001	16.667%	5.01	5.010	30N	8E	8	Part N/2NE
Alpena	Nicholson Hill #2	Chisholm, Robert & Carol	Aurora Energy, Ltd.	406	504	6/7/2001	16.667%	20.00	20.000	29N	8E	9	NWSE, E/2NESW
Alpena	Nicholson Hill #2	Delong, Isaac & Patricia	Aurora Energy, Ltd.	406	530	5/9/2001	16.667%	1.00	1.000	29N	8E	8	Part NWSW
Alpena	Nicholson Hill #2	Dommase, Alden & Janet	Aurora Energy, Ltd.	410	734	10/25/2001	16.667%	60.00	60.000	29N	8E	6	E/2SW
Alpena	Nicholson Hill #2	Dommase, Gene & Cynthia	Aurora Energy, Ltd.	410	747	11/7/2001	16.667%	120.40	120.000	29N	8E	7	N/2NE, NENW
Alpena	Nicholson Hill #2	Gagnon, Grace	Aurora Energy, Ltd.	422	162	3/20/2003	16.667%	61.88	61.880	29N	8E	5	S/2N/2
Alpena	Nicholson Hill #2	Goodrich, Everett	Aurora Energy, Ltd.	423	164	3/21/2003	16.667%	79.76	79.760	29N	8E	8	Part N/2NW, SWNW
Alpena	Nicholson Hill #2	Guy, Jerry & Jeanne	Aurora Energy, Ltd.	406	528	5/16/2001	16.667%	6.61	6.610	29N	8E	6	Part SWNW
Alpena	Nicholson Hill #2	Hansen, Arlen & Kathryn	Aurora Energy, Ltd.	405	249	8/23/2002	12.500%	79.25	79.250	29N	8E	5	Part NESW, NWSW, NWSE
Alpena	Nicholson Hill #2	Hasse Living Trust	Aurora Holding, LLC	406	533	6/16/2001	14.286%	7.00	7.000	29N	8E	8	Part SWSW
Alpena	Nicholson Hill #2	Hensel, Richard & Gloria	Aurora Energy, Ltd.	405	242	3/7/2001	12.500%	40.00	40.000	29N	8E	5	NESE
Alpena	Nicholson Hill #2	Irvin, Rex	Aurora Holding, LLC	407	376	7/14/2001	16.667%	19.50	19.500	29N	8E	9	Part E/2SESW
Alpena	Nicholson Hill #2	Johnson, Lester & Tammy	Aurora Energy, Ltd.	406	532	5/9/2001	16.667%	10.23	10.230	29N	8E	8	Part NWNW
Alpena	Nicholson Hill #2	Kauffman, Andrew & Barbara	Aurora Energy, Ltd.	407	348	8/18/2001	16.667%	104.29	104.290	29N	8E	4	Part W/2SW, E/2SW, SENW
Alpena	Nicholson Hill #2	Kenea, Thomas & Melodee	Aurora Energy, Ltd.	407	285	6/16/2001	16.667%	79.00	79.000	29N	8E	8	Part E/2SW
Alpena	Nicholson Hill #2	Hindt, Jeanne	Aurora Energy, Ltd.	425	539	5/14/2003	16.667%	40.11	20.550	29N	8E	5	Part S/2N/2
Alpena	Nicholson Hill #2	Kowalski, Glen & Carla	Aurora Energy, Ltd.	406	523	5/1/2001	16.667%	70.40	70.400	29N	8E	35	Part SWSE, SESW
Alpena	Nicholson Hill #2	Kindt, Louis & Linda	Aurora Energy, Ltd.	406	634	5/5/2001	16.667%	32.13	32.130	30N	8E	6	Part N2NW
Alpena	Nicholson Hill #2	Ludwig, Patsy	Aurora Energy, Ltd.	408	631	5/8/2001	16.667%	18.00	18.000	29N	8E	6	Part N/2NE
Alpena	Nicholson Hill #2	Macdonald, Louise	Aurora Energy, Ltd.	423	518	3/30/2003	12.500%	89.34	89.500	29N	8E	12	Part E/2SW, SWSE
Alpena	Nicholson Hill #2	McDonald, Archie & Bonnie	Aurora Energy, Ltd.	406	622	8/4/2001	16.667%	9.00	9.000	30N	8E	8	Part E/2SE
Alpena	Nicholson Hill #2	McQuarrie, Scott	Aurora Energy, Ltd.	425	640	5/18/2003	16.667%	78.00	78.000	29N	8E	5	Part S/2SW
Alpena	Nicholson Hill #2	McQuarrie, Scott	Aurora Energy, Ltd.	425	645	5/16/2003	16.667%	20.00	20.000	29N	8E	8	E/2NENW
Alpena	Nicholson Hill #2	Miller, Albert & Rosanna	Aurora Holding, LLC	405	274	3/21/2001	16.667%	40.00	20.000	29N	8E	17	SENW
Alpena	Nicholson Hill #2	Miller, John & Ada	Aurora Energy, Ltd.	407	547	8/15/2001	14.286%	3.23	3.230	29N	8E	8	Part NWSW
Alpena	Nicholson Hill #2	Miller, Ralph & Pamela	Aurora Holding, L.L.C.	405	253	2/28/2001	12.500%	40.00	40.000	29N	8E	17	S/2NE
Alpena	Nicholson Hill #2	Reiter, Lori & Bruce	Aurora Energy, Ltd.	407	370	7/3/2001	16.667%	16.53	16.530	29N	8E	17	Part W/2NW
Alpena	Nicholson Hill #2	Reiter, Lori & Bruce	Aurora Energy, Ltd.	407	378	7/3/2001	16.667%	30.20	30.200	29N	8E	16	Part E/2NENE, E/2W/2NENE
Alpena	Nicholson Hill #2	Rasberry, Arlington & Toni	Aurora Energy, Ltd.	406	616	5/18/2001	12.500%	4.00	4.000	29N	8E	7	Part SESE
Alpena	Nicholson Hill #2	Roberts, Arnold & Jennifer	Aurora Energy, Ltd.	408	34	8/8/2001	16.667%	11.83	11.830	29N	8E	9	Part NWSW
Alpena	Nicholson Hill #2	Schiller, Herbert & Janine	Aurora Energy, Ltd.	431	829	1/14/2004	16.667%	40.11	20.050	29N	8E	4	Part S/2N/2
Alpena	Nicholson Hill #2	Sharp, Alvin & Elaine	Aurora Energy, Ltd.	410	746	11/30/2001	16.667%	120.00	120.000	29N	8E	7	S/2NE, SENW
Alpena	Nicholson Hill #2	Shenk, Eldon	Aurora Energy, Ltd.	407	546	8/16/2001	16.667%	40.00	40.000	29N	8E	5	SWSE

SCHEDULE 4.1(e)

Undeveloped Leasehold
Aurora Energy

County Code	Prospect Name	Lessor	Lessee	Recording Liber	Recording Page	Eff. Date	Royalty %	Gross Acres	Net Acres	Legal Description Town	Range	Section	QQQQ Description
Alpena	Nicholson Hill #2	Shenk, Eldon	Aurora Energy, Ltd.	407	845	8/16/2001	16.667%	40.00	40.000	29N	8E	5	NWNE
Alpena	Nicholson Hill #2	Shore, Steve & Flora	Aurora Energy, Ltd.	423	182	9/22/2000	12.500%	20.50	20.500	29N	8E	5	Part NW/SW
Alpena	Nicholson Hill #2	Shore, Steven & Flora	Aurora Energy, Ltd.	407	373	7/11/2001	16.667%	20.00	20.000	30N	6E	9	S/2SWNW
Alpena	Nicholson Hill #2	Stover, Ronald & Helen	Aurora Energy, Ltd.	406	818	8/18/2001	12.500%	1.43	1.434	29N	8E	6	Part NWNW
Alpena	Nicholson Hill #2	Stock, Stephanie	Aurora Energy, Ltd.	406	826	8/10/2001	16.667%	1.00	1.000	29N	8E	7	Part SESE
Alpena	Nicholson Hill #2	Szymanski, Madeline	Aurora Energy, Ltd.	424	792	5/6/2003	12.500%	80.00	80.000	30N	8E	32	W/2SW
Alpena	Nicholson Hill #2	Turner Sr., Keith	Aurora Energy, Ltd.	410	744	10/27/2001	16.667%	75.00	75.000	29N	8E	7	Part E/2SE
Alpena	Nicholson Hill #2	Weller, William et al	Aurora Energy, Ltd.	427	944	5/8/2003	16.667%	20.00	20.000	29N	8E	9	N/2SWNW
Alpena	Nicholson Hill #2	Welton, William & Mary	Aurora Energy, Ltd.	406	410	8/16/2001	14.286%	40.00	40.000	29N	8E	16	SENE
Alpena	Nicholson Hill #2	Wheatley, James	Aurora Energy, Ltd.	406	509	8/16/2001	16.667%	1.00	1.000	29N	8E	8	Part NWSW
Alpena	Nicholson Hill #2	Yoder, Ervin & Lydia	Aurora Holding, LLC	406	490	3/12/2001	16.667%	40.00	20.000	29N	8E	17	Part NENW
Alpena	Nicholson Hill #3	AgriBank, FCB	Stephen H. Anderson	396	947	3/8/2000	14.000%	80.00	40.000	29N	8E	20	W/2NE
Alpena	Nicholson Hill #3	AgriBank, FCB	Stephen H. Anderson	396	949	3/6/2000	14.000%	80.00	40.000	29N	8E	17	W/2SE
Alpena	Nicholson Hill #3	Abbe, Mark W. & Tamyra L.	Aurora Energy, Ltd.	407	374	7/30/2001	16.667%	75.00	75.000	29N	8E	20	Part of W/2NW
Alpena	Nicholson Hill #3	Bannasch, Lenore E.	Aurora Holding, LLC	405	243	4/01/2001	12.500%	75.63	75.630	29N	8E	14	Part of W/2SW
Alpena	Nicholson Hill #3	Bahnsch, Lenore E.	Aurora Holding, LLC	405	243	7/01/2001	12.500%	40.00	40.000	29N	8E	20	S/2S/2SE/4
Alpena	Nicholson Hill #3	Brown, Mandn & Elizabeth	Aurora Energy, Ltd.	405	268	4/10/2001	16.667%	80.00	80.000	29N	8E	16	W/2NW
Alpena	Nicholson Hill #3	Cousineau, Richard & Cathy	Aurora Energy, Ltd.	405	250	4/16/2001	16.667%	166.74	156.740	29N	8E	21	Part NW/4
Alpena	Nicholson Hill #3	Dewit, Gerald et al	Aurora Holding, LLC	408	441	3/14/2001	16.667%	80.00	84.000	29N	8E	20	E/2NE
Alpena	Nicholson Hill #3	Deen, Marvin & Roxanne	Aurora Energy, Ltd.	405	267	4/10/2001	16.667%	80.00	30.000	29N	8E	16	E/2NW
Alpena	Nicholson Hill #3	Hershberger, Jacob & Joanna	Aurora Energy, Ltd.	407	282	8/16/2001	16.667%	35.45	35.450	30N	8E	16	Part of the SESW
Alpena	Nicholson Hill #3	Thomas Hoppe Living Trust	Aurora Energy, Ltd.	407	971	7/2/2001	16.667%	80.00	80.000	29N	8E	20	S/2SW
Alpena	Nicholson Hill #3	Jahnke, Alfred & Brigitte	Aurora Holding, LLC	405	281	3/7/2001	12.500%	40.00	40.000	29N	8E	20	N/2S/2SE
Alpena	Nicholson Hill #3	Jahnke, Alfred & Brigitte	Aurora Holding, LLC	405	281	3/7/2001	12.500%	40.00	40.000	29N	8E	21	SWSW
Alpena	Nicholson Hill #3	Labonte Revocable Trust	Aurora Energy, Ltd.			2/9/2004	12.500%	1.81	1.810	29N	8E	16	Part SWSE
Alpena	Nicholson Hill #3	Labonte Revocable Trust	Aurora Holding, LLC	405	244	1/31/2001	12.500%	118.65	118.650	29N	8E	16	Part NWE/2SW, W/2SE
Alpena	Nicholson Hill #3	MacKinnon, Elwood & Joan	Southwestern Oil Co.	312	17	9/28/1994	15.000%	70.00	35.000	29N	8E	23	Part of N/2SW
Alpena	Nicholson Hill #3	Meyer, Alfred & Arlene	Aurora Energy, Ltd.	408	839	4/27/2001	16.667%	40.00	40.000	29N	8E	17	NESE
Alpena	Nicholson Hill #3	Tolm, Russell et al	Aurora Energy, Ltd.	408	513	6/21/2001	16.667%	20.30	20.300	29N	8E	16	Part NESE
Alpena	Nicholson Hill #3	Tolan, Russell et al	Aurora Energy, Ltd.	405	265	4/13/2001	16.667%	58.00	58.000	29N	8E	16	Part E/2NE
Alpena	Nicholson Hill #3	Toan, Russell & Margaret	Aurora Energy, Ltd.	406	507	5/2/2001	16.667%	73.59	41.640	29N	8E	15	Part W/2SW
Alpena	Nicholson Hill #3	Tolan, Russell & Margaret	Aurora Energy, Ltd.	406	507	5/2/2001	16.667%	100.00	55.350	29N	8E	16	W/2NE, S/2SENE
Alpena	Nicholson Hill #3	Tolan, Russell & Margaret	Aurora Energy, Ltd.	406	507	5/2/2001	16.667%	72.80	41.030	29N	8E	21	Part E/2NE
Alpena	Nicholson Hill #3	Tolan, Russell & Margaret	Aurora Energy, Ltd.	406	505	5/2/2001	16.667%	2.35	2.350	29N	8E	15	Part SWSW
Alpena	Nicholson Hill #3	Walde, Catherine E.	Aurora Energy, Ltd.	406	922	8/8/2001	16.667%	54.70	54.700	29N	8E	15	Part E/2SE
Alpena	Nicholson Hill #3	Yake Revocable Living Trust	Aurora Energy, Ltd.	405	270	4/13/2001	16.667%	80.40	80.000	28N	8E	21	W/2NE
Alpena	Nicholson Hill #3	Zielaskowski, Nat & Ruth	Aurora Energy, Ltd.	405	260	4/13/2001	16.667%	2.00	2.000	29N	8E	16	Part NE/4
Alpena	Nicholson Hill #3	Zherman, Dennis	Aurora Energy, Ltd.	407	290	8/10/2001	12.500%	2.07	2.070	29N	8E	15	Part SWSW
Alpena	Nicholson Hill #3	Zherman Living Trust	Aurora Energy, Ltd.	406	331	5/7/2001	16.667%	1.38	1.380	29N	8E	16	Part SWSW
Alpena	Sanborn #1	Kluchnik, Thomas	Aurora Energy, Ltd.	406	33	5/5/2001	16.667%	90.00	60.000	29N	8E	28	Part of W/2NW
Alpena	Sanborn #1	Park, Margaret A.	Aurora Holding, L.L.C.	405	290	3/12/2001	12.500%	40.00	44.000	29N	8E	29	Part NWNE
Alpena	Sanborn #1	Anikoelak, Walter & Carol	Aurora Energy, Ltd.	406	519	4/20/2001	16.667%	80.00	84.000	29N	8E	29	N/2SE
Alpena	Sanborn #1	Miller, Ralph & Pamela	Aurora Holding, L.L.C.	406	253	2/26/2001	12.500%	40.00	11.600	29N	8E	29	NENE
Alpena	Sanborn #1	Tines, Arthur & Joyce	Southwestern Oil Co.	311	477	8/28/1994	12.500%	96.50	96.500	29N	8E	28	Pt. NW
Alpena	Sanborn #2	Woodland Heights	Aurora Energy, Ltd.	427	849	2/19/2000	16.667%	17.00	4.500	29N	8E	26	Part W/2NW
Alpena	Sanborn #2	Dzieslnski, Alan & Sandra	Aurora Holding, LLC	405	272	3/22/2001	16.667%	20.00	20.000	29N	8E	27	Part N/2NW
Alpena	Sanborn #2	Hausman, Charles & Shelly	Aurora Energy, Ltd.	421	736	12/5/2002	16.667%	17.00	1.417	29N	8E	26	Part W/2NW
Alpena	Sanborn #2	Minton, Erma	Aurora Energy, Ltd.	420	418	12/5/2002	16.667%	17.00	2.630	29N	8E	26	Part W/2NW

SCHEDULE 4.1(e)

Undeveloped Leasehold
Aurora Energy

County Code	Prospect Name	Lessor	Lessee	Recording Liber	Recording Page	Eff. Date	Royalty %	Gross Acres	Net Acres	Town	Range	Section	QQQ Description
Alpena	Barborn #2	Malon, Howard & Bonnie	Aurora Energy, Ltd.	420	416	11/22/2001	16.667%	17.00	1.417	29N	8E	28	Part W/2NW
Alpena	Barborn #2	Scott, Howard & Donna	Aurora Energy, Ltd.	420	418	12/5/2002	16.667%	17.00	1.417	29N	8E	28	Part W/2NW
Alpena	Barborn #2	Tolan, Russell & Margaret	Aurora Energy, Ltd.	406	897	5/2/2001	16.667%	80.00	30.000	29N	8E	27	Part N/2NW
Alpena	Gehrke	AGA Acres, LLC	Ward Lake Energy	404	340	3/16/2001	16.667%	80.00	80.000	29N	7E	12	W/2SE
Alpena	Gehrke	Arbo, Dale L. & Karen E.	Ward Lake Energy	405	930	6/25/2001	16.667%	10.13	10.125	29N	7E	2	Part SWSE
Alpena	Gehrke	August, Daryl	Petroleum Development	398	61	11/22/1999	12.500%	38.16	34.000	29N	7E	2	Part S/2N/2SE
Alpena	Gehrke	Baird, David J. & Nancy J.	Terra Energy LTD.	314	287	1/5/1995	12.500%	40.00	40.000	29N	7E	12	E/2W/2NE
Alpena	Gehrke	Beeckles, Ruth V.	United Energy LLC	420	330	10/8/2002	12.500%	81.50	81.500	29N	7E	1	SESW, Part SWSE
Alpena	Gehrke	Beers, Joseph E. & Sharon L.	Petroleum Development	396	667	1/27/2000	12.500%	1.00	1.000	29N	7E	1	Part NWSW
Alpena	Gehrke	Beers, Jay A.	Petroleum Development	400	749	1/27/2000	12.500%	4.00	4.000	29N	7E	1	Part NWSW
Alpena	Gehrke	Brousseau, Royal & Pauline	Ward Lake Energy	405	958	5/9/2001	12.500%	1.35	1.250	29N	7E	2	Part SWSE
Alpena	Gehrke	Buske, Harry & Dawn	Southwestern Oil Company	318	829	7/16/1996	12.500%	2.00	2.000	29N	7E	12	Part SESW
Alpena	Gehrke	Carter, David W. & Marcia L.	Petroleum Development	315	702	11/14/1995	12.500%	3.00	3.000	29N	7E	1	Part SWSW
Alpena	Gehrke	Domrase, Alden & Janet	Aurora Energy, Ltd.	410	754	10/26/2001	16.667%	56.54	56.540	29N	8E	8	Part W/2SW
Alpena	Gehrke	Domrase, Gene & Cynthia	Aurora Energy, Ltd.	410	747	11/7/2001	16.667%	37.71	37.710	29N	8E	7	SWNW
Alpena	Gehrke	Eller, James H. & Donald K.	United Energy LLC	420	327	10/29/2002	12.500%	32.79	32.790	29N	7E	1	Part E/2SE
Alpena	Gehrke	Gerow, Thomas V. & Edna W.	Petroleum Development	398	920	1/27/2000	16.667%	70.00	70.000	29N	7E	12	Part W/2NW
Alpena	Gehrke	Gregory, James C. & Eva C.	Aurora Energy, Ltd.	404	303	3/2/2001	12.500%	40.00	40.000	29N	8E	7	W/2SW
Alpena	Gehrke	Hilts, Grace T.	United Energy LLC	420	328	10/8/2002	12.500%	80.00	80.000	29N	7E	1	S/2NW
Alpena	Gehrke	Hakes, Dean E. & Dawn M.	United Energy LLC	420	325	10/18/2002	14.286%	80.00	80.000	29N	7E	12	E/2NE
Alpena	Gehrke	Kindt, Steven & Lisa et al	Petroleum Development	399	753	1/27/2000	16.667%	38.14	38.140	29N	7E	1	Part SWSW
Alpena	Gehrke	Kindt, Louie & Linda	Aurora Energy, Ltd.	406	834	5/8/2001	16.667%	40.00	40.000	29N	8E	6	Part N/2NW
Alpena	Gehrke	Kitzman, Herbert & Linda	Petroleum Development	398	56	11/30/1998	12.500%	1.84	1.840	29N	7E	2	Part N/2SE
Alpena	Gehrke	Kolbe, Betty & Campau, Linda	Petroleum Development	395	821	1/27/2000	16.667%	8.00	8.000	29N	7E	12	Part SWNW
Alpena	Gehrke	Krentz, Arnold & Evelyn	Petroleum Development	396	958	1/27/2000	16.667%	80.00	80.000	29N	7E	12	S/2NW
Alpena	Gehrke	Krentz, Arnold & Evelyn	Petroleum Development	396	956	1/27/2000	16.667%	15.00	15.000	29N	7E	2	Part SESE
Alpena	Gehrke	Laskell, Terry L. & Debbie L.	Petroleum Development	397	394	2/17/2000	12.500%	0.73	0.730	29N	7E	1	Part SESE
Alpena	Gehrke	Mackben, Thomas C.	Petroleum Development	399	448	1/22/2000	12.500%	6.44	6.440	29N	7E	1	Part SESE
Alpena	Gehrke	McIntosh, Gordon & Luanne	Petroleum Development	395	52	11/24/1998	12.500%	38.16	9.540	29N	7E	2	Part N/2SE
Alpena	Gehrke	Maggert, Dennis W. & Barbara	Aurora Energy, Ltd.	405	282	3/30/2001	16.667%	37.40	37.400	29N	8E	7	Part NWNW
Alpena	Gehrke	Maggert, Donna J.	Blue Water Land Services,	311	331	7/13/1994	12.500%	0.72	0.720	29N	7E	1	Part SESE
Alpena	Gehrke	Maggert, Walter & Vivian	Blue Water Land Services,	311	258	8/22/1994	12.500%	185.45	185.450	29N	7E	1	E/2NE, SWNE, Part NESE
Alpena	Gehrke	Middleton, John M & Connie M.	Petroleum Development	396	959	1/27/2000	16.667%	40.00	44.000	29N	7E	12	W/2SW/2NE
Alpena	Gehrke	Millard, Terry L. & Patricia J.	Petroleum Development	395	791	11/5/1998	12.500%	0.74	0.740	29N	7E	1	Part SESE
Alpena	Gehrke	Mutjakovich, Ilse B.	Petroleum Development	385	658	11/23/1999	14.000%	120.00	120.000	29N	7E	2	NWSW, S/2NW
Alpena	Gehrke	Noack, Roger & Colleen	Petroleum Development	396	81	11/24/1999	12.500%	38.18	38.180	29N	7E	2	Part N/2SE
Alpena	Gehrke	Pierce, Harry & Ruth	United Energy LLC	429	332	10/10/2002	16.667%	80.00	80.000	29N	7E	2	N/2NE
Alpena	Gehrke	Reitz, Rudolph & Phyllis P.	Terra Energy LTD.	308	222	4/5/1994	12.500%	80.00	80.000	29N	7E	12	N/2SW
Alpena	Gehrke	Rehberg, Warren H. & Joyce E.	Goldcreek Oil Co.	312	850	11/21/1994	12.500%	10.00	10.000	29N	7E	11	Pt. SWNW, NWSW
Alpena	Gehrke	Rehberg, Warren H. & Joyce E.	Goldcreek Oil Co.	312	689	11/21/1994	12.500%	10.70	10.700	29N	7E	10	Part N/2NE
Alpena	Gehrke	Romanik, Frank J.	United Energy LLC	420	329	10/8/2002	12.500%	25.00	75.000	29N	7E	1	Part N/2SW
Alpena	Gehrke	Romanik, Frank J.	United Energy LLC	420	329	10/8/2002	12.500%	40.00	40.000	29N	7E	2	N/2N/2SE
Alpena	Gehrke	Schultz Family Trust	United Energy LLC	420	334	10/17/2002	12.500%	40.00	40.000	29N	7E	11	S/2N/2SE
Alpena	Gehrke	Schultz, Harold F. & Ethel L.	Goldcreek Oil Co.	312	419	11/29/1994	12.500%	20.00	20.000	29N	7E	11	Part W/2NW
Alpena	Gehrke	Schultz, Randy R. & Debra A.	Petroleum Development	397	343	11/15/1995	12.500%	4.18	4.180	29N	7E	12	Part NWNW
Alpena	Gehrke	Schwertz, Leonard & Marie D.	United Energy LLC	420	331	10/10/2002	12.500%	20.00	20.000	29N	7E	2	Part S/2NE
Alpena	Gehrke	State of Michigan #34089	Terra Energy LTD.	334	686	11/4/1996	16.667%	6.00	6.000	29N	7E	2	N/2NESESE
Alpena	Gehrke	State of Michigan #37564	White Pine Land Company	423	828	9/1/2003	16.667%	3.00	3.000	29N	7E	1	Part SWSW

SCHEDULE 4.1(e)

Undeveloped Leasehold
Aurora Energy

County Code	Prospect Name	Lessor	Lessee	Recording Liber	Recording Page	Eff. Date	Royalty %	Gross Acres	Net Acres	Town	Range	Section	Legal Description
Alpena	Gehrke	Stalzer, Roger E.	Southwestern Oil Company	361	956	8/10/1998	12.500%	40.00	40.000	29N	7E	12	NESE
Alpena	Gehrke	Timm, Charles A. & DeLynn	Ward Lake Energy	404	298	12/15/2000	16.667%	40.00	24.500	29N	7E	2	Part S/2SE
Alpena	Gehrke	Timm, Donald D.	Petroleum Development	396	57	12/3/1999	12.500%	1.00	1.000	29N	7E	1	Part SESE
Alpena	Gehrke	Timm, Edward W. & Helen A.	United Energy LLC	421	969	12/4/2002	12.500%	120.00	120.000	29N	7E	2	S/2SW, NESW
Alpena	Gehrke	Timm, Edward W. & Helen A.	United Energy LLC	421	908	12/23/2002	12.500%	77.90	77.900	29N	7E	3	Part S/2SE
Alpena	Gehrke	Timm, Jerry P. & Jacquelyn R.	Terra Energy LTD.	306	001	2/1/1994	12.500%	268.25	268.250	29N	7E	11	E/2NW, NE, Part N/2SE
Alpena	Gehrke	Timm, Raymond E. & Laura	Petroleum Development	396	800	1/19/2000	16.667%	40.00	24.800	29N	7E	2	Part S/2SE
Alpena	Gehrke	Tyson, Dennis L. & Deborah L.	Petroleum Development	396	510	1/14/2000	12.500%	13.82	13.820	29N	7E	2	Part S2NE
Alpena	Gehrke	Zielaskowski, Jay J. & Susan	United Energy LLC	420	323	10/15/2002	12.500%	143.98	143.980	29N	7E	11	Part W/2
Alpena	Seguin	AGA Acres, LLC	Ward Lake Energy	404	380	3/18/2001	16.667%	40.00	40.000	29N	7E	12	W2SE
Alpena	Seguin	Allen, Fifhee and Jackie M.	Aurora Energy, Ltd.	405	261	5/18/2001	12.500%	0.60	0.600	29N	8E	7	Part SWSW
Alpena	Seguin	Brosky, Henry C. & Gayle	Southwestern Oil Company	358	828	7/10/1998	12.500%	80.28	80.280	29N	7E	13	W2NE
Alpena	Seguin	Clayton, Kevin T. & Jeanne K.	Petroleum Development	395	446	11/30/1999	16.667%	44.01	40.610	29N	7E	13	NWNE, Part SWNE
Alpena	Seguin	Eiler, Ernest A. & Jean S.	Petroleum Development	396	719	1/11/2000	16.667%	77.35	77.350	29N	7E	12	S2SW
Alpena	Seguin	Francis, Donald & Adeline	Petroleum Development	396	59	11/24/1999	16.667%	5.00	5.000	29N	7E	13	Pt SESE
Alpena	Seguin	Goodrich, Brandy	Petroleum Development	396	84	12/1/1999	12.500%	1.00	1.000	29N	7E	13	Pt SESE
Alpena	Seguin	Graf, Ruth & Adam	Devonian Hydrocarbons,	310	871	7/25/1994	12.500%	20.00	20.000	29N	7E	13	E2W2W2SE
Alpena	Seguin	Gregory, James C. & Eva C.	Aurora Energy, Ltd.	404	383	3/2/2001	12.500%	40.00	40.000	29N	8E	7	SWSW
Alpena	Seguin	Grochowski, Eric J. & Melissa K.	Petroleum Development	396	960	2/1/2000	16.667%	10.00	10.000	29N	7E	13	S2S2NWSW
Alpena	Seguin	Hosey, Francis A.	Jet Exploration, Inc.	362	797	5/20/1998	12.500%	37.50	37.500	29N	7E	14	NESE
Alpena	Seguin	Keen, Robert J. & Elizabeth A.	Devonian Hydrocarbons,	310	868	6/20/1994	16.667%	35.00	35.000	29N	7E	13	E2NWSE
Alpena	Seguin	Kirschner, Henry O. & Clarabelle	Ward Lake Energy	405	949	5/16/2001	12.500%	160.00	160.000	29N	7E	14	NW
Alpena	Seguin	Kladch, James J. & Marilyn E.	Petroleum Development	395	122	12/14/1999	20.000%	80.00	80.000	29N	7E	23	W2NE
Alpena	Seguin	Kollan, Lloyd	Petroleum Development	396	674	12/2/1999	16.667%	40.00	40.000	29N	7E	13	N2N2NW
Alpena	Seguin	Kollien, Roy D. & Anna K. et al	Petroleum Development	393	485	11/11/1999	16.667%	80.00	80.000	29N	7E	13	S2N2NW, W2SENW
Alpena	Seguin	Kowalski, Ronald & Rhonda	Ward Lake Energy	404	379	2/21/2001	16.667%	1.00	1.000	29N	7E	13	SESWSW
Alpena	Seguin	Lidke, Dennis A. & Wanda L.	Aurora Energy, Ltd.	424	465	4/28/2003	16.667%	40.00	40.000	29N	7E	14	SENE
Alpena	Seguin	Lidke, Evelyn D.	United Energy LLC	417	349	6/3/2002	12.500%	80.00	26.666	29N	7E	23	W2NE
Alpena	Seguin	MacKenzie, Norma E. et al	Petroleum Development	395	914	12/9/1999	16.667%	40.00	40.000	29N	7E	13	SWNW
Alpena	Seguin	Malenoon, Roger & Betty J.	Devonian Hydrocarbons,	310	879	7/20/1994	12.500%	1.00	1.000	29N	7E	13	Part SESE
Alpena	Seguin	Meyer, Richard E. & Alice K.	Petroleum Development	397	364	11/18/1999	16.667%	20.00	20.000	29N	7E	13	W2W2W2SE
Alpena	Seguin	Meyer, Michael A. & Tina L.	Petroleum Development	396	58	11/30/1999	12.500%	4.00	4.000	29N	7E	14	Part SESE
Alpena	Seguin	Miller, Charles D. & Erma A.	Petroleum Development	396	612	12/13/1999	16.667%	36.25	36.250	29N	7E	13	Part SWSW
Alpena	Seguin	Miller, Marvin E. & Anna	Petroleum Development	396	622	2/1/2000	12.500%	1.75	1.750	29N	7E	13	Part N/2SESWSW
Alpena	Seguin	Radke, Reinhold	Devonian Hydrocarbons,	310	870	6/30/1994	16.667%	30.00	30.000	29N	7E	13	Pt W2E2SE
Alpena	Seguin	Rickert, Richard T. Jr. & Dana Lynn	Jet Exploration, Inc.	382	784	5/8/1999	12.500%	5.00	5.000	29N	7E	13	Pt SESWSE
Alpena	Seguin	Rosfeldt, Andrew K. & Brenda L.	Petroleum Development	396	62	11/24/1999	12.500%	2.60	2.600	29N	7E	14	Pt SENESE
Alpena	Seguin	Schreiner, William R. Jr. & Janette	Ward Lake Energy	404	392	2/8/2001	16.667%	80.00	80.000	29N	7E	13	E2SW
Alpena	Seguin	Schreiner, William R. Jr. & Janette	Petroleum Development	396	44	11/17/1999	16.667%	30.00	30.000	29N	7E	13	N 3/8 NWSW
Alpena	Seguin	Schultz, Frank A. & Lorain F.	Blue Water Land Services,	311	312	7/22/1994	12.500%	80.00	60.000	29N	7E	14	N2NE
Alpena	Seguin	Schultz, Lyle C. & Elaine M.	Blue Water Land Services,	311	285	7/22/1994	12.500%	80.00	80.000	29N	7E	11	S2SE
Alpena	Seguin	Seguin, Marion P. Trust	Terra Energy LTD.	310	237	7/19/1994	16.667%	81.21	81.210	29N	7E	13	SWNE, E1SNW
Alpena	Seguin	Stalzer, Roger E.	Southwestern Oil Company	368	956	8/10/1998	12.500%	40.00	40.000	29N	7E	12	SESE
Alpena	Seguin	Swiatkoski, Joseph & Marion	Blue Water Land Services,	311	384	7/12/1994	12.500%	36.00	36.000	29N	7E	14	Part SESE
Alpena	Seguin	Timm, Irvin & Vicky	Terra Energy LTD.	307	223	2/12/1994	12.500%	100.00	50.000	29N	7E	14	W2SWNE, W2NWSE, NESW, W2SWSE
Alpena	Seguin	Timm, Raymond E. & Laura A.	United Energy LLC	421	419	12/22/2002	16.667%	140.00	82.500	29N	7E	14	SWNE, Part W2SE, N2SW
Alpena	Seguin	Turk, Robert H. & Linda L.	Petroleum Development	398	717	1/25/2000	12.500%	4.00	4.000	29N	7E	13	Pt S/2SE
Alpena	Seguin	Zielaskowski, Jay J. & Susan	United Energy LLC	429	323	10/10/2002	12.500%	80.00	80.000	29N	7E	11	S2SW

SCHEDULE 4.1(e)

Undeveloped Leasehold
Aurora Energy

County Code	Prospect Name	Lessor	Lessee	Recording Liber	Recording Page	Eff. Date	Royalty %	Gross Acres	Net Acres	Town	Range	Section	Legal Description QQ/Q Description
Alpena	Discard	Alpena County Road Commission	Kosco Energy, LLC			04/07/01	16.670%	6.00	6.00			21	Part of NE/4
Alpena	Discard	Tasner, William R. & Irene	Kosco Energy, LLC			08/13/01	12.500%	2.00	2.00	T30N	R8E	21	Part of NW/4 SE/4
Alpena	Discard	State of Michigan #06156	Kosco Energy, LLC			03/02/00	16.670%	78.00	78.00	T30N	R8E	21	NW/4 SE/4 with exceptions & SW/4 SE/4
Alpena	Discard	State of Michigan #N-36187	Kosco Energy, LLC			03/02/00	16.670%	45.00	40.00	T30N	R8E	21	SE/4 NW/4
Alpena	Discard	State of Michigan #38158	Kosco Energy, LLC			03/02/00	16.670%	120.00	120.00	T30N	R8E	28	NE/4 SW/4, NW/4 SW/4, SE/4 SW/4
Alpena	Discard	Mellingen, Mark S. & Karen Joy	Kosco Energy, LLC			05/18/99	12.500%	12.00	60.00	T30N	R8E	16	SE/4 SW/4
Alpena	Discard	Mellingen, Mark S. & Karen Joy	Kosco Energy, LLC			05/18/99	12.500%	4.66	40.00	T30N	R8E	22	NE/4 NW/4 & W/2 SE/4 NW/4
Alpena	Discard	Buck, Brenda	Kosco Energy, LLC			05/18/99	12.500%	12.00	60.00	T30N	R8E	16	SE/4 SW/4
Alpena	Discard	Buck, Brenda	Kosco Energy, LLC			05/18/99	12.500%	4.66	40.00	T30N	R8E	22	NE/4 NW/4 & W/2 SE/4 NW/4
Alpena	Discard	Mellingen, Dave & Andrea	Kosco Energy, LLC			05/18/99	12.500%	12.00	60.00	T30N	R8E	16	SE/4 SW/4
Alpena	Discard	Mellingen, Dave & Andrea	Kosco Energy, LLC			05/18/99	12.500%	4.66	40.00	T30N	R8E	22	NE/4 NW/4 & W/2 SE/4 NW/4
Alpena	Discard	Pascuzzi, Joseph P. & Helen B.	Kosco Energy, LLC			05/28/99	12.500%	12.00	60.00	T30N	R8E	16	SE/4 SW/4
Alpena	Discard	Pascuzzi, Joseph P. & Helen B.	Kosco Energy, LLC			05/28/99	12.500%	4.06	40.00	T30N	R8E	23	NE/4 NW/4 & W/2 SE/4 NW/4
Alpena	Discard	Ree, Arthur B. & Mary Lou	Kosco Energy, LLC			06/01/99	12.500%	12.00	60.00	T30N	R8E	15	SE/4 SW/4
Alpena	Discard	Ree, Arthur B. & Mary Lou	Kosco Energy, LLC			06/01/99	12.500%	4.86	40.00	T30N	R8E	22	NE/4 NW/4 & W/2 SE/4 NW/4
Alpena	Discard	Addelis, William J. & Lori L.	Kosco Energy, LLC	381	382	06/28/99	15.000%	60.00	120.00	T30N	R8E	22	E/2 NE/4 & SW/4 NE/4
Alpena	Discard	Addelis, Joseph & Michele A.	Kosco Energy, LLC			06/28/99	16.000%	80.00	120.00	T30N	R8E	22	E/2 NE/4 & SW/4 NE/4
Alpena	Discard	State of Michigan #N-36225	Kosco Energy, LLC			08/30/00	16.670%	40.00	40.00	T30N	R8E	28	SE/4 NE/4
Alpena	Discard	State of Michigan #36229	Kosco Energy, LLC			08/30/00	16.670%	80.00	80.00	T30N	R8E	28	NW/4 NE/4, SW/4 NE/4
Alpena	Discard	Sahr, Robert W. Jr.	Kosco Energy, LLC			09/24/99	15.000%	80.00	80.00	T30N	R8E	21	E/2 SE/4
Alpena	Discard	Sahr, Robert W. Jr.	Kosco Energy, LLC			09/24/99	16.000%	60.00	60.00	T30N	R8E	22	W/2 SW/4
Alpena	Discard	Sahr, Robert W. Jr.	Kosco Energy, LLC			09/24/99	16.000%	40.00	40.00	T30N	R8E	28	NE/4 NE/4
Alpena	Discard	Radka, Arthur G. Trust Agreement dated 4/14/65	Kosco Energy, LLC			10/18/99	15.000%	20.00	40.00	T30N	R8E	15	SW/4 SE/4
Alpena	Discard	Radka, Arthur G. Trust Agreement dated 4/14/65	Kosco Energy, LLC			10/18/99	15.000%	30.00	60.00	T30N	R8E	22	NW/4 NE/4 & E/2 SE/4 NW/4
Alpena	Discard	Radka, Kenneth A. & Jean A.	Kosco Energy, LLC			10/19/99	15.000%	20.00	40.00	T30N	R8E	15	SW/4 SE/4
Alpena	Discard	Radka, Kenneth A. & Jean A.	Kosco Energy, LLC			10/19/99	15.000%	36.00	80.00	T30N	R8E	22	NW/4 NE/4 & E/2 SE/4 NW/4
Alpena	Discard	Rosenrook, Patricia A.	Kosco Energy, LLC			11/12/99	15.000%	80.00	80.00	T30N	R8E	22	W/2 NW/4
Alpena	Discard	Piper, William G. & Doris M.	Kosco Energy, LLC			12/06/99	16.670%	99.50	99.50	T30N	R8E	21	W/2 SW/4 & S/2 SW/4 NW/4 w. exc.
Alpena	Discard	Barton, Daryl W. Sr. & Peggy L.	Kosco Energy, LLC			03/08/00	16.670%	40.00	40.00	T30N	R8E	21	NE/4 NW/4
Alpena	Discard	Till, Tonia G.	Kosco Energy, LLC	397	634	03/27/00	12.500%	40.00	80.00	T30N	R8E	21	N/2 NE/4
Alpena	Discard	Piper, James W. & Karen S.	Kosco Energy, LLC			05/22/00	16.670%	10.00	10.00	T30N	R8E	21	S/2 N/2 SW/4 NW/4
Alpena	Discard	Piper, William B. & Doris M.	Kosco Energy, LLC			05/22/00	16.670%	10.00	10.00	T30N	R8E	21	N/2 N/2 SW/4 NW/4
Alpena	Discard	Liske, Donald O. & Shirline B.	Kosco Energy, LLC			02/20/01	12.000%	80.00	80.00	T30N	R8E	22	E/2 SW/4
Alpena	Discard	Marquardt, Darwin D. & Joslyn L.	Kosco Energy, LLC	404	941	04/26/01	16.670%	115.00	101.00	T30N	R8E	21	S/2 NE/4 & S/2 NE/4 with exceptions
Alcona	Mt. Mohican	Ashalg, Bruce et al	Aurora Energy, Ltd.	360	1309	10/3/2001	14.286%	85.92	61.92	27N	7E	12	E/2SW & SENW
Alcona	Mt. Mohican	Clarence H. Wolfrom, Jr. Trust	Aurora Energy, Ltd.	358	1181	10/5/2001	12.500%	60.00	60.00	27N	7E	10	S/2SESE,S/2W/2SE
Alcona	Mt. Mohican	Conklin, Ken A.	Aurora Energy, Ltd.	358	1182	6/22/2001	12.500%	80.00	40.00	27N	7E	10	E/2SW
Alcona	Mt. Mohican	Conklin, Ken A.	Aurora Energy, Ltd.	358	1182	8/23/2001	12.500%	320.00	37.50	27N	7E	15	SWNE, W/2 exc NENW
Alcona	Mt. Mohican	Conklin, Ken A.	Aurora Energy, Ltd.	358	1182	6/22/2001	12.500%	640.00	180.00	27N	7E	14	Entire
Alcona	Mt. Mohican	Conklin, Ken A.	Aurora Energy, Ltd.	358	1182	8/22/2001	12.500%	160.00	80.00	27N	7E	10	N/2NW,SWNW,NWSW
Alcona	Mt. Mohican	Conklin, Ken A.	Aurora Energy, Ltd.	358	1182	6/22/2001	12.500%	80.00	40.00	27N	7E	16	E/2NE
Alcona	Mt. Mohican	Conklin, Ken A.	Aurora Energy, Ltd.	358	1183	8/22/2001	12.500%	156.54	78.77	27N	7E	21	N/2NE, SWNE, SENW
Alcona	Mt. Mohican	Earl J. Wagner Trust Agmt.	Aurora Energy, Ltd.	358	1177	10/19/2001	12.500%	320.00	320.00	27N	7E	28	N/2
Alcona	Mt. Mohican	Johnson, Walter & Sandra	Aurora Energy, Ltd.	355	81	9/11/2001	12.500%	160.00	160.00	27N	7E	24	SE, N/2SWNW
Alcona	Mt. Mohican	King, Dwayne & John	Aurora Energy, Ltd.	396	1134	2/17/2004	12.500%	40.04	40.04	27N	8E	7	Part S/2SW
Alcona	Mt. Mohican	Metz, Marvin et al	Aurora Energy, Ltd.	358	1185	10/3/2001	12.500%	480.00	160.00	27N	7E	22	NE/4
Alcona	Mt. Mohican	Miller, Milton & Evelyn	Aurora Energy, Ltd.	358	1187	10/4/2001	12.500%	80.00	80.00	27N	7E	10	S/2SE
Alcona	Mt. Mohican	State of Michigan #37423	Aurora Energy, Ltd.	379	1077	3/4/2003	16.667%	40.00	40.00	27N	7E	11	SENE

SCHEDULE 4.1(d)

Undeveloped Leasehold
Aurora Energy

County Code	Prospect Name	Lessor	Lessee	Recording Liber	Recording Page	Eff. Date	Royalty %	Gross Acres	Net Acres	Town	Range	Section	QQQ Description
Alcona	Mt. Mohican	State of Michigan #37624	Aurora Energy, Ltd.	379	1065	3/4/2003	16.667%	120.00	120.00	27N	7E	13	E/2SE,SWSE
Alcona	Mt. Mohican	State of Michigan #37625	Aurora Energy, Ltd.	379	1053	3/4/2003	16.667%	160.00	160.00	27N	7E	22	NE/4
Alcona	Mt. Mohican	State of Michigan #37626	Aurora Energy, Ltd.	379	1041	3/4/2003	16.667%	160.00	160.00	27N	7E	23	NW/4
Alcona	Mt. Mohican	State of Michigan #37627	Aurora Energy, Ltd.	379	1029	3/4/2003	16.667%	160.00	160.00	27N	7E	23	SE/4
Alcona	Mt. Mohican	State of Michigan #37628	Aurora Energy, Ltd.	379	1017	3/4/2003	16.667%	160.00	160.00	27N	7E	23	SW/4
Alcona	Mt. Mohican	State of Michigan #37629	Aurora Energy, Ltd.	379	921	3/4/2003	16.667%	160.00	160.00	27N	7E	26	NW/4
Alcona	Mt. Mohican	State of Michigan #37630	Aurora Energy, Ltd.	379	933	3/4/2003	16.667%	120.00	120.00	27N	8E	17	N/2SE, SESE
Alcona	Mt. Mohican	State of Michigan #37631	Aurora Energy, Ltd.	379	945	3/4/2003	16.667%	40.00	40.00	27N	8E	18	SESW
Alcona	Mt. Mohican	State of Michigan #37632	Aurora Energy, Ltd.	379	957	3/4/2003	16.667%	160.00	160.00	27N	8E	19	NE/4
Alcona	Mt. Mohican	State of Michigan #37633	Aurora Energy, Ltd.	379	969	3/4/2003	16.667%	160.00	160.00	27N	8E	19	NW/4
Alcona	Mt. Mohican	State of Michigan #37634	Aurora Energy, Ltd.	379	981	3/4/2003	16.667%	160.00	160.00	27N	8E	19	SE/4
Alcona	Mt. Mohican	State of Michigan #37635	Aurora Energy, Ltd.	379	993	3/4/2003	16.667%	160.00	160.00	27N	8E	20	NW/4
Alcona	Mt. Mohican	State of Michigan #37636	Aurora Energy, Ltd.	379	1005	3/4/2003	16.667%	160.00	160.00	27N	8E	20	SW/4
Alcona	Mt. Mohican	State of Michigan #37946	Jordan Development Co.	391	862	9/3/2003	16.667%	160.00	160.00	27N	7E	1	SE/4
Alcona	Mt. Mohican	State of Michigan #37947	Jordan Development Co.	391	874	9/3/2003	16.667%	160.00	160.00	27N	7E	11	NENE
Alcona	Mt. Mohican	State of Michigan #37948	Jordan Development Co.	391	886	9/3/2003	16.667%	40.00	40.00	27N	7E	11	SE/4
Alcona	Mt. Mohican	State of Michigan #37949	Jordan Development Co.	391	898	9/3/2003	16.667%	160.00	160.00	27N	7E	11	SW/4
Alcona	Mt. Mohican	State of Michigan #37950	Jordan Development Co.	391	910	9/3/2003	16.667%	160.00	160.00	27N	7E	12	NWNW,SWNW
Alcona	Mt. Mohican	State of Michigan #37951	Jordan Development Co.	391	922	9/3/2003	16.667%	80.00	80.00	27N	7E	15	SENW
Alcona	Mt. Mohican	State of Michigan #37952	Jordan Development Co.	391	934	9/3/2003	16.667%	40.00	40.00	27N	7E	14	E/2SW, SWSW
Alcona	Mt. Mohican	State of Michigan #37953	Jordan Development Co.	391	946	9/3/2003	16.667%	120.00	120.00	27N	7E	22	SENE, SWNE
Alcona	Mt. Mohican	State of Michigan #37954	Jordan Development Co.	391	958	9/3/2003	16.667%	80.00	80.00	27N	7E	22	SENW, SWNW
Alcona	Mt. Mohican	State of Michigan #37955	Jordan Development Co.	391	970	9/3/2003	16.667%	80.00	80.10	27N	7E	22	SE/4
Alcona	Mt. Mohican	State of Michigan #37956	Jordan Development Co.	391	982	9/3/2003	16.667%	160.00	160.40	27N	7E	22	SESW
Alcona	Mt. Mohican	State of Michigan M4-37957	Jordan Development Co.	391	994	9/3/2003	16.667%	40.00	40.00	27N	7E	22	N/2SW, SWSW
Alcona	Mt. Mohican	State of Michigan #37958	Aurora Energy, Ltd.	391	1207	9/3/2003	16.667%	120.00	120.00	27N	7E	14	S/2SW,NW
Alcona	Mt. Mohican	State of Michigan #37959	Aurora Energy, Ltd.	391	1219	9/3/2003	16.667%	20.00	20.000	27N	7E	24	W/2SW, SESW
Alcona	Mt. Mohican	State of Michigan #37960	Aurora Energy, Ltd.	391	1231	9/3/2003	16.667%	120.00	120.000	27N	7E	25	SW/SE
Alcona	Mt. Mohican	State of Michigan #37961	Aurora Energy, Ltd.	391	1243	9/3/2003	16.667%	40.00	40.000	27N	7E	25	SW/4
Alcona	Mt. Mohican	State of Michigan #37962	Aurora Energy, Ltd.	391	1255	9/3/2003	16.667%	160.00	160.000	27N	7E	27	NE/4
Alcona	Mt. Mohican	State of Michigan #379[illegible]	Jordan Development Co.	391	982	9/3/2003	16.667%	160.00	160.000	27N	7E	22	SESW
Alcona	Mt. Mohican	White Pine Nat. Golf & Hunt	Aurora Energy, Ltd.	355	81	9/11/2001	12.500%	40.00	40.00	27N	7E	7	N/2
Alcona	Mt. Mohican	White Pine Nat. Golf & Hunt	Aurora Energy, Ltd.	356	91	9/17/2001	12.500%	313.80	313.69	27N	8E	8	W/2NW
Alcona	Mt. Mohican	Wolfrom, Bruce & Donna	Aurora Energy, Ltd.	356	97	9/17/2001	12.500%	60.00	60.03	27N	8E	10	NWSE, N/2SESE
Alcona	Huron	USA - BLM MIES 61562	Aurora Energy, Ltd.	371	122	8/1/2002		640.00	640.00	28N	8E	28	All

UNDEVELOPED ACREAGE TOTALS 24,947.88 21,315.88

Hudson JV
Charlevoix Co., MI

SCHEDULE 4.1(e)

Undeveloped Leasehold
Aurora Energy

Lessor	Lessee	Lease Date	Recording (Liber/Page)	Net Acres	Location	Short Description
Daniel L. Badgley and Ruth E. Badgley, husband & wife	O.I.L ENERGY CORP	12/04/2002	515/715	4.1500	032N-004W,25	NE/4NE/4
Beatrice S. Baker	AURORA ENERGY, LTD	09/06/2001	419/360	5.0000	032N-004W,06	NENE
Gerald R. Bell and G. Jean Bell	O.I.L. ENERGY CORP	01/09/2003	539/907	10.0038	032N-004W,29	PT. SE/4SW/4
James L. Ballard and Carole Ballard, husband & wife	AURORA ENERGY, LTD	09/06/2001	419/219	10.0000	032N-004W,08	W/2 E/2 SE/4 SE/4
Steven L. Berry and Barbara L. Berry, husband & wife	O.I.L. ENERGY CORP	12/26/2002	553/416	1.0000	032N-004W,10	PT. SW/4 SW/4
Leon R. Boettger and Ann Marie Boettger, husband & wife	AURORA ENERGY, LTD	09/19/2001	419/344	1.3800	032N-004W,18	W/2NE/4
William H. Carson, Trustee of the Revocable Living Trust of William H. Carson dated 11/2/98	O.I.L. ENERGY, CORP	07/24/2003	566/959	40.0000	032N-004W,15	SW/4NE/4
Nila L. Carter as Independent Personal Representative of the Estate of Nellie Sutton	O.I.L. ENERGY CORP	11/21/2002	515/801	2.5000	032N-004W,25	NE/4NE/4
Gregory P. Canala, a single man	O.I.L. ENERGY CORP	10/25/2002	430/021	40.0000	032N-004W,22	SW/4NE/4
Charlevoix County Road Commission, a Michigan Municipal Corporation	O.I.L. ENERGY CORP	06/16/2003	561/354	1.1000	032N-004W,33	PT. W/2NW/4
Jeff W. Crosterfield and Donna L. Crosterfield, husband & wife	AURORA ENERGY, LTD	09/11/2001	416/310	6.0000	032N-004W,17	PT NWNE
Hudson R. Denning and Kathryn Denning, husband & wife	O.I.L. ENERGY CORP	08/11/2003	573/121	26.5600	032N-004W,21	S/2NE/4
Cadet W. DeMise and Jennie L. DeMise, Trustees of the DeMise Self-Trusteed Living Revocable Trust dated 3/24/1994	O.I.L. ENERGY CORP	11/07/2003	566/744	28.3900	032N-004W,08	PT. NE/4
Scott Dethloff and Diane Dethloff, husband & wife	O.I.L. ENERGY CORP	03/19/2003	547/173	5.0000	032N-004W,26	PT.SW/4SE/4
Gillman Development, Inc	O.I.L. ENERGY CORP	12/12/2002	515/797	15.5101	032N-004W,19	NW FRL /4
Carol Dernanski, a married woman	O.I.L. ENERGY CORP	03/24/2004		1.2500	032N-004W,36	PT. SW/4SE/4
Michael C. Dudek and Margaret Dudek, husband & wife	AURORA ENERGY, LTD	09/01/2001	419/248	1.6000	032N-004W,18	W/2NE/4
Charles R. Falo and Mary K. Falo, husband & wife	O.I.L. ENERGY CORP	01/17/2003	539/920	10.0000	032N-004W,36	PT. SW/4SE/4
Elwin D. Green and Barbara G. Green, husband & wife	O.I.L. ENERGY CORP	04/07/2003	539/914	40.0000	032N-004W,18	S/2[illegible]

Lessor	Lessee	Lease Date	Recording (Liber/Page)	Net Acres	Location	Short Description
Cora Lois Grady, a married woman acting in her own right, formerly known as Cora Lois Westbrook	O.I.L. ENERGY CORP	02/12/2003	533/425	20.2000	032N-004W,29	PT. W/2 SW/4
Robert W. Grimm, a single man	O.I.L. ENERGY CORP	12/09/2002	559/003	15.0000	032N-004W,20	PT. NE/4 SE/4
Michele E. Haessler, trustee of the Michele E. Haessler Trust dated 5/14/99 and Michael J. Haessler, a single man	O.I.L. ENERGY CORP	08/02/2003	554/005	53.3200	032N-004W,15	S/2 NE/4
David G. Harrington and Barbara J. Harrington, husband & wife	O.I.L. ENERGY CORP	03/05/2003	533/429	20.0000	032N-004W,28	PT. SE/4 SE/4
Paul Heldebrink and Cheryl Heldebrink, husband & wife	O.I.L. ENERGY, CORP	11/25/2002	530/912	5.0000	012N-004W,27	N/2 N/2 S/2 SE/4 SW/4
Steven Herald, a single man and Lindsey Dunlap, a single woman, as joint tenants with full rights of survivorship	O.I.L. ENERGY CORP	03/19/2003	547/181	10.0000	032N-004W,26	PT. SW/4 SE/4
Fm D. Hindbaugh and Phyllis Hindbaugh, husband & wife	O.I.L. ENERGY CORP	03/12/2003	559/944	13.3400	032N-004W,08	S/2 SE/4
John P. Hindbaugh and Debbie Hindbaugh, husband & wife	O.I.L. ENERGY CORP	04/16/2003	544/169	13.3400	032N-004W,08	S/2 SE/4
Lorraine Hindbaugh, a single woman	O.I.L. ENERGY CORP	07/10/2003	566/392	13.3400	032N-004W,08	S/2 SE/4
Hudson Township, Terrance Ethor, Supervisor	O.I.L. ENERGY, CORP	06/26/2003	566/974	1.0000	033N-004W,15	PT. SE/4 SW/4
John G. Kleinsta and Cecilia I. Kleinsta, trustees of The Kleinsta Family Revocable Living Trust dated March 13, 1993	O.I.L. ENERGY CORP.	01/21/2004		1.1000	032N-004W,34	PT. S/2 SE/4 & NW/4 NE/4
Andrew W. Kuss, a single man	O.I.L. ENERGY CORP.	03/11/2003	547/189	134.8000	032N-004W,08	PT. E/2 SE/4 SW/4
John A. Zurbis, a single man	O.I.L. ENERGY CORP.	01/07/2003	538/911	1.0000	032N-004W,29	SE/4 SW/4
James C. Lamy and Marion E. Lamy, trustees of the Lamy Living Trust dated February 23, 1998.	O.I.L. ENERGY CORP.	11/04/2002	531/420	20.0000	032N-004W,31	NE/4 SW/4 & NW/4 SE/4
David Lalonen	AURORA ENERGY, LTD	09/18/2001	410/256	2.5000	032N-004W,08	W2 S2 SE/4 SE/4 SE/4
Karen Lang, f/k/a Karen Madejski	O.I.L. ENERGY CORP.	07/13/2003	565/909	0.1250	033N-004W,08	SE/4 SE/4
Suzanne Manera, a widow	O.I.L. ENERGY CORP.	07/14/2003	564/964	3.0000	032N-004W,25	SW/4 SW/4
Steven J. Mead, Trustee of the Eden L. Mead Trust dated February 7, 1997.	O.I.L. ENERGY CORP.	04/04/2003	547/135	160.0000	032N-004W,33	SE/4 NW/4; NE/4 SW/4 & N/2 SE/4
Betty M. Miller, a single woman	O.I.L. ENERGY CORP.	12/31/2002	535/404	36.7300	032N-004W,17	NE/4 NW/4 & NW/4 NE/4
George M. Oliver, Jr., Trustee of the George M. Oliver, Jr. Trust, dated 12/28/93	O.I.L. ENERGY CORP.	11/08/2002	430/23	17.0000	033N-004W,16	SW/4 SW/4
James B. Prude and Inez Prude, husband and wife	O.I.L. ENERGY CORP.	07/11/2003	566/981	5.0000	032N-004W,08	W/2 E/2 NE/4 NE/4

Lessor	Lessee	Lease Date	Recording (Liber/Page)	Net Acres	Location	Short Description
Jack L. Severski and Lalabell Severski, husband and wife	O.I.L. Energy Corp.	10/30/2002	515/805	4.8000	032N-004W,26	E 197.59' OF W 319.18' OF SW4 SE4
David R. Severski, Jr. and Valerie J. Severski, husband and wife	O.I.L. Energy Corp.	11/11/2002	515/809	1.1200	032N-004W,16	PT. SWN SWN
Jack Shoog and Lori Shoog, husband and wife	O.I.L. ENERGY CORP.	11/29/2002	559/932	2.5000	032N-004W,17	S2N(25/2)/1 SE4 SW4
William G. Sparks and Bonnie L. Sparks, husband and wife	O.I.L. Energy Corp.	12/01/2002		9.0200	032N-004W,01	PT. OF NE4
Judy Stambaugh, a married woman acting on her own and separate property	O.I.L. Energy Corp.	12/04/2002	515/789	8.7500	032N-004W,25	NE4 NE4
John A. Stanek, a single man	O.I.L. Energy Corp.	11/29/2000	554/889	10.0000	032N-004W,27	S/2 S/2 SE4 SW4
State of Michigan # 36935	WHITE PINE LAND CO.	03/06/2001	422/641	40.0000	032N-004W,17	SENE & SWNE
State of Michigan #-37787	Aurora Energy, Ltd.	03/04/2003	526/500	58.2300	032N-004W,05	PT. NENE & SENE
State of Michigan # 37700	Aurora Energy, Ltd.	03/04/2003	526/524	80.0500	032N-004W,04	PT. NESE & SESE
State of Michigan # 37715	AURORA ENERGY, LTD	03/04/2003	526/596	40.0000	032N-004W,18	SWNE
State of Michigan # 37716	AURORA ENERGY, LTD	03/04/2003	526/601	40.0000	032N-004W,18	SENW
State of Michigan # 37717	AURORA ENERGY, LTD	03/04/2003	526/620	80.0000	032N-004W,18	NW4SE4 & SW4SE4
State of Michigan # 37719	AURORA ENERGY, LTD	03/04/2003	526/644	40.0000	032N-004W,18	NE4SW4
State of Michigan # 37721	Aurora Energy, Ltd.	03/04/2003	526/668	80.0300	032N-004W,19	NWNE & SWNE
State of Michigan # 37723	Aurora Energy, Ltd.	03/04/2003	526/692	40.0000	032N-004W,25	SENW
State of Michigan # 37726	Aurora Energy, Ltd.	03/04/2003	526/728	5.0000	032N-004W,21	PT. NWSW
State of Michigan # M-36168	WHITE PINE LAND CO.	03/02/2000	423/789	80.0000	032N-004W,09	NESW & SESE
State of Michigan # M-36931	WHITE PINE LAND CO.	03/06/2002	422/688	160.0000	032N-004W,09	NENE & NWNE & SENE & SWNE
State of Michigan # M-36932	WHITE PINE LAND CO.	03/06/2002	422/676	160.0000	032N-004W,09	NENW & W2NWNW & E2 NWNW & SENW & NWSWNW & PT SWNW
State of Michigan # M-36933	WHITE PINE LAND CO.	03/06/2002	422/664	160.0000	032N-004W,09	NESE & NWSE & SESE & SWSE
State of Michigan # N-36934	WHITE PINE LAND CO.	03/06/2002	422/652	80.0000	032N-004W,16	NENW & NWNW
State of Michigan # N-36936	WHITE PINE LAND CO.	03/06/2002	422/628	40.0000	032N-004W,17	N/2 NE
State of Michigan # M-36937	WHITE PINE LAND CO.	03/06/2002	422/616	40.0000	032N-004W,17	SENW
State of Michigan # M-33708	Aurora Energy, Ltd.	03/04/2003	528/512	95.9800	032N-004W,05	W/2 SWNE & NWNE NE4 & S/2SWNE & PT NENE & PT NWNE
State of Michigan # M-33710	Aurora Energy, Ltd.	03/04/2003	526/536	[illegible]	[illegible]	[illegible]

Lessor	Lessee	Lease Date	Recording (Liber/Page)	Net Acres	Location	Short Description
State of Michigan # N-37711	Aurora Energy, Ltd.	03/04/2003	526/548	168.0000	032N-004W,05	E/2NESW&E/2SESW&NWSW & SWSW & W/2 NESW & W/2 SESW
State of Michigan # N-37712	AURORA ENERGY, LTD	03/04/2003	526/560	40.0000	032N-004W,07	NWNE
State of Michigan # N-37713	AURORA ENERGY, LTD	03/04/2003	526/572	145.0400	032N-004W,07	NENW & NWNW & SENW & SWNW
State of Michigan # N-37714	AURORA ENERGY, LTD	03/04/2003	526/584	40.0000	032N-004W,17	SWSW
State of Michigan # N-37718	AURORA ENERGY, LTD	03/04/2003	526/622	80.0000	032N-004W,14	NESE4 & SESE4
State of Michigan # N-37720	AURORA ENERGY, LTD	03/04/2003	526/656	40.0000	032N-004W,18	SE4SW4
State of Michigan # N-37722	Aurora Energy, Ltd.	03/04/2003	526/683	80.0000	032N-004W,15	NENE & SENE
State of Michigan # N-37724	Aurora Energy, Ltd.	03/04/2003	526/704	150.0400	032N-004W,20	NENW & NWNW & SWNW
State of Michigan # N-37725	AURORA ENERGY, LTD	03/04/2003	526/716	40.0000	032N-004W,25	NWNE
STATE OF MICHIGAN # N-38001	O.I.L. Energy Corp	09/03/2003	560/926	2.3200	032N-004W,21	SE/4 SW/4
Bodge Nosik and Colleen Nosik, Husband and Wife	Petroleum Development Corp.	06/30/2004		58.2300	029N-007W,02	PT. NOSE
Terry A. Thompson and Nancy May Thompson, husband and wife	O.I.L. Energy Corp.	01/07/2003	539/915	9.3600	032N-004W,29	PT. SE/4 SW/4
Charles M. Tobel and Carol J. Tobel, husband and wife	O.I.L. Energy Corp.	02/01/2003	539/950	30.0000	032N-004W,29	PT. S/2 SW/4
Daniel Toms, a single man	O.I.L. Energy Corp.	02/24/2004		1.2500	032N-004W,26	PT. SW/4 SE/4
Michael D. Toms, a single man	O.I.L. Energy Corp.	02/24/2004		1.2500	032N-004W,26	PT. SW/4 SE/4
Sidney Toms and Barbara Toms, husband and wife	O.I.L. Energy Corp.	02/24/2004		1.3500	032N-004W,26	PT. SW/4 SE/4
Timothy Toms and Linda Lee Toms, husband and wife	O.I.L. Energy Corp.	02/24/2004		1.2500	032N-004W,26	PT. SW/4 SE/4
Zlnya Toms-Trend, a single woman	O.I.L. Energy Corp.	02/24/2004		1.2500	032N-004W,16	PT. SW/4 SE/4
Patrick Topolinski and Gwendolyn Topolinski, husband and wife	O.I.L. Energy Corp.	02/21/2003	532/406	3.0000	032N-004W,20	PT. NE/4 SE/4
William C. Vigus and Donnamae V. Vigus, husband and wife	O.I.L. Energy Corp.	04/01/2003	541/194	20.0000	032N-004W,25	NE/4 NE/4
Esther O. Waughs, a single woman	O.I.L. Energy Corp.	03/11/2003	547/177	8.2500	032N-004W,08	PT. S/2 SE/4 & SE/4 SW/4
Robert R. Warner, a single man	O.I.L. ENERGY CORP	10/23/2002	513/412	40.0000	032N-004W,12	SE/4 NE/4
Blane T. Wasylewski and Sarah A. Wasylewski, husband & wife	O.I.L. ENERGY CORP	01/14/2003	539/841	141.0000	032N-004W,28	S/2

Lessor	Lessee	Lease Date	Recording (Liber/Page)	Net Acres	Location	Short Description
Garret L. Wasylowski and Mytie L. Wasylowski, husband & wife	O.I.L. ENERGY CORP	12/03/2003	511/793	72.0000	032N-004W,33	PT.W2 NW4 PT.W2NW4
Jonathon Webb, a single man	O.I.L. ENERGY, CORP	07/22/2003	566/935	25.0000	032N-004W,19	PT.NW4SW4 & SW4SW4
Robert J. Wilson, a single man	O.I.L. ENERGY CORP	11/29/2003	581/578	36.7500	032N-004W,17	PT.NW4NE4 NE4NW4
Helen Youin, a widow	O.I.L. ENERGY CORP	12/20/2002	547/201	0.3881	032N-004W,36	PT. SW4SW4
			Total Net Acres:	3,514.0152		

Lessor	Lessee	Lse. Date	Liber/Page		Description
Hudson Project, Charlevoix Co., MI					
Frontier Energy, L.L.C.	Aurora Energy, Ltd.	1/23/2002	421	329	TRACT ID NUMBER: MI312-320413-0001
					T32N-R04W, SEC 13; N2NE, E2NW, N2SW, NWSE
					TRACT ID NUMBER: MI312-320414-0001
					T32N-R04W, SEC 14; E2NE, SWNE, S2NW, NENW
					TRACT ID NUMBER: MI312-320414-0002
					T32N-R04W, SEC 14; SWSW
					TRACT ID NUMBER: MI312-320415-0001
					T32N-R04W, SEC 15; NW, N2NE, SENE, SE
					TRACT ID NUMBER: MI312-320415-0002
					T32N-R04W, SEC 15; W2SW
					TRACT ID NUMBER: MI312-320415-0008
					T32N-R04W, SEC 15; E2SW EXC, SWNE
					TRACT ID NUMBER: MI312-320416-0001
					T32N-R04W, SEC 16; E2, E2SW

SCHEDULE "A"

To Assignment of Oil and Gas Leases
Between Aurora Energy, Ltd. and Aurora Antrim North, L.L.C.

Lessor	Lessee	Lse. Date	Liber/Page	Description
				TRACT ID NUMBER: MI312-320416-0002
				T32N-R04W, SEC 16; NWSW
				TRACT ID NUMBER: MI312-320416-0003
				T32N-R04W, SEC 16; SWSW
				TRACT ID NUMBER: MI312-320417-0002
				T32N-R04W, SEC 17; W2SE, SESE, E2SW, SWNW, NWSW
				TRACT ID NUMBER MI312-320417-0003
				T32N-R04W, SEC 17; NESE
				TRACT ID NUMBER: MI312-320419-0001 T32N-R04W, SEC 19; S2
				TRACT ID NUMBER: MI312-320420-0001
				T32N-R04W, SEC 20; S2NE, SW, W2SE, SESE
				TRACT ID NUMBER: MI312-320420-0002
				T32N-R04W, SEC 20; N2NE
				TRACT ID NUMBER: MI312-320420-0003
				T32N-R04W, SEC 20; NESE
				TRACT ID NUMBER: MI312-320421-0001

SCHEDULE "A"
To Assignment of Oil and Gas Leases
Between Aurora Energy, Ltd. and Aurora Antrim North, L.L.C.

Lessor	Lessee	Lse. Date	Liber/Page	Description
				T32N-R04W, SEC 21: E2, W/4
				TRACT ID NUMBER: MI312-320421-0002
				T32N-R04W, SEC 21; E2W2
				TRACT ID NUMBER: MI312-320422-0001
				T32N-R04W, SEC 22; NWNE, W2SW
				TRACT ID NUMBER: MI312-320422-0002
				T32N-R04W, SEC 22; NENE
				TRACT ID NUMBER: MI312-320423-0001
				T32N-R04W, SEC 23; NE, E2NW, NWNW, E2SW, W2SE, NESE
				TRACT ID NUMBER: MI312-320424-0001
				T32N-R04W, SEC 24; SWNW
				TRACT ID NUMBER: MI312-320425-0001
				T32N-R04W, SEC 25; N2SW, W2SE
				TRACT ID NUMBER: MI312-320426-0001
				T32N-R04W, SEC 26; NENW
				TRACT ID NUMBER: MI312-320426-0002

SCHEDULE "A"
To Assignment of Oil and Gas Leases
Between Aurora Energy, Ltd. and Aurora Antrim North, L.L.C.

Lessor	Lessee	Lse. Date	Liber/Page	Description
				T32N-R04W, SEC 26; NWSW, SWSE
				TRACT ID NUMBER: MI312-320427-0001
				T32N-R04W, SEC 27; NW, N2NE
				TRACT ID NUMBER: MI312-320427-0002
				T32N-R04W, SEC 27; NESW
				TRACT ID NUMBER: MI312-320428-0001
				T32N-R04W, SEC 28; E2NE
				TRACT ID NUMBER: MI312-320430-0001
				T32N-R04W, SEC 30; W2, NE, N2SE
				TRACT ID NUMBER: MI312-320430-0002
				T32N-R04W, SEC 30; S2SE
				TRACT ID NUMBER: MI312-320431-0001
				T32N-R04W, SEC 31; NW, W2SW, SESW, E2SE, SWSE
				TRACT ID NUMBER: MI312-320433-0001
				T32N-R04W, SEC 33; E2
				TRACT ID NUMBER: MI312-320434-0001
				T32N-R04W, SEC 34; W2, W2SE

SCHEDULE "A"
To Assignment of Oil and Gas Leases
Between Aurora Energy, Ltd. and Aurora Antrim North, L.L.C.

Lessor	Lessee	Lse. Date	Liber/Page	Description
				TRACT ID NUMBER: MI312-320435-0001
				T32N-R04W, SEC 35; S2NW, N2NE, SW, W2SE
				TRACT ID NUMBER: MI312-320435-0002
				T32N-R04W, SEC 35; NENW
				TRACT ID NUMBER: MI312-320436-0001
				T32N-R04W, SEC 36; E2NW, W2NE

SCHEDULE 4.1(e)

Undeveloped Acreage
Aurora Energy

County	Prospect	Lessor	Lessee	Les. Date	Liber/ Page	Description
Cheboygan	Tomahawk	State Of Michigan	Aurora Energy, Ltd.	2/4/2004	939 173	T33N-R01E, SECTION 36: NE4NE4
Cheboygan	Tomahawk	State of Michigan	Aurora Energy, Ltd.	2/4/2004	939 140	T33N-R01E SECTION 35: NE4NE4 T33N-R01E, SECTION 35: NW4NE4 T33N-R01E, SECTION 35: SE4 NE4
Cheboygan	Tomahawk	State of Michigan	Aurora Energy, Ltd.	2/4/2004	939 151	T33N-R01E-SECTION 35:SW4NE4
Cheboygan	Tomahawk	State of Michigan	Aurora Energy, Ltd.	2/4/2004	939 182	T33N-R01E,SECTION 36: NE4SW4 T33N-R01E, SECTION 36: SE4SW4 T33N-R01E,SECTION 36:NW4SW4
Cheboygan	Tomahawk	State of Michigan	Aurora Energy, Ltd.	2/4/2004	939 105	T33N-R01E, SECTION 36: NE4SE4 T33N-R01E,SECTION 36: NW4SE4 T33N-R01E, SECTION 36: SW4SE4
Cheboygan	Tomahawk	State of Michigan	Aurora Energy, Ltd.	2/4/2004	939 184	T33N-R01E,SECTION 36: NW4NE4 T33N-R01E,SECTION 36: SW4NE4
Cheboygan	Tomahawk	State of Michigan	Aurora Energy, Ltd.	2/4/2004	939 196	T33N-R01E, SECTION 35: NE4SW4
Cheboygan	Tomahawk	State of Michigan	Aurora Energy, Ltd.	2/4/2004	939 117	T33N-R01E,SECTION 36: NW4SW4 T33N-R01E,SECTION 35: SE4SW4 T33N-R01E,SECTION 35: SW4SW4

SCHEDULE 4.1(e)

Undeveloped Acreage
Aurora Energy

County	Prospect	Lessor	Lessee	Lse. Date	Liber/ Page	Description
Cheboygan	Tomahawk	State of Michigan	Aurora Energy, Ltd.	2/4/2004	939 208	T33N-R01E, SECTION 35: SE4SE4
Cheboygan	Tomahawk	State of Michigan	Aurora Energy, Ltd.	2/4/2004	939 217	T33N-R01E,SECTION 35: NW4SE4 T33N-R01E,SECTION 35: SW4SE4
Cheboygan	Tomahawk	State of Michigan	Aurora Energy, Ltd.	2/4/2004	939 228	T33N-R01E,SECTION 35: NE4NW4 T33N-R01E, SECTION 35: SE4NW4
Cheboygan	Tomahawk	State of Michigan	Aurora Energy, Ltd.	2/4/2004	939 239	T33N-R01E,SECTION 36: SW4SW4
Cheboygan	Tomahawk	State of Michigan	Aurora Energy, Ltd.	2/4/2004	939 129	T33N-R01E,SECTION 35: NW4NW4 T33N-R01E, SECTION 35: SW4NW4

Undeveloped Net Acreage (Tomahawk) T	1,000.00
Other Undeveloped Net Acreage	32,088.47
TOTAL UNDEVELOPED ACREAGE	33,088.47

SCHEDULE 4.1(e)

Collateral Properties
Wells

Unit Name	Well Name	Status	Operator	County	State	Town	Rng	Sec.
Beyer	Beyer A3-28	PR	Samson Resources	Alpena	MI	30N	7E	28
Beyer	Beyer A3-28 SWD	SWD	Samson Resources	Alpena	MI	30N	7E	28
Beyer	Beyer B3-28	PR	Samson Resources	Alpena	MI	30N	7E	29
Beyer	Beyer C3-21	PR	Samson Resources	Alpena	MI	30N	7E	21
Beyer	Beyer D3-21 #2	PR	Samson Resources	Alpena	MI	30N	7E	21
Beyer	Beyer D4-21	PR	Samson Resources	Alpena	MI	30N	7E	21
Beyer	Cantala D4-16	PR	Samson Resources	Alpena	MI	30N	7E	16
Beyer	Golder C1-28	PT	Samson Resources	Alpena	MI	30N	7E	28
Beyer	Jabs C4-20	PR	Samson Resources	Alpena	MI	30N	7E	20
Beyer	Jabs D4-20	PR	Samson Resources	Alpena	MI	30N	7E	20
Beyer	Kirschner B3-16	PT	Samson Resources	Alpena	MI	30N	7E	16
Beyer	Liske A1-22	PR	Samson Resources	Alpena	MI	30N	7E	22
Beyer	Marwede D3-22	PR	Samson Resources	Alpena	MI	30N	7E	20
Beyer	Mead A3-21	PR	Samson Resources	Alpena	MI	30N	7E	21
Beyer	Mead A4-21	PR	Samson Resources	Alpena	MI	30N	7E	21
Beyer	Samp A2-20	PT	Samson Resources	Alpena	MI	30N	7E	20
Beyer	Sleza C1-15	PR	Samson Resources	Alpena	MI	30N	7E	15
Beyer	Zielaskowski B3-20	PR	Samson Resources	Alpena	MI	30N	7E	20
Black Bean #1	ACRC A2-11	PR	Samson Resources	Alpena	MI	30N	6E	11
Black Bean #1	ACRC C3-35	PT	Samson Resources	Alpena	MI	31N	6E	35
Black Bean #1	ACRC D3-35	PT	Samson Resources	Alpena	MI	31N	6E	35
Black Bean #1	Armstrong B4-12	PR	Samson Resources	Alpena	MI	30N	6E	12
Black Bean #1	Baker A1-1	PR	Samson Resources	Alpena	MI	30N	6E	1
Black Bean #1	Baker B1-1	PR	Samson Resources	Alpena	MI	30N	6E	1
Black Bean #1	Glancy A3-2	PT	Samson Resources	Alpena	MI	30N	6E	2
Black Bean #1	Glancy D3-2	PR	Samson Resources	Alpena	MI	30N	6E	2
Black Bean #1	Grzeszkowiak D4-2	PR	Samson Resources	Alpena	MI	30N	6E	2
Black Bean #1	Raheen A3-7	PR	Samson Resources	Alpena	MI	30N	7E	7
Black Bean #1	Rabeau B3-11	PT	Samson Resources	Alpena	MI	30N	6E	11
Black Bean #1	Rostkowycz D1-1	PT	Samson Resources	Alpena	MI	30N	6E	1
Black Bean #1	Szatkowski C4-11 SWD	SWD	Samson Resources	Alpena	MI	30N	6E	11
Black Bean #1	Wieczorkowski A4-12	PR	Samson Resources	Alpena	MI	30N	6E	12
Black Bean #1	Zarske A2-7	PR	Samson Resources	Alpena	MI	30N	7E	7
Black Bean #1	Zbytowski D1-2	PR	Samson Resources	Alpena	MI	30N	6E	2
Black Bean #2	Domko C2-11	PT	Samson Resources	Alpena	MI	30N	6E	11
Black Bean #2	Laurin C1-12	PT	Samson Resources	Alpena	MI	30N	6E	12
Black Bean #2	Laurin D1-12	DR	Samson Resources	Alpena	MI	30N	6E	12
Black Bean #2	Nye C1-7	PT	Samson Resources	Alpena	MI	30N	7E	7
Black Bean #2	Zbytowski D2-7	PT	Samson Resources	Alpena	MI	30N	7E	7
Black Bean #3	Gerow B2-3	PT	Samson Resources	Alpena	MI	30N	6E	2
Black Bean #3	Kelley D4-34	PT	Samson Resources					
Black Bean #3	Woloszyk A3-3	PT	Samson Resources	Alpena	MI	30N	6E	3
Black Bean #3	Woloszyk B3-3	DR	Samson Resources	Alpena	MI	30N	6E	3
Gehrke	Karlich B3-23 SWD	PT	Samson Resources	Alpena	MI	29N	7E	23
Gehrke	St Onge & Timm 16-3	SI	Samson Resources	Alpena	MI	29N	7E	2
Gehrke	AGA Agrea C3-12	PT	Samson Resources	Alpena	MI	29N	7E	12
Gehrke	Baird B3-12	PT	Samson Resources	Alpena	MI	29N	7E	12
Gehrke	Beaubien D2-1 (Permit Withdrawn,	PT	Samson Resources	Alpena	MI	29N	7E	1
Gehrke	Beaubien D3-1	PT	Samson Resources	Alpena	MI	29N	7E	1
Gehrke	Gerow A1-12	PT	Samson Resources	Alpena	MI	29N	7E	12
Gehrke	Hoken A4-12	PT	Samson Resources	Alpena	MI	29N	7E	12
Gehrke	Krentz B2-12	PT	Samson Resources	Alpena	MI	29N	7E	12
Gehrke	Meggert B2-1	PT	Samson Resources	Alpena	MI	29N	7E	1
Gehrke	Meggert C4-1	PT	Samson Resources	Alpena	MI	29N	7E	1
Gehrke	Romanik C1-1	PT	Samson Resources	Alpena	MI	29N	7E	1
Gehrke	Romanik C3-2	PT	Samson Resources	Alpena	MI	29N	7E	2
Gehrke	Schutte C3-11	PT	Samson Resources	Alpena	MI	29N	7E	11
Gehrke	Shrock B1-1	PT	Samson Resources	Alpena	MI	29N	7E	1
Gehrke	Timm B4-11	PT	Samson Resources	Alpena	MI	29N	7E	11
Gehrke	Timm D3-2	PT	Samson Resources	Alpena	MI	29N	7E	2
Gehrke	Zielaskowski C2-11	PT	Samson Resources	Alpena	MI	29N	7E	11
Green Bean #2	Monette C1-33	PT	Samson Resources	Alpena	MI	31N	6E	33
Hudson NE	Frontier SHR A3-23	DR	Aurora Energy	Charlevoix	MI	32N	4W	23
Hudson NE	Frontier SHR D1-15	PT	Aurora Energy	Charlevoix	MI	32N	4W	15
Hudson NE	Frontier SHR C3-15	PT	Aurora Energy	Charlevoix	MI	32N	4W	15
Hudson NE	Frontier SHR A4-22	PT	Aurora Energy	Charlevoix	MI	32N	4W	22
Hudson NE	St. Hudson & Frontier SHR A4-14	PT	Aurora Energy	Charlevoix	MI	32N	4W	14
Hudson NE	Frontier SHR A4-15	PT	Aurora Energy	Charlevoix	MI	32N	4W	15
Hudson NE	Frontier SHR A1-15	PT	Aurora Energy	Charlevoix	MI	32N	4W	15
Hudson NE	Frontier SHR B1-14	PT	Aurora Energy	Charlevoix	MI	32N	4W	14
Hudson NE	Frontier SHR B3-14	PT	Aurora Energy	Charlevoix	MI	32N	4W	14
Hudson NE	Frontier SHR B4-23	PT	Aurora Energy	Charlevoix	MI	32N	4W	23
Hudson NE	Frontier SHR A3-26	PT	Aurora Energy	Charlevoix	MI	32N	4W	26
Hudson NE	Frontier SHR A2-23	PT	Aurora Energy	Charlevoix	MI	32N	4W	22
Hudson NE	Frontier SHR B2-23	PT	Aurora Energy	Charlevoix	MI	32N	4W	23
Hudson NE	St. Hudson & Frontier SHR C4-23	PT	Aurora Energy	Charlevoix	MI	32N	4W	23
Hudson NE	Frontier SHR B2-23 SWD	PT	Aurora Energy	Charlevoix	MI	32N	4W	34

SCHEDULE 4.1(e)

Collateral Properties
Wells

Unit Name	Well Name	Status	Operator	County	State	Town	Rng	Sec.
Hudson 34	Frontier SHR A4-27	PT	OIL Energy	Charlevoix	MI	32N	4W	27
Hudson 34	Frontier SHR B2-27	PT	OIL Energy	Charlevoix	MI	32N	4W	27
Hudson 34	Rohan Trust B4-27	PT	OIL Energy	Charlevoix	MI	32N	4W	27
Hudson 34	St. Hudson & Wasylewski C3-28	PT	OIL Energy	Charlevoix	MI	32N	4W	28
Hudson 34	Sovenski D2-28	PT	OIL Energy	Charlevoix	MI	32N	4W	28
Hudson 34	Wasylewski A1-33	PT	OIL Energy	Charlevoix	MI	32N	4W	33
Hudson 34	Frontier SHR B4-33	PT	OIL Energy	Charlevoix	MI	32N	4W	33
Hudson 34	St. Hudson &Frontier SHR C2-33	PT	OIL Energy	Charlevoix	MI	32N	4W	33
Hudson 34	Frontier SHR C4-33	PT	OIL Energy	Charlevoix	MI	32N	4W	33
Hudson 34	Frontier SHR D4-33	PT	OIL Energy	Charlevoix	MI	32N	4W	33
Hudson 34	Frontier SHR B1-34	PT	OIL Energy	Charlevoix	MI	32N	4W	33
Hudson 34	Zawislewski B2-34	PT	OIL Energy	Charlevoix	MI	32N	4W	34
Hudson 34	Frontier SHR C2-34	PT	OIL Energy	Charlevoix	MI	32N	4W	34
Hudson 34	Kosc C4-34	PT	OIL Energy	Charlevoix	MI	32N	4W	34
Hudson 34	Frontier SHR D1-34	PT	OIL Energy	Charlevoix	MI	32N	4W	34
Hudson 34	Frontier SHR D3-34	PT	OIL Energy	Charlevoix	MI	32N	4W	34
Hudson 34	Dalka A2-35	PT	OIL Energy	Charlevoix	MI	32N	4W	34
Hudson 34	Frontier SHR A3-35	PT	OIL Energy	Charlevoix	MI	32N	4W	35
Hudson 34	Frontier SHR A4-35	PT	OIL Energy	Charlevoix	MI	32N	4W	35
Hudson 34	Frontier SHR B1-35	PT	OIL Energy	Charlevoix	MI	32N	4W	35
Hudson 34	Frontier SHR C1-35	PT	OIL Energy	Charlevoix	MI	32N	4W	35
Hudson 34	Frontier SHR C2-35	PT	OIL Energy	Charlevoix	MI	32N	4W	35
Hudson 34	St. Hudson &Frontier SHR C3-35	PT	OIL Energy	Charlevoix	MI	32N	4W	35
Hudson 34	St. Hudson &Frontier SHR D1-35	PT	OIL Energy	Charlevoix	MI	32N	4W	35
Hudson 34	Frontier SHR D2-35	PT	OIL Energy	Charlevoix	MI	32N	4W	35
Hudson 34	St. Hudson &Frontier SHR D3-35	PT	OIL Energy	Charlevoix	MI	32N	4W	35
Hudson Southwest	St. Hudson A1-29	PT	OIL Energy	Charlevoix	MI	32N	4W	29
Hudson Southwest	St. Hudson B3-29	PT	OIL Energy	Charlevoix	MI	32N	4W	29
Hudson Southwest	St. Hudson C1-29	PT	OIL Energy	Charlevoix	MI	32N	4W	29
Hudson Southwest	Frontier SHR A2-30	PT	OIL Energy	Charlevoix	MI	32N	4W	30
Hudson Southwest	Frontier SHR B4-30	PT	OIL Energy	Charlevoix	MI	32N	4W	30
Hudson Southwest	Frontier SHR C1-30	PT	OIL Energy	Charlevoix	MI	32N	4W	30
Hudson Southwest	Frontier SHR C3-30	PT	OIL Energy	Charlevoix	MI	32N	4W	30
Hudson Southwest	Frontier SHR A1-31	PT	OIL Energy	Charlevoix	MI	32N	4W	31
Hudson Southwest	St. Hudson A3-31	PT	OIL Energy	Charlevoix	MI	32N	4W	31
Hudson Southwest	Larry C3-31	PT	OIL Energy	Charlevoix	MI	32N	4W	31
Hudson Southwest	Frontier SHR D1-31	PT	OIL Energy	Charlevoix	MI	32N	4W	31
Hudson Southwest	Frontier SHR D4-31	PT	OIL Energy	Charlevoix	MI	32N	4W	31
Hudson Southwest	Sevenski A4-32	PT	OIL Energy	Charlevoix	MI	32N	4W	32
Hudson Southwest	Cockins A3-32	PT	OIL Energy	Charlevoix	MI	32N	4W	32
Hudson Southwest	Mead B2-32	PT	OIL Energy	Charlevoix	MI	32N	4W	32
Hudson Southwest	St. Hudson C1-32	PT	OIL Energy	Charlevoix	MI	32N	4W	32
Mackinaw	Baker D2-25	PT	Samson Resources	Alpena	MI	30N	7E	25
Mackinaw #2	Arthur A4-36	PT	Samson Resources	Alpena	MI	30N	7E	36
Mackinaw #2	Ratz A3-35	PT	Samson Resources	Alpena	MI	30N	7E	35
Mackinaw #2	Ratz A4-36	PT	Samson Resources	Alpena	MI	30N	7E	35
Mackinaw #2	Stone A2-35	PT	Samson Resources	Alpena	MI	30N	7E	35
Mackinaw #2	Stone A2-35 SWD	PT	Samson Resources	Alpena	MI	30N	7E	36
Mackinaw #2	Christian C1-25	PT	Samson Resources	Alpena	MI	30N	7E	25
Mackinaw #2	Gallagher C4-35	PT	Samson Resources	Alpena	MI	30N	7E	36
Mt Mohican	Galehis 1-20 SWD	SI	Samson Resources	Alcona	MI	27N	8E	20
Mt Mohican	Gashin A3-20	SI	Samson Resources	Alcona	MI	27N	8E	20
Nicholson Hill #1	Bruske A1-19	DR	Samson Resources	Alpena	MI	29N	8E	19
Nicholson Hill #1	Bochner C1-19	PT	Samson Resources	Alpena	MI	29N	8E	19
Nicholson Hill #1	Eiler B1-19	DR	Samson Resources	Alpena	MI	29N	8E	19
Nicholson Hill #1	Eiler C2-19	PT	Samson Resources	Alpena	MI	29N	8E	19
Nicholson Hill #1	McQuerrie C3-19	PT	Samson Resources	Alpena	MI	29N	8E	19
Nicholson Hill #2	Kallien B4-8	DR	Samson Resources	Alpena	MI	29N	8E	8
Nicholson Hill #3	LaBonte D2-16	DR	Samson Resources	Alpena	MI	29N	8E	16
Oscoda	Cavanaugh B4-20 SWD	SI	Jet 1995-1, LLC	Oscoda	MI	27N	3E	20
Paxton Quarry	Chesham D1-18	PR	Samson Resources	Alpena	MI	30N	7E	18
Paxton Quarry	King B1-9	PR	Samson Resources	Alpena	MI	30N	7E	
Paxton Quarry	Pessley A2-8	PR	Samson Resources	Alpena	MI	30N	7E	8
Paxton Quarry	Pessley C3-8	PR	Samson Resources	Alpena	MI	30N	7E	8
Paxton Quarry	Trelo 10-8	PR	Samson Resources	Alpena	MI	30N	7E	14
Paxton Quarry	Werth A1-18	PR	Samson Resources	Alpena	MI	30N	7E	18
Paxton Quarry	Werth A4-17	PR	Samson Resources	Alpena	MI	30N	7E	17
Paxton Quarry	Werth A3-17	PR	Samson Resources	Alpena	MI	30N	7E	17
Paxton Quarry	Werth B3-17	PR	Samson Resources	Alpena	MI	30N	7E	17
Paxton Quarry	Werth D1-9	PR	Samson Resources	Alpena	MI	30N	7E	9
Paxton Quarry	Werth D4-8	PR	Samson Resources	Alpena	MI	30N	7E	8
Paxton Quarry	Zdytowski A4-8	PR	Samson Resources	Alpena	MI	30N	7E	9
Paxton Quarry	Zdytowski B3-9	PR	Samson Resources	Alpena	MI	30N	7E	9
Paxton Quarry	Zdybowski C1-8	PR	Samson Resources	Alpena	MI	30N	7E	9
Paxton Quarry	Zdytowski C3-9	PR	Samson Resources	Alpena	MI	30N	7E	8

SCHEDULE 4.1(e)

Collateral Properties
Wells

Unit Name	Well Name	Status	Operator	County	State	Town	Rng	Sec.
Paxton Quarry	Zbytowski D3-6 SWD	SWD	Samson Resources	Alpena	MI	30N	7E	9
Seguin	Timm D3-2 SWD	PT	Samson Resources	Alpena	MI	29N	7E	2
Seguin	Bruski A4-13	DR	Samson Resources	Alpena	MI	29N	7E	13
Seguin	Howey C4-14	PT	Samson Resources	Alpena	MI	29N	7E	14
Seguin	Keen D3-13	DR	Samson Resources	Alpena	MI	29N	7E	13
Seguin	Kirschner A1-14	DR	Samson Resources	Alpena	MI	29N	7E	14
Seguin	Kirschner B3-14	DR	Samson Resources	Alpena	MI	29N	7E	14
Seguin	Kolben A1-13	DR	Samson Resources	Alpena	MI	29N	7E	13
Seguin	Kolben B2-13	DR	Samson Resources	Alpena	MI	29N	7E	13
Seguin	Liske B4-14	DR	Samson Resources	Alpena	MI	29N	7E	14
Seguin	Scheuner C1-13	DR	Samson Resources	Alpena	MI	29N	7E	13
Seguin	Scheuner D2-13	DR	Samson Resources	Alpena	MI	29N	7E	13
Seguin	Seguin 7-13	DR	Samson Resources	Alpena	MI	29N	7E	13
Seguin	Gregory D1-7	PI	Samson Resources	Alpena	MI	29N	7E	7
Seguin	Schultz A3-14	PT	Samson Resources	Alpena	MI	29N	7E	14
Seguin	Schultz D3-11	PT	Samson Resources	Alpena	MI	29N	7E	11
Treasure Island	Brown 4-24	PR	Samson Resources	Alpena	MI	29N	7E	24
Treasure Island	Espey C4-24	PR	Samson Resources	Alpena	MI	29N	7E	24
Treasure Island	Lee B1-31	PR	Samson Resources	Alpena	MI	29N	8E	31
Treasure Island	Lee D1-31	PR	Samson Resources	Alpena	MI	29N	8E	31
Treasure Island	Eller A2-24	DR	Samson Resources	Alpena	MI	29N	7E	24
Treasure Island	Osborn C1-26	PR	Samson Resources	Alpena	MI	29N	7E	26
Treasure Island	Robbins A3-26	PT	Samson Resources	Alpena	MI	29N	7E	26
Treasure Island	Rondeau C1-30	PR	Samson Resources	Alpena	MI	29N	8E	30
Treasure Island	Sauve A3-30 SWD	SWD	Samson Resources	Alpena	MI	29N	8E	30
Treasure Island	St Oss & Cochran A1-25	PR	Samson Resources	Alpena	MI	29N	7E	25
Treasure Island	St Oss & Cochran D2-24	PT	Samson Resources	Alpena	MI	29N	7E	24
Treasure Island	St Oss & Eagle B4-25	PR	Samson Resources	Alpena	MI	29N	7E	25
Treasure Island	St Oss & Harrington B3-25	PR	Samson Resources	Alpena	MI	29N	7E	25
Treasure Island	St Oss & Liske A3-36	PR	Samson Resources	Alpena	MI	29N	7E	36
Treasure Island	St Oss & Ortlieb C4-36	PR	Samson Resources	Alpena	MI	29N	7E	36
Treasure Island	St Oss & Salamon B1-25	PR	Samson Resources	Alpena	MI	29N	7E	25
Treasure Island	St Oss & Salamon B2-25	PR	Samson Resources	Alpena	MI	29N	7E	25
Treasure Island	St Oss & Wilke A2-25	PR	Samson Resources	Alpena	MI	29N	7E	25
Treasure Island	St Ossineke D3-36	PR	Samson Resources	Alpena	MI	29N	7E	36
Treasure Island	St Ossineke A1-36	PT	Samson Resources	Alpena	MI	29N	7E	36
Treasure Island	St Ossineke B4-25	PR	Samson Resources	Alpena	MI	29N	7E	25
Treasure Island	St Sanborn & LaCross D1-30	PR	Samson Resources	Alpena	MI	29N	8E	30
Treasure Island	Tinnefeld B4-24	PR	Samson Resources	Alpena	MI	29N	7E	24
Treasure Island	Miller B2-24	PT	Samson Resources	Alpena	MI	29N	7E	24

SCHEDULE 4.1 (f)(i)

Disclosed Matters

Cause No. 03-6371-B dated June 25, 2003

Plaintiff: MIL (INVESTMENTS) SARL
Dallas, TX

Defendant: AURORA ENERGY, LTD.

Plaintiff claims, in his petition, that Defendant agreed to repurchase stock it had previously purchased from Defendant. Court set a date of May 10, 2004 for the hearing in Dallas, Texas. On June 18, 2004, Defendant submitted an offer to purchase Plaintiff's Aurora stock. Plaintiff countered with a higher price than previously agreed. Plaintiff and Defendant are continuing to talk to try to resolve the dispute prior to the hearing date.

Schedule 4.1 (l)

Capital Structure as of the Closing Date

CAPITAL STRUCTURE :

(1) Aurora Antrim North, LLC, a Michigan limited liability company:

Aurora Antrim North is a wholly-owned subsidiary of Aurora Energy, Ltd.
Aurora Energy, Ltd currently has 100% of the membership interest of Aurora Antrim North, LLC.

Michigan ID Number: B80030

State of Jurisdiction: Michigan

Place of Business and Chief Executive Office:

3760 N. US-31 South, Traverse City, Michigan

Federal ID Number: 38-3579784

(2) Aurora Energy, Ltd, a Nevada Corporation:

The Stock is common stock, par value $.001 per share. All common stock is entitled to one vote per share. There are no preemptive rights or redemption rights. Upon payment of the subscription price, the Stock will be non-assessable. Shareholders are not personally responsible for the debts or obligations of the Company.

There is a class of Series A Preferred stock that has priority over the common stock with respect to dividends and liquidation. The Series A Preferred stock has a 6% cumulative preferred dividend that must be paid before a dividend can be declared on the common stock. The Series A Preferred stock has a liquidation preference equal to the original issue price plus any accumulated but unpaid preferred dividend, but does not participate with the common on the distribution of assets after the liquidation preference has been paid. Each share of the Series A Preferred stock is convertible into three shares of common stock.

The Company has 25,000,000 shares authorized, 500,000 of which are allocated to the Series A Preferred. As of June 30, 2004 there were 11,491,800 shares of common stock and 410,461 shares of Series A Preferred stock outstanding. There were also 2,816,665 shares of common stock subject to outstanding options. There are approximately 250 holders of outstanding common stock and two holders of outstanding Series A Preferred stock.

The Company has never paid a cash dividend on its common stock and does not expect to pay a cash dividend in the foreseeable future. The Company intends to devote all of its funds to the operation of its business.

The Company is not currently subject to the reporting requirements of the Securities Exchange Act of 1934. There is no established public trading market for the Stock. All Stock issued pursuant to this offering is non-registered, restricted stock, and as such, is subject to restrictions on transfer for up to two years.

The security ownership of the directors and executive officers, the beneficial owners of more than 5% of each class of the Company's stock, and the executive officers and directors as a

group, as of June 30, 2004, is outlined in the following chart. Except for Brittania Holdings, Limited, beneficial ownership is shown on a fully diluted basis assuming the exercise of all outstanding options and warrants, all of which are exercisable within 60 days of the start of the offering.

Title of Class	Name and Address of Owner		Current # of Shares Owned By Class including Options	Current % of Ownership by Class
Common	William W. Deneau 3832 Perimeter Drive Traverse City, MI 49684 In the name of:			
	_______The William & Patricia Deneau Trust B, DTD 3/23/99		1,584,334	10.3
	The William W. Deneau Revocable Trust, DTD 10/12/95		170,250	1.1
	William W. Deneau(1)		300,000	1.9
		TOTAL	2,054,594	13.3
Common	John V. Miller 3167 E. Kasson Road Cedar, MI 49621 In the name of:			
	_______John V. & Michelle R. Miller TTEE Miller Family Living Trust, DTD 6/25/97		907,204	5.9
	John V. Miller(2)		300,000	1.9
	Miller Resources, Inc. 4668 Meleana Ct., SW Wyoming, MI 49507		500,000	3.2
		TOTAL	1,707,204	11.0
Common	Thomas W. Tucker 11607 N. Long Lake Road Traverse City, MI 49684 In the Name of:			
	_______Thomas W. & Sandra L. Tucker(3)		1,650,974	10.7
	Thomas W. Tucker(4)		300,000	1.9
		TOTAL	1,950,974	12.6
Common	Robin C. Dubuc 5305 Elm Gate Bay Drive Orchard Lake, MI 48324 In the name of:			
	_______Robin C. Dubuc Living Trust, DTD 1/21/87(5)		1,670,000	10.8
	Robin C. Dubuc(6)		833,333	5.4
		TOTAL	2,503,333	16.2
Common	Gary J. Myles(7) 101 Spring Hill Road Traverse City, MI 49686		96,666	0.6
Common	Earl V. Young(8) 4344 Livingston Dallas, TX 75205		159,790	1.0

Common	May B. Dubuc, Co-Trustee(9) Roger J. Dubuc Trust, DTD 1/21/87 18677 Foxhollow Court Northville, MI 48167	798,050	5.2
Common	Brittania Holdings Limited(10) P. O. Box 615, Kings House The Grange, St. Peter Port Guernsey, Channel Islands 6Y1 2QJ	700,000	6.1
Common	Officers and Directors as a Group	8,472,561	54.5
Series A Preferred(11)	Robin C. Dubuc Living Trust, DTD 1/21/87 5305 Elm Gate Bay Drive Orchard Lake, MI 48324	311,111	75.8
Series A Preferred(11)	May B. Dubuc, Co-Trustee Roger J. Dubuc Trust, DTD 1/21/87 18677 Foxhollow Court Northville, MI 48167	99,350	24.2

(1) William W. Deneau has an option to purchase 300,000 shares of the Company's common stock at an exercise price of $0.83 per share, expiring March 1, 2006.

(2) John V. Miller has an option to purchase 300,000 shares of the Company's common stock at an exercise price of $0.83 per share, expiring March 1, 2006.

(3) Thomas W. Tucker has an option to purchase 300,000 shares of the Company's common stock at an exercise price of $0.83 per share, expiring March 1, 2006.

(4) Included in this figure are 736,667 shares of stock owned outright, and 933,333 shares issuable upon conversion of the 311,111 shares of Series A Preferred Stock owned by the Robin C. Dubuc Living Trust, DTD 1/21/87.

(5) Included in this figure are outstanding options to purchase common stock as follows:

# of Shares	Exercise Price	Expiration Date
300,000	$1.00	11/01/04
466,667	$1.25	Later of April 1, 2005 or the three-year anniversary of the first 30 consecutive trading day period during which the Company's common stock trades on a public market at a price of $4 per share or more
33,333	$0.75	3/08/07
33,333	$0.75	3/17/08

(6) Included in this figure are 20,000 shares owned outright, and outstanding options to purchase common stock as follows:

# of Shares	Exercise Price	Expiration Date
10,000	$0.75	7/31/05
33,333	$0.75	3/08/07
33,333	$0.75	3/17/08

(7) Included in this figure are 93,103 shares owned outright and outstanding options to purchase common stock as follows:

# of Shares	Exercise Price	Expiration Date
33,333	$0.75	7/12/07
33,333	$0.75	3/17/08

(8) Included in this figure are 500,000 shares owned outright, and 298,050 shares issuable upon conversion of the 99,350 shares of Series A Preferred Stock owned by the Roger J. Dubuc Trust, DTD 1/21/87.

(9) Brittania Holdings Limited is an investment and financing company.

SCHEDULE 4.1(m)

List of Material Contracts

Contract Name	Between	Dated
CMS Gas Marketing Contract	CMS Marketing & AEL	9/1/01
Equipment Lease Agreement	Gage Leasing Co. & AEL	1/1/03
Equipment Lease Agreement	Gage Leasing Co. & AEL	2/1/03
Agreement for orri	Eric Taylor & AEL	5/3/04
Joint Dev. Agrmt (1500 Ant.)	Bluegrass Energy & AEL	5/17/04
AMI Agreement (Hudson)	O.I.L. Energy & AEL	10/1/02
JOA (Hudson 34)	O.I.L. (Operator) & AEL	8/1/03
Declaration of Pooling	O.I.L. & AEL	7/9/03
Exploration Agreement	Samson Resources & AEL	5/14/04
JOA (various projects)	Samson Resources (Op) & AEL	5/14/04
Master Drilling Contract	Arrow Oilfield Service & AEL	12/8/03
Irrevocable Letter of Credit	Northwestern Bank & AEL	6/28/04
JOA (Black Bear)	AEL (Operator) & Weible et al	5/30/03
JOA (Beyer)	AEL (Operator) & Bergum et al	5/9/01
Unitization Agrmt (PaxQuar) Liber 354, Pg 896	AEL & all others owning Oil & Gas Rights	9/1/97
Amendment to Unitization Ag.(PQ) Liber 388, Pg 664	AEL	3/4/99
2nd Amendment to Unitization (PQ) Liber 395, Pg 929	AEL	12/24/99
Unitization Agrmt (Ravine Creek) Liber 405, Pg 133	Ward Lake Energy & all others owning Oil And Gas Rights	1/1/01
Amendment to Unitization (R.C.) Liber 406, Pg 713	Ward Lake	6/25/01
Amendment to Unitization (R.C.) Liber 420, Pg 776	Ward Lake	11/14/02
Rat. of Unitzation (R.C.) Liber 421, Pg 731	Ward Lake & State of Michigan	2/19/03
2nd Amendment (R.C.) Liber 482, Pg 537	Aurora Energy	7/28/02
Pooling Declaration (Beyer) Liber 407, Pg 964	Aurora Energy	8/20/01
Amendment to Pooling Dec. (Beyer) Liber 416, Pg 107	Aurora Energy	7/01/02
2nd Amendment (Beyer) Liber 419, Pg 897	Aurora Energy	12/02/02
3rd Amendment (Beyer) Liber 424, Pg 33	Aurora Energy	3/14/03
Unitization Agrmt (Gehrke) Liber 405, Pg 414	Ward Lake Energy & all others owning Oil And Gas Rights	12/1/00
Amendment to Unitization (Gehrke) Liber 428, Pg 535	Aurora	8/30/03

SCHEDULE 4.1(m) continued

List of Material Contracts

Contract Name	Between	Dated
Unitization Agrmt (Mackinaw #2) Liber 432, Pg 498	AEL & all other parties owning Oil and Gas Rights	2/10/04
Unitization Agrmt (Green Bean #2) Liber 434, Pg 391	Same as above	4/15/04
Unitization Agrmt (Nicholson Hill #1) Liber 430, Pg 164	Same as above	9/5/03
Amendment to Unitzation Agrmt Liber 434, Pg 392	Same as above	2/25/04
Unitization Agrmt (N. H. #2) Liber 432, Pg 830	Same as above	2/23/04
Unitization Agrmt (N. H. #3) Liber 434, Pg 72	Same as above	4/9/04
Amendment to Unitization (N.H.#3) Not Yet Recorded	Same as above	5/21/04
Unitization Agrmt (Black Bean #1) Liber 422, Pg 252	Same as above	3/4/03
Amendment to Unitization (BB#1) Liber 427, Pg 386	Same as above	7/29/03
2nd Amendment (BB#1) Liber 432, Pg 451	Same as above	1/22/04
Unitization Agrmt (BB#2) Liber 432, Pg 499	Same as above	2/10/04
Unitization Agrmt (BB#3) Liber 432, Pg 831	Same as above	2/23/04

Schedule 4.1(o)

AURORA ANTRIM NORTH, LLC
SCHEDULE OF INSURANCE

Policy Type	*Insurer*	*Policy Number*	*Effective Date*	*Limit*
Worker's Compensation and Employer's Liability	Commerce & Industry Insurance Company	WC 720 55 26	January 1, 2004 to January 1, 2005	Worker's Compensation: Statutory Employer's Liability: $1,000,000
General Liability	American Home Insurance Company	GL 544 12 46	January 1, 2004 to January 1, 2005	$1,000,000 per occurrence
Automobile Liability	American Home Insurance Company	CA 720 29 91	January 1, 2004 to January 1, 2005	$1,000,000 per occurrence
Excess/Umbrella Liability	St. Paul Surplus Lines Insurance Company	MU 05572532	January 1, 2004 to January 1, 2005	$2,000,000 per occurrence
Operators Extra Expense and Property Damage	St. Paul Surplus Lines Insurance Company	MU 0506643	January 1, 2004 to January 1, 2005	OEE: $2,000,000 Property: $2,465,000

Schedule 4.1(q)

Intellectual Property

NONE

SCHEDULE 4.1(r)

AURORA ANTRIM NORTH, LLC
BANK ACCOUNT INFORMATION
As of July 13, 2004

	Bank Name	Account #	Account Type
(1)	Northwestern Bank 3955 N. US 31 South Traverse City, MI 49684	610207511	Collateral Acct
(2)	Northwestern Bank 3955 N. US 31 South Traverse City, MI 49684	610205548	Operating Acct

SCHEDULE 5.1(I)

LOCATIONS OF GRANTOR

LOCATION	Description of Location (State if Location
	(i) contains Equipment, Fixtures, Goods or Inventory, Alpena County, Michigan Alcona County, Michigan Montmorency County, MI Charlevoix County, MI Cheboygan County, MI Otsego County, Michigan (ii) is chief place of business and chief executive office, or Grand Traverse County, Michigan (iii) contains Records concerning Accounts and originals of Chattel Paper) Grand Traverse County, Michigan

(Also will fax the Facility Equipment list and its locations)

Schedule 5.2(f)

Indebtedness

NONE

SCHEDULE 5.2(g)

Liens and Encumbrances

UCC Financing Statements have been filed in the jurisdictions below against the Grantor:

Name of Grantor	Secretary of State
Aurora Antrim North, L.L.C. and Aurora Energy, Ltd.	Initial Financing Statement #2003069377-6 – Michigan: Gage Lease
Aurora Antrim North, L.L.C. and Aurora Energy, Ltd.	Initial Financing Statement #2003074788-4 – Michigan: Gage Lease
Aurora Antrim North, L.L.C. and Aurora Energy, Ltd.	Initial Financing Statement #2003074789-6 – Michigan: Gage Lease
Aurora Antrim North, L.L.C.	Initial Financing Statement #2003074790-9 – Michigan: Gage Lease
Aurora Antrim North, L.L.C.	Initial Financing Statement #2003074791-1 – Michigan: Gage Lease

NOTE: Aurora Antrim North, L.L.C. will be assigning all of the Gage Lease UCC Statements to Samson Resources. Assignments are being prepared at this time.

Schedule 6.1(n)

Pro Forma Unaudited Balance Sheet

AURORA ANTRIM NORTH, LLC
BALANCE SHEET

ASSETS	6 Months Ended June 2004	Year Ended December 2003
Current assets		
Cash and cash equivalents	$ 26,572	$ 18,723
Accounts receivable:		
Working Interest Owner	117,222	5,976
Prepaid Lease Payment	13,291	13,291
Total current assets	**157,086**	**37,990**
Non-Producing Oil and gas properties		
Hudson, Seguin, Gherke Projects	**1,375,418**	**529,131**
Oil and gas properties, using full cost accounting		
Treasure Island - Project Development Costs	417,271	4,548,894
Subtotal	417,271	4,548,894
Less accumulated amortization	-	-
Oil and gas properties, net	**417,271**	**4,548,894**
Property & Equipment - Compressors	-	**838,200**
Total Assets	**$ 1,949,775**	**$ 5,954,215**
LIABILITIES AND MEMBERS EQUITY		
Current Liabilities		
Accounts Payable	273,942	227,375
Suspended Royalties	21,569	-
Total Current Liabilities	295,510	227,375
Long Term Liabilities		
Line of Credit-Wells Fargo	1,000	4,200,400
Note Payable - Wells Fargo Net Profits Interest	150,000	-
Gage Lease Payable #1	-	500,483
Gage Lease Payable #2	-	235,303
Total Long Term Liabilities	151,000	4,936,186
Total liabilities	**446,510**	**5,163,561**
Members' Equity		
Capital Contribution -Aurora Energy	1,968,439	1,190,863
Prior Year Earnings	(400,209)	-
Current Year Net Income (Loss)	(64,966)	(400,209)
	1,503,264	**790,654**
Total Liabilities and Members Equity	**$ 1,949,775**	**$ 5,954,215**